                                                              Filed Pursuant to
                                                                 Rule 424(b)(2)
                                                             File No: 333-48739
           Prospectus Supplement to Prospectus dated April 17, 1998

                         Saks Credit Card Master Trust
                                    Issuer

                            Saks Credit Corporation
                                  Transferor
                               Saks Incorporated
                                   Servicer

  $280,000,000 Class A Floating Rate Asset Backed Certificates, Series 1999-1 $30,275,000 Class B Floating Rate Asset Backed Certificates, Series 1999-1


 Consider carefully
 the risk factors
 beginning on page
 S-15 in this
 prospectus
 supplement and
 page 18 of the
 prospectus.

 A certificate is
 not a deposit, and
 neither the
 certificates nor
 the underlying
 accounts or
 receivables are
 insured or
 guaranteed by the
 Federal Deposit
 Insurance
 Corporation or any
 other governmental
 agency.

 The certificates
 will represent
 interests in the
 Trust only and
 will not represent
 interests in or
 obligations of
 Saks or any Saks
 affiliate.


Neither the SEC nor any state securities commission has approved the certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                   Underwriters of the Class A Certificates

Banc of America Securities LLC

                        Banc One Capital Markets, Inc.

                                     Chase Securities Inc.

                                                              J.P. Morgan & Co.

                    Underwriter of the Class B Certificates

                        Banc of America Securities LLC

                                 July 14, 1999



                     Class A Certificates Class B Certificates
                     -------------------- --------------------
  Principal amount   $280,000,000         $30,275,000
  Certificate rate   One-month LIBOR plus One-month LIBOR plus
                     0.22% annually       0.43% annually

  Interest paid      Monthly, beginning   Monthly, beginning
                     August 16, 1999      August 16, 1999

  Expected final
   distribution
   date              July 15, 2002        July 15, 2002
  Series
   termination
   date              December 15, 2005    December 15, 2005
  Price to public,
   per certificate   100.00%              100.00%
  Underwriting
   discount, per
   certificate       0.30%                0.35%
  Proceeds to
   Transferor, per
   certificate       99.70%               99.65%


The total price to public is $310,275,000, and the total amount of the underwriting discount is $945,962.50. The total amount of proceeds before deduction of estimated expenses of $500,000 is $309,329,037.50.

Credit Enhancement --

 . The Class B certificates are subordinated to the Class A certificates. This subordination provides credit enhancement for the Class A certificates.

 . The Trust is also issuing a collateral interest of $68,100,000. The collateral interest will be subordinated to both the Class A certificates and the Class B certificates and will provide credit enhancement for the Class A and the Class B certificates.

 . Only the Class A and Class B certificates are offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement may be used to offer and sell certificates only if accompanied by the prospectus.

        IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS SUPPLEMENT
                        AND THE ACCOMPANYING PROSPECTUS

   We provide information to you about the certificates in two documents: (a) this prospectus supplement, which describes the specific terms of your series and class of certificates, and (b) the accompanying prospectus, which provides general information, some of which may not apply to your series and class of certificates.

   If the terms of your certificates or any information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

   We include cross references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus set forth the pages on which these captions are located.

   You can find a listing of the pages where capitalized terms used in this prospectus supplement and the accompanying prospectus are defined under the caption "Index of Terms for Prospectus Supplement" beginning on page S-65 of this prospectus supplement and under the caption "Index of Terms for Prospectus" beginning on page 73 of the accompanying prospectus.

You need to read carefully this prospectus supplement and the accompanying prospectus to understand the structure of the securities offered.

                             PROSPECTUS SUPPLEMENT

                               TABLE OF CONTENTS

Term                                                                        Page
----                                                                        ----
SERIES 1999-1 TERMS........................................................  S-4
SERIES 1999-1 SUMMARY......................................................  S-5
RISK FACTORS............................................................... S-15
RECENT LEGISLATIVE AND REGULATORY DEVELOPMENTS............................. S-18
  Bankruptcy Reform........................................................ S-18
  Proposed FDIC Policy..................................................... S-18
CREDIT CARD PROGRAM........................................................ S-19
  General.................................................................. S-19
  Company Overview......................................................... S-20
  Bank Regulation.......................................................... S-21
  Portfolio Information.................................................... S-21
  Account Origination And Underwriting..................................... S-23
  Account Monitoring....................................................... S-24
  Billing And Payments..................................................... S-25
  Delinquency, Collections And Losses...................................... S-25
COMPOSITION OF THE TRUST PORTFOLIO......................................... S-29
  General.................................................................. S-29
  Geographic Distribution.................................................. S-31
THE ACCOUNTS............................................................... S-31
USE OF PROCEEDS............................................................ S-31
MATURITY ASSUMPTIONS....................................................... S-31
RECEIVABLES YIELD CONSIDERATIONS........................................... S-34
POOL FACTORS............................................................... S-35
SERIES PROVISIONS.......................................................... S-35
  General.................................................................. S-35
  Interest Payments........................................................ S-36
  Principal Payments....................................................... S-38
  Discount Option Receivables.............................................. S-38
  Postponement of Accumulation Period...................................... S-38
  Reserve Account.......................................................... S-39
  Subordination of the Class B Certificates and the Collateral Interest.... S-39
  Investor Percentages and Transferor Percentage........................... S-40

Term                                                                       Page
----                                                                       ----
  Reallocation of Cash Flows.............................................. S-42
  Applications of Collections............................................. S-43
  Example of Distributions................................................ S-49
  Allocation of Investor Default Amount; Adjustment Amounts; Investor
   Charge Offs............................................................ S-50
  Allocation of Adjustment Amounts........................................ S-52
  Pay Out Events.......................................................... S-53
  Servicing Compensation and Payment of Expenses.......................... S-55
LISTING AND CLEARING OF CERTIFICATES...................................... S-55
CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE OFFERED CERTIFICATES....... S-56
  General................................................................. S-56
  Characterization of the Offered Certificates as Indebtedness............ S-57
  Treatment of the Trust.................................................. S-57
  Possible Classification of the Transaction as a Partnership or as an
   Association Taxable as a Corporation................................... S-58
  Taxation of Interest Income of U.S. Certificate Owners.................. S-59
  Sale or Other Disposition of a Certificate.............................. S-60
  Non-U.S. Certificate Owners............................................. S-60
  Backup Withholding...................................................... S-61
STATE AND LOCAL TAX CONSEQUENCES.......................................... S-62
UNDERWRITING.............................................................. S-63
LEGAL MATTERS............................................................. S-64
INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT.................................. S-65
ANNEX I OTHER SERIES......................................................  A-1

                              SERIES 1999-1 TERMS

  Transferor.............. Saks Credit Corporation (or SCC)
  Servicer................ Saks Incorporated
  Trustee................. Norwest Bank Minnesota, National Association
  Pricing Date............ July 14, 1999
  Closing Date............ July 21, 1999
  Clearance and
   Settlement............. DTC/Cedel/Euroclear
  Trust Assets............ Receivables in credit card accounts now owned or later acquired by National
                           Bank of the Great Lakes that are designated to the Trust, including recoveries on charged-off receivables in these accounts



Series          Amount                           % of Total Series
 Structure:
 Class A......  $280,000,000                     74.0%
 Class B......  $30,275,000                       8.0%
 Collateral     $68,100,000                      18.0%
  Interest....

Annual          2.00%
 Servicing
 Fee..........

                            Class A                          Class B
                -------------------------------- -------------------------------
Anticipated
 Ratings:*
(Moody's / S&P  Aaa/AAA/AAA
 / Duff)......                                   A1/A/A
Credit          Subordination of Class B and the Subordination of the collateral
 Enhancement..  collateral interest              interest
Certificate     One-month LIBOR plus 0.22% p.a.  One-month LIBOR plus 0.43% p.a.
 Rate.........
Interest        Actual / 360                     Actual / 360
 Accrual
 Method.......
Interest        Monthly (15th)                   Monthly (15th)
 Payment
 Dates........
Interest Rate   2 London business days before    2 London business days before
 Index          each interest payment date       each interest payment date
 Re-set Date..
First Interest  August 16, 1999                  August 16, 1999
 Payment
 Date.........
Expected        July 15, 2002                    July 15, 2002
 Payment
 Date.........
Commencement
 of
 Accumulation
 Period
 (subject to
 adjustment)..  July 1, 2001                     July 1, 2001
Stated Series
 Termination
 Date.........  December 15, 2005                December 15, 2005
CUSIP Number..  79377BAA2                        79377BAB0
ISIN..........  US79377BAA26                     US79377BAB09
Common Code...  010010705                        010010721

--------
   * It is a condition of issuance that one of these ratings is obtained.

                             SERIES 1999-1 SUMMARY

 .  This summary:

  a  highlights selected information from this document,

  a does not contain all of the information that you need to consider in making your investment decision,

  a provides general, simplified descriptions of matters which, in some cases, are highly technical and complex. More detail is provided in other sections of this prospectus supplement and in the prospectus.

 . To understand all the terms of the offering of the certificates, read carefully all of this prospectus supplement and the accompanying prospectus.

                                   The Trust

The Saks Credit Card Master Trust is offering the Class A certificates and the Class B certificates as part of Series 1999-1. The Class B certificates are subordinated to the Class A certificates. In this prospectus supplement, when we use "your certificates," we mean the Series 1999-1 Class A and Class B certificates.

The Trust has issued four other series of certificates, and expects to issue additional series in the future. The certificates of each series will represent an ownership interest in the assets of the Trust. Series 1999-1 is part of Group One, which includes all of the previously issued series.

                        National Bank of the Great Lakes

The bank is a limited purpose credit card bank. The bank originates and acquires credit card accounts for the customers of Saks' retail stores and its catalog businesses. Except for receivables in designated accounts acquired in Fall 1998, the bank has sold all the receivables generated in its credit card accounts to Saks Credit Corporation, as transferor. The bank's principal offices are located in Elmhurst, Illinois and its telephone number is (630) 515-8200.

                                 The Transferor

As transferor, Saks Credit Corporation sells eligible receivables to the Trust. Saks Credit Corporation is the successor to Proffitt's Credit Corporation which is sometimes referred to as "PCC" in the accompanying prospectus. Saks Credit Corporation's principal offices are located at 140 Industrial Drive, Elmhurst, Illinois 60126 and its telephone number is (630) 515-8200.

                                  The Servicer

Saks is the servicer. Through its subservicer, Saks collects payments on the receivables and allocates the collections among the interests in the Trust. McRae's, Inc. currently is the sole subservicer.

                                The Receivables

The primary assets of the Trust are receivables generated by the bank's portfolio of revolving consumer credit card accounts. The receivables consist of principal receivables and finance charge receivables.

The following information is as of June 28, 1999.

 .  Principal receivables in the Trust: $1,050.0 million.

 .  Finance charge receivables in the Trust: $37.3 million.

 .  Accounts designated to the Trust: 8.1 million.

See "The Accounts" in this prospectus supplement.

                            The Offered Certificates

Certificates

The Trust is offering:

 .  $280,000,000 of Class A certificates; and

 .  $30,275,000 of Class B certificates.

You may purchase beneficial interests in these certificates in minimum denominations of $1,000 and integral multiples of $1,000.

We expect that the Trust will issue the offered certificates on July 21, 1999.

Distribution Dates

Distributions for the Series 1999-1 certificates will be made on the 15th day of each month, or if that day is not a business day, the next business day. The first distribution date will be August 16, 1999.

Interest Payments

The Class A certificates will accrue interest for each interest period at an annual rate equal to the one-month LIBOR rate plus 0.22%.

The Class B certificates will accrue interest for each interest period at an annual rate equal to the one-month LIBOR rate plus 0.43%.

Interest accrued during an interest period will be due on the following distribution date. Any interest due but not paid on a distribution date will be payable on the next distribution date together with additional interest at the applicable certificate rate plus 2% per annum.

 . Each "interest period" begins on and includes a distribution date and ends on but excludes the next distribution date. However, the first interest period will begin on and include July 21, 1999 and end on and exclude August 16, 1999, the first distribution date.

 . LIBOR is the rate for deposits in U.S. dollars for a one-month period which appears on the Telerate Page 3750 (or similar replacement page) as of 11:00 A.M., London time, on the related LIBOR determination date. See "Series Provisions -- Interest Payments" in this prospectus supplement for a discussion of the determination of LIBOR if that rate does not appear on Telerate Page 3750 (or similar replacement page).

 .  LIBOR determination dates are:

  . July 19, 1999, for the period beginning on and including July 21, 1999 and ending on but excluding August 16, 1999;

  . August 12, 1999 for the period beginning on and including August 16, 1999 and ending on but excluding September 15, 1999; and

  . the second London business day prior to the first day of each interest period, for each interest period thereafter.

The following time line shows the relevant dates for the first two interest periods.

                           First Two Interest Periods


Other interest periods will follow sequentially after the second interest period in the same manner as is shown in the time line.

See "Series Provisions -- Interest Payments" in this prospectus supplement for a discussion of the determination of amounts available to pay interest and for the definition of business day and London business day.

You may obtain certificate rates for the current and immediately preceding interest periods by telephoning Norwest Bank Minnesota, National Association, the trustee, at (612) 667-3536.

Principal Payments

We expect that the Trust will distribute principal on the certificates on the dates noted below; however, principal may be distributed earlier or later. You will not be entitled to any premium for principal that is distributed earlier or later.

If adverse events known as pay out events occur, the Trust may distribute principal earlier than expected.

If collections on the credit card receivables are less than expected or are collected more slowly than expected, then principal distributions may be delayed.

 . We expect that the Trust will distribute principal on the Class A and the Class B certificates on the July, 2002 distribution date.

 . If the Trust does not distribute principal on the certificates on the expected payment date, the Trust will continue to use collections of receivables to pay principal on the certificates until they are paid in full, or December 15, 2005 whichever occurs first.

See "Maturity Assumptions" in this prospectus supplement and in the accompanying prospectus and "Series Provisions -- Investor Percentages and Transferor Percentage " and "-- Principal Payments" in this prospectus supplement for a discussion of the determination of amounts available to pay principal.

                            The Collateral Interest

At the same time as the Trust issues the Class A and the Class B certificates, the Trust will issue $68,100,000 of a collateral interest as part of Series 1999-1.

As a subordinated interest, the collateral interest is a form of credit enhancement for the Class A and Class B certificates.

The collateral interest may be subdivided into separate interests, and on the closing date, all or some of the collateral interest may be sold to third parties or to Saks or its affiliates, or retained by the transferor, and if retained, all or some of the collateral interest may be sold to third parties or to Saks or its affiliates at any time.

The collateral interest is not offered by this prospectus supplement and the accompanying prospectus.

                               Credit Enhancement

 .  The credit enhancement described in this prospectus supplement benefits
   Series 1999-1 only. You are not entitled to the benefits of any credit enhancement available to other series.

 . Subordination of the Class B certificates provides credit enhancement for the Class A certificates. Subordination of the collateral interest provides credit enhancement for both the Class A certificates and the Class B certificates.

 . The spread account is established only for the benefit of the collateral interest and should not be considered enhancement for the Class A and Class B certificates.

The principal amount outstanding at any time on a class of certificates and the collateral interest is called the "investor amount." The collateral interest amount and the Class B investor amount must be reduced to zero before the Class A investor amount will suffer any loss of principal. The collateral interest amount must be reduced to zero before the Class B investor amount will suffer any loss of principal.

See "Series Provisions -- Reallocation of Cash Flows," "-- Applications of Collections" and "-- Allocation of Investor Default Amount; Adjustment Amounts; Investor Charge Offs" in this prospectus supplement for events which may lead to a reduction of the Class A investor amount, the Class B investor amount, and the collateral interest amount.

                          Other Interests in the Trust

Other Series of Certificates

Each series previously issued and currently outstanding is summarized in "Annex
I: Other Series" at the end of this prospectus supplement. The Trust may issue additional series or classes with terms that may be different from Series 1999-1 without the prior review or consent of the certificateholders of any series, if the rating agency condition is met.

The Transferor Interest

SCC will own the transferor interest. The transferor interest represents the remaining interests in the Trust's assets that are not represented by the certificates of the various series and any collateral or other interests issued by the Trust.

The transferor interest does not provide credit enhancement for your series or any other series.

                        Allocations and Payments to You
                                and Your Series

Each month, the servicer will allocate collections of receivables, and the amount of receivables that are written off as uncollectible, among:

 .  Series 1999-1;

 .  other outstanding series; and

 .  the transferor interest.

From the amounts allocated to your series, the servicer will further allocate among the Class A certificates, the Class B certificates and the collateral interest based on the investor amount of each class.

Initially, the investor amount of each class will be equal to the original principal amount of that class. The investor amount of a series or a class will decline as a result of the accumulation of principal collections in the principal account or principal payments. The investor amount may also decline if collections of finance charge receivables are not sufficient to cover receivables defaults allocated to a series or class of certificates. If the investor amount for your series or class declines, there may be a reduction in the amounts allocated and available for payment to you.

See the following chart and "Series Provisions -- Investor Percentages and Transferor Percentage" and "-- Reallocation of Cash Flows" in this prospectus supplement.

The following chart illustrates the Trust's general allocation structure only and does not reflect the relative percentages of collections or other amounts allocated to the transferor interest, to holders of the Series 1999-1 Class A certificates, Class B certificates or the collateral interest, or any other series.

                           Allocation of Trust Assets


Allocations of Collections of Finance Charge Receivables

The following chart demonstrates the manner in which collections of finance charge receivables will be allocated and applied to your series. The chart is a simplified demonstration of allocation and payment provisions and is qualified by the full descriptions of these provisions in this prospectus supplement and the accompanying prospectus.

Step 1:

 .  Collections of finance charge receivables and other amounts for Series 1999-
   1 will be allocated, in order of priority, to the Class A investor amount, the Class B investor amount, and the collateral interest amount.

Step 2:

 . Collections of finance charge receivables and other amounts allocated to the Class A certificates will be used in the following priority: first, to make the interest payment due on the Class A certificates, then, to pay Class A's portion of the servicing fee if Saks is no longer the servicer, and then to cover Class A's portion of the receivables that are written off as uncollectible (known as the default amount). Any remaining amount will become excess spread and be applied as described in Step 3 below.

 . Collections of finance charge receivables allocated to the Class B certificates will be used in the following priority: first, to make the interest payment due on the Class B certificates, and then to pay Class B's portion of the servicing fee if Saks is no longer the servicer. Any remaining amount will become excess spread and be applied as described in Step 3 below.

 . Collections of finance charge receivables allocated to the collateral interest will be used to pay the collateral interest's portion of the servicing fee if Saks is no longer the servicer. Any remaining amount will become excess spread and be applied as described in Step 3 below.

 . Remaining collections of finance charge receivables allocated to the Class B investor amount and the collateral interest amount are applied in Step 3 because of their subordinated status.

Step 3:

Collections of finance charge receivables allocated to your series and not used in Step 2 are treated as excess spread and applied, together with shared excess finance charge collections from other series in Group One, as necessary and available, in the following priority:

 . to make up deficiencies with respect to Class A, in their order of priority, to the extent not covered in Step 2;

 .  to reimburse reductions of the Class A investor amount;

 . to make up deficiencies with respect to Class B, in their order of priority, to the extent not covered in Step 2;

 .  to cover Class B's portion of the default amount;

 . to fund, if necessary, a reserve account, to cover interest payment shortfalls;

 .  to reimburse reductions of the Class B investor amount;

 .  to pay the interest due on the collateral interest;

 . to pay the servicing fee, or if Saks is no longer the servicer, to pay the portion not covered in Step 2;

 .  to cover the collateral interest's portion of the default amount;

 .  to reimburse reductions of the collateral interest amount;

 . to fund, as required, the spread account for the benefit of the collateral interest;

 .  to fund, as required, other amounts due to the collateral interest; and

 . finally, to other series in Group One, as part of shared excess finance charge collections.

See "Series Provisions -- Applications of Collections" in this prospectus supplement.

            Allocations of Collections of Finance Charge Receivables


Allocations of Collections of Principal Receivables for Series 1999-1

As long as no pay out event has occurred, your series' share of principal collections, including shared principal collections from other series in Group One will be applied each month as follows:

Step 1:

Collections of principal receivables for your series will be allocated, based on the respective percentages, among the Class A investor amount, the Class B investor amount and the collateral interest amount.

Step 2:

 . Collections of principal receivables allocated to the collateral interest and the Class B certificates may be reallocated, if necessary, to make required payments on the Class A certificates that were not made from finance charge collections, excess spread or shared excess finance charge collections.

 . Collections of principal receivables allocated to the collateral interest may be reallocated, if necessary, to make required payments on the Class B certificates that were not made from finance charge collections, excess spread or shared excess finance charge collections.

 . During the revolving period, no principal will be paid to you or holders of the collateral interest, or accumulated in a trust account.

 . During each month in the accumulation period, principal collections will be deposited in a trust

              Allocations of Collections of Principal Receivables

   account, up to a specified amount (known as the controlled deposit amount) for payment first to the Class A certificateholders, and then to the Class B certificateholders on the expected final distribution date, and then to pay the holders of the collateral interest.

The amount, priority and timing of your principal payments, if any, depend on whether your series is in the revolving period, the accumulation period or a rapid amortization period, as described below.

The Class A certificates will be paid in full before the Class B certificates and the collateral interest receive any payments of principal. The Class B certificates will be paid in full before the collateral interest receives any payments of principal.

Step 3:

Any remaining principal collections will be made available to other series in Group One as shared principal collections, to the extent necessary, or paid to the transferor.

See "Maturity Assumptions" and "Series Provisions -- Applications of Collections" in this prospectus supplement.

The following chart demonstrates the manner in which collections of principal receivables are allocated and applied to your series. The chart is a simplified demonstration of certain allocation and payment provisions and is qualified by the full descriptions of these provisions in this prospectus supplement and the accompanying prospectus.

Revolving Period: Series 1999-1 will have a revolving period, when the Trust will not pay or accumulate principal for certificateholders or the holders of the collateral interest. In general, during the revolving period, the Trust will pay available principal to other series or the holder of the transferor interest. See "Series Provisions -- Principal Payments" and "--
 Applications of Collections" in this prospectus supplement.

The revolving period will start on the closing date and end on the earlier to begin of:

 .  the accumulation period; or

 .  a rapid amortization period.

Accumulation Period: During the accumulation period, the servicer will deposit a specified amount in the principal account each month in order to pay the certificates and the collateral interest in full on the expected payment date.

Each month, the Trust will pay principal that is not required to be deposited in the principal account to other series or the holder of the transferor interest. Each month, if the amount actually deposited in the principal account is less than the required deposit, the amount of this deficiency will be carried forward as a shortfall and included in the next month's required deposit. See "Series Provisions -- Principal Payments" and "-- Applications of Collections" in this prospectus supplement.

On the expected payment date, the Trust will use the money on deposit in the principal account to pay (a) the Class A investor amount, (b) if the Class A investor amount is paid in full, the Class B investor amount and (c) if the Class B investor amount is paid in full, the collateral interest amount.

You should be aware that there may not be sufficient amounts available to pay principal in full for the Class A investor amount or the Class B investor amount on the expected payment date. In addition, if the money on deposit in the principal account is insufficient to pay these amounts on the expected payment date or if a pay out event occurs, the rapid amortization period will begin and the timing of your principal payments could change. See "Maturity Assumptions" in this prospectus supplement and in the accompanying prospectus.

The accumulation period is scheduled to begin at the close of business on June 30, 2001, but in some cases may be delayed to no later than the close of business on May 31, 2002. See "Series Provisions-- Postponement of Accumulation Period" in this prospectus supplement.

The accumulation period will end upon the earliest of the following:

 .  the investor amount is paid in full;

 .  a rapid amortization period begins; or

 .  the Series 1999-1 termination date.

Pay Out Events: Adverse events called pay out events might lead to the start of a rapid amortization period, which will end the revolving period or the accumulation period.

A pay out event for your series will include the following events:

 . we do not make a required payment or deposit within the applicable grace period;

 . we fail to observe or perform in any material respect any other obligation or agreement causing you to be adversely affected, if (a) we do not remedy the violation within 60 days after written notice is given and (b) you continue to be materially and adversely affected for the 60-day period;

 . certain of our representations, warranties or other information were materially incorrect at the time they were provided causing you to be adversely affected, if (a) they continue to be materially incorrect 60 days after written notice is given and (b) you continue to be materially and adversely affected for the 60-day period;

 . the three-month average net yield on the receivables is less than the average base rate for the same three-month period;

 . we fail or are unable to designate additional accounts or to transfer receivables to the Trust, as required under the pooling and servicing agreement;

 .  defaults by the servicer that have a material adverse effect on you; or

 .  you are not paid in full on the expected payment date.

See "Series Provisions -- Pay Out Events" in this prospectus supplement.

Rapid Amortization Period: If a rapid amortization period begins, the Trust will use any available principal collections allocated to your series to pay
(a) the Class A investor amount, (b) if the Class A investor amount is paid in full, the Class B investor amount and (c) if the Class B investor amount is paid in full, the collateral interest amount. These payments will begin on the distribution date in the month after the rapid amortization period begins.

The rapid amortization period will begin if a pay out event occurs and will end upon the earliest of the following:

 .  the investor amount is paid in full;

 .  the Series 1999-1 termination date; or

 .  the Trust termination date.

                          Shared Principal Collections

Series 1999-1 is included in a group of series designated as "Group One." Each series listed in "Annex I: Other Series" included at the end of this prospectus supplement is, and future series may be, included in Group One. To the extent that collections of principal receivables allocated to your series are not needed to make payments or deposits to the principal account for your series, these collections, called shared principal collections, will be applied to cover principal payments for other series within Group One. Any reallocation for this purpose will not reduce your series' investor amount. In addition, you may receive the benefits of collections of principal receivables and certain other amounts allocated to other series in Group One, to the extent those collections are not needed for those other series. See "Description of the Certificates and the Pooling and Servicing Agreement -- Shared Principal Collections" in the accompanying prospectus.

                     Registration, Clearance and Settlement

Your certificates will be registered in the name of Cede & Co., as the nominee of The Depository Trust Company. You will not receive a definitive certificate representing your interest, except in limited circumstances described in the accompanying prospectus, when certificates in fully registered, certificated form are issued. See "Description of the Certificates and the Pooling and Servicing Agreement -- Definitive Certificates" in the accompanying prospectus.

You may elect to hold your Certificates through DTC, in the United States, or Cedelbank, societe anonyme or the Euroclear System, in Europe. Transfers within DTC, Cedelbank or Euroclear, as the case may be, will be made in accordance with the usual rules and operating procedures of those systems.

We expect that the Certificates will be delivered in book-entry form through the facilities of DTC, Cedelbank and Euroclear on or about July 21, 1999. See "Listing and Clearing of Certificates" in this prospectus supplement and "Description of the Certificates and the Pooling and Servicing Agreement -- Book-Entry Registration" and Annex I in the accompanying prospectus.

                                   Tax Status

Alston & Bird LLP, as our special counsel, is of the opinion that under existing law, your certificates will be characterized as debt for federal income tax purposes. By your acceptance of a Series 1999-1 certificate, you will agree to treat your certificates as debt for federal, state and local income tax purposes and franchise tax purposes. See "Certain Federal Income Tax Consequences of the Offered Certificates" in this prospectus supplement and "Certain Federal Income Tax Consequences" in the accompanying prospectus for additional information concerning the application of federal income tax laws.

                              ERISA Considerations

The Class A certificates may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts, if 100 or more investors purchase the Class A certificates.

The Class B certificates are not eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts other than an insurance company's investments for its general account.

You should read "ERISA Considerations" in the accompanying prospectus for more information regarding investments by persons subject to ERISA.

                              Certificate Ratings

The Class A certificates will be rated in the highest rating category by at least one nationally recognized rating organization.

The Class B Certificates will be rated in one of the three highest rating categories by at least one nationally recognized rating organization. See "Risk Factors -- Limited Nature of Certificate Rating" in the accompanying prospectus.

                                Exchange Listing

We expect to list the certificates on the Luxembourg Stock Exchange. We cannot guaranty that the application for the listing will be accepted or, if accepted, when the listing will be accepted. You should consult with Banque Generale du Luxembourg S.A. listing agent for the certificates, 50 Avenue J.F. Kennedy, L-2951, Luxembourg, phone number (011) 352-4242-2686, to determine whether or not the certificates are listed on the Luxembourg Stock Exchange. See "Listing and Clearing of Certificates" in this prospectus supplement and "Description of the Certificates and the Pooling and Servicing Agreement -- Book-Entry Registration" and Annex I in the accompanying prospectus.

                             Additional Information

For more information, you can call (205) 940-4000 and direct your inquiries to Charles J. Hansen.

                                  RISK FACTORS

You should consider carefully the following risk factors in deciding whether to purchase the certificates.

Your Certificates Have Limited     The subordination of the collateral
Credit Enhancement. You May        interest and, in the case of the Class A
Not Receive All Principal and      certificates, the additional subordination
Interest.                          of the Class B certificates, provide
                                   limited credit enhancement. If the
                                   available credit enhancement is reduced to zero, your right to receive payments of principal and interest will depend solely on the Trust receiving payments on the receivables. The spread account is for the sole benefit of the collateral interest, and is not credit enhancement for your certificates. You have no right to seek payment from Saks, the transferor, the servicer, or the bank, or any of their affiliates, of payments of interest or principal on the certificates.

If You Hold Class B                If you hold Class B certificates, you will
Certificates, You Will Be Paid     receive payments of principal only after
Only After the Class A             the holders of the Class A certificates
Certificates Have Been Paid        have been paid all interest and principal
                                   due and owing to them. In addition, if the collateral interest amount has been reduced to zero, the Class B investor amount will be reduced to the extent that payments due on the Class A certificates for any month cannot be made from the collections allocated to your series. A reduction in the Class B investor amount will result in collections of finance charge receivables allocable to the Class B certificates in future months being reduced, which may delay or reduce payments on the Class B certificates.

                                   Additionally, if receivables have to be
                                   sold due to a pay out event occurring, the net sales proceeds available to pay principal would be paid first to the Class A certificateholders and any remaining net proceeds would be paid to the Class B certificateholders. If that amount is insufficient to pay the Class B certificateholders in full, they will suffer a loss. If the collateral interest amount is reduced to zero, the Class B certificateholders will not have the benefit of any credit enhancement and will bear the full credit and other risks associated with their interest in the Trust.

                                   See "Description of the Certificates and the Pooling and Servicing Agreement" in the accompanying prospectus and "Series Provisions -- Principal Payments" and "-- Pay Out Events" in this prospectus supplement.

Principal May be Paid Earlier      If Saks is unable to generate receivables
Than Expected Creating             from store and catalog sales at the same
Reinvestment Risks, or Later       rate as in previous years, a pay out event
Than Expected Resulting in You     may occur, causing the rapid amortization
Not Receiving Payments When        period to begin. During the rapid
Expected                           amortization period, collections of
                                   principal receivables will be used to
                                   reduce the Class A investor amount to zero and then to reduce the Class B investor amount to zero. The Class A and Class B investor amounts may be reduced to zero prior to the expected payment date. If this occurs, you will receive less interest on your certificates than expected, and you may be unable to reinvest the returned principal at a rate of return and with risks similar to your certificates.

                                   See "Risk Factors -- Dependence on the
                                   Company's Department Stores; Competition" in the accompanying prospectus.

Differences between Interest       The receivables currently accrue interest
Rates on Floating Rate             at a fixed rate. Your certificates accrue
Certificates and Fixed Rate        interest at a rate based on LIBOR, which is
Assets May Reduce the Funds        a floating rate. If the LIBOR rate
Available to                       increases, the trust is required to
Certificateholders and Cause       distribute more money to certificateholders
an Early Repayment of              as interest, but the fixed interest rate
Certificates                       receivables will not provide the trust with
                                   corresponding greater amounts of income. If
                                   LIBOR increases, the trust may have
                                   insufficient money to pay interest on your certificates, and a pay out event and an early repayment of the principal of your certificates could occur.

                                   If the bank changes the terms of the
                                   accounts in the future to charge a floating rate of interest, that floating rate may not be a LIBOR-based rate. In that case, there will be a so-called "basis risk," which is the risk that the interest rate on the receivables changes in an amount or direction different than changes in LIBOR. In this case, the trust may have insufficient funds to pay interest on the certificates, and a pay out event and an early repayment of the principal of your certificates could occur.

                                   The trust does not have the benefit of any interest rate hedge arrangement that would reduce these risks. The bank may, however, subject to competitive conditions, change the rates or the method of determining the interest rates charged on its accounts.

The Department Stores'             Sales of Saks' merchandise and services are
Seasonal Sales Affect the          seasonal, with disproportionately high
Level of Receivables and the       levels during the Christmas shopping
Level of Credit Losses             season. Sales are generally weakest during
                                   the summer months due to vacations. The
                                   outstanding amount of receivables reflects this seasonality. Credit losses typically lag credit sales by seven to eight months reflecting Saks' write-off policies.
                                   Therefore, the seasonal increase in credit losses due to Christmas sales coincides with the low summer sales volumes. This raises the ratio of credit losses to receivables balances during the summer.

                                   If these higher losses during the summer months cannot be absorbed by the allocations of finance charge collections and credit enhancement and new receivables from additional sales and charges, a pay out event could occur, and the principal on your certificates may be returned earlier than expected.

If the Servicer is Unable to       In June 1999, Saks assumed responsibility
Successfully Integrate the         from a third party for servicing the Saks
Saks Fifth Avenue Credit Card      Fifth Avenue receivables. While Saks has
Operations, the Trust              successfully integrated the credit card
Portfolio's Performance Could      operations of acquired businesses in the
Be Affected                        past, unanticipated problems could occur in
                                   this conversion. A failure to successfully integrate Saks Fifth Avenue credit card operations could materially adversely affect the performance of the Trust portfolio, which could result in payments on your certificates not being made when expected.

                                   See "Credit Card Program" in this
                                   prospectus supplement.

                 RECENT LEGISLATIVE AND REGULATORY DEVELOPMENTS

Bankruptcy Reform

   On May 5, 1999, the House of Representatives passed The Bankruptcy Reform Act of 1999 (the "Reform Act"), which, if enacted, will make numerous changes to the Bankruptcy Code with respect to consumer bankruptcy protection matters, including various provisions that affect credit card debt.

   Among other things, the Reform Act eases the requirements for creditors to obtain a dismissal of a bankruptcy case of an individual debtor with primarily consumer debts. The Reform Act presumes a debtor's abuse of the bankruptcy provisions if such debtor's income exceeds certain minimum amounts. The Bankruptcy Code also would be amended to promote alternative dispute resolution by allowing the bankruptcy court, subject to certain conditions, to reduce a creditor's claim by up to 20% if an individual debtor with wholly unsecured consumer debts can prove by "clear and convincing evidence" that the creditor "refused to negotiate a reasonable alternative repayment schedule proposed by an approved credit counseling agency" prior to the filing of the bankruptcy case.

   The Reform Act would discourage bad faith repeat filings by amending the automatic stay provisions of Section 362 of the Bankruptcy Code. If an individual debtor files under Chapters 7, 11 or 13 of the Bankruptcy Code within one year of a dismissed prior pending case, the automatic stay would automatically terminate on the 30th day after the filing of the later case to allow creditors to collect on any indebtedness owed. In addition, if there were two or more prior pending cases which were later dismissed, the automatic stay would not go into effect at all upon the current filing. Under certain circumstances, in both instances, the bankruptcy court could extend or reinstate the automatic stay, as the case may be.

   The scope of the discharge of debts under Chapter 13 would be narrowed by the Reform Act to prohibit the discharge of an individual debtor's debts for any money or property obtained under false pretenses or by actual fraud. In addition, discharge would not be permitted for consumer debts for certain luxury goods and services owed to a single creditor in excess of $250 or cash advances in excess of $250 to the extent such debts or cash advances were incurred or obtained on or within 90 days before the entry of the order for relief under Chapter 13.

   The Reform Act also provides significant assurances in securitization transactions by amending Section 541 of the Bankruptcy Code to state that eligible financial assets (including credit card receivables) transferred by a debtor to permitted entities (which would include transfers to the Trust) prior to the filing of a bankruptcy case would not constitute property of the debtor's bankruptcy estate. This change would ensure that the sale and the transfer of Receivables to the Trust from the Transferor should not be part of the sellers' bankruptcy estate under Section 541 of the Bankruptcy Code if the sellers were to become bankrupt. The Bank is not a bankruptcy eligible entity. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Bankruptcy or Insolvency" in the Prospectus.

   No prediction is made as to whether the Reform Act will be passed or enacted, and if enacted, its final provisions.

Proposed FDIC Policy

   The FDIC has proposed a policy statement with respect to the treatment of securitizations and loan participations by the FDIC in its role as conservator or receiver of insured depository institutions. The Federal Deposit Insurance Act, provides that the FDIC, when acting as conservator or receiver of an insured depository institution, may repudiate any contract entered into by such institution, including agreements entered into in connection with securitizations. Subject to certain conditions, the proposed policy statement specifies that if the FDIC, as conservator or receiver of an insured depository institution, repudiates a securitization-related contract, the FDIC will not attempt to reclaim, recover, or recharacterize as property of the institution financial assets transferred to a special purpose entity in connection with a securitization. These conditions include satisfaction of the criteria for sale accounting under generally accepted accounting principles, documenting the transfer of the financial assets in a securitization as a sale as opposed to a secured financing, and the insured depository institution's receipt of adequate consideration for the transfer. See "Certain Legal Aspects of the Receivables-- Certain Matters Relating to Receivership" in the Prospectus.

                              CREDIT CARD PROGRAM

General

   On February 2, 1998, Saks (formerly named "Proffitt's, Inc.") acquired National Bank of the Great Lakes (the "Bank"), a national credit card bank, as a result of Saks' acquisition of Carson Pirie Scott & Co. ("CPS"). The Bank has been issuing proprietary credit cards to CPS customers since February 1996. Upon the acquisition of CPS, Saks contributed all of its proprietary credit card accounts to the Bank.

   On September 17, 1998, Proffitt's, Inc. acquired Saks Holdings, Inc. ("Saks Holdings"). At that time, Proffitt's changed its name to "Saks Incorporated" ("Saks"). Saks Holdings operates the Saks Fifth Avenue, Off 5th, Bullock & Jones and Folio businesses ("Saks Fifth Avenue"). Upon the acquisition of Saks Holdings, Saks contributed all of Saks Fifth Avenue's proprietary credit card accounts to the Bank.

   On July 1, 1999, Saks designated to the Trust approximately two million accounts of Saks Fifth Avenue customers which comprised approximately $341 million of receivables. At the same time, the Trust changed its name from the "Proffitt's Credit Card Master Trust" to the "Saks Credit Card Master Trust", and a new Saks' subsidiary, Saks Credit Corporation ("SCC" or the "Transferor"), succeeded Proffitt's Credit Corporation, as Transferor to the Trust. SCC also entered into a new Receivables Purchase Agreement with the Bank which replaced PCC's previous Receivables Purchase Agreement with the Bank.

   The Bank issues proprietary credit cards to customers of the Saks Fifth Avenue, Proffitt's, McRae's, Younkers, Herberger's, Parisian, Carson Pirie Scott, Boston Store and Bergner's department stores (collectively, the "Department Stores") for in-store, phone and catalog purchases. Saks uses the Bank's proprietary credit card programs to help stimulate sales, generate brand loyalty, and to market Saks' merchandise and services. The Bank originates and administers each program, performing some functions directly and others by contracts with affiliates and third parties, under standardized guidelines that maintain control over the credit underwriting and collections processes. The Bank's ownership of the credit card accounts creates efficiencies and cost savings, and increases revenue by, among other things (i) allowing for greater standardization of terms for all of the Bank's credit card accounts, (ii) permitting the assessment of uniform interest rates (including other charges and fees), and (iii) allowing for future flexibility and potential income generation through various other programs.

   Saks and its subsidiaries provide credit card services for all of the Bank's credit card customers at servicing facilities located in Jackson, Mississippi and Elmhurst, Illinois (each, a "Credit Service Center"). All credit card servicing, credit granting, administration and collection functions not performed directly by the Bank are conducted centrally by the Credit Service Centers on behalf of the Bank and SCC pursuant to service agreements. Both Credit Service Centers use versions of the Vision21 credit and processing system. Vision 21 is a fully automated system, obtained from a third party vendor, that has been modified to meet Saks' specific needs.

   Saks Fifth Avenue employed Alliance Data Systems ("ADS"), (formerly JC Penney Business Services Incorporated) to perform all credit processing services from 1992 to June 1999, pursuant to Saks Fifth Avenue's performance rules and guidelines, at ADS' Dallas facility. Saks terminated the ADS servicing contract in June 1999 and has converted all processing from ADS (the "Conversion"). Most processing functions, including application processing, authorizations, transaction processing, statement rendition, customer service, and collections for the Saks Fifth Avenue accounts now are performed directly by the Bank or by contracts with affiliates. Certain activities are performed by unaffiliated third parties under agreements with the Bank. All references to the administration and processing of the Saks Fifth Avenue accounts describe the post-Conversion administration and processing.

   Approximately 43% of Saks' consolidated net sales in calendar year 1998 were charged to the Bank's credit cards. Frequent use of the Bank's proprietary credit cards by Department Store customers is an important element in Saks' marketing and growth strategies, and generates significant finance charge income which augments the income received from the sale of merchandise and services. Saks believes that the Bank's proprietary credit cardholders shop more frequently with the Department Stores, purchase more merchandise, and are generally more loyal to the Department Stores than customers who use other payment methods.

   Saks seeks to expand the number and use of the Bank's proprietary credit cards by, among other things, providing incentives to sales associates to open "instant credit" accounts with the Bank. This generally takes approximately three minutes using automated voice response units and other systems that provide rapid credit verification. Also, customers who open accounts are entitled to discounts on first day purchases made using their new Bank credit card account. See "-- Account Origination and Underwriting."

   The Trust has an aggregate of approximately 4.8 million credit card accounts outstanding that have been active in the last 12 months.

Company Overview

   Saks Incorporated is a national retailer currently operating more than 350 Department Stores in 38 states. Saks' stores are principally anchor department stores in leading regional or community malls and typically offer a broad selection of fashion apparel, shoes, accessories, jewelry, cosmetics, decorative home furnishings, and furniture in selected locations. In addition, Saks operates the Folio and Bullock & Jones catalog businesses.

   Store Formats

   Saks believes that by positioning the stores in diverse geographic locations and by using different store formats and trade names, it is able to appeal to a broad portion of its potential customer base. For example, the Younkers and Proffitt's store formats generally appeal to middle and upper-middle income customers in smaller and mid-size trade areas, while the Parisian store format generally appeals to upper-middle and upper-income customers in larger metropolitan trade areas.

   Complementing these formats are:

  . The Saks Fifth Avenue format, which has a leadership position in luxury merchandise primarily through stores located in major urban and suburban trade areas and many resort locations;

  . The Off 5th outlet format, which offers off-price merchandise to a more moderate-income segment of customers; and

  . The Folio and Bullock & Jones catalog formats, which offer merchandise by direct mail.

   In smaller communities, Saks' stores cater to middle and upper income customers with a selection of name-brand merchandise that is not otherwise available in that trade area. In larger metropolitan areas, Saks tries to maximize its presence by operating several stores (sometimes with different formats) in prime locations. In addition, management believes that Saks Fifth Avenue stores serve as destination stores that draw customers from a wide geographic base. Each of the stores carry name-brand merchandise selected to appeal to the particular customer base of the store. Key brands featured in the more traditional Department Stores include Liz Claiborne, Calvin Klein, Polo/Ralph Lauren, Tommy Hilfiger, Nautica, Estee Lauder, Clinique, Lancome, Nine West, Enzo, Waterford, and Bali. In addition to the above brands, Parisian stores carry many brands typically carried only at specialty stores, including Sigrid Olson, Robert Talbott, Ike Behar, MAC, Bobbi Brown, Trish McEvoy, BCBG, and Brighton. Saks Fifth Avenue has key relationships with the leading fashion houses, including Giorgio Armani, Chanel, Dolce and Gabbana, Salvatore Ferragamo, Gucci, Prada, Oscar de la Renta, St. John, Yves St. Laurent, J.P. Tod, Ermenegildo Zegna, and Max Mara.

   Acquisition and Integration Strategy

   Saks has grown through the acquisition of principally anchor department store businesses, such as Parisian, Herberger's, Carson Pirie Scott, and in Fall 1998, the national chain of Saks Fifth Avenue. Saks complemented these department store company acquisitions with selective real estate acquisitions, new store openings and purchases of single-store locations and groups of stores; all part of Saks' goal of achieving a leading position in each trade area in which it operates. Given current trends toward limited new mall development, management believes the attractiveness of its existing locations provides Saks with a distinct competitive advantage.

   Through its acquisitions, Saks has developed, as one of its key strengths, the ability to integrate and enhance the back office functions of the acquired stores. Saks' integration philosophy includes:

  .  Retaining key store management;

  . Maintaining store identity and store level sales personnel to assure that the acquisition does not adversely affect customer service;

  . Retaining previously developed regional expertise and knowledge of the local customer base, which allows each store format to tailor a portion of its merchandise selection to the local customer;

  . Using a "best practices" process where each store's operating procedures and policies are reviewed to see if there are practices which will provide more efficient operations at other stores;

  . Coordinating most merchandise planning and buying (except for Saks Fifth Avenue stores) through Saks' central merchandising group to obtain the benefits of vendor relationships; and

  . Centralizing support functions, such as credit card operations, logistics and information systems, to reduce expenses and promote efficiency.

   Saks successfully implemented this strategy in the acquisitions of McRae's, Younkers, Parisian, Herberger's, and Carson Pirie Scott, each of which resulted in enhanced efficiencies and improved earnings, and is currently implementing this strategy with the Saks Fifth Avenue stores.

   Saks evaluates possible acquisitions of department store chains and individual department stores, and new stores may be opened for the Department Stores. The Bank may acquire or offer credit card programs to customers of such stores, and as a result, additional receivables may be added to the Trust, either as Automatic Additional Accounts, or if above a certain level or if the accounts or receivables are otherwise not eligible for addition as Automatic Additional Accounts, as Additional Accounts, subject to the Rating Agency Condition and other conditions described herein and in the related Prospectus. See also "Description of the Certificates and the Pooling and Servicing Agreement -- Addition of Accounts" in the Prospectus.

Bank Regulation

   As a national bank, the Bank is regulated, supervised and examined by the Office of the Comptroller of the Currency ("OCC"). OCC examinations include, among other items, a detailed review of underwriting policies and procedures, compliance with the Truth-in-Lending Act and other consumer laws, credit reporting, community reinvestment and other legal requirements, adequacy of financial reporting, adequacy of management, capital and earnings, and a review of the adequacy of the system of internal controls. Such examinations are not conducted for the benefit of the Certificateholders or other holders of securities.

Portfolio Information

   The Bank determined that some of the accounts and the related receivables (collectively, the "Excluded Accounts") that it acquired in Fall 1998 were originated or administered under guidelines less stringent than those applied to the Accounts designated to the Trust and the related Receivables in the Trust (collectively, the

"Trust Portfolio"). The Excluded Accounts included approximately $117.0 million of receivables at June 28, 1999 (the "Series Cut-Off Date"), which are not included in the Trust Portfolio, and some of which have been sold to a separate facility. The assets of the Trust consist of all of the Receivables in the Accounts at the Series Cut-Off Date, plus Receivables in new Accounts originated by the Bank from the Series Cut-Off Date through the Closing Date. After the Closing Date, the Trust will also include all Receivables in Additional Accounts (including Additional Accounts that may be contributed in connection with Automatic Additional Accounts), less Receivables in Removed Accounts.

   All information below regarding the "Bank Portfolio" includes all of the Bank's credit card accounts and all receivables generated from these accounts and therefore includes receivables generated from both the Trust Portfolio, as well as from the Excluded Accounts which are not part of the Trust Portfolio. The following table shows Receivables outstanding in the Bank Portfolio for the periods presented. Amounts and percentages in the following tables may not add to the totals because of rounding. The Bank Portfolio's future composition may not be similar to this historical experience. See "The Accounts."

                            Receivables Outstanding
                                 Bank Portfolio
                             (Dollars In Thousands)

                             As of May 31,              As of December 31,
                         --------------------- ------------------------------------
                            1999       1998       1998       1997     1996(2)
                         ---------- ---------- ---------- ---------- ----------
Receivables
 Outstanding(1)......... $1,206,452 $1,175,148 $1,388,843 $1,324,807 $1,195,121
Number of Accounts(3)...  2,795,273  2,749,678  3,168,707  3,068,731  2,143,085

--------
(1) Receivables outstanding typically decrease from December to May due to payments of holiday purchases and decreased sales volumes in the summer months.
(2) For CPS, the number of Accounts is not available for the period specified.
(3) Excludes Accounts with zero balances.

   Receivables in the Trust Portfolio are created by purchases of merchandise and services (including, without limitation, travel agency services, dining room charges and alterations) from the Department Stores. Accordingly, the Trust depends on the ability of the Department Stores to generate sales charged to the Bank's credit cards. In addition, since the Department Stores accept cash, checks and debit and other credit cards, including American Express, MasterCard, VISA and Discover cards, the Trust will also depend upon the decisions of customers to use the Bank's credit cards rather than other payment methods.

   Bank credit cardholders are offered a variety of incentives to use their credit cards. These incentives, which vary from time to time and may be changed at any time in the future, have included discounts on first day purchases under the Instant Credit program described below and discount coupons for new cardholders, for cardholders with no recent activity in their accounts, and for cardholders whose monthly purchases exceed specified levels. Such coupons are usable only in connection with new purchases using Bank credit cards.

   The Department Stores' future sales made using the Bank's credit cards may not be similar to the historical experience set forth below.

                  Department Stores' Sales by Form of Payment

                             For the Five Months       For the 12 Months
                                Ended May 31,         Ended December 31,
                             --------------------  ---------------------------
                               1999       1998      1998   1997(1)  1996(2)(3)
                             ---------  ---------  ------  -------  ----------
Bank Credit Cards...........     42.81%     43.86%  42.76%  43.46%     41.88%
Third Party Credit Cards
 (Visa, MasterCard, etc.)...     34.04      33.07   33.63   32.34      27.04
Cash, Check or Other........     23.15      23.07   23.61   24.21      31.08
                             ---------  ---------  ------  ------     ------
                                100.00%    100.00% 100.00% 100.00%    100.00%
                             =========  =========  ======  ======     ======

--------
(1) Does not include percentages for Younkers for January 1997.
(2) Does not include percentages for Younkers or Saks Fifth Avenue for the 12 months ended December 1996.
(3) Does not include percentages for Proffitt's for January 1996.

Account Origination And Underwriting

   Each of the Bank's credit card accounts is governed by a written agreement containing the terms and conditions of the account. In these agreements, the Bank reserves the right to change or terminate any term, condition, service or feature of the account (including, among others, increasing or decreasing finance charges, other charges or minimum payments). Credit card accounts for Department Store customers are generally created through three new account programs:

  New Account Programs

   In-Store "Instant Credit" Applications. The Bank offers instant credit to customers applying for a credit card at the time of a purchase in the Department Stores. Approximately 75% of the Bank's new accounts were generated through in-store instant credit applications in 1998. Sales associates are encouraged through various incentives and promotional events to help customers establish instant credit accounts with the Bank, and approved customers may receive a discount on their first day purchases with the new card. The customer completes the instant credit application at the point of sale and must have a valid third party credit card in the customer's name and valid picture identification. Upon receipt of the necessary information, the sales associate relays the information to the applicable Credit Service Center over the telephone. A full credit report is then obtained and a credit bureau derived risk score is generated. If the Bank's policy rules are passed and the risk score is above the cut-off, a credit card account number is immediately assigned by the system. The credit limit is based on the risk score. Rejected applicants are notified by letters generated by the Vision21 System in accordance with applicable law.

   Mail-In Applications. Mail-in credit applications are available in the Department Stores. During 1998, approximately 8% of new accounts were generated through mail-in applications. Upon completion by the customer, these applications can be submitted either at the service desk in one of the Department Stores or mailed to a Credit Service Center. When received, the application is reviewed for completeness. The application is processed and acted upon in the same manner as instant credit applications.

   Promotional (Pre-approved) Applications. Promotional (pre-approved) applications are used as part of the credit solicitation effort for new and existing Department Stores and trade areas. During 1998, approximately 17% of the Bank's new accounts were generated by pre-approved applications. Of this pre-approved group, 8% was related to the acquisitions of new stores (certain of whose customers were solicited for new Bank credit card accounts), 7% represented prescreened direct mail and phone solicitations for new and remodeled stores; and 2% represented pre-screened direct mail and phone solicitations in existing markets. In these new account promotions, the Bank provides the credit bureaus with minimum criteria for potential account holders in the targeted area. The lists generated by the credit bureaus are compared by computer against the Bank's existing account holders to eliminate duplications. Qualifying persons are sent a marketing package which includes information about the relevant Department Store and the related Bank credit card program, along with an application to be signed. If the application is returned, signed and unaltered, and if the application passes any post-screen tests, which have been permitted since 1997, a credit limit is established based on the risk score associated with the account. If the application is returned with a change in name or address indicated, the application is reviewed in a similar manner to a mail-in application. Management believes that post-screening has improved credit quality for accounts originated through pre-approved solicitations.

Account Monitoring

   No automatic adjustment to a cardholder's credit limit is made during the initial six months from account activation. Ongoing monitoring of customers' credit limits is conducted through the use of updated credit bureau generated risk scores and through behavioral scoring models. Currently, risk scores are updated semi-annually. The risk score is a measure of the customer's current creditworthiness as derived by payment and delinquency patterns with the entire credit granting community. Based on the score, number of months with a balance and the current delinquency status of the account, the credit limit may be raised or lowered. Accounts are generally closed to additional purchases no later than two payments past due, and higher risk accounts (based on dollars at risk, length of time on the file, credit bureau risk score or behavioral score) can be closed from additional purchases as soon as one day past the payment due date.

   Saks has purchased "Probe" account management software from Experian, Inc., a credit management consultant. Probe enables a creditor to develop and test multiple account management strategies simultaneously, allowing continual refinement of account management policies to improve performance. A test group of customers is selected by random sampling and different operating strategies are assigned to the test group and the balance of the portfolio. The strategies are tracked to determine the best performing strategy, which then may be used as the primary or "champion" strategy. The Probe adaptive control system is expected to enhance the Bank's ability to test, measure, administer and monitor changes in operational strategy. Probe will be used in connection with authorization, line management, collections, fraud and select monitoring and marketing programs.

  Automatic Over Limit Authorization

   When customers (other than customers of CPS) attempt to incur charges that exceed their designated credit limit ("over limit charges"), the Vision 21 system automatically reviews the account during the authorization process and determines an acceptable dollar amount of over limit privileges for the customer. The amount of the over limit authorization is determined by the number of times the account has been billed, the current delinquency status of the account and the account's credit bureau derived risk score. The process for CPS receivables is generally the same, except that customized behavioral scoring is used in the decision process, consistent with historic practice.

   The system provides for automatic over-limit discretionary criteria, which allows a manager or supervisor to increase the acceptable amount of over-limit temporarily to improve customer service levels during high volume periods.

   A credit authorizer may override the Vision 21 automatic analysis and take the following actions based on certain pre-defined criteria: increase the credit limit, approve the sale without increasing the credit limit or reject the sale. Generally, the credit authorizer will evaluate one or more of the following factors: (i) credit bureau risk score; (ii) length of time the account has been active; (iii) delinquency/payment history; and (iv) a new credit report.

   Deactivation/Cancellation of Accounts

   Cardholders or the Bank can deactivate accounts. Currently, an account is automatically deactivated if it has no balance, and remains unused, for 36 consecutive months. A deactivated account is removed from the Bank's mailing list and cannot be used by the account holder. If an account is deactivated solely due to non-use, it generally can be reactivated if the account holder presents his/her credit card together with evidence of identity and current address. When an account is reactivated, its credit limit is set at $500 until a new credit bureau risk score is obtained. If an account holder cannot produce his/her credit card or if the deactivation occurred for a reason other than non-use, then the account holder must reapply for credit through one of the normal credit origination programs described above. The Bank or the cardholder may terminate a credit card account without advance notice at any time. The cardholder will, however, remain liable for any outstanding balance on the account.

Billing And Payments

   Account holders are given an interest (or a "finance charge") grace period of approximately 25 to 30 days after each billing cycle closes to make a payment. Generally, the Bank assesses interest charges on an account based upon the average daily balance outstanding on the account during a monthly billing cycle. However, no finance charge is imposed if there is no balance at the beginning of the billing cycle and the entire balance of the account is paid during the grace period. If the entire balance is not paid during the grace period, a finance charge is imposed on the unpaid balance to the date of repayment. The annual percentage rate charged by the Bank ranges from 19.8% to 21.6%.

   Credit cardholders are generally charged $25 if a check is dishonored after the second presentment. A late charge is assessed for each minimum payment that is not made timely. No annual fees, transaction-related or over limit service fees are imposed currently.

   The minimum monthly payment that account holders must make under the Bank's credit card programs is the greater of 7.5% (5% for the Saks Fifth Avenue and CPS programs) of the account balance or $10 ($15 in the case of Saks Fifth Avenue). Payments by account holders are applied first to interest and other charges or fees, and then to purchases in the order made. Each such minimum payment specified in this paragraph is referred to herein as a "qualified minimum payment."

   During March 1999, all active Saks Fifth Avenue accountholders received terms change notices that described changes to their accounts. These changes permit the Bank, with the exception for customers who do not use their accounts after July 1, 1999, to standardize finance charge rates at 21.6%, and to impose late fees of $15, return check fees of $25, and a $0.50 minimum finance charge. The Bank terminated inactive Saks Fifth Avenue accounts and, subject to credit approval, opened new accounts (with new terms) for customers with the closed accounts who made a purchase after March 7, 1999.

   The Bank periodically evaluates the terms of its agreements with cardholders in light of competition and possible effects on credit quality. The Bank is now considering a number of terms changes, such as lowering the minimum monthly payment to the greater of 5% of the account balance or $10. The Bank may make these terms changes in the future.

Delinquency, Collections And Losses

   Accounts are aged based on the number of days contractually delinquent. Payments and credits are applied to the account, and the new age of delinquency and past due amount is calculated. Accounts aged 1 to 29 days past due are considered delinquent.

   The Credit Service Centers each utilize a Melita predictive dialing system, which assigns collection tasks in all stages of collection to collectors on a random basis. The Elmhurst Credit Service Center uses two behavioral scoring models developed by Fair, Isaacs & Co. for managing and prioritizing collections efforts. These account history scoring models are the basis for collection strategies including timing and frequency of calls and dunning policies. The priority assigned to collection efforts is based on each account's risk based on delinquency status and outstanding balance. The later stages of delinquency are administered "cradle-to-grave" to enable late-stage collector teams to develop a familiarity with borrower circumstances and design appropriate solutions to bring delinquent accounts current. Certain high balance Saks Fifth Avenue Accounts are routed to a specialized collections group trained in handling sensitive accounts.

   Saks' collection strategy and process includes:

  . When an account becomes one payment past due, a reminder is printed on the bottom of the next account statement.

  . When an account becomes two payments past due, a suspension message is printed on the statement notifying the customer that they will be unable to use their account until payment is made. Currently, most accounts enter the collection system at this point and are scheduled to be worked 10 days later. However, higher risk accounts (based on various factors such as dollars at risk, length of time on file, and high risk behavioral score) can be worked as soon as one day after missing the payment due date.

  . When the account ages to 40 days past due, a follow-up reminder is mailed to the customer.

  . When the account is three payments past due , (i) a stronger message appears on the customer's account statement and (ii) a collection letter is sent to the customer notifying them that the past due status of their account will adversely affect their credit rating.

  . An account is worked strenuously on the predictive dialer until a payment is made or it ages past 120 days delinquent. At this point, it is assigned to a "Late Stage Collection Team." The Late Stage Collection Team initiates more strenuous action on the account. These actions include:

    - Detailed skip tracing utilizing Credit Bureau Services, Fast Data-Phone, Address, Neighbor Search, and Cross Reference Directory Search;

    -  Customized letter generation of demand notices;

    - Specialized phone-based collection techniques, including predictive autodialing; and

    - Selective pre-charge off utilization of collection agencies and attorneys.

  . Prior to the eighth billing date, if a qualifying minimum payment has not been received and the account is at least six months past due, the account is written off. See "-- Charge Offs."

  . Following write-off, accounts are assigned to collection agencies or attorneys. Accounts are assigned by geographic location. Third-party collectors are paid on a contingency basis and are awarded business based on past collection performance. Third-party collectors utilize remedies that are lawfully available to collect the accounts. Historically, the third-party collectors have collected between 20% and 30% of the account balances assigned to them.

   Credit Service Center collections representatives have the authority to make payment arrangements with customers. The arrangements go into the collector queue for the day after the promise to pay is to be fulfilled. If the promise to pay is broken, a collector may contact the customer immediately, depending on the stage of collection, and reverse the payment arrangements. During all stages of delinquency, computer logs of collectors' efforts to contact accounts are maintained with the Servicer, thereby allowing management to monitor the collection efforts and status of delinquent accounts.

   Both Credit Service Centers offer incentive programs to compensate collectors for improvements in charge offs. Collector turnover is low due to a competitive pay program.

  Reaging of Accounts

   Manual reaging is generally used only in cases where billing errors, customer disputes, incorrect addresses, or other account problems warrant such action. A manager must approve any reaging of accounts. The Vision21 system produces a reage report that allows management to review manual reage volume and performance at any time. A delinquent account will generally be automatically cured (i.e., made current) if the accountholder makes at least three minimum monthly payments in a three-month period in any combination of amounts. An account is not permitted to be reaged more than once every six months.

  Charge offs

   All receivables are charged off if a minimum qualified payment has not been received prior to the eighth billing date and the account is 180 days or more past due. In addition, receivables are charged off upon notice of bankruptcy, in the event of an accountholder's death absent a surviving joint accountholder, or upon the account becoming otherwise uncollectible.

   The credit evaluation, servicing and charge off policies and collections practices may be changed at any time in the Bank's and the Servicer's business judgment to reflect, among other things, changing economic conditions and risks, changing competition in the Department Stores' markets, changes suggested by the behavioral models and adaptive control systems and changes in applicable law.

   The following table sets forth the loss experience with respect to the credit card accounts in the Bank Portfolio for each of the periods shown. Future loss experience for the Receivables may not be similar to the historical experience set forth below. See "Risk Factors" herein and in the Prospectus.

                                Loss Experience
                                 Bank Portfolio
                             (Dollars In Thousands)

                          For the Five Months
                                 Ended               For the 12 Months Ended
                                May 31,                    December 31,
                         ----------------------  ----------------------------------
                            1999        1998        1998        1997        1996
                         ----------  ----------  ----------  ----------  ----------
Average Principal
 Receivables(1)......... $1,227,851  $1,195,725  $1,181,874  $1,113,242  $1,031,522
Total Principal Charge
 Offs(2)................     26,331      24,945      61,938      57,921      47,610
Recoveries..............      4,524       4,730      11,021      11,167       9,740
Net Principal Charge
 Offs...................     21,807      20,215      50,917      46,753      37,870
Net Principal Charge
 Offs
 Percentage (3).........       4.26%       4.06%       4.31%       4.20%       3.67%

--------
(1) Average Principal Receivables for a particular period is the average of the principal balances outstanding at the beginning and the end of each month during such period.
(2) Total Principal Charge Offs are charge offs before Recoveries and do not include fraud losses.
(3) The percentages for the five months ended May 31, 1999 and 1998 are annualized figures, which are not necessarily indicative of results that may be realized for the entire year.

   The following tables set forth the delinquency experience with respect to payments by cardholders that were 31 days or more past due for each of the periods shown for the Bank Portfolio. Because delinquencies are affected by a number of factors, including competitive and general economic conditions and consumer debt levels, the delinquency experience for the Receivables in the future may not be similar to the historical experience set forth below.

                            Historical Delinquencies
                                 Bank Portfolio
                             (Dollars In Thousands)

                                  As of May 31,
                 -----------------------------------------------
                          1999                    1998
                 ----------------------- -----------------------
                             Percentage              Percentage
                              of Total                of Total
                 Receivables Receivables Receivables Receivables
                 ----------- ----------- ----------- -----------
Current(1)...... $1,147,364     95.10%   $1,113,479     94.75%
31 to 60 days
 delinquent.....     23,546      1.95        25,272      2.15
61 to 90 days
 delinquent.....     10,150      0.84        11,065      0.94
Over 91 days
 delinquent.....     25,392      2.10        25,331      2.16
                 ----------    ------    ----------    ------
Total
 Delinquent.....     59,088      4.90%       61,669      5.25%
                 ----------    ------    ----------    ------
Total
 Receivables.... $1,206,452    100.00%   $1,175,148    100.00%
                 ==========    ======    ==========    ======
                                           As of December 31,
                 -----------------------------------------------------------------------
                          1998                    1997                    1996
                 ----------------------- ----------------------- -----------------------
                             Percentage              Percentage              Percentage
                              of Total                of Total                of Total
                 Receivables Receivables Receivables Receivables Receivables Receivables
                 ----------- ----------- ----------- ----------- ----------- -----------
Current(1)...... $1,322,969     95.26%   $1,260,771     95.17%   $1,127,443     94.34%
31 to 60 days
 delinquent.....     26,226      1.89        28,071      2.12        35,415      2.96
61 to 90 days
 delinquent.....     11,187      0.81        10,909      0.82        11,260      0.94
Over 91 days
 delinquent.....     28,461      2.05        25,057      1.89        21,004      1.76
                 ----------- ----------- ----------- ----------- ----------- -----------
Total
 Delinquent.....     65,875      4.74%       64,036      4.83%       67,679      5.66%
                 ----------- ----------- ----------- ----------- ----------- -----------
Total
 Receivables.... $1,388,843    100.00%   $1,324,807    100.00%   $1,195,121    100.00%
                 =========== =========== =========== =========== =========== ===========

--------
(1) Includes both current Accounts and Accounts that are less than 31 days past due as well as Accounts with credit balances.

   The Bank Portfolio's net principal charge offs and delinquencies at any time reflect, among other factors, the overall credit quality of the cardholders, the seasoning of the accounts, the success of collection efforts and general economic conditions. New accounts generally exhibit higher delinquencies and losses than seasoned accounts, beginning approximately six months from issuance, and stabilize within approximately two to three years. The Bank believes that this tendency has not had a material effect on the Bank Portfolio given the moderate growth historically exhibited by the Bank Portfolio. The Bank utilizes its underwriting procedures and risk management policies to establish and maintain its Accounts while promoting the sale of Saks' merchandise within the context of acceptable risk characteristics (including delinquencies and losses) and the Bank's safety and soundness. See "-- Account Origination and Underwriting" herein and "Description of the Certificates and the Pooling and Servicing Agreement -- Addition of Accounts" in the Prospectus.

                       COMPOSITION OF THE TRUST PORTFOLIO

General

   The following information describing the Trust Portfolio is as of the dates shown. The composition of the Trust Portfolio in the future may not be similar to the historical information reflected below. Amounts and percentages in the following tables may not add to the totals because of rounding.


                       Composition of the Trust Portfolio
                                by Credit Limit
                              as of June 28, 1999
                             (Dollars In Thousands)

                                            Percentage               Percentage
                                             of Total                 of Total
                                 Number of  Number of   Aggregate    Aggregate
Credit Limit                    Accounts(1)  Accounts  Credit Limit Credit Limit
------------                    ----------- ---------- ------------ ------------
Zero...........................    174,491      3.62%  $       --        0.00%
$0.01 - $600.00................    445,090      9.24       179,812       1.55
$600.01 - $1,000.00............    384,629      7.98       318,823       2.75
$1,000.01 - $2,000.00..........  1,610,794     33.43     2,448,846      21.14
$2,000.01 - $3,000.00..........    932,314     19.35     2,277,782      19.66
$3,000.01 - $4,000.00..........    325,455      6.75     1,227,081      10.59
$4,000.01 - $5,000.00..........    809,430     16.80     3,995,984      34.49
$5,000.01 or more..............    136,066      2.82     1,137,564       9.82
                                 ---------    ------   -----------     ------
  Total........................  4,818,269    100.00%  $11,585,892     100.00%
                                 =========    ======   ===========     ======

--------
(1) Includes all Accounts with activity during the preceding 12 months.

                       Composition of the Trust Portfolio
                               by Payment Status
                              as of June 28, 1999
                             (Dollars In Thousands)

                                             Percentage             Percentage
                                              of Total               of Total
                                 Number of   Number of  Receivables Receivables
Payment Status                   Accounts(1)  Accounts  Outstanding Outstanding
--------------                   ----------  ---------- ----------- -----------
Current(2)...................... 2,606,808      96.92%  $1,039,968     96.29%
31 to 60 days delinquent........    38,592       1.43       16,859      1.56
61 to 90 days delinquent........    15,319       0.57        7,185      0.67
Over 91 days delinquent.........    28,805       1.07       16,026      1.49
                                 ---------     ------   ----------    ------
  Total ........................ 2,689,524     100.00%  $1,080,037    100.00%
                                 =========     ======   ==========    ======

--------
(1) Includes all Accounts with balances.
(2) Includes both current Accounts and Accounts that are less than 31 days past due as well as Accounts with credit balances.

                       Composition of the Trust Portfolio
                                     by Age
                              as of June 28, 1999
                             (Dollars in Thousands)

                                             Percentage              Percentage
                                              of Total                of Total
                                  Number of    Numbers   Receivables Receivables
Age                              Accounts(1) of Accounts Outstanding Outstanding
---                              ----------- ----------- ----------- -----------
Under 6 months..................    429,228      8.91%   $   54,700      5.06%
6 months to 1 year..............    692,524     14.37        71,634      6.63
1-2 years.......................    536,283     11.13        89,439      8.28
2-3 years.......................    387,286      8.04        75,384      6.98
3 years and older...............  2,772,948     57.55       788,880     73.04
                                  ---------    ------    ----------    ------
Total...........................  4,818,269    100.00%   $1,080,037    100.00%
                                  =========    ======    ==========    ======

--------
(1) Includes all Accounts with activity during the preceding 12 months.

                       Composition of the Trust Portfolio
                               by Account Balance
                              as of June 28, 1999
                             (Dollars In Thousands)

                                              Percentage              Percentage
                                               of Total                of Total
                                   Number of  Number of  Receivables  Receivables
Account Balance                   Accounts(1)  Accounts  Outstanding  Outstanding
---------------                   ----------- ---------- -----------  -----------
No Balance(2)....................  2,167,343     44.98%  $      --        0.00%
$0.01 to $500.00.................  1,878,395     38.98      320,637      29.69
$500.01 to $1000.00..............    370,452      7.69      259,232      24.00
$1,000.01 to $2,000.00...........    160,583      3.33      218,492      20.23
$2,000.01 to $3,000.00...........     38,118      0.79       91,808       8.50
$3,000.01 to $4,000.00...........     14,488      0.30       49,834       4.61
$4,000.01 to $5,000.00...........      7,199      0.15       31,989       2.96
$5,000.00+.......................     12,295      0.26      119,733      11.09
Credit balance(3)................    169,396      3.52      (11,689)     (1.08)
                                   ---------    ------   ----------     ------
  Total..........................  4,818,269    100.00%  $1,080,037     100.00%
                                   =========    ======   ==========     ======

--------
(1) Includes all Accounts with activity during the preceding 12 months.
(2) Accounts currently having no outstanding balance are included, as Receivables may be generated in such Accounts in the future.
(3) Credit balances are a result of cardholder payments and credit adjustments applied in excess of an Account's unpaid balance. Accounts currently having an outstanding credit balance are included, as Receivables may be generated in such Accounts in the future.

Geographic Distribution

   Except for the states listed below, no state accounted for more than 5% of the number of active aggregate credit card accounts in the Trust Portfolio or 5% of the Receivables outstanding in the Trust Portfolio as of June 28, 1999.

                       Composition of the Trust Portfolio
                                    by State
                              as of June 28, 1999
                             (Dollars In Thousands)

                                              Percentage             Percentage
                                               of Total               of Total
                                   Number of  Number of  Receivables Receivables
State                             Accounts(1)  Accounts  Outstanding Outstanding
-----                             ----------  ---------- ----------- -----------
Illinois.........................   947,649      19.67%  $  198,623     18.39%
Alabama..........................   496,003      10.29      126,860     11.75
Wisconsin........................   513,261      10.65       75,847      7.02
Mississippi......................   251,456       5.22       67,031      6.21
Tennessee........................   307,186       6.38       61,614      5.70
Florida..........................   200,418       4.16       54,877      5.08
New York.........................   115,609       2.40       54,050      5.00
Iowa.............................   277,622       5.76       44,320      4.10
Other............................ 1,709,065      35.47      396,815     36.74
                                  ---------     ------   ----------    ------
Total............................ 4,818,269     100.00%  $1,080,037    100.00%
                                  =========     ======   ==========    ======

--------
(1) Includes all Accounts with activity during the preceding 12 months.

                                  THE ACCOUNTS

   The Receivables in the Accounts designated to the Trust Portfolio as of June 28, 1999 included approximately $37.3 million of Finance Charge Receivables and approximately $1,050.0 million of Principal Receivables (which amounts include overdue Finance Charge Receivables and overdue Principal Receivables, respectively). As of June 28, 1999, there were approximately 4.8 million active Accounts which had an average credit limit of $2,400. Excluding zero balance accounts, the average principal balance was $407. As of June 28, 1999, the average principal receivables balance in the Accounts as a percentage of the average credit limit with respect to the Accounts was approximately 9.2%. The Accounts were selected from the Bank Portfolio in the manner described in the Prospectus under "The Accounts."

                                USE OF PROCEEDS

   Net proceeds from the sale of the Offered Certificates in the amount of the initial Class A and Class B Investor Amounts less offering expenses, will be paid to SCC. SCC will use such net proceeds to repay approximately $308,830,000 of the Trust Series 1997-1 Variable Funding Certificates, certain of which are held by multi-seller commercial paper vehicles administered by affiliates of two of the underwriters of this offering. See "Underwriting" and "Annex I Other Series" in this Prospectus Supplement.

                              MATURITY ASSUMPTIONS

   The Series 1999-1 Supplement provides that the Class A Certificateholders and the Class B Certificateholders will not receive payments of principal until July 15, 2002 (the "Expected Payment Date"), except in the event of a Pay Out Event which results in the commencement of the Rapid Amortization Period; provided that in no event will the Class B Certificateholders receive payments of principal until the Class A Certificates have been paid in full. See "Description of the Certificates and the Pooling and Servicing Agreement -- Pay Out Events" and "Risk Factors -- Effect of Payment Rate on Certificates" in the Prospectus.

   Assuming that the Rapid Amortization Period has not commenced, during the Accumulation Period a portion of the Collections in respect of the Receivables equal to the product of (i) the Investor Percentage with respect to Collections of Principal Receivables and (ii) Collections in respect of Principal Receivables received during such Monthly Period will be deposited in the Principal Account. Such amount to be deposited is limited to the Controlled Accumulation Amount (equal to $31,531,250), subject to adjustment based on the calculated Accumulation Period Length beginning with the first Distribution Date of the Accumulation Period and ending when the amount held in the Principal Account is sufficient to pay the Investor Amount in full. In addition, any existing Deficit Controlled Accumulation Amount will be deposited into the Principal Account. Amounts held in the Principal Account will be paid first to the Class A Certificateholders, until the Class A Investor Amount is reduced to zero, and then to the Class B Certificateholders, until the Class B Investor Amount is reduced to zero, on the Expected Payment Date, or in each case, the first Distribution Date during the Rapid Amortization Period, if earlier. A decline in the rate of cardholder reborrowing together with a decline in the rate of establishing new Accounts during the Accumulation Period could extend the time of repayment of principal to the Certificateholders, resulting in a longer term exposure to loss and liquidity concerns by holders of the Offered Certificates.

   Should a Pay Out Event occur and the Rapid Amortization Period begin, Available Principal Collections distributable or to be deposited with respect to the Class A Investor Amount or the Class B Investor Amount will no longer be limited to the Controlled Accumulation Amount. Instead, Available Principal Collections will be distributed monthly in their entirety on each Distribution Date to the Certificateholders, beginning with the Distribution Date in the month following the commencement of the Rapid Amortization Period. The Class B Investor Amount will generally begin amortizing only after the Class A Investor Amount is paid in full, and the Collateral Interest Amount will generally begin amortizing only after the Class B Investor Amount is paid in full. Allocations based upon an Investor Percentage with a fixed numerator during the Rapid Amortization Period may result in greater distributions of principal to Certificateholders than would be the case if an Investor Percentage with a floating numerator were used to determine the percentage of Collections distributed in respect of the Investor Amount. The Offered Certificates are also subject to an optional repurchase by the Transferor on any Distribution Date on or after the Distribution Date on which the sum of the Class A Adjusted Investor Amount, the Class B Adjusted Investor Amount, and the portion of the Collateral Interest Adjustment Amount held by third party investors is less than or equal to 10% of the sum of the Class A Investor Amount on the Closing Date, the Class B Investor Amount on the Closing Date, and the portion of the maximum amount of the Collateral Interest Amount held by parties other than the Transferor and any of its affiliates since the Closing Date. See "Description of the Certificates and the Pooling and Servicing Agreement -- Optional Repurchase; Final Payment of Principal; Termination" in the Prospectus.

   The Transferor may, at or after the time the Accumulation Period commences for Series 1999-1, cause the Trust to issue another Series as a Paired Series with respect to Series 1999-1 to be used to finance the increase in the Transferor Interest caused by the accumulation of principal in the Principal Account with respect to Series 1999-1. No assurances can be given as to whether such other series will be issued and, if issued, the terms thereof, since the terms of the Certificates may vary from the terms of such other series, the pay out events with respect to such other series may vary from the Pay Out Events with respect to Series 1999-1 and may include pay out events which are unrelated to the status of the Transferor or the Receivables, such as pay out events related to the continued availability and rating of certain providers of credit enhancement with respect to such series. If a pay out event does occur with respect to any such Paired Series prior to the payment in full of the Certificates, the final payment of principal to the Certificateholders may be delayed. If a pay out event occurs with respect to the Paired Series when Series 1999-1 is in the Accumulation Period, the percentage used for allocating Collections of Principal Receivables for Series 1999-1 and for the Paired Series may be reset as specified herein. See "Series Provisions -- Investor Percentages and Transferor Percentage" herein and "Description of the Certificates and the Pooling and Servicing Agreement -- Paired Series" in the Prospectus.

   Principal payments on the Offered Certificates will begin prior to the Expected Payment Date in the event of a Pay Out Event. Pay Out Events may be caused, by among other things, a decrease in Portfolio Yield or an inability to generate sufficient new Receivables. A reduction in Portfolio Yield may result from reductions in Collections of Finance Charge Receivables or an increase in charge offs, especially during the summer months due to seasonal sales and Account charge off patterns. A reduction in Collections of Finance Charge Receivables may occur as a result of increased delinquencies, or as a result of increased payments of principal being made by cardholders on a monthly basis. Such increased payments would result in lower Finance Charges being assessed. A decline in the rate of reborrowing or a decline in the rate of establishing new Accounts would also contribute to a reduction in the creation and collection of Finance Charge Receivables. The Offered Certificates will be paid after the Expected Payment Date if sufficient Principal Receivables are not collected during the Accumulation Period. A reduction in Collections of Principal Receivables may occur due to a reduction in payment rates. See "Risk Factors."

   Although it is anticipated that principal payments will be made to Class A Certificateholders and to the Class B Certificateholders on the Expected Payment Date, no assurance can be given in that regard. The ability of the Trust to make such payments depends on the payment rates on the Receivables, the amount of outstanding Receivables from time to time, delinquencies, the rate of charge offs on the Receivables, the potential issuance by the Trust of additional Series and the availability of Shared Principal Collections. The Transferor cannot predict, and no assurance can be given as to, any of the foregoing. Thus no assurance can be given as to the actual rate of payment of principal of the Offered Certificates. See "Credit Card Program" and "Composition of the Trust Portfolio" herein and "Risk Factors" in the Prospectus.

   The following table sets forth the highest and lowest credit card account holder monthly payment rates for the Bank Portfolio during any month in the periods shown and the average account holder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of the total opening monthly credit card account balances during the periods shown. Payments shown in the table include amounts which would be deemed payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts. There can be no assurance that monthly payment rates in the future will be similar to this historical experience. See "Risk Factors" herein and "Risk Factors" in the Prospectus.

                    Account Holder Monthly Payment Rates(1)
                                 Bank Portfolio

                                                            For the 12 Months
                                      For the Five Months    Ended December
                                         Ended May 31,             31,
                                      --------------------  -------------------
                                        1999       1998     1998   1997   1996
                                      ---------  ---------  -----  -----  -----
Lowest Month.........................     20.09%     19.24% 18.64% 18.81% 18.67%
Highest Month........................     22.74%     22.46% 22.46% 22.68% 23.25%
Monthly Average......................     21.50%     20.68% 20.37% 20.26% 20.53%

--------
(1) The monthly payment rates are calculated as the amount of total payments received during the month, divided by total Receivables outstanding at the beginning of each month.

   The amount of Collections on Receivables may vary from month to month due to seasonal variations, general economic conditions and the payment habits of individual account holders. There can be no assurance that Collections of Principal Receivables with respect to the Accounts, and thus the rate at which Certificateholders could expect to receive payments of principal on their Offered Certificates, will be similar to the historical experience set forth above. In addition, if a Pay Out Event occurs, the average life and maturity of the Offered Certificates could be significantly reduced.

   During the Accumulation Period, a slow down in the payment rate below the assumed payment rate used to determine the Accumulation Period Length or a Pay Out Event may occur, either of which would initiate the Rapid Amortization Period. Accordingly, the actual number of months elapsed from the beginning of the Accumulation Period to the final Distribution Date with respect to the Offered Certificates may not equal the expected number of months. The amount of outstanding Receivables and the rates of payments, delinquencies, charge offs and new borrowings on the Accounts depend upon a variety of factors, including seasonal variations, the availability of other sources of credit, general economic conditions and consumer spending and borrowing patterns. Future account holder monthly payment rate experience may not be similar to historical experience. See "Risk Factors" herein and in the Prospectus.

                        RECEIVABLES YIELD CONSIDERATIONS

   The yield for active credit card accounts in the Bank Portfolio for each of the periods shown is set forth in the following table. The historical yield figures in the table are calculated on an as-billed basis. Collections on Receivables included in the Trust will be on a cash collection basis and may not reflect the historical yield experience in the table. Revenues from Finance Charges and fees will be affected by numerous factors, including the rates of the Finance Charges on Principal Receivables, the amount of other fees paid by account holders, the percentage of account holders who pay off their balances in full each month or who have the benefit of a deferred billing or interest free option and thus do not incur monthly periodic charges on purchases, and changes in delinquency rates. There can be no assurance that the yield in the future will be similar to the historical experience set forth below. See "Risk Factors" herein and in the Prospectus.

                                Portfolio Yield
                                 Bank Portfolio
                             (Dollars In Thousands)

                           For the Five Months           For the 12 Months
                              Ended May 31,              Ended December 31,
                          ----------------------  ----------------------------------
                             1999        1998        1998        1997        1996
                          ----------  ----------  ----------  ----------  ----------
Average Receivables(1)..  $1,248,853  $1,213,782  $1,200,767  $1,129,525  $1,046,501
Billed Finance Charges
 and Fees, Unadjusted...      93,887      87,304     213,091     188,572     173,423
Portfolio Yield,
 Unadjusted(2)(3).......       18.04%      17.26%      17.75%      16.69%      16.59%
Discount Option
 Receivable Collections
 (2% Discount
 Percentage)............  $   28,311  $   24,072  $   58,322  $   50,798  $   47,780
Portfolio Yield,
 Discount
 Adjusted(2)(4).........       23.48%      22.02%      22.60%      21.19%      21.14%

--------
(1) Average Receivables for a particular period is the average of the total balances outstanding at the beginning and the end of each month during such period.
(2) The percentages for the five months ended May 31, 1999 and 1998 are annualized figures, which are not necessarily indicative of results that may be realized for the entire year.
(3) The term "unadjusted" represents the Portfolio Yield without the inclusion of Discount Option Receivable Collections.
(4) Represents the historical Portfolio Yield adjusted to reflect the inclusion of Discount Option Receivable Collections and a Discount Percentage of 2% for all periods indicated. See "Risk Factors -- Effect of Discount Option" in the Prospectus for a description of the risk factors associated with the Discount Option and "Series Provisions -- Discount Option Receivables" for a description of the pending reduction of the Discount Percentage to 1%.

                                  POOL FACTORS

   The "Class A Pool Factor," the "Class B Pool Factor" and the "Collateral Interest Pool Factor" are each a seven-digit decimal, which the Servicer will compute monthly, expressing as of each Record Date, the Class A Investor Amount as a proportion of the Class A Investor Amount as of the Closing Date, the Class B Investor Amount as a proportion of the Class B Investor Amount as of the Closing Date, and the Collateral Interest Amount as a proportion of the Collateral Interest Amount as of the Closing Date, respectively. On the Closing Date, the Class A Pool Factor, the Class B Pool Factor and the Collateral Interest Pool Factor (collectively, the "Pool Factors") will each be 1.0000000 and will remain unchanged during the Revolving Period, except in certain limited circumstances. Thereafter, on and after the beginning of the Rapid Amortization Period, the Class A Pool Factor will decline to reflect reductions in the Class A Investor Amount, and after the Class A Investor Amount has been reduced to zero, the Class B Pool Factor will decline to reflect reductions in the Class B Investor Amount. The Collateral Interest Pool Factor will decline to reflect reductions in the Collateral Interest Amount. See "Series Provisions -- Allocation of Investor Default Amount; Adjustment Amounts; Investor Charge Offs."

   Pursuant to the Pooling and Servicing Agreement, monthly reports concerning the Investor Amount, the Adjusted Investor Amount, the Pool Factors and various other items of information will be made available to the Certificateholders. See "Description of the Certificates and the Pooling and Servicing Agreement -- Book-Entry Registration" and "-- Reports to Certificateholders" in the Prospectus.

                               SERIES PROVISIONS

General

   The Offered Certificates and the Collateral Interest will be issued pursuant to the Pooling and Servicing Agreement and a Supplement thereto (the "Series 1999-1 Supplement"). The Class A Certificates and the Class B Certificates are herein collectively referred to as the "Offered Certificates." Reference should be made to the Prospectus for additional information concerning the Pooling and Servicing Agreement.

   The Offered Certificates will represent undivided interests in the Trust, including an interest in all payments on the Receivables in the Trust based upon the applicable Investor Percentage. Each Class A Certificate represents the right to receive monthly payments of interest at the applicable Class A Certificate Rate for the related Interest Period and each Class B Certificate represents the right to receive monthly payments of interest at the applicable Class B Certificate Rate for the related Interest Period. Each Offered Certificate represents the right to receive payments of principal on the Expected Payment Date or during the Rapid Amortization Period funded from Collections of Finance Charge Receivables, Recoveries and Collections of Principal Receivables, respectively, allocated to the Investor Amount. See "-- Investor Percentages and Transferor Percentage" "-- Applications of Collections" and "-- Allocation of Investor Default Amount; Adjustment Amounts; Investor Charge Offs."

   The Transferor initially will own the Collateral Interest and intends to sell some or all of the Collateral Interest to investors. The Collateral Interest will represent an undivided interest in the Trust, including the right to a floating percentage (the "Collateral Percentage") of all payments on the Receivables in the Trust. The Transferor will be permitted to assign any or all of its interests in the Collateral Interest to Saks or any of its affiliates. The ability of the Transferor to sell some or all of the Collateral Interest is subject to certain additional conditions, including delivery to the Trustee of an opinion of counsel that the issuance of such interests in the Collateral Interest will not have a material adverse effect on the Federal income tax characterization of any outstanding series or class. See "-- Investor Percentages and Transferor Percentage."

   The Transferor initially will own the interest not represented by the Offered Certificates, the Collateral Interest, or other series of certificates (the "Transferor Interest"). The Transferor Amount will be evidenced by the Exchangeable Transferor Certificate, which will represent an undivided interest in the Trust, including the right to a floating percentage (the "Transferor Percentage") of all payments on the Receivables in the Trust. The Transferor will be permitted to assign any or all of its interests in the Exchangeable Transferor Certificate to Saks or any of its affiliates. The Exchangeable Transferor Certificate may be subdivided and a portion thereof may be sold to third parties in the form of a separate Series. The ability of the Transferor to issue other Series and to subdivide the Exchangeable Transferor Certificate is subject to certain additional conditions, including delivery to the Trustee of (i) an opinion of counsel that the issuance of such new series will not have a material adverse effect on the Federal income tax characterization of any outstanding series, (ii) written confirmation from each Rating Agency rating each of the outstanding series that the issuance of such new series will not result in such Rating Agency reducing or withdrawing its rating on any certificates then outstanding, and (iii) the approval of certain holders of Certificates of unrated Series or Classes of Certificates. See "-- Investor Percentages and Transferor Percentage."

   During the Revolving Period, the Investor Amount will remain constant, except in certain limited circumstances. The amount of Principal Receivables in the Trust, however, will vary as new Principal Receivables are added to the Trust and others are paid or removed. The Transferor Amount will fluctuate, therefore, to reflect the changes in the amount of the Principal Receivables in the Trust. During the Accumulation Period, all or a portion of the Collections of Principal Receivables allocable to the entire Investor Amount will be deposited in the Principal Account until the Expected Payment Date or the commencement of the Rapid Amortization Period. During the Rapid Amortization Period, the Investor Amount will decline as payments of Principal Receivables allocated to the Investor Amount are collected and distributed monthly to the Certificateholders on the applicable payment dates. As a result, the Transferor Amount during the Accumulation Period or a Rapid Amortization Period may generally increase relative to the Investor Amount to reflect the reductions in the Investor Amount and will also change to reflect the variations in the amount of Principal Receivables in the Trust or the amount held in the Excess Funding Account. See "-- Allocation of Investor Default Amount; Adjustment Amounts; Investor Charge Offs."

   The Offered Certificates initially will be represented by two or more certificates, each registered in the name of Cede, as nominee of DTC. The Offered Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form. No Certificate Owner will be entitled to receive a certificate representing such person's interest in the Offered Certificates, except as described under "Description of the Certificates and the Pooling and Servicing Agreement -- Definitive Certificates" in the Prospectus. Unless and until Definitive Certificates are issued under the limited circumstances described therein, all references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its Participants and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Offered Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC's procedures. See "Listing and Clearing of Certificates" herein, and "Description of the Certificates and the Pooling and Servicing Agreement -- Book-Entry Registration" and "-- Definitive Certificates" and Annex I in the Prospectus.

Interest Payments

   Interest will accrue on the Class A Certificates at the Class A Certificate Rate and on the Class B Certificates at the Class B Certificate Rate from July 21, 1999 (the "Closing Date"). Each "Interest Period" begins on and includes a Distribution Date and excludes the next Distribution Date. However, the first Interest Period will begin on and include the Closing Date and end on and include August 15, 1999, the day preceding the first Distribution Date. Interest will be distributed on August 16, 1999 and on the 15th day of each month thereafter (or, if such 15th day is not a business day, the next succeeding business day) (each, a "Distribution Date"). For purposes of this Prospectus Supplement and the accompanying Prospectus, a "business day" is, unless otherwise indicated, any day other than a Saturday, a Sunday or a day on which banking institutions in Birmingham, Alabama; Jackson, Mississippi; Dallas, Texas; Atlanta, Georgia; Charlotte, North Carolina; Minneapolis, Minnesota; Chicago, Illinois; or New York, New York are authorized or obligated by law or executive order to be closed.

   Interest payments on the Class A Certificates and the Class B Certificates on any Distribution Date will be calculated on the outstanding principal balance of the Class A Certificates and the outstanding principal balance of the Class B Certificates, respectively, as of the preceding Record Date, except that interest for the first Distribution Date will accrue at the applicable Certificate Rate on the initial outstanding principal balance of the Class A Certificates and the initial outstanding principal balance of the Class B Certificates, as applicable, from the Closing Date.

   Interest due on the Certificates but not paid on any Distribution Date will be payable on the next succeeding Distribution Date together with additional interest (the "Additional Interest") on such amount at the applicable Certificate Rate plus 2% per annum (such amount with respect to the Class A Certificates, the "Class A Additional Interest" and such amount with respect to the Class B Certificates, the "Class B Additional Interest"). To the extent permitted by law, such Additional Interest shall accrue on the same basis as interest on the Certificates, and shall accrue from the Distribution Date such overdue interest became due, to but excluding the Distribution Date on which such Additional Interest is paid.

   Interest payments on the Class A Certificates on any Distribution Date will be paid from Class A Available Funds for the related Monthly Period and, to the extent such Class A Available Funds are insufficient to pay such interest, from Excess Spread and Reallocated Principal Collections (to the extent available) for such Monthly Period. Interest payments on the Class B Certificates on any Distribution Date will be paid from Class B Available Funds for the related Monthly Period and, to the extent such Class B Available Funds are insufficient to pay such interest, from Excess Spread and Reallocated Principal Collections (to the extent available) remaining after payments have been made with respect to the Class A Certificates.

   The Class A Certificates will accrue interest from and including the Closing Date through but excluding August 16, 1999, from and including August 16, 1999 through but excluding September 15, 1999, and with respect to each Interest Period thereafter, at a rate of 0.22% per annum above LIBOR prevailing on the related LIBOR Determination Date with respect to each such period. The Class B Certificates will accrue interest from and including the Closing Date through but excluding August 16, 1999, from and including August 16, 1999 through but excluding September 15, 1999, and with respect to each Interest Period thereafter, at a rate of 0.43% per annum above LIBOR prevailing on the related LIBOR Determination Date with respect to each such period.

   The Trustee will determine LIBOR on July 19, 1999 for the period from and including the Closing Date through but excluding August 16, 1999, on August 12, 1999 for the period from and including August 16, 1999 through but excluding September 15, 1999, and for each Interest Period thereafter, on the second London business day prior to the first day of such Interest Period (each, a "LIBOR Determination Date"). For purposes of calculating LIBOR, a "London business day" is any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

   "LIBOR" means, as of any LIBOR Determination Date, the rate for deposits in United States dollars for a one-month period which appears on Telerate Page 3750 as of 11:00 A.M., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 A.M., London time, on that day to prime banks in the London interbank market for a one-month period. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by four major banks in New York City, selected by the Servicer, at approximately 11:00 A.M., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period.

   "Telerate Page 3750" means the display page currently so designated on the Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

   "Reference Banks" means four major banks in the London interbank market selected by the Servicer.

   The Class A Certificate Rate and the Class B Certificate Rate applicable to the then current and immediately preceding Interest Period may be obtained by telephoning the Trustee at its Corporate Trust Office at (612) 667-3536.

   Interest on the Certificates will be calculated on the basis of the actual number of days in the related Interest Period and a 360-day year.

Principal Payments

   During the Revolving Period, which begins on the Closing Date and ends on the close of business on the last day of the Monthly Period preceding the commencement of the Accumulation Period or, if earlier, the day the Rapid Amortization Period begins, principal payments will be made to the holder of the Exchangeable Transferor Certificate, allocated to other Series of certificates, applied as Reallocated Principal Collections, if required, or deposited in the Excess Funding Account rather than deposited to the Principal Account or paid to the Certificateholders. Under certain circumstances, the commencement of the Accumulation Period may be postponed by the Transferor. On or prior to the Distribution Date occurring 12 months prior to the Expected Payment Date, the Transferor shall designate the number of Monthly Periods in the Accumulation Period and the commencement date of the Accumulation Period. In the absence of such a designation, the Accumulation Period will commence at the close of business on the last day of the June 2001 Monthly Period.

   During the Accumulation Period, a portion of Available Principal Collections will be deposited in the Principal Account on each Distribution Date. During the Rapid Amortization Period, which would begin upon the occurrence of a Pay Out Event, any amounts held in the Principal Account will be distributed first to the Class A Certificateholders, second to the Class B Certificateholders, with the balance, if any, to the holders of the Collateral Interest to the extent of the Class A Investor Amount, the Class B Investor Amount and the Collateral Interest Amount, respectively, and thereafter Available Principal Collections will be paid to the Certificateholders and the holders of the Collateral Interest on each Distribution Date.

Discount Option Receivables

   The Transferor may at any time designate a specified percentage (the "Discount Percentage") of the amount of Receivables arising in the Accounts on and after the date such option is exercised that otherwise would be treated as Principal Receivables to be treated as Finance Charge Receivables (the "Discount Option Receivables"). The Transferor has designated that as of September 1, 1999, the Discount Percentage will be 1%. See "Discount Option Receivables" in the Prospectus.

Postponement of Accumulation Period

   The Accumulation Period is scheduled to commence at the close of business on the last day of the June 2001 Monthly Period. Upon written notice to the Trustee, the Transferor may elect to postpone the commencement of the Accumulation Period and extend the length of the Revolving Period, subject to certain conditions, including those set forth below. The Transferor may make such election only if the Accumulation Period Length (determined as described below) is less than 12 months. On each Determination Date, until the Accumulation Period begins, the Servicer will determine the "Accumulation Period Length," which is the number of months expected to be required to fund the Principal Account up to the Initial Investor Amount no later than the Expected Payment Date, based on (a) the monthly Collections of Principal Receivables expected to be distributable to the certificateholders of all series (excluding certain other series), assuming a principal payment rate no greater than the lowest monthly principal payment rate on the Receivables for the preceding 12 months and (b) the amount of principal expected to be distributable to certificateholders of all series (excluding certain other series) which are not expected to be in their revolving periods during the Accumulation Period. If the Accumulation Period Length is less than 12 months, the Transferor may, at its option, postpone the commencement of the Accumulation Period such that the number of months included in the Accumulation Period will be equal to or exceed the Accumulation Period Length. The effect of the foregoing calculation is to permit the reduction of the length of the Accumulation Period based on the investor amounts of certain other series which are scheduled to be in their revolving periods during the Accumulation Period and on increases in the principal payment rate occurring after the Closing Date. The length of the Accumulation Period will never be less than one month nor greater than 12 months.

Reserve Account

   The Servicer will establish and maintain, or cause to be established or maintained, a "Reserve Account" with a Qualified Institution in the Trustee's name as a segregated Trust account and for the benefit of the holders of the Certificates and the Collateral Interest. As described in "-- Applications of Collections," after the Reserve Account Funding Date but prior to the termination of the Reserve Account, a portion of the amounts held in the Collection Account will be applied to fund the Reserve Account. During the Accumulation Period, the Trustee will withdraw an amount equal to the lesser of the amount held in the Reserve Account and the difference between (a) the product of amounts held in the Principal Account and the interest rates applicable to the Offered Certificates and the Collateral Interest and (b) investment income on the Principal Account, and deposit such amount in the Collection Account. Amounts on deposit in the Reserve Account in excess of the amounts required to be maintained therein from time to time will be distributed to the Transferor.

   The "Reserve Account Funding Date" will be the Distribution Date with respect to the Monthly Period which commences three months prior to the commencement of the Accumulation Period (or earlier, under certain circumstances relating to the yield on the Receivables).

Subordination of the Class B Certificates and the Collateral Interest

   The Class B Certificates and the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class A Certificates and the Collateral Interest will be subordinated to the extent necessary to fund payments with respect to the Class B Certificates. Certain Collections of Principal Receivables otherwise allocable to the Class B Certificateholders ("Class B Subordinated Principal Collections") may be reallocated to the Class A Certificateholders and the Class B Investor Amount may be reduced. Similarly, Collections of Principal Receivables allocable to the Collateral Interest that are included in Collateral Subordinated Principal Collections (which may be subdivided pursuant to the Series 1999-1 Supplement to reflect any subdivision of the Collateral Interest), may be reallocated to the Class A Certificateholders and the Class B Certificateholders, and the Collateral Interest Amount may be reduced as a result. To the extent the Class B Investor Amount is reduced, the percentage of Collections of Finance Charge Receivables allocated to the Class B Certificateholders in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Investor Amount is not reimbursed, the amount of principal distributable to the Class B Certificateholders will be reduced. See "-- Investor Percentages and Transferor Percentage," "-- Reallocation of Cash Flows," and "-- Applications of Collections."

Investor Percentages and Transferor Percentage

   The Investor Percentage (the "Investor Percentage") will be calculated as follows:

   Principal Receivables during Revolving Period, Finance Charge Receivables (other than during the Rapid Amortization Period) and Allocable Amounts. With respect to (A) Principal Receivables during any Monthly Period during the Revolving Period, (B) Finance Charge Receivables during any Monthly Period other than during a Rapid Amortization Period, and (C) the Allocable Amounts during any Monthly Period, the percentage equivalent of a fraction the numerator of which is equal to the Adjusted Investor Amount as of the last day of the immediately preceding Monthly Period (or the Initial Investor Amount, in the case of the first Monthly Period applicable to Series 1999-1) and the denominator of which is the greater of (i) the sum of the aggregate Principal Receivables in the Trust and the amount on deposit in the Excess Funding Account, in each case at the close of business on the last day of the immediately preceding Monthly Period and (ii) the sum of the numerators used to calculate the applicable investor percentages with respect to Principal Receivables, Finance Charge Receivables or the Allocable Amounts, as applicable, for all Series outstanding as of the date on which such determination is being made.

   Finance Charge Receivables during the Rapid Amortization Period. With respect to Finance Charge Receivables (and any other amounts treated as Finance Charge Receivables) during any Monthly Period during a Rapid Amortization Period, the percentage equivalent of a fraction the numerator of which is equal to the Adjusted Investor Amount as of the last day of the Revolving Period and the denominator of which is the greater of (i) the sum of the aggregate Principal Receivables in the Trust and the amount on deposit in the Excess Funding Account, in each case at the close of business on the last day of the immediately preceding Monthly Period and (ii) the sum of the numerators used to calculate the investor percentages with respect to Finance Charge Receivables for all Series outstanding as of the date on which such determination is being made.

   Principal Receivables during the Accumulation Period and the Rapid Amortization Period. With respect to Principal Receivables during any Monthly Period during the Accumulation Period or the Rapid Amortization Period, the percentage equivalent of a fraction the numerator of which is equal to the Adjusted Investor Amount as of the last day of the Revolving Period and the denominator of which is the greater of (i) the sum of the aggregate Principal Receivables in the Trust and the amount on deposit in the Excess Funding Account, in each case at the close of business on the last day of the immediately preceding Monthly Period and (ii) the sum of the numerators used to calculate the investor percentages with respect to Principal Receivables for all series outstanding as of the date on which such determination in being made; provided, however, if the Offered Certificates are paired with a Paired Series and a Rapid Amortization Period commences for such Paired Series, the Transferor may, by written notice to the Trustee and Servicer, designate a different numerator to be used to determine such percentage.

   As used herein, the following terms have the meanings indicated:

   "Adjusted Investor Amount" shall mean, as of any date of determination, an amount equal to the sum of the Class A Adjusted Investor Amount, the Class B Adjusted Investor Amount and the Collateral Interest Adjusted Amount, in each case as of such date.

   "Class A Investor Amount" means, on any date of determination, an amount equal to (a) the Class A Initial Investor Amount, minus (b) the aggregate amount of principal payments made to the Class A Certificateholders prior to such date, minus (c) the excess, if any, of the aggregate amount of Class A Investor Charge Offs for all prior Distribution Dates over the sum of the aggregate amount of reimbursed Class A Investor Charge Offs and, without duplication, the aggregate amount of reductions of the Series Adjustment Amount allocable to the Class A Certificates); provided, however, that the Class A Investor Amount may not be reduced below zero.

   "Class A Adjusted Investor Amount" means, on any date of determination while the Class A Certificates are outstanding, an amount equal to the Class A Investor Amount minus the amount, if any, of funds held in the Principal Account (the "Principal Account Balance") (but not less than zero).

   "Class A Investor Percentage" shall be calculated by substituting the Class A Adjusted Investor Amount and the Class A Initial Investor Amount in all references to the Adjusted Investor Amount and the Initial Investor Amount, respectively, in the definition of Investor Percentage.

   "Class B Investor Amount" means, on any date of determination, an amount equal to (a) the Class B Initial Investor Amount, minus (b) the aggregate amount of principal payments made to the Class B Certificateholders prior to such date, minus (c) the aggregate amount of Class B Investor Charge Offs for all prior Distribution Dates, minus (d) the amount of Class B Subordinated Principal Collections used to make payments in respect of the Class A Certificates on all prior Distribution Dates, minus (e) an amount equal to the amount by which the Class B Investor Amount has been reduced on all prior Distribution Dates in respect of the Class A Allocable Amount, plus (f) the sum of the amount of Excess Spread and Shared Excess Finance Charge Collections allocated and available on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and (e) and, without duplication, the aggregate amount of the reductions of the Series Adjustment Amount allocable to the Class B Investor Amount; provided, however, that the Class B Investor Amount may not be reduced below zero.

   "Class B Adjusted Investor Amount" shall mean, on any date of determination, an amount equal to the Class B Investor Amount minus the excess of the Principal Account Balance over the Class A Investor Amount on such date (up to the Class B Investor Amount).

   "Class B Investor Percentage" shall be calculated by substituting the Class B Adjusted Investor Amount and the Class B Initial Investor Amount in all references to the Adjusted Investor Amount and the Initial Investor Amount respectively, in the definition of Investor Percentage.

   "Collateral Interest Amount" means, on any date of determination, an amount equal to (a) the initial Collateral Interest Amount equal to $68,100,000, minus
(b) the aggregate amount of principal payments made to the holders of the Collateral Interest on or prior to such date, minus (c) the amount of Collateral Interest Principal Collections used to make payments in respect of the Offered Certificates on all prior Distribution Dates that have resulted in a reduction of the Collateral Interest Amount, minus (d) an amount equal to the amount by which the Collateral Interest Amount has been reduced on all prior Distribution Dates in respect of the Class A Allocable Amount, the Class B Allocable Amount and the Collateral Interest Allocable Amount, plus (e) the sum of the amount of Excess Spread and Shared Excess Finance Charge Collections allocated and available on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c) and (d) and, without duplication, reductions of the Series Adjustment Amount allocable to the Collateral Interest Amount; provided, however, that the Collateral Interest Amount may not be reduced below zero.

   "Collateral Interest Adjusted Amount" for any date of determination, means an amount equal to the Collateral Interest Amount, minus the excess of the Principal Account Balance over the sum of the Class A Investor Amount and the Class B Investor Amount on such date (up to the Collateral Interest Amount). The Collateral Interest Adjusted Amount may be subdivided pursuant to the Series 1999-1 Supplement to reflect any subdivision of the Collateral Interest.

   "Collateral Interest Percentage" shall be calculated by substituting the Collateral Interest Adjusted Amount and the initial Collateral Interest Amount in all references to the Adjusted Investor Amount and the Initial Investor Amount, respectively, in the definition of Investor Percentage. The Collateral Interest Percentage may be subdivided pursuant to the Series 1999-1 Supplement to reflect any subdivision of the Collateral Interest.

   "Collateral Subordinated Principal Collections" means, with respect to any Monthly Period, an amount equal to the product of (i) the applicable Collateral Interest Percentage with respect to Collections of Principal Receivables and
(ii) the aggregate amount of Collections of Principal Receivables for such Monthly Period.

The Collateral Subordinated Principal Collections may be subdivided pursuant to the Series 1999-1 Supplement to reflect any subdivision of the Collateral Interest.

   The Transferor Percentage will be equal to 100% minus the sum of the investor percentages for all Series outstanding.

   As described above, during the Revolving Period, the Investor Percentage applied when allocating Collections on Principal Receivables is expected to vary from month to month because the Investor Amount as a percentage of the total amount of Principal Receivables in the Trust will fluctuate from day to day. During the Rapid Amortization Period, the amount of Collections on Principal Receivables allocated to the Investor Amount each day will be determined by reference to a percentage based on the Investor Amount on the last day of the Revolving Period.

Reallocation of Cash Flows

   On each Determination Date, the Servicer will determine the amount (the "Class A Required Amount"), if any, by which (a) the sum of (i) Class A Monthly Interest for the following Distribution Date, (ii) any Class A Monthly Interest previously due but not paid to the Class A Certificateholders on a prior Distribution Date, (iii) any Class A Additional Interest for the following Distribution Date and any Class A Additional Interest previously due but not paid to the Class A Certificateholders on a prior Distribution Date, (iv) the Class A Allocable Amount, if any, for such Distribution Date and (v) if Saks is no longer the Servicer, the Class A Servicing Fee for the related Distribution Date and any unpaid Class A Servicing Fee for a prior Distribution Date exceeds
(b) the Class A Available Funds for the preceding Monthly Period. If the Class A Required Amount is greater than zero, Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1999-1 and available for such purpose will be used to fund the Class A Required Amount with respect to such Distribution Date. If such Excess Spread and Shared Excess Finance Charge Collections available with respect to such Distribution Date are insufficient to fund the Class A Required Amount, Collections of Principal Receivables allocable first to the Collateral Interest and then to the Class B Certificates for the related Monthly Period ("Reallocated Principal Collections") will then be used to fund the remaining Class A Required Amount. If such Reallocated Principal Collections with respect to the related Monthly Period are insufficient to fund the remaining Class A Required Amount, then the Collateral Interest Amount, the Class B Investor Amount, and the Class A Investor Amount may be reduced. See "-- Allocation of Investor Default Amount; Adjustment Amounts; Investor Charge Offs."

   On each Determination Date, the Servicer will determine the amount (the "Class B Required Amount"), if any, equal to the sum of (a) the amount, if any, by which the sum of (i) Class B Monthly Interest for the following Distribution Date, (ii) any Class B Monthly Interest previously due but not paid to the Class B Certificateholders on a prior Distribution Date, (iii) any Class B Additional Interest for the following Distribution Date and any Class B Additional Interest previously due but not paid to the Class B Certificateholders on a prior Distribution Date and (iv) if Saks is no longer the Servicer, the Class B Servicing Fee for the related Distribution Date and any unpaid Class B Servicing Fee for a prior Distribution Date exceeds the Class B Available Funds for the preceding Monthly Period and (b) the amount, if any, by which the Class B Allocable Amount, if any, for such Distribution Date exceeds the amount of Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1999-1 available on such Distribution Date as specified in clause (d) under "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections." If the Class B Required Amount is greater than zero, Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1999-1 not required to fund the Class A Required Amount or reimburse Class A Investor Charge Offs will be used to fund the Class B Required Amount with respect to such Distribution Date. If such Excess Spread and Shared Excess Finance Charge Collections available with respect to such Distribution Date are insufficient to fund the Class B Required Amount, Reallocated Principal Collections allocable to the Collateral Interest not required to fund the Class A Required Amount will then be used to fund the remaining Class B Required Amount. If such Reallocated Principal Collections with respect to the related Monthly Period are insufficient to fund the remaining Class B Required Amount, then the Collateral

Interest Amount and the Class B Investor Amount may be reduced. See "-- Allocation of Investor Default Amount; Adjustment Amounts; Investor Charge Offs."

   On each Determination Date, the Servicer will determine the amount (the "Collateral Interest Required Amount"), if any, equal to the sum of (a) the amount, if any by which the sum of (i) Collateral Monthly Interest for the following Distribution Date, (ii) any Collateral Monthly Interest previously due but not paid to the Collateral Interest on a prior Distribution Date, (iii) any Collateral Interest Additional Interest for the following Distribution Date and any Collateral Interest Additional Interest previously due but not paid to the Collateral Interest on a prior Distribution Date and (iv) if Saks is no longer the Servicer, the Collateral Interest Servicing Fee for such Distribution Date and any unpaid Collateral Interest Servicing Fee for a prior Distribution Date exceeds the Collateral Interest Available Funds and Excess Spread and Shared Excess Finance Charge Collections with respect to the preceding Monthly Period available to make payments with respect thereto and
(b) the amount, if any, by which the Collateral Interest Allocable Amount, if any, for such Distribution Date exceeds the amount of Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1999-1 available on such Distribution Date as specified in clause (i) under "-- Applications of Collections -- Excess Spread; Shared Excess Finance Charge Collections." The Collateral Interest Required Amount may be subdivided pursuant to the Series 1999-1 Supplement to reflect any subdivision of the Collateral Interest. If the Collateral Interest Required Amount is greater than zero, available Excess Spread and Shared Excess Finance Charge Collections and amounts, if any, held in the Spread Account will then be used to fund the remaining Collateral Interest Required Amount. If such Excess Spread and Shared Excess Finance Charge Collections and amounts, if any, available in the Spread Account are insufficient to fund the Collateral Interest Required Amount, then the Collateral Interest Amount may be reduced. See "-- Allocation of Investor Default Amount; Adjustment Amounts; Investor Charge Offs."

   Reallocated Principal Collections allocable to the Collateral Interest may be reimbursed from amounts available in the Spread Account. The Spread Account will be established with the Trustee solely for the benefit of the Collateral Interest. Class A Certificateholders and Class B Certificateholders should not view the Spread Account as credit enhancement for their Certificates.

Applications of Collections

   During the Revolving Period, Collections of Principal Receivables allocable to Series 1999-1 with respect to each Monthly Period will only be required to be deposited into the Collection Account on a daily basis during such Monthly Period under limited circumstances as provided in the Series 1999-1 Supplement; provided, however, that in the event that the Minimum Transferor Amount exceeds the Transferor Amount on any date, such Collections of Principal Receivables shall be deposited into the Excess Funding Account until the Transferor Amount equals the Minimum Transferor Amount. During the Accumulation Period, after an amount of Collections of Principal Receivables allocable to Series 1999-1 equal to the Controlled Deposit Amount with respect to each Monthly Period has been deposited into the Collection Account, Collections of Principal Receivables allocable to Series 1999-1 with respect to each Monthly Period need not be deposited into the Collection Account on a daily basis during such Monthly Period, except under limited circumstances as provided in the Series 1999-1 Supplement; provided, however, that in the event that the Minimum Transferor Amount exceeds the Transferor Amount on any date, such Collections of Principal Receivables shall be deposited into the Excess Funding Account until the Transferor Amount equals the Minimum Transferor Amount.

   The Servicer may make deposits into the Collection Account and the Excess Funding Account on any date, net of amounts payable to the Transferor from such accounts on such date.

  Allocations

   The Servicer will allocate among Series 1999-1, the interests of all other series issued and outstanding, and the Transferor Interest, all Collections of Finance Charge Receivables and Principal Receivables and all Allocable Amounts with respect to each Monthly Period based on the applicable Investor Percentage for such Monthly Period.

  Payment of Interest, Fees and Other Items

   On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will apply the Class A Available Funds, Class B Available Funds, and Collateral Interest Available Funds as follows:

   (A) On each Distribution Date, an amount equal to the Class A Available Funds with respect to the Monthly Period immediately preceding such Distribution Date will be distributed in the following priority:

     (i) an amount equal to Class A Monthly Interest for such Distribution Date, plus the amount of any Class A Monthly Interest previously due but not paid to the Class A Certificateholders on a prior Distribution Date, plus any Class A Additional Interest, will be distributed to the Class A Certificateholders;

     (ii) if Saks is no longer the Servicer, an amount equal to the Class A Servicing Fee for such Distribution Date, plus the amount of any Class A Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer;

     (iii) an amount equal to the Class A Allocable Amount, if any, for such Distribution Date will be treated as a portion of Available Principal Collections for such Distribution Date as described under "-- Payments of Principal;" and

     (iv) the balance, if any, will constitute Excess Spread and will be allocated and distributed as described under "-- Excess Spread; Shared Excess Finance Charge Collections."

   (B) On each Distribution Date, an amount equal to the Class B Available Funds with respect to such Distribution Date will be distributed in the following priority:

     (i) an amount equal to Class B Monthly Interest for such Distribution Date, plus the amount of any Class B Monthly Interest previously due but not paid to the Class B Certificateholders on a prior Distribution Date, plus any Class B Additional Interest, will be distributed to the Class B Certificateholders;

     (ii) if Saks is no longer the Servicer, an amount equal to the Class B Servicing Fee for such Distribution Date, plus the amount of any Class B Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer; and

     (iii) the balance, if any, will constitute Excess Spread and will be allocated and distributed as described under "-- Excess Spread; Shared Excess Finance Charge Collections."

   (C) On each Distribution Date, an amount equal to the Collateral Interest Available Funds with respect to such Distribution Date will be distributed in the following priority (provided, however, the Collateral Interest Available Funds and allocations thereof may be subdivided pursuant to the Series 1999-1 Supplement to reflect any subdivision of the Collateral Interest):

     (i) if Saks is no longer the Servicer, an amount equal to the Collateral Interest Servicing Fee for such Distribution Date, plus the amount of any Collateral Interest Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer; and

     (ii) the balance, if any, will constitute Excess Spread and will be allocated and distributed as described under "-- Excess Spread; Shared Excess Finance Charge Collections."

   "Available Principal Collections" means, with respect to any Distribution Date, an amount equal to (a) the applicable Investor Percentage of Collections of Principal Receivables for the related Monthly Period, plus (b) the portion of the Class A Available Funds used to cover the Class A Allocable Amount, plus
(c) amounts designated as Available Principal Collections as described under "-- Excess Spread; Shared Excess Finance Charge Collections," minus (d) any applied Reallocated Principal Collections for the related Monthly Period, plus
(e) Shared Principal Collections allocated to Series 1999-1.

   "Class A Account Percentage" means, with respect to any Determination Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount on deposit in the Principal Account with respect to Class A Monthly Principal and the denominator of which is the aggregate amount on deposit in the Principal Account, in each case as of the last day of the preceding Monthly Period.

   "Class A Available Funds" means, with respect to any Monthly Period, an amount equal to the sum of (i) the applicable Class A Investor Percentage of Collections of Finance Charge Receivables with respect to such Monthly Period plus any other amounts that are to be treated as Collections of Finance Charge Receivables, (ii) an amount equal to the product of (a) the Class A Account Percentage and (b) the earnings (net of losses and investment expenses), if any, earned on the Principal Account with respect to such Monthly Period, (iii) the amount, if any, to be withdrawn from the Reserve Account and included in Class A Available Funds pursuant to the Series 1999-1 Supplement with respect to such Distribution Date and (iv) the amount of investment earnings (net of losses and investment expenses), if any, on amounts held in the Reserve Account required to be included in Class A Available Funds pursuant to the Series 1999-1 Supplement with respect to such Distribution Date.

   "Class A Monthly Interest" means, with respect to any Distribution Date, an amount equal to the product of (i) the Class A Certificate Rate for the related Interest Period , (ii) the actual number of days in such Interest Period divided by 360, and (iii) the outstanding principal amount of the Class A Certificates as of the preceding Record Date; provided, however, with respect to the first Distribution Date, Class A Monthly Interest will be equal to the interest accrued on the initial outstanding principal balance of the Class A Certificates at the applicable Class A Certificate Rate for the period from and including the Closing Date through but excluding August 16, 1999.

   "Class B Account Percentage" means, with respect to any Determination Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount on deposit in the Principal Account with respect to Class B Monthly Principal and the denominator of which is the aggregate amount on deposit in the Principal Account, in each case as of the last day of the preceding Monthly Period.

   "Class B Available Funds" means, with respect to any Monthly Period, an amount equal to the sum of (i) the applicable Class B Investor Percentage of Collections of Finance Charge Receivables with respect to such Monthly Period plus any other amounts that are to be treated as Collections of Finance Charge Receivables, (ii) an amount equal to the product of (a) the Class B Account Percentage and (b) the earnings (net of losses and investment expenses), if any, earned on the Principal Account with respect to such Monthly Period, (iii) the amount, if any, to be withdrawn from the Reserve Account and included in Class B Available Funds pursuant to the Series 1999-1 Supplement with respect to such Distribution Date and (iv) the amount of investment earnings (net of losses and investment expenses), if any, on amounts in the Reserve Account required to be included in Class B Available Funds pursuant to the Series 1999-1 Supplement with respect to such Distribution Date.

   "Class B Monthly Interest" means, with respect to any Distribution Date, an amount equal to the product of (i) the Class B Certificate Rate for the related Interest Period , (ii) the actual number of days in such Interest Period divided by 360, and (iii) the outstanding principal amount of the Class B Certificates as of the preceding Record Date; provided, however, with respect to the first Distribution Date, Class B Monthly Interest will be equal to the interest accrued on the initial outstanding principal balance of the Class B Certificates at the applicable Class B Certificate Rate for the period from and including the Closing Date through but excluding August 16, 1999.

   "Collateral Interest Account Percentage" means, with respect to any Determination Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount on deposit in the Principal

Account with respect to Collateral Interest Monthly Principal and the denominator of which is the aggregate amount on deposit in the Principal Account, in each case as of the last day of the preceding Monthly Period.

   "Collateral Interest Available Funds" means, with respect to any Monthly Period, an amount equal to the sum of (i) applicable Collateral Interest Percentage of the Collections of Finance Charge Receivables with respect to such Monthly Period and any other amounts that are to be treated as Collections of Finance Charge Receivables, (ii) an amount equal to the product of (a) the Collateral Interest Account Percentage and (b) the earnings (net of losses and investment expenses), if any, earned on the Principal Account with respect to such Monthly Period, (iii) the amount, if any, to be withdrawn from the Reserve Account and included in Collateral Interest Available Funds pursuant to the Series 1999-1 Supplement with respect to such Distribution Date and (iv) the amount of investment earnings (net of losses and investment expenses), if any, on amounts in the Reserve Account required to be included in Collateral Interest Available Funds pursuant to the Series 1999-1 Supplement with respect to such Distribution Date (provided, however, the Collateral Interest Available Funds and allocations thereof may be subdivided pursuant to the Series 1999-1 Supplement to reflect any subdivision of the Collateral Interest).

   "Collateral Interest Rate" means a rate equal to LIBOR plus 1.00% per annum, or a lesser rate.

   "Collateral Monthly Interest" means, with respect to any Distribution Date, an amount equal to the product of (i) an amount equal to the product of the outstanding principal amount of the Collateral Interest as of the preceding Record Date (or, in the case of the first Distribution Date, as of the Closing
Date) and the Collateral Interest Rate for the related Interest Period and (ii) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360. Collateral Monthly Interest may be subdivided pursuant to the Series 1999-1 Supplement to reflect any subdivision of the Collateral Interest.

   "Excess Spread" means, with respect to any Distribution Date, an amount equal to the sum of the amounts described in clauses (A)(iv), (B)(iii) and
(C)(ii) above.

   Excess Spread; Shared Excess Finance Charge Collections

   On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1999-1 with respect to the related Monthly Period to make the following distributions in the following priority:

   (a) an amount equal to the Class A Required Amount, if any, with respect to such Distribution Date will be used to fund any deficiency pursuant to clauses
(A)(i), (ii) and (iii) above under "-- Payment of Interest, Fees and Other Items," in that order of priority;

   (b) an amount equal to the aggregate amount of Class A Investor Charge Offs which have not been previously reimbursed will be treated as a portion of Available Principal Collections for such Distribution Date as described under "-- Payments of Principal;"

   (c) an amount up to the Class B Required Amount, if any, with respect to such Distribution Date will be used to fund any deficiency pursuant to clauses
(B)(i) and (ii) above under "-- Payment of Interest, Fees and Other Items," in that order of priority;

   (d) an amount equal to the Class B Allocable Amount for such Distribution Date will be treated as a portion of Available Principal Collections for such Distribution Date as described under "-- Payments of Principal;"

   (e) an amount equal to the excess, if any, of the Required Reserve Account Amount over the amount held in the Reserve Account will be deposited into the Reserve Account;

   (f) an amount equal to unreimbursed reductions of the Class B Investor Amount, if any, due to: (i) Class B Investor Charge Offs; (ii) allocations of Reallocated Principal Collections for the benefit of the Class A Certificates on all prior Distribution Dates that have resulted in a reduction of the Class B Investor Amount; or (iii) reallocations of the Class B Investor Amount to the Class A Investor Amount as a result of uncovered Class A Allocable Amounts will each be treated as a portion of Available Principal Collections for such Distribution Date as described under "-- Payments of Principal;"

   (g) an amount equal to Collateral Monthly Interest (as such amount may be subdivided pursuant to the Series 1999-1 Supplement to reflect any subdivision of the Collateral Interest), for such Distribution Date, plus the amount of Collateral Monthly Interest previously due but not paid to the holders of the Collateral Interest on a prior Distribution Date, plus any additional interest with respect to interest amounts that were due but not paid to the holders of the Collateral Interest on a prior Distribution Date at a rate equal to the Collateral Interest Rate plus 2% per annum ("Collateral Interest Additional Interest") will be distributed to the holders of the Collateral Interest;

   (h) an amount equal to the Class A Servicing Fee, the Class B Servicing Fee and the Collateral Interest Servicing Fee (as such amount may be subdivided pursuant to the Series 1999-1 Supplement to reflect any subdivision of the Collateral Interest), for such Distribution Date (or, if Saks is no longer the Servicer, the portion thereof remaining unpaid) plus the amount of any Class A Servicing Fee, Class B Servicing Fee or Collateral Interest Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer;

   (i) an amount equal to the Collateral Interest Allocable Amount (as such amount may be subdivided pursuant to the Series 1999-1 Supplement to reflect any subdivision of the Collateral Interest), for such Distribution Date will be treated as a portion of Available Principal Collections for such Distribution Date as described under "-- Payments of Principal;"

   (j) an amount equal to the unreimbursed reductions of the Collateral Interest Amount (as such amount may be subdivided pursuant to the Series 1999-1 Supplement to reflect any subdivision of the Collateral Interest), if any, due to: (i) Collateral Interest Charge Offs (as such amount may be subdivided pursuant to the Series 1999-1 Supplement to reflect any subdivision of the Collateral Interest); (ii) Reallocated Principal Collections used to make payments in respect of the Offered Certificates on all prior Distribution Dates that have resulted in a reduction of the Collateral Interest Amount (as such amount may be subdivided pursuant to the Series 1999-1 Supplement to reflect any subdivision of the Collateral Interest), and (iii) reallocations of the Collateral Interest Amount (as such amount may be subdivided pursuant to the Series 1999-1 Supplement to reflect any subdivision of the Collateral Interest), to the Class A Investor or the Class B Investor Amount as a result of uncovered Class A Allocable Amounts or uncovered Class B Allocable Amounts, respectively, will be treated as a portion of Available Principal Collections for such Distribution Date as described under "-- Payments of Principal;"

   (k) an amount equal to the excess, if any, of the Required Spread Account Amount over the Available Spread Account Amount will be deposited into the Spread Account;

   (l) an amount equal to the aggregate of any other amounts, if any, then due to the Collateral Interest; and

    (m) the balance, if any, will constitute "Shared Excess Finance Charge Collections" with respect to Group One to be applied with respect to other Series in Group One.

   "Available Spread Account Amount" means the amount specified as such in the Series 1999-1 Supplement or such higher amount designated by the Transferor.

   "Required Spread Account Amount" means the amount specified as such in the Series 1999-1 Supplement or such higher amount designated by the Transferor.

   "Required Reserve Account Amount" means the amount specified as such in the Series 1999-1 Supplement, which shall be zero prior to the Reserve Account Funding Date, and thereafter shall not be less than 1.50% of the Investor Amount without satisfaction of the Rating Agency Condition.

  Payments of Principal

   On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will distribute Available Principal Collections in the following priority:

   (A) On each Distribution Date with respect to the Revolving Period, all such Available Principal Collections will be treated as Shared Principal Collections with respect to other Series and applied as described under "-- Shared Principal Collections;" and

   (B) On each Distribution Date with respect to the Accumulation Period or the Rapid Amortization Period, all such Available Principal Collections will be deposited or distributed in the following priority:

     (i) an amount equal to Class A Monthly Principal for such Distribution Date will, during the Accumulation Period, be deposited in the Principal Account for payment to the Class A Certificateholders on the earlier to occur of the Expected Payment Date and the first Distribution Date with respect to the Rapid Amortization Period or, during the Rapid Amortization Period, be distributed to the Class A Certificateholders;

     (ii) an amount equal to Class B Monthly Principal for such Distribution Date will, during the Accumulation Period, after an amount equal to the Class A Investor Amount has been deposited in the Principal Account, be deposited in the Principal Account for payment to the Class B Certificateholders on the Expected Payment Date or with respect to the Rapid Amortization Period, after the Class A Investor Amount has been paid in full;

     (iii) an amount equal to Collateral Monthly Principal will, during the Accumulation Period, after an amount equal to the sum of the Class A Investor Amount and the Class B Investor Amount has been deposited in the Principal Account, be deposited in the Principal Account for payment to the holder(s) of the Collateral Interest on the Expected Payment Date, or with respect to the Rapid Amortization Period, after the Class A Investor Amount and the Class B Investor Amount has been paid in full, be distributed to the holder(s) of the Collateral Interest.

     (iv) the balance, if any, will be treated as Shared Principal Collections with respect to other Series in Group One and applied as described under "Description of the Certificates and The Pooling and Servicing Agreement -- Shared Principal Collections" in the Prospectus.

   "Class A Monthly Principal" with respect to any Distribution Date relating to the Accumulation Period or the Rapid Amortization Period will equal the least of (i) the Available Principal Collections held in the Collection Account with respect to such Distribution Date, (ii) for each Distribution Date with respect to the Accumulation Period, the Controlled Deposit Amount for such Distribution Date, and (iii) the Class A Adjusted Investor Amount on such Distribution Date.

   "Class B Monthly Principal" with respect to any Distribution Date relating to the Accumulation Period, beginning with the Distribution Date on which an amount equal to the Class A Investor Amount has been deposited in the Principal Account (after taking into account deposits to be made on such Distribution
Date), or with respect to any Distribution Date relating to the Rapid Amortization Period, beginning with the Distribution Date on which the Class A Certificates have been paid in full (after taking into account payments to be made on such Distribution Date), will equal the least of (i) the Available Principal Collections on deposit in the Principal Account with respect to such Distribution Date (minus the portion of such Available Principal Collections applied to Class A Monthly Principal on such Distribution Date), (ii) for each Distribution Date with respect to the Accumulation Period, the Controlled Deposit Amount for such Distribution Date (minus the

Class A Monthly Principal with respect to such Distribution Date) and (iii) the Class B Adjusted Investor Amount prior to any deposits on such Distribution Date.

   "Collateral Interest Monthly Principal" with respect to any Distribution Date relating to the Accumulation Period, beginning with the Distribution Date on which an amount equal to the sum of (i) the Class A Investor Amount and (ii) the Class B Investor Amount has been deposited in the Principal Account (after taking into account deposits to be made on such Distribution Date), or with respect to any Distribution Date relating to the Rapid Amortization Period, beginning with the Distribution Date on which the Class B Certificates have been paid in full (after taking into account payments to be made on such Distribution Date), will equal the least of (i) the Available Principal Collections on deposit in the Principal Account with respect to such Distribution Date (minus the portion of such Available Principal Collections applied to Class A Monthly Principal and Class B Monthly Principal on such Distribution Date), (ii) for each Distribution Date with respect to the Accumulation Period, the Controlled Deposit Amount for such Distribution Date (minus the sum of the Class A Monthly Principal and the Class B Monthly Principal with respect to such Distribution Date) and (iii) the Collateral Interest Adjustment Amount prior to any deposits on such Distribution Date.

   "Controlled Accumulation Amount" means for any Distribution Date with respect to the Accumulation Period, $31,531,250; provided, however, if the Accumulation Period Length is determined to be less than 12 months, the Controlled Accumulation Amount shall be equal to (i) the product of (x) the Initial Investor Amount and (y) the Accumulation Period Factor for such Monthly Period divided by (ii) the Required Accumulation Factor Number.

   "Accumulation Period Factor" means, for each Monthly Period, a fraction, the numerator of which is equal to the sum of the initial investor amounts of all outstanding Series, and the denominator of which is equal to the sum of (a) the Initial Investor Amount, (b) the initial investor amounts (or other applicable amounts) of all outstanding Series (other than Series 1999-1) which are not expected to be in their revolving periods during such Monthly Period and (c) the initial investor amounts (or other applicable amounts) of all other outstanding Series which are not allocating Shared Principal Collections to other Series and are expected to be in their revolving periods during such Monthly Period.

   "Required Accumulation Factor Number" is a fraction, rounded upwards to the nearest whole number, the numerator of which is one and the denominator of which is equal to the lowest monthly principal payment rate on the Accounts for the 12 months preceding the date of such calculation (or any lower monthly principal payment rate selected by the Servicer at its option in its sole discretion), expressed as a decimal.

   "Controlled Deposit Amount" means, for any Distribution Date with respect to the Accumulation Period, an amount equal to the sum of the Controlled Accumulation Amount for such Distribution Date and any Deficit Controlled Accumulation Amount for the immediately preceding Distribution Date.

   "Deficit Controlled Accumulation Amount" means (a) on the first Distribution Date with respect to the Accumulation Period, the excess, if any, of the Controlled Accumulation Amount for such Distribution Date over the amount deposited into the Principal Account for such Distribution Date, and (b) on each subsequent Distribution Date with respect to the Accumulation Period, the excess, if any, of the applicable Controlled Deposit Amount for such subsequent Distribution Date over the amount deposited into the Principal Account for such subsequent Distribution Date.

Example of Distributions

   The following is an example of the application of the foregoing provisions to the first Monthly Period during which the Offered Certificates will be outstanding:

      July 1--July 31........................................     Monthly Period
      July 31................................................        Record Date
      August 10.............................................. Determination Date
      August 16..............................................  Distribution Date

   All payments collected at any time with respect to a Monthly Period will be deposited in the Collection Account, and will then be allocated and paid or deposited in accordance with the provisions of the Pooling and Servicing Agreement. Distributions of interest will be made on the Distribution Date to Certificateholders of record at the close of business on the Record Date. "Determination Date" with respect to any Monthly Period will be a business day occurring in the first ten days of the succeeding calendar month as selected from time to time by the Servicer. On the Determination Date, the Servicer will instruct the Trustee regarding amounts to be withdrawn from the Collection Account on the Distribution Date. On the Distribution Date, the Servicer shall deposit to the Collection Account the amount of Collections required to be deposited therein, if daily deposits of Collections are not required. See "Description of the Certificates and the Pooling and Servicing Agreement-- Book-Entry Registration" and "-- Definitive Certificates" in the Prospectus.

Allocation of Investor Default Amount; Adjustment Amounts; Investor Charge Offs

   "Defaulted Receivables" for any Monthly Period are Principal Receivables in Accounts which were charged off as uncollectible in such Monthly Period ("Defaulted Accounts"). Receivables in an Account will be considered charged off for the purposes of the Pooling and Servicing Agreement on the date on which such Account is charged off in accordance with the usual and customary servicing procedures of the Servicer, but in any event no later than 30 days after receipt of notice by the Servicer that the related obligor has died or has become the subject of a bankruptcy petition. The default amount (the "Default Amount") for any Monthly Period will be an amount (not less than zero) equal to (a) the amount of the Principal Receivables that were charged off in such Monthly Period less (b) the amount of Recoveries received by the Servicer with respect to Defaulted Accounts during such Monthly Period.

   On each Determination Date, the Servicer will calculate the Investor Default Amount for the preceding Monthly Period. The term "Investor Default Amount" means, for any Monthly Period, the product of (i) the Investor Percentage applicable to Allocable Amounts with respect to such Monthly Period and (ii) the Default Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Class A Certificateholders (the "Class A Investor Default Amount") on each Distribution Date in an amount equal to the product of (i) the Class A Investor Percentage applicable during the related Monthly Period and (ii) the Default Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Class B Certificateholders (the "Class B Investor Default Amount") on each Distribution Date in an amount equal to the product of (i) the Class B Investor Percentage applicable during the related Monthly Period and (ii) the Default Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Collateral Interest (the "Collateral Interest Default Amount") (as such amount may be subdivided pursuant to the Series 1999-1 Supplement to reflect any subdivision of the Collateral Interest) on each Distribution Date in an amount equal to the product of (i) the Collateral Interest Percentage applicable during the related Monthly Period and (ii) the Default Amount for such Monthly Period.

   On each Determination Date, the Servicer will also calculate the Series Adjustment Amount, as described below under "-- Allocation of Adjustment Amounts." A portion of the Series Adjustment Amount will be allocated to the Class A Certificateholders (the "Class A Adjustment Amount") on each Distribution Date in an amount equal to the product of (i) the Series Adjustment Amount for Series 1999-1 with respect to the related Monthly Period and (ii) the percentage equivalent of a fraction the numerator of which is the Class A Adjusted Investor Amount and the denominator of which is the Adjusted Investor Amount, each as of the last day of the Monthly Period preceding the related Monthly Period. A portion of the Series Adjustment Amount will be allocated to the Class B Certificateholders (the "Class B Adjustment Amount") on each Distribution Date in an amount equal to the product of (i) the Series Adjustment Amount for Series 1999-1 with respect to the related Monthly Period and (ii) the percentage equivalent of a fraction the numerator of which is the Class B Adjusted Investor Amount and the denominator of which is the Adjusted Investor Amount, each as of the last day of the Monthly Period preceding the related Monthly Period. A portion of the Series Adjustment

Amount will be allocated to the Collateral Interest (the "Collateral Interest Adjustment Amount") (as such amount may be subdivided pursuant to the Series 1999-1 Supplement to reflect any subdivision of the Collateral Interest) on each Distribution Date in an amount equal to the product of (i) the Series Adjustment Amount for Series 1999-1 with respect to the related Monthly Period and (ii) the percentage equivalent of a fraction the numerator of which is the Collateral Interest Amount (as such amount may be subdivided pursuant to the Series 1999-1 Supplement to reflect any subdivision of the Collateral Interest) and the denominator of which is the Adjusted Investor Amount, each as of the last day of the Monthly Period preceding the related Monthly Period.

   The sum of the Class A Investor Default Amount and the Class A Adjustment Amount with respect to a Distribution Date is referred to as the "Class A Allocable Amount." The sum of the Class B Investor Default Amount and the Class B Adjustment Amount with respect to a Distribution Date is referred to as the "Class B Allocable Amount." The sum of the Collateral Interest Default Amount and the Collateral Interest Adjustment Amount with respect to a Distribution Date is referred to as the "Collateral Interest Allocable Amount" (as such amount may be subdivided pursuant to the Series 1999-1 Supplement to reflect any subdivision of the Collateral Interest). The sum of the Class A Allocable Amount, the Class B Allocable Amount and the Collateral Interest Allocable Amount equals the "Allocable Amount."

   An amount equal to the Class A Allocable Amount for each Monthly Period will be funded with Class A Available Funds, Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1999-1 and Reallocated Principal Collections applied as described above in "-- Applications of Collections -- Payment of Interest, Fees and Other Items" and "-- Reallocation of Cash Flows." An amount equal to the Class B Allocable Amount for each Monthly Period will be funded with Class B Available Funds, Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1999-1 and Reallocated Principal Collections applied as described above in "-- Applications of Collections -- Payment of Interest, Fees and Other Items" and "-- Reallocation of Cash Flows."

   On each Distribution Date, if the Class A Required Amount for such Distribution Date exceeds the sum of Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1999-1 and Reallocated Principal Collections, then the Collateral Interest Amount (as such amount may be subdivided pursuant to the Series 1999-1 Supplement to reflect any subdivision of the Collateral Interest) will be reduced by the amount of such excess, but not by more than the excess of the Class A Allocable Amount for such Distribution Date over the amount of Excess Spread and Shared Excess Finance Charge and the amount of Reallocated Principal Collections used to fund the Class A Allocable Amount for such Distribution Date. In the event that such reduction would cause the Collateral Interest Amount to be a negative number, the Collateral Interest Amount will be reduced to zero, and the Class B Investor Amount will be reduced by the amount by which the Collateral Interest Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Allocable Amount for such Distribution Date over the amount of such reduction, if any, of the Collateral Interest Amount with respect to such Distribution Date and the amount of Excess Spread and Shared Excess Finance Charge Collections and the amount of Reallocated Principal Collections used to fund the Class A Allocable Amount for such Distribution Date. In the event that such reduction would cause the Class B Investor Amount to be a negative number, the Class B Investor Amount will be reduced to zero, and the Class A Investor Amount will be reduced by the amount by which the Class B Investor Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Allocable Amount for such Distribution Date over the aggregate amount of the reductions, if any, of the Collateral Interest Amount and the Class B Investor Amount for such Distribution Date and the amount of Excess Spread and Shared Excess Finance Charge Collections and the amount of Reallocated Principal Collections used to fund the Class A Allocable Amount for such Distribution Date (a "Class A Investor Charge Off"), which will have the effect of slowing or reducing the return of principal to the Class A Certificateholders. If the Class A Investor Amount has been reduced by the amount of any Class A Investor Charge Offs, it will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate Class A Investor Charge Offs) by the amount of Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1999-1 and available for such purpose as described above in "-- Applications of Collections -- Excess Spread; Shared Excess Finance Charge Collections." In addition, to the extent that such reduction is due to the allocation of Series Adjustment Amounts, such reduction may be reimbursed as a result of deposits in the Excess Funding Account, increases in the amount of Principal Receivables in the Trust or certain decreases in the aggregate Investor Amount of the Trust.

   On each Distribution Date, if the Class B Required Amount for such Distribution Date exceeds the sum of Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1999-1 not required to pay the Class A Required Amount or reimburse Class A Investor Charge Offs, and Reallocated Principal Collections (exclusive of any Class B Subordinated Principal Collections) not required to pay the Class A Required Amount, then the Collateral Interest Amount (as such amount may be subdivided pursuant to the Series 1999-1 Supplement to reflect any subdivision of the Collateral Interest) will be reduced by the amount of such excess, but not by more than the excess of the Class B Allocable Amount for such Distribution Date over the amount of Excess Spread and Shared Excess Finance Charge Collections, and the amount of Reallocated Principal Collections used to fund the Class B Allocable Amount for such Distribution Date. In the event that such reduction would cause the Collateral Interest Amount to be a negative number, the Collateral Interest Amount remaining after any reduction for the benefit of the Class A Certificates will be reduced to zero, and the Class B Investor Amount remaining after any reduction for the benefit of the Class A Certificates will be reduced by the amount by which the Collateral Interest Amount would have been reduced below zero, but not by more than the excess, if any, of the Class B Allocable Amount for such Distribution Date over the amount of the reductions, if any, of the Collateral Interest Amount with respect to such Distribution Date and the amount of Excess Spread and Shared Excess Finance Charge Collections, and the amount of Reallocated Principal Collections used to fund the Class B Allocable Amount for such Distribution Date (a "Class B Investor Charge Off"), which will have the effect of slowing or reducing the return of principal to the Class B Certificateholders. If the Class B Investor Amount has been reduced by the amount of any Class B Investor Charge Offs, it will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate Class B Investor Charge Offs) by the amount of Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1999-1 and available for such purpose as described above in "-- Applications of Collections -- Excess Spread; Shared Excess Finance Charge Collections." In addition, to the extent that such reduction is due to the allocation of Series Adjustment Amounts, such reduction may be reimbursed as a result of deposits in the Excess Funding Account, increases in the amount of Principal Receivables in the Trust or certain decreases in the aggregate Investor Amount of the Trust.

   On each Distribution Date, if the Collateral Interest Required Amount for such Distribution Date exceeds the sum of Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1999-1 not required to pay the Class A Required Amount, reimburse Class A Investor Charge Offs, pay the
Class B Required Amount, or reimburse Class B Investor Charge Offs and the amounts, if any, in the Spread Account, then the Collateral Interest Amount (as such amount may be subdivided pursuant to the Series 1999-1 Supplement to reflect any subdivision of the Collateral Interest), remaining after any reduction for the benefit of the Class A Certificates or the Class B Certificates will be reduced by the amount of such excess, but not by more than the Collateral Interest Allocable Amount for such Distribution Date (a "Collateral Interest Charge Off") (as such amount may be subdivided pursuant to the Series 1999-1 Supplement to reflect any subdivision of the Collateral Interest).

Allocation of Adjustment Amounts

   The Minimum Transferor Interest Percentage applicable to Series 1999-1 will initially be zero; provided, however, that (a) the Transferor may, at its option and in its sole discretion, designate a higher percentage as the Minimum Transferor Interest Percentage so long as, after giving effect to such designation and any repurchase of certificates or designation of Additional Accounts, the Transferor Amount equals or exceeds the Minimum Transferor Amount and (b) if on any Distribution Date during the Revolving Period (after giving effect to all distributions and adjustments to be made on such Distribution
Date), the portion of the Collateral Interest Amount owned by the Transferor is less than 2% of the Investor Amount and the Minimum Transferor

Interest Percentage is then less than 2%, the Transferor will be required, on or before the last day of the second Monthly Period following the Monthly Period in which such Distribution Date occurs (unless the portion of the Collateral Interest Amount owned by the Transferor then equals or exceeds 2% of the Investor Amount), to (i) repurchase or otherwise repay certificates (to the extent permitted) or designate Additional Accounts to the extent necessary to permit the designation of a Minimum Transferor Interest Percentage of 2% without causing the Transferor Amount to be less than the Minimum Transferor Amount and (ii) upon compliance with clause (i), designate 2% as the Minimum Transferor Interest Percentage. In the event that the Transferor has designated a Minimum Transferor Interest Percentage in excess of 0%, the Transferor may, during the Revolving Period, designate a lower percentage (not less than 0%) if the portion of Collateral Interest Amount owned by the Transferor as a percentage of the Investor Amount averaged over the three Distribution Dates preceding such designation (after giving effect to all distributions and adjustments made on each such Distribution Date) equals or exceeds 4%; provided, however, such lower percentage may not be less than 2% if the portion of Collateral Interest Amount owned by the Transferor as a percentage of the Investor Amount on the Distribution Date preceding such designation (after giving effect to all distributions and adjustments made on such Distribution
Date) does not equal or exceed 2%. The "Minimum Transferor Amount" will generally be equal to the product of the aggregate adjusted investor amount for all Series outstanding and the applicable Minimum Transferor Interest Percentage.

   If as a result of an Adjustment (i) the Principal Receivables plus the Excess Funding Account balance is less than (ii) the aggregate investor amount of all Series (after giving effect to any required transfer of Receivables in Additional Accounts to the Trust and any amounts deposited in the Excess Funding Account), and the Transferor fails to make any payment required by the Pooling and Servicing Agreement in respect thereof, then the amount of such deficiency will be allocated among all Series based on their respective Investor Percentages (a "Series Adjustment Amount"). The Series Adjustment Amount, as applicable to Series 1999-1, will be allocated as described above under "-- Allocation of Investor Default Amount; Adjustment Amounts; Investor Charge Offs." A Series Adjustment Amount will be reduced and the investor amount increased to the extent that allocations of Excess Spread and Shared Excess Finance Charge Collections cover the Series Adjustment Amount, the amount of Principal Receivables in the Trust increases, certificates are repaid, amounts are deposited in the Excess Funding Account or the Transferor subsequently makes a payment allocable to Series 1999-1 in respect of an Adjustment. Reductions in a Series Adjustment Amount will be allocated first to the Class A Certificates, then to the Class B Certificates, and finally to the Collateral Interest, in each case to the extent of any reductions in the Class A Investor Amount, the Class B Investor Amount, or the Collateral Interest Amount, as applicable, attributable to a Series Adjustment Amount.

   Under the terms of the Pooling and Servicing Agreement, fraud-related receivables will be treated as an Adjustment and not as Defaulted Receivables.

Pay Out Events

   The Revolving Period will continue through and include the last day of the June 2001 Monthly Period, unless the Transferor has designated a different date for the commencement of the Accumulation Period or a Pay Out Event occurs prior to such date. See "-- Principal Payments."

   A "Pay Out Event" refers to any of the events specified in the Pooling and Servicing Agreement, and described in the Prospectus under "Description of the Certificates and the Pooling and Servicing Agreement -- Pay Out Events," together with the following events applicable to Series 1999-1:

     (a) failure on the part of the Transferor or the Servicer (i) to make any payment or deposit required by the terms of (A) the Pooling and Servicing Agreement, or (B) the Series 1999-1 Supplement, on or before the date occurring five Business Days after the date such payment or deposit is required to be made or (ii) duly to observe or perform in any material respect any covenants or agreements applicable to it set forth in the Pooling and Servicing Agreement or the Series 1999-1 Supplement, which failure has a material adverse effect on the holders of the Offered Certificates and the Collateral Interest, and which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Trustee, or to the Transferor and the Trustee by the holders of the Offered Certificates and the Collateral Interest representing not less than 50% of the Investor Amount, and continues to materially and adversely affect the holders of the Offered Certificates and the Collateral Interest for such period; or

     (b) any representation or warranty made by the Transferor in the Pooling and Servicing Agreement or the Series 1999-1 Supplement, or any information contained in a computer file, microfiche or written list required to be delivered by the Transferor pursuant to the Pooling and Servicing Agreement, shall prove to have been incorrect in any material respect when made or when delivered, (i) which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Trustee, or to the Transferor and the Trustee by the holders of the Offered Certificates and the Collateral Interest representing not less than 50% of the Investor Amount, and (ii) as a result of which the interests of the holders of the Offered Certificates and the Collateral Interest are materially and adversely affected and continue to be materially and adversely affected for such period; provided, however, that a Pay Out Event shall not be deemed to have occurred if the Transferor has accepted reassignment of the related Receivable, or all of such Receivables, if applicable, during such period in accordance with the provisions of the Pooling and Servicing Agreement; or

     (c) the average of the Portfolio Yields for any three consecutive Monthly Periods is a rate which is less than the average Base Rate for such three consecutive Monthly Periods; or

     (d) failure to pay the Investor Amount on the Expected Payment Date; or

     (e) the Transferor shall fail to designate, or be unable to designate, Additional Accounts the Receivables of which will be Eligible Receivables, as required by the Pooling and Servicing Agreement, and such failure shall continue for a period of five business days; or

     (f) any Servicer Default shall occur which would have a material adverse effect on the holders of the Offered Certificates and the Collateral Interest;

then (x) in the case of any such event described in clauses (a), (b) or (f) above, after the applicable grace period set forth in such subparagraphs, either the Trustee or holders of the Offered Certificates and the Collateral Interest representing more than 50% of the Investor Amount, by written notice then given in writing to the Transferor and the Servicer (and to the Trustee if given by the holders of the Offered Certificates and the Collateral Interest) may declare that a Pay Out Event has occurred with respect to only the Offered Certificates and the Collateral Interest as of the date of such notice, and (y) in the case of any such event described in clauses (c), (d), (e) or (g) above, a Pay Out Event with respect to only the Offered Certificates and the Collateral Interest will be deemed to have occurred, without any notice or other action, immediately upon the occurrence of such event.

   "Portfolio Yield" means with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is (x) the sum of
(i) the amount of collections of Finance Charge Receivables and Shared Excess Finance Charge Collections allocated to Series 1999-1 for such Monthly Period (provided, however, that Shared Excess Finance Charge Collections will be included in Portfolio Yield only to the extent that the Rating Agency Condition is satisfied with respect to Standard & Poor's), (ii) the amount of investments earnings (net of investment expenses and losses), if any, on the Principal Account and Reserve Account balances, (iii) the amount of funds withdrawn from the Reserve Account less (iv) an amount equal to the Default Amount allocable to Series 1991-1 for such Monthly Period, and the denominator of which is (y) the Investor Amount as of the last day of the preceding Monthly Period.

   "Base Rate" means with respect to any Monthly Period, the sum of (i) the annualized percentage equivalent of a fraction, the numerator of which is the sum of the Class A Monthly Interest, Class B Monthly Interest, and Collateral Monthly Interest payable on the Offered Certificates and the Collateral Interest on the following Distribution Date and the denominator of which is the Investor Amount as of the last day of the preceding Monthly Period and (ii) the product of (a) 2% per annum and (b) a fraction, the numerator of which is the Adjusted Investor Amount and the denominator of which is the Investor Amount, in each case determined as of the last day of the preceding Monthly Period.

Servicing Compensation and Payment of Expenses

   The share of the Investor Monthly Servicing Fee allocable to each class of Certificates will be calculated as follows: (i) the share of such fee allocable to the Class A Certificates (the "Class A Servicing Fee") with respect to any Distribution Date shall be equal to one-twelfth ( 1/12th) of the product of (a) 2% (the "Servicing Fee Percentage") and (b) the Class A Adjusted Investor Amount; provided, however, with respect to the first Distribution Date, the Class A Servicing Fee shall be equal to $171,111, (ii) the share of such fee allocable to the Class B Certificates (the "Class B Servicing Fee") with respect to any Distribution Date shall be equal to one-twelfth ( 1/12th) of the product of (a) the Servicing Fee Percentage and (b) the Class B Adjusted Investor Amount; provided, however, with respect to the first Distribution Date, the Class B Servicing Fee shall be equal to $18,501, (iii) the share of such fee allocable to the Collateral Interest (the "Collateral Interest Servicing Fee") (as such amount may be subdivided pursuant to the Series 1999-1 Supplement to reflect the subdivision of the Collateral Interest) with respect to any Distribution Date shall be equal to one-twelfth ( 1/12th) of the product of (a) the Servicing Fee Percentage and (b) the Collateral Interest Adjusted Amount; provided, however, with respect to the first Distribution Date, the Collateral Interest Servicing Fee shall be equal to $41,617.

   The Servicer will pay from its servicing compensation the expenses incurred in connection with servicing the Receivables including, without limitation, payment of the fees and disbursements of independent accountants and the Subservicer(s), if any.

                      LISTING AND CLEARING OF CERTIFICATES

   We expect to list the Certificates on the Luxembourg Stock Exchange. We cannot guaranty that the application for the listing will be accepted or, if accepted, when such listing will be accepted. In connection with the listing application, the Certificate of Incorporation and Bylaws of the Transferor, as well as the legal notice relating to the issuance of the Offered Certificates will be deposited prior to listing with the Chief Registrar of the District Court in Luxembourg, where copies thereof may be obtained upon request. The Class A Certificates and the Class B Certificates have been accepted for clearance through the facilities of DTC, Cedel and Euroclear (ISIN number for the Class A Certificates US79377BAA26, and for the Class B Certificates US79377BAB09, and Common Code number for the Class A Certificates 010010705, and for the Class B Certificates 010010721).

   The Transferor has taken all reasonable care to ensure that the information contained in this Prospectus Supplement and the Prospectus in relation to the Transferor and the Offered Certificates is true and accurate in all material respects and that in relation to the Transferor and the Offered Certificates there are no material facts the omission of which would make misleading any statement herein or in the Prospectus, whether fact or opinion. The Transferor accepts responsibility accordingly. The transactions contemplated in this Prospectus Supplement were authorized by resolutions adopted by the Transferor as of June 30, 1999.

   Copies of the Pooling and Servicing Agreement, the Series 1999-1 Supplement, the Annual Independent Public Accountants Servicing Report required pursuant to the Pooling and Servicing Agreement, and the documents listed under "Where You Can Find More Information" and "Description of the Certificates and the Pooling and Servicing Agreement -- Reports to Certificateholders" in the Prospectus will be available at the office of the listing agent of the Trust in Luxembourg, Banque Generale du Luxembourg S.A., whose address is 50 Avenue J.F. Kennedy, L-2951, Luxembourg. Financial information regarding Saks is included in the consolidated financial statements of Saks in Saks' Annual Report for the fiscal year ended January 30, 1999, which document is also available without charge at the office of the listing agent in Luxembourg. The Certificates, the Pooling and Servicing Agreement and the Series 1999-1 Supplement are governed by the laws of the State of New York.

   Certificateholders may hold their Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems. Cede, as nominee for DTC, will hold the global Certificates. Cedel and Euroclear will hold omnibus positions on behalf of Cedel Customers and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. Transfers between Participants will occur in accordance with DTC Rules. Transfers between Cedel Customers and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures. See "Description of the Certificates and the Pooling and Servicing Agreement -- Book-Entry Registration" and Annex I in the Prospectus.

   DTC has advised us that its management is aware that some computer applications, systems, and the like for processing data that are dependent upon calendar dates, including dates before, on and after January 1, 2000, may encounter Year 2000 problems. DTC has informed its participants and other members of the financial community that it has developed and is implementing a program so that its systems, as these relate to the timely payment of distributions (including principal and interest payments) to security holders, book-entry deliveries and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames. However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed its participants and other members of the financial community that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to:

 .  impress upon them the importance of such services being Year 2000 compliant;
   and

 . determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services.

   In addition, DTC is in the process of developing contingency plans it deems appropriate. According to DTC, the foregoing information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind. None of the Transferor, the Bank, Saks or any of their affiliates makes any representation as to the accuracy or completeness of such information. See "Description of the Certificates and the Pooling and Servicing Agreement -- Book-Entry Registration" in the Prospectus.

      CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE OFFERED CERTIFICATES

General

   The following discussion, summarizing the material anticipated Federal income tax aspects of the purchase, ownership and disposition of the Offered Certificates, is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively, and such changes could modify or adversely affect the tax consequences summarized below.

   This discussion does not address every aspect of the U.S. Federal income tax laws that may be relevant to Certificate Owners in light of their personal investment circumstances or to certain types of Certificate Owners subject to special treatment under U.S. Federal income tax law (for example, banks and other financial institutions, insurance companies, dealers in securities and tax-exempt organizations). Each prospective Certificate Owner is urged to consult with its own tax advisor in determining the Federal, state, local and foreign income tax and any other tax consequences of the purchase, ownership and disposition of the Offered Certificates.

   For purposes of this discussion, a "U.S. Certificate Owner" means a Certificate Owner that is (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate, the income of which is subject to Federal income taxation regardless of its source or (iv) a trust which is subject to the supervision of a court within the United States and the control of a United States person as described in section 7701(a)(30) of the Code. For purposes of this discussion, the term "non-U.S. Certificate Owner" means a Certificate Owner other than a U.S. Certificate Owner.

Characterization of the Offered Certificates as Indebtedness

   Alston & Bird LLP, Atlanta, Georgia, special tax counsel to the Transferor ("Special Tax Counsel") has rendered an opinion that the Offered Certificates will be treated as indebtedness for Federal income tax purposes. However, opinions of counsel are not binding on the Internal Revenue Service (the "IRS") and there can be no assurance that the IRS could not successfully challenge this conclusion.

   The Transferor expresses in the Pooling and Servicing Agreement its intent that for Federal, state and local income and franchise tax purposes, the Offered Certificates will be indebtedness secured by the Receivables. The Transferor agrees and each Certificateholder and Certificate Owner, by acquiring an interest in an Offered Certificate, will be deemed to agree to treat the Offered Certificate as indebtedness of SCC for Federal, state and local income and franchise tax purposes (except to the extent that different treatment is explicitly required under state or local tax statutes). However, because different criteria are used to determine the non-tax accounting characterization of the transactions contemplated by the Pooling and Servicing Agreement, the Transferor expects to treat such transaction, for regulatory and financial accounting purposes, as a sale of an ownership interest in the Receivables and not as a secured loan.

   In general, whether for Federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by the property, is a question of fact, the resolution of which is based upon the economic substance of the transaction. While the IRS and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness for Federal income tax purposes, the primary factor in making this determination is whether the Transferor has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Based on its analysis of such factors, it is the opinion of Special Tax Counsel that, under current law, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, the Offered Certificates will be properly characterized as indebtedness for Federal income tax purposes. Except as otherwise expressly indicated, the following discussion assumes that the Offered Certificates are properly treated as debt obligations of the Transferor for Federal income tax purposes. See "-- Possible Classification of the Transaction as a Partnership or as an Association Taxable as a Corporation."

Treatment of the Trust

   It is the opinion of Special Tax Counsel that the Trust will not be subject to Federal income tax, and that (i) if the Trust is viewed as a collateral arrangement for debt issued directly by the Transferor and any other holders of equity interests in the Trust, then the Trust will be disregarded for Federal income tax purposes, and

(ii) if the Trust is viewed as a separate entity issuing its own debt and owned by the Transferor and any other holders of equity interests in the Trust, then the Trust would be a partnership for Federal income tax purposes rather than an association (or publicly traded partnership) taxable as a corporation.

Possible Classification of the Transaction as a Partnership or as an Association Taxable as a Corporation

   The opinion of Special Tax Counsel with respect to the Offered Certificates and the Trust is not binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, some or all of the Offered Certificates are not debt obligations for Federal income tax purposes and that the proper classification of the legal relationship between the Transferor, any other holders of equity interests in the Trust, and the Certificate Owners resulting from the transaction is that of a partnership, a publicly traded partnership taxable as a corporation, or an association taxable as a corporation. The Transferor currently does not intend to comply with the Federal income tax reporting requirements that would apply if the Offered Certificates were treated as interests in a partnership or corporation (unless, as is permitted by the Pooling and Servicing Agreement, an interest in the Trust is issued or sold that is intended to be classified as an interest in a partnership).

   If the Trust were treated in whole or in part as a partnership in which some or all Certificate Owners were partners, that partnership could be classified as a publicly traded partnership taxable as a corporation. A partnership will be classified as a publicly traded partnership taxable as a corporation if equity interests therein are traded on an "established securities market," or are "readily tradable" on a "secondary market" or its "substantial equivalent" unless certain exceptions apply. One such exception would apply if the Trust is not engaged in a "financial business" and 90% or more of its income consists of interest and certain other types of passive income. Because Treasury Regulations do not clarify the meaning of a "financial business" for this purpose, it is unclear whether this exception applies. The Transferor has taken and intends to take measures designed to reduce the risk that the Trust could be classified as a publicly traded partnership taxable as a corporation. However, there can be no assurance that the Trust could not become a publicly traded partnership, because certain of the actions necessary to comply with such exceptions are not fully within the control of the Transferor.

   If a transaction were treated as creating a partnership between the Transferor and Certificate Owners whose interests in the Trust were treated as equity, the partnership itself would not be subject to Federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the partners of such partnership, including the Certificate Owners whose interests in the Trust are treated as equity, would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of a Certificate Owner could differ if the Offered Certificates were held to constitute partnership interests, rather than indebtedness. Moreover, unless the partnership were treated as engaged in a trade or business, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they exceed 2% of the individual's adjusted gross income, and would be subject to reduction under Section 68 of the Code if the individual's adjusted gross income exceeded certain limits. As a result, the individual might be taxed on a greater amount of income than the stated rate on the Offered Certificates. Finally, if the partnership were a publicly traded partnership that qualifies for exemption from taxation as a corporation, all or a portion of any taxable income allocated to a Certificate Owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may, under certain circumstances, constitute "unrelated business taxable income" which generally would be taxable to the holder.

   If it were determined that a transaction created an entity classified as an association or as a publicly traded partnership taxable as a corporation, the Trust would be subject to Federal income tax at corporate income tax rates on the income it derives from the Receivables, which would reduce the amounts available for distribution to the Certificate Owners, possibly including holders of a Series that is treated as indebtedness. Such classification might also have adverse state and local tax consequences that would reduce amounts available for distribution to Certificate Owners. Cash distributions to the Certificate Owners (except any Class not recharacterized as an equity interest in an association) generally would be treated as dividends for tax purposes to the extent of such deemed corporation's earnings and profits, and in the case of non-U.S. Certificate Owner, would be subject to withholding tax.

Taxation of Interest Income of U.S. Certificate Owners

   Assuming, in accordance with Special Tax Counsel's opinion, that the Offered Certificates are debt obligations for federal income tax purposes, interest thereon will be includible in income by a U.S. Certificate Owner as ordinary income in accordance with its method of tax accounting. Interest received on the Offered Certificates may also constitute "investment income" for purposes of certain limitations of the Code concerning deductibility of investment interest expense.

   While it is not anticipated that the Offered Certificates will be issued at a greater than de minimis discount, under applicable Treasury regulations, the Offered Certificates may nevertheless be deemed to have been issued with original issue discount ("OID"). This could be the case, for example, if interest payments are not treated as "qualified stated interest" because the IRS determines that (i) no reasonable legal remedies exist to compel timely payment and (ii) the Offered Certificates do not have terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment a remote contingency. Applicable regulations provide that, for purposes of the foregoing test, the possibility of nonpayment due to default, insolvency, or similar circumstances, is ignored. Although this provision does not directly apply to the Offered Certificates (because they have no actual default provisions) the Transferor intends to take the position that, because nonpayment can occur only as a result of events beyond its control (principally, loss rates and payment delays on the Receivables substantially in excess of those anticipated), nonpayment is a remote contingency. Based on the foregoing, and on the fact that generally interest will accrue on the Offered Certificates at a "qualified floating rate," the Transferor intends to take the position that interest payments on the Offered Certificates constitute qualified stated interest. If, however, interest payments were not "qualified stated interest," all of the taxable income to be recognized with respect to the Offered Certificates would be includible in income as OID but would not be includible again when the interest is actually received.

   If the Offered Certificates are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under applicable Treasury regulations, the excess of the "stated redemption price at maturity" of an Offered Certificate over the initial offering price at which a substantial amount of the Offered Certificates are sold to the public will constitute OID. A U.S. Certificate Owner must include OID in income as interest over the term of the Offered Certificate under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. In the case of a debt instrument as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument (a "Prepayable Instrument"), the periodic accrual of OID is determined by taking into account both the prepayment assumptions used in pricing the debt instrument and the prepayment experience. If this provision applies to the Offered Certificates (which is not clear), the amount of OID which will accrue in any given "accrual period" may either increase or decrease depending upon the actual prepayment rate. Accordingly, each U.S. Certificate Owner should consult its own tax advisor regarding the effect of the OID rules if the Offered Certificates are issued with OID. Under the applicable Treasury regulations, if an Offered Certificate is issued with de minimis OID, a U.S. Certificate Owner must include such OID in income proportionately as principal payments are made.

   A U.S. Certificate Owner who purchases an Offered Certificate at a discount from its adjusted issue price after its original issuance may be subject to the "market discount" rules of the Code. These rules provide, in part, for the treatment of gain attributable to accrued market discount as ordinary income upon the receipt of partial principal payments or on the sale or other disposition of the Offered Certificate, and for the deferral of interest deductions with respect to debt incurred to acquire or carry the market discount Offered Certificate.

   A U.S. Certificate Owner who purchases an Offered Certificate after its original issuance for an amount in excess of the sum of all amounts payable on such Offered Certificate after the purchase date other than payment of qualified stated interest (the "Remaining Redemption Amount") will be considered to have purchased the Offered Certificate at a premium. Such U.S. Certificate Owner may generally elect to amortize such premium (as an offset to interest income), using a constant yield method, over the remaining term of the Offered Certificate.

   A U.S. Certificate Owner who purchases an Offered Certificate that was issued with OID after its original issuance for an amount less than or equal to the Remaining Redemption Amount but in excess of the Offered Certificate adjusted issue price generally is permitted to reduced the daily portion of OID otherwise includible in such Certificate Owner's taxable income.

Sale or Other Disposition of a Certificate

   In general, a U.S. Certificate Owner will recognize gain or loss upon the sale, exchange, redemption, or other taxable disposition of an Offered Certificate measured by the difference between (i) the amount of cash and the fair market value of any property received (other than amounts attributable to, and taxable as, accrued interest) and (ii) the U.S. Certificate Owner's tax basis in the Offered Certificate (which is equal, in general, to the purchase price of the Offered Certificate increased by any OID or market discount previously included in income by the holder and decreased by any deductions previously allowed for amortizable bond premium and by any payments reflecting principal or OID received with respect to such Offered Certificate). Subject to the market discount rules discussed above and to the one-year holding requirement for long-term capital gain treatment, any such gain or loss generally will be long-term capital gain, provided that the Offered Certificate was held as a capital asset and provided, further, that if the rules applicable to Prepayable Instruments apply, any OID not previously accrued will be treated as ordinary income. The maximum ordinary income tax rate for individuals, estates, and trusts exceeds the maximum long-term capital gains tax rate for such taxpayers. In addition, capital losses generally may be used only to offset capital gains.

Non-U.S. Certificate Owners

   As set forth above, Special Tax Counsel will render an opinion, upon issuance, that the Certificates will be treated as indebtedness for Federal income tax purposes. The following information describes the Federal income tax treatment of non-U.S. Certificate Owners if the Certificates are treated as indebtedness.

   Interest, including OID, paid to a non-U.S. Certificate Owner will be subject to U.S. withholding taxes at a rate of 30% unless (x) the income is "effectively connected" with the conduct by such non-U.S. Certificate Owner of a trade or business carried on in the United States and the investor evidences this fact by delivering an IRS Form 4224 or IRS Form W-8ECI, or (y) the non-U.S. Certificate Owner and each securities clearing organization, bank, or other financial institution that holds the Certificates on behalf of such non-U.S. Certificate Owner in the ordinary course of its trade or business, in the chain between the Certificate Owner and the U.S. person otherwise required to withhold the U.S. tax, complies with applicable identification requirements and in addition (i) the non-U.S. Certificate Owner does not actually or constructively own 10% or more of the voting stock of the Transferor (or, upon the issuance of an interest in the Trust that is treated as a partnership interest, any holder of such interest); (ii) the non-U.S. Certificate Owner is not a controlled foreign corporation with respect to the Transferor (or the holder of such an interest); (iii) the non-U.S. Certificate Owner is not a bank whose receipt of interest on a Certificate is described in section 881(c)(3)(A) of the Code; (iv) such interest is not contingent interest described in section 871(h)(4) of the Code; and (v) the non-U.S. Certificate Owner does not bear certain relationships to any holder of either the Exchangeable Transferor Certificate other than the Transferor or any holder of the Certificates of any Series not properly characterized as debt. Applicable identification requirements generally will be satisfied if there is delivered to a securities clearing organization (i) IRS Form W-8 or IRS Form W-8BEN signed under penalties of perjury by the Certificate Owner, stating that the Certificate Owner is not a U.S. Certificate Owner and providing such Certificate Owner's name and address or (ii) IRS Form 1001 or IRS Form W-8BEN, signed by the Certificate

Owner or such Certificate Owner's agent, claiming exemption from withholding under an applicable tax treaty; provided that in any such case (x) the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the United States entity otherwise required to withhold tax and
(y) none of the entities receiving the form has actual knowledge that the Certificate Owner is a U.S. Certificate Owner.

   Recently finalized Treasury regulations (the "Final Regulations") affect the procedures to be followed by a non-U.S. Certificate Owner in complying with United States Federal withholding, backup withholding and information reporting rules. The Final Regulations are not effective as of the date of this Prospectus Supplement but generally will be effective for payments made after December 31, 2000. Prospective investors are urged to consult their tax advisors regarding the effect, if any, of the Final Regulations on the purchase, ownership, and disposition of the Certificates.

   If a non-U.S. Certificate Owner is engaged in a trade or business in the United States and interest on the Certificate is effectively connected with the conduct of such trade or business, the non-U.S. Certificate Owner, although exempt from the withholding tax discussed above, will be subject to U.S. federal income tax on such interest on a net income basis in the same manner as if it were a U.S. Certificate Owner. In addition, if such holder is a foreign corporation it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, such interest will be included in such foreign corporation's earnings and profits.

   A non-U.S. Certificate Owner will not be subject to U.S. Federal income tax on gain realized upon the sale, exchange, or redemption of a Certificate, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States, (ii) in the case of a non-U.S. Certificate Owner that is an individual, such non-U.S. Certificate Owner is not present in the United States for 183 days or more during the taxable year in which such sale, exchange, or redemption occurs, and (iii) in the case of gain representing accrued interest, the conditions described with respect to interest and OID above hold true.

   If the interests of the non-U.S. Certificate Owners of a Series were reclassified as interests in a partnership (not taxable as a corporation), such recharacterization could cause a non-U.S. Certificate Owner to be treated as engaged in a trade or business in the United States. In such event the non-U.S. Certificate Owner of such Series would be required to file a Federal income tax return and, in general, would be subject to Federal income tax, including branch profits tax in the case of a non-U.S. Certificate Owner that is a corporation (unless eliminated under an applicable tax treaty), on its net income from the partnership. Further, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the sum, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability.

   If the Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

Backup Withholding

   Certain Certificate Owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the Certificates of a Series if the Certificate Owner, upon issuance, fails to supply the Trustee or his broker with his taxpayer identification number, furnishes an incorrect taxpayer identification number, fails to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fails to provide the Trustee or his broker with a certified statement, under penalty of perjury, that he is not subject to backup withholding. Information returns will be sent annually to the IRS and to each Certificate Owner of a Series setting forth the amount of interest paid on the Certificates of such Series and the amount of tax withheld thereon.

                        STATE AND LOCAL TAX CONSEQUENCES

   An investment in the Certificates will have state and local tax consequences, which will depend in part upon the tax laws of jurisdictions where the Certificateholders reside or are doing business. Certain Illinois and Mississippi tax implications of an investment in the Certificates are described below. As each state's tax laws vary, the tax consequences arising to the Certificateholders under the laws of other jurisdictions in which they are not already subject to tax are not discussed in this summary. Potential investors should consult their own tax advisors as to the state and local tax consequences on an investment in the Certificates with respect to their particular circumstances.

   Certain activities to be undertaken by the Servicer on behalf of the Trust pursuant to the Pooling and Servicing Agreement will take place in Illinois and Mississippi. The discussion of the Illinois and Mississippi tax consequences set forth below is based upon current provisions of the Illinois and Mississippi statutes and regulations promulgated thereunder, and any applicable judicial or ruling authority, all of which are subject to change, with possible retroactive effect. No ruling on any of the issues discussed below will be sought from any Illinois or Mississippi taxing authority.

   If the Trust is not treated as a separate entity subject to tax and the Certificates are treated as indebtedness of SCC for Federal income tax purposes, this same treatment should apply for Mississippi and Illinois income tax purposes. Accordingly, if the Certificates are treated as debt instruments in Illinois and Mississippi, the Certificateholders not otherwise subject to income tax in these states would not be subject to the tax solely because of their ownership of the Certificates. Interest on the Certificates generally would be taxable to an individual Certificateholder in his state of residence and would be taxed to a corporate Certificateholder in accordance with the laws of the jurisdictions in which the corporate Certificateholder is subject to tax.

   In the alternative, if the Certificates are not treated as debt but are considered interests in a partnership for Federal income tax purposes, the same treatment should apply for both Illinois and Mississippi income tax purposes, and the Illinois Department of Revenue or the Mississippi State Tax Commission could view the Trust as doing business in Illinois or Mississippi respectively. In this circumstance, the Trust would not be an entity subject to income taxation in Mississippi. In Illinois, however, the Trust would not be subject at the entity level to the income tax, but would be subject at the entity level to the Illinois Replacement Tax at a rate of 1.5% of its income allocated or apportioned to Illinois, less certain deductions. In both Illinois and Mississippi, the Trust's items of income and deduction would be passed through pro rata to both resident and nonresident partners, who would be responsible for any income tax imposed at the partner level. Consequently, nonresident individual partners and corporate partners not otherwise doing business in Illinois or Mississippi could be required to file income tax returns in Illinois or Mississippi and pay income tax in these states on their pro rata distributive share of the Trust's income attributable to Illinois or Mississippi. In this situation, Certificateholders not otherwise subject to tax in Illinois or Mississippi could become subject to tax in these states solely because of their ownership of the Certificates considered to be partnership interests.

   Moreover, if the Certificates are instead treated as ownership interests in either a publicly traded partnership taxable as a corporation or an entity classified as an association taxable as a corporation for Federal income tax purposes, the same treatment should apply for both Illinois and Mississippi tax purposes, and the entity would be subject to the income tax in these states. The entity level taxes could result in reduced distributions to Certificateholders. The Certificateholders would be taxed on distributions from the Trust in the same manner as they are taxed on regular corporate dividends and other distributions. Nonetheless, if corporate treatment were to apply, Certificateholders not otherwise subject to income tax in Illinois or Mississippi should not become subject to the tax on distributions from the Trust solely because of their ownership of the Certificates.

   Saks has agreed in the Pooling and Servicing Agreement to indemnify and hold harmless the Certificateholders, the Certificate Owners and the Trustee against any loss, liability, expense, damage or injury (net of any benefit realized), that is suffered or sustained by the Trust, the Trustee or any Certificate Owner or

Certificateholder as a result of, and to the extent that, the State of Illinois (or its taxing authority) determines that the Trust is a partnership and that the Illinois Replacement Tax is applicable to the Trust and, as a consequence, any Illinois Replacement Tax (including any interest or penalties with respect thereto or arising from a failure to comply therewith) are required to be paid by the Trust, the Certificate Owners or the Certificateholders. The foregoing indemnity shall terminate upon delivery to the Trustee of evidence of, among other things, any repeal or modification of the Illinois Replacement Tax by the State of Illinois (or its taxing authority) which would make it no longer potentially applicable to the Trust, the Trustee or any Certificate Owner or Certificateholder (in their capacities as such) or the occurrence of certain other events having a similar effect.

                                  UNDERWRITING

   Subject to the terms and conditions set forth in the underwriting agreement relating to the Offered Certificates (the "Underwriting Agreement"), the Transferor has agreed to sell to the underwriters named below (the "Underwriters"), and the Underwriters have severally agreed to purchase from the Transferor, the principal amount of Offered Certificates set forth opposite their respective names below:

                                                                Principal Amount
                                                                   Of Class A
      Underwriters                                                Certificates
      Banc of America Securities LLC...........................   $ 70,000,000
      Banc One Capital Markets, Inc............................     70,000,000
      Chase Securities Inc.....................................     70,000,000
      J.P. Morgan Securities Inc...............................     70,000,000
                                                                  ------------
                                                                  $280,000,000
                                                                  ============
                                                                Principal Amount
                                                                   Of Class B
      Underwriter                                                 Certificates
      Banc of America Securities LLC...........................   $ 30,275,000
                                                                  ============

   In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Certificates offered hereby if any of the Certificates are purchased.

   The Underwriters propose initially to offer the Class A Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of 0.18% of the principal amount of the Class A Certificates. The Underwriters may allow, and such dealers may reallow, concessions not in excess of 0.15% of the principal amount of the Class A Certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Underwriters.

   The Underwriter of the Class B Certificates proposes initially to offer the Class B Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of 0.21% of the principal amount of the Class B Certificates. The Underwriter may allow, and such dealers may reallow, concessions not in excess of 0.175% of the principal amount of the Class B Certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Underwriter.

   The Transferor and Saks will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof.

   In addition to the underwriting discount to be paid to the Underwriters as set forth on the cover page hereto, the Transferor has agreed to reimburse the Underwriters for their reasonable out-of-pocket costs and expenses incurred in connection with the offering, including the reasonable fees and disbursements of Underwriters' counsel.

   Until the distribution of the Offered Certificates is completed, the rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Offered Certificates. As an exception to these rules, the Underwriters are permitted to engage in over-allotment transactions, stabilizing transactions, syndicate coverage transactions and penalty bids with respect to the Offered Certificates in accordance with Regulation M under the Exchange Act.

   Over-allotment transactions involve syndicate sales in excess of the offering size, which create syndicate short positions. Stabilizing transactions permit bids to purchase the Offered Certificates as long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Offered Certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Offered Certificates originally sold by such syndicate member are purchased in a syndicate covering transaction.

   Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Offered Certificates to be higher than they would otherwise be in the absence of such transactions. Neither the Transferor nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Offered Certificates. In addition, neither the Transferor nor any of the Underwriters represent that any of the Underwriters will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

   Each Underwriter has represented and agreed that (i) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or who is a person to whom the document may otherwise lawfully be issued or passed on, (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom and (iii) if that Underwriter is an authorized person under the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described herein if that person is of a kind described either in Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991.

   In the ordinary course of their respective businesses, the Underwriters and their affiliates have engaged and may in the future engage in commercial banking and investment banking and other transactions with Saks and its affiliates. Bank of America, N.A., which is an affiliate of Banc of America Securities LLC is agent bank and a lender to Saks and certain of its affiliates under a $1.25 billion amended and restated credit facility (the "Credit Facility"), and affiliates of each of the other underwriters are lenders under the Credit Facility. Bank of America, N.A. and the First National Bank of Chicago are also administrative or referral agents for two multi-seller, asset-backed commercial paper conduits which are purchasers of the Series 1997-1 Variable Funding Certificates.

                                 LEGAL MATTERS

   Certain legal matters relating to the issuance of the Offered Certificates and the Federal income tax consequences of such issuance will be passed upon for Saks and the Transferor by Alston & Bird LLP, Atlanta, Georgia. Certain legal matters relating to the issuance of the Offered Certificates will be passed upon for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

                    INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT

                                      Page
                                      ----
Accumulation Period Factor........... S-49
Accumulation Period Length........... S-38
Additional Interest.................. S-37
Adjusted Investor Amount............. S-40
ADS.................................. S-19
Allocable Amount..................... S-51
Available Principal Collections...... S-44
Available Spread Account Amount...... S-47
Bank................................. S-19
Bank Portfolio....................... S-22
Base Rate............................ S-54
business day......................... S-36
Class A Account Percentage........... S-45
Class A Additional Interest.......... S-37
Class A Adjusted Investor Amount..... S-40
Class A Adjustment Amount............ S-50
Class A Allocable Amount............. S-51
Class A Available Funds.............. S-45
Class A Certificate Rate.............  S-4
Class A Investor Amount.............. S-40
Class A Investor Charge Off.......... S-51
Class A Investor Default Amount...... S-50
Class A Investor Percentage.......... S-41
Class A Monthly Interest............. S-45
Class A Monthly Principal............ S-48
Class A Pool Factor.................. S-35
Class A Required Amount.............. S-42
Class A Servicing Fee................ S-55
Class B Account Percentage........... S-45
Class B Additional Interest.......... S-37
Class B Adjusted Investor Amount..... S-41
Class B Adjustment Amount............ S-50
Class B Allocable Amount............. S-51
Class B Available Funds.............. S-45
Class B Certificate Rate.............  S-4
Class B Investor Amount.............. S-41
Class B Investor Charge Off.......... S-52
Class B Investor Default Amount...... S-50
Class B Investor Percentage.......... S-41
Class B Monthly Interest............. S-45
Class B Monthly Principal............ S-48
Class B Pool Factor.................. S-35
Class B Required Amount.............. S-42
Class B Servicing Fee................ S-55
Class B Subordinated Principal
 Collections......................... S-39
Closing Date......................... S-36
Code................................. S-56
Collateral Interest Account
 Percentage.......................... S-45
Collateral Interest Additional
 Interest............................ S-47

                                       Page
                                       ----
Collateral Interest Adjusted Amount..  S-41
Collateral Interest Adjustment
 Amount..............................  S-51
Collateral Interest Allocable
 Amount..............................  S-51
Collateral Interest Amount...........  S-41
Collateral Interest Available Funds..  S-46
Collateral Interest Charge Off.......  S-52
Collateral Interest Default Amount...  S-50
Collateral Interest Monthly
 Principal...........................  S-49
Collateral Interest Percentage.......  S-41
Collateral Interest Pool Factor......  S-35
Collateral Interest Rate.............  S-46
Collateral Interest Required Amount..  S-43
Collateral Interest Servicing Fee....  S-55
Collateral Monthly Interest..........  S-46
Collateral Percentage................  S-35
Collateral Subordinated Principal
 Collections.........................  S-41
Controlled Accumulation Amount.......  S-49
Controlled Deposit Amount............  S-49
Conversion...........................  S-19
CPS..................................  S-19
Credit Facility......................  S-64
Credit Service Center................  S-19
Default Amount.......................  S-50
Defaulted Accounts...................  S-50
Defaulted Receivables................  S-50
Deficit Controlled Accumulation
 Amount..............................  S-49
Department Stores....................  S-19
Depositaries.........................  S-56
Determination Date...................  S-50
Discount Option Receivables..........  S-38
Discount Percentage..................  S-38
Distribution Date....................  S-36
Excess Spread........................  S-46
Excluded Accounts....................  S-21
Expected Payment Date................  S-31
Final Regulations....................  S-61
Interest Period......................  S-36
Investor Default Amount..............  S-50
Investor Percentage..................  S-40
IRS..................................  S-57
LIBOR................................  S-37
LIBOR Determination Date.............  S-37
London business day..................  S-37
Minimum Transferor Amount............  S-53
non-U.S. Certificate Owner...........  S-57
OCC..................................  S-21
Offered Certificates.................  S-35
OID..................................  S-59

                                       Page
                                       ----
Pay Out Event........................  S-53
Pool Factors.........................  S-35
Portfolio Yield......................  S-54
Prepayable Instrument................  S-59
Principal Account Balance............  S-40
Probe................................  S-24
Reallocated Principal Collections....  S-42
Reference Banks......................  S-38
Reform Act...........................  S-18
Remaining Redemption Amount..........  S-60
Required Accumulation Factor Number..  S-49
Required Reserve Account Amount......  S-48
Required Spread Account Amount.......  S-47
Reserve Account......................  S-39
Reserve Account Funding Date.........  S-39
Saks.................................  S-19
Saks Fifth Avenue....................  S-19

                                      Page
                                      ----
Saks Holdings........................ S-19
SCC.................................. S-19
Series Adjustment Amount............. S-53
Series Cut-off Date.................. S-22
Series 1999-1 Supplement............. S-35
Servicing Fee Percentage............. S-56
Shared Excess Finance Charge
 Collections......................... S-47
Special Tax Counsel.................. S-57
Telerate Page 3750................... S-38
Transferor........................... S-19
Transferor Interest.................. S-36
Transferor Percentage................ S-36
Trust Portfolio...................... S-22
U.S. Certificate Owner............... S-57
Underwriters......................... S-63
Underwriting Agreement............... S-63

                                    ANNEX I
                                 OTHER SERIES

  The following table sets forth the principal characteristics of the Class A-1, Class A-2 and Class A-3 Variable Funding Certificates of Series 1997-1, the Class A and Class B Certificates of Series 1997-2, the Class A and Class B Certificates of Series 1998-1, and the Class A and Class B Certificates of Series 1998-2, the only Series heretofore issued by the Trust and currently outstanding. For more specific information with respect to any Series, any prospective investor should contact the Servicer at (205) 940-4000. The Servicer will provide, without charge, to any prospective purchaser of the Offered Certificates, a copy of the Prospectus, Prospectus Supplement, if applicable, and Series Supplement (without exhibits) for any publicly issued Series.

1. Class A-1, Class A-2 and Class A-3 Variable Funding Certificates, Series
1997-1

Group......................................... One
Class A-1 and Class A-2 Maximum Investor
 Amount....................................... $750,000,000
Expected Class A-1 and Class A-2 Maximum
 Investor Amount immediately following the
 Closing Date.................................  $300,000,000
Class A-1 and Class A-2 Certificate Rate...... Floating (uncapped)
Credit Enhancement............................ Subordination
Series Closing Date........................... August 21, 1997
Series Termination Date....................... November 27, 2002


2. Class A and Class B Asset Backed Certificates, Series 1997-2

Group......................................... One
Class A Initial Investor Amount............... $180,000,000
Class B Initial Investor Amount............... $20,000,000
 .Class A Certificate Rate..................... 6.50%
Class B Certificate Rate...................... 6.69%
Class A Expected Payment Date................. August 2002 Distribution Date
Class B Expected Payment Date................. September 2002 Distribution Date
Credit Enhancement............................ Subordination
Series Closing Date........................... August 21, 1997
Series Termination Date....................... December 15, 2005


3. Class A and Class B Asset Backed Certificates, Series 1998-1

Group......................................... One
Class A Initial Investor Amount............... $67,000,000
Class B Initial Investor Amount............... $8,000,000
Class A Certificate Rate...................... 6.43%
Class B Certificate Rate...................... 6.61%
Class A Expected Payment Date................. June 2000 Distribution Date
Class B Expected Payment Date................. June 2000 Distribution Date
Credit Enhancement............................ Subordination
Series Closing Date........................... May 6, 1998
Series Termination Date....................... June 15, 2003


4. Class A and Class B Asset Backed Certificates, Series 1998-2

Group............................................... One
Class A Initial Investor Amount..................... $200,000,000
Class B Initial Investor Amount..................... $21,500,000
Class A Certificate Rate............................ 6.00%
Class B Certificate Rate............................ 6.15%
Class A Expected Payment Date....................... May 2001 Distribution Date
Class B Expected Payment Date....................... June 2001 Distribution Date
Credit Enhancement.................................. Subordination
Series Closing Date................................. May 21, 1998
Series Termination Date............................. September 15, 2004

PROSPECTUS

                         Saks Credit Card Master Trust
          (formerly named the "Proffitt's Credit Card Master Trust")
                           Asset Backed Certificates

Saks Credit Corporation                                       Saks Incorporated
(as successor to Proffitt's Credit Corporation)
                                            (formerly named "Proffitt's, Inc.")
Transferor                                                             Servicer

  The Asset Backed Certificates (collectively, the "Certificates") described herein may be sold from time to time in one or more series (each, a "Series"), in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). The Certificates of each Series will represent undivided interests in the Proffitt's Credit Card Master Trust (the "Trust"). The Trust has been formed pursuant to a Master Pooling and Servicing Agreement dated as of August 21, 1997, as amended, among Proffitt's Credit Corporation, a Nevada corporation, as transferor ("PCC" or the "Transferor"), Proffitt's, Inc., a Tennessee corporation, as servicer (the "Servicer"), and Norwest Bank Minnesota, National Association, a national banking association, as trustee (the "Trustee"). The property of the Trust includes receivables (the "Receivables") generated from time to time in a portfolio (the "Trust Portfolio") of consumer revolving credit card accounts (the "Accounts"), all monies due or to become due in payment of the Receivables and certain other property, as more fully described herein and, with respect to any Series offered hereby, in the related Prospectus Supplement. PCC owns the remaining undivided interest in the Trust not represented by outstanding Series issued by the Trust. Such remaining interest is evidenced by the Exchangeable Transferor Certificate. Proffitt's, Inc. services the Receivables and McRae's, Inc. ("McRae's") and Carson Pirie Scott & Co. ("CPS"), both of which are wholly owned subsidiaries of the Servicer, act as the initial subservicers (the "Subservicers") for the Receivables.

  Each Series will consist of one or more classes of Certificates (each, a "Class"), one or more of which may be fixed rate Certificates, floating rate Certificates or other types of Certificates, as specified in the related Prospectus Supplement. Each Certificate will represent an undivided interest in the Trust, and the interest of the Certificateholders of each Class or Series will include the right to receive a varying percentage of each month's Collections at the time, in the manner and to the extent described herein and, with respect to any Series offered hereby, in the related Prospectus Supplement. Interest and principal payments with respect to each Series offered hereby will be made as specified in the related Prospectus Supplement. One or more Classes of a Series offered hereby may be entitled to the benefits of a cash collateral account or guaranty, letter of credit, surety bond, insurance policy or other form of enhancement as specified in the Prospectus Supplement relating to such Series. In addition, any Series offered hereby may include one or more Classes or other interests in the Trust which are subordinated in right and priority to payment of principal of, and/or interest on, one or more other Classes of such Series or another Series, in each case to the extent described in the related Prospectus Supplement. Each Series of Certificates or Class thereof offered hereby will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.

  While the specific terms of any Series in respect of which this Prospectus is being delivered will be described in the related Prospectus Supplement, the terms of such Series will not be subject to prior review by, or consent of, the holders of the Certificates of any previously issued Series.

  POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "RISK FACTORS" BEGINNING ON PAGE 18. BENEFIT PLAN INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "ERISA
CONSIDERATIONS."

  THE CERTIFICATES WILL REPRESENT INTERESTS IN THE TRUST ONLY AND WILL NOT REPRESENT INTERESTS IN OR RECOURSE OBLIGATIONS OF PROFFITT'S CREDIT CORPORATION, NATIONAL BANK OF THE GREAT LAKES, PROFFITT'S, INC. OR ANY AFFILIATE THEREOF. A CERTIFICATE IS NOT A DEPOSIT, AND NEITHER THE CERTIFICATES NOR THE UNDERLYING ACCOUNTS OR RECEIVABLES ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  Certificates may be sold by PCC directly to purchasers, through agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. If underwriters or agents are involved in the offering of the Certificates of any Series offered hereby, the name of the managing underwriter or underwriters or agents will be set forth in the related Prospectus Supplement. If an underwriter, agent or dealer is involved in the offering of the Certificates of any Series offered hereby, the underwriter's discount, agent's commission or dealer's purchase price will be set forth in, or may be calculated from, the related Prospectus Supplement, and the net proceeds to PCC from such offering will be the public offering price of such Certificates less such discount in the case of an underwriter, the purchase price of such Certificates less such commission in the case of an agent or the purchase price of such Certificates in the case of a dealer, and less, in each case, the other expenses of PCC associated with the issuance and distribution of such Certificates. Any underwriter of the Certificates will be indemnified by PCC against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Plan of Distribution."

  THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF THE CERTIFICATES OF ANY SERIES UNLESS ACCOMPANIED BY THE RELATED PROSPECTUS SUPPLEMENT.

                The date of this Prospectus is April 17, 1998.

                             PROSPECTUS SUPPLEMENT

  The Prospectus Supplement relating to a Series will, among other things, set forth with respect to such Series: (a) the initial aggregate principal amount of each Class of such Series; (b) the interest rate (or method for determining it) of each Class of such Series; (c) certain information concerning the Receivables allocated to such Series; (d) the expected date or dates on which the principal amount of the Certificates will be paid to holders of the Certificates (the "Certificateholders"); (e) the extent to which any Class of such Series or any other Series is subordinated to any other Class of such Series or any other Series; (f) the identity of each Class of floating rate Certificates and fixed rate Certificates included in such Series, if any, or such other type of Class of Certificates; (g) the Distribution Dates for the respective Classes; (h) relevant financial information with respect to the Receivables; (i) additional information with respect to any Enhancement relating to such Series; and (j) the plan of distribution of such Series.

                         REPORTS TO CERTIFICATEHOLDERS

  Unless and until Definitive Certificates (as defined herein) are issued, monthly and annual reports, containing information concerning the Trust and prepared by the Servicer, will be sent on behalf of the Trust to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the related Certificates, pursuant to the Pooling and Servicing Agreement. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Transferor is not required and does not intend to send any of its financial reports to Certificateholders or to the owners of beneficial interests in the Certificates ("Certificate Owners"). The Servicer will file with the Securities and Exchange Commission (the "Commission") such periodic reports with respect to the Trust as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. See "Description of the Certificates and the Pooling and Servicing Agreement -- Book-Entry Registration."

                             AVAILABLE INFORMATION

  The Transferor has filed a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with the Commission on behalf of the Trust with respect to the Certificates offered hereby. This Prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to the Registration Statement (including any amendments thereof and exhibits thereto) and any reports and other documents incorporated herein by reference as described below under "Incorporation of Certain Documents by Reference," which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a public access site on the Internet through a World Wide Web site at which reports, information statements and other information, including all electronic filings, regarding the Transferor may be viewed. The Internet address of such World Wide Web site is http://www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  All reports and other documents filed by the Servicer, on behalf of the Trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be part hereof. Any statement contained herein or in a document deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

  The Servicer will provide without charge to each person, including any Certificate Owner, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any of or all the documents incorporated by reference herein (other than exhibits to such documents). Written requests for such copies should be directed to Proffitt's, Inc., 750 Lakeshore Parkway, Birmingham, Alabama 35211. Telephone requests for such copies should be directed to (205) 940-4000.

            CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

  Certain of the matters discussed in this Prospectus may constitute forward-looking statements. Such forward-looking statements may involve uncertainties and other factors that may cause the actual results and performance of Proffitt's, Inc. (together with its subsidiaries, the "Company"), the Trust, the Accounts and the Receivables to be materially different from future results or performance expressed or implied by such statements. Cautionary statements regarding the risks associated with such forward-looking statements include, without limitation, those statements included under "Risk Factors" and elsewhere herein or incorporated by reference herein or contained in the Prospectus Supplement or incorporated by reference therein. Among others, factors that could adversely affect actual results and performance include the following: local and regional economic conditions in the areas served by the Company; the level of consumer spending for apparel and other consumer goods; levels of consumer debt and bankruptcies; changes in interest rates; changes in buying, charging and payment behavior among the Company's customers; the effects of weather conditions on seasonal sales in the Company's market areas; competition among department and specialty stores and other retailers, including general merchandise stores, mail order retailers and off-price and discount stores; changes in merchandise mixes, site selection and related traffic and demographic patterns; the Company's identification and implementation of best practices; the Company's ability to determine and implement appropriate merchandising strategies, merchandise flow, and inventory turnover levels; realization of planned synergies and cost savings in the Company's existing operations and in recent and future acquisitions; the Company's ability to integrate recent and future acquisitions; and any adverse effects of the Year 2000 problem on the Company, especially as a result of such problems at third parties with which the Company does business. See "Risk Factors -- Forward-Looking Statements."

                               TABLE OF CONTENTS

PROSPECTUS SUMMARY.........................................................   1
RISK FACTORS...............................................................  18
 Limited Liquidity.........................................................  18
 Non-Recourse Obligation...................................................  18
 Transfer of Receivables...................................................  18
 Commingling of Collections................................................  18
 Bankruptcy and Insolvency Risks...........................................  19
 Effects of Consumer and Debtor Protection Laws on Collectibility of
  Receivables..............................................................  20
 Effect of Payment Rate on Certificates....................................  21
 Effects of Convenience Use and Special Deferrals..........................  21
 Ability to Change Terms of the Receivables................................  21
 Dependence on the Company's Department Stores; Competition................  22
 Competition from Other Credit and Payment Sources.........................  23
 Social, Legal and Economic Factors........................................  23
 Effect of Limited Subordination...........................................  23
 Issuance of Additional Series; Master Trust Considerations................  23
 Absence of Control on Certain Voting Matters..............................  24
 Effects of Prepayment Distinctions among Classes..........................  24
 Effect on Certain Pre-Funded Series of Ability to Generate Additional
  Receivables..............................................................  24
 Basis Risk................................................................  25
 Addition of Trust Assets..................................................  25
 Limited Nature of Certificate Rating......................................  25
 Limited Credit Enhancement................................................  25
 Effect of Discount Option.................................................  26
 Book-Entry Registration...................................................  26
 Geographic Concentrations.................................................  27
 General Economic Conditions; Seasonality..................................  27
 Integration of Acquired Companies.........................................  27
 Forward-Looking Statements................................................  27
CREDIT CARD PROGRAM........................................................  27
THE ACCOUNTS...............................................................  28
THE TRUST..................................................................  29
MATURITY ASSUMPTIONS.......................................................  29
USE OF PROCEEDS............................................................  30
THE COMPANY................................................................  30
PCC........................................................................  31
DESCRIPTION OF THE CERTIFICATES AND THE POOLING AND SERVICING AGREEMENT....  31
 General...................................................................  31
 Book-Entry Registration...................................................  32
 Definitive Certificates...................................................  35
 Interest Payments.........................................................  36
 Principal Payments........................................................  36
 Transfer of Receivables...................................................  37
 Exchanges.................................................................  37
 Representations and Warranties............................................  39
 Addition of Accounts......................................................  41
 Removal of Accounts.......................................................  42
 Discount Option Receivables...............................................  43
 Collection and Other Servicing Procedures.................................  43
 Collection and Principal Accounts.........................................  44

 Funding Period............................................................  44
 Investor Percentage and Transferor Percentage.............................  45
 Application of Collections................................................  45
 Shared Principal Collections..............................................  46
 Excess Funding Account....................................................  47
 Shared Excess Finance Charge Collections..................................  47
 Paired Series.............................................................  48
 Allocation of Investor Default Amount; Adjustment Amounts; Investor Charge
  Offs.....................................................................  48
 Allocation of Adjustment Amounts..........................................  49
 Defeasance................................................................  49
 Optional Repurchase; Final Payment of Principal; Termination..............  50
 Pay Out Events............................................................  50
 Servicing Compensation and Payment of Expenses............................  51
 Certain Matters Regarding the Servicer....................................  52
 Servicer Default..........................................................  52
 Reports to Certificateholders.............................................  53
 Amendments................................................................  55
 Indemnification...........................................................  56
 Amendments to the Pooling and Servicing Agreement Relating to FASIT
  Election.................................................................  56
 List of Certificateholders................................................  57
 The Trustee...............................................................  57
ENHANCEMENT................................................................  57
CERTAIN LEGAL ASPECTS OF THE RECEIVABLES...................................  59
 Transfer of Receivables...................................................  59
 Certain Matters Relating to Bankruptcy or Insolvency......................  60
 Certain Matters Relating to Receivership..................................  62
 Consumer and Debtor Protection Laws, Recent and Proposed Legislation......  63
CERTAIN FEDERAL INCOME TAX CONSEQUENCES....................................  64
STATE AND LOCAL TAX CONSEQUENCES...........................................  69
ERISA CONSIDERATIONS.......................................................  69
PLAN OF DISTRIBUTION.......................................................  71
LEGAL MATTERS..............................................................  72
INDEX OF TERMS FOR PROSPECTUS..............................................  73
ANNEX I GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES...... I-1

                               PROSPECTUS SUMMARY

  The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the accompanying Prospectus Supplement. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus and in the accompanying Prospectus Supplement. A listing of the pages on which some of such terms are defined is found in the "Index of Terms for Prospectus." Unless the context requires otherwise, capitalized terms used in this Prospectus and in the accompanying Prospectus Supplement refer only to the particular Series being offered by such Prospectus Supplement.

Type of Securities..................  Asset Backed Certificates (the
                                      "Certificates") evidencing undivided
                                      ownership interests in the assets of
                                      the Proffitt's Credit Card Master
                                      Trust (the "Trust") may be issued
                                      from time to time in one or more
                                      series (each, a "Series") which will
                                      consist of one or more classes of
                                      Certificates (each, a "Class").

Trust...............................  The Trust was formed pursuant to a
                                      Master Pooling and Servicing
                                      Agreement dated as of August 21, 1997
                                      (as amended and supplemented the
                                      "Pooling and Servicing Agreement")
                                      among Proffitt's Credit Corporation,
                                      as transferor (in such capacity, and
                                      with any other entity, including any
                                      successor or assign identified in a
                                      Prospectus Supplement, the
                                      "Transferor"), Proffitt's, Inc., as
                                      servicer (in such capacity, the
                                      "Servicer"), and Norwest Bank
                                      Minnesota, National Association, a
                                      national banking association, as
                                      trustee (the "Trustee"). The Trust
                                      has been created as a master trust
                                      under which one or more Series may be
                                      issued pursuant to a series
                                      supplement to the Pooling and
                                      Servicing Agreement (a "Series
                                      Supplement"). Any Series issued by
                                      the Trust may or may not be a Series
                                      offered pursuant to this Prospectus.
                                      Each Prospectus Supplement will
                                      identify all then outstanding Series
                                      previously issued by the Trust.

Trust Assets........................  The property of the Trust includes and will include Receivables arising
                                      under consumer revolving credit card
                                      accounts (the "Accounts") selected by
                                      the Transferor from the portfolio of
                                      consumer revolving credit card
                                      accounts owned or acquired by
                                      National Bank of the Great Lakes, a
                                      national banking association located
                                      in Elmhurst, Illinois (the "Bank"),
                                      and all monies due or to become due
                                      in payment of the Receivables, all
                                      Recoveries, collections on
                                      Receivables ("Collections"), all
                                      other proceeds of the Receivables and
                                      proceeds of credit insurance policies
                                      relating to the Receivables, all
                                      monies held in certain accounts of
                                      the Trust (including investment
                                      earnings on such amounts unless
                                      otherwise specified in the related
                                      Prospectus Supplement), and any
                                      Enhancement with respect to any
                                      particular Series or Class, as
                                      described in the related

                                      Prospectus Supplement. The Accounts
                                      will initially consist of accounts
                                      established under private label
                                      credit card programs owned by the
                                      Bank and operated for customers of
                                      the department stores now or
                                      hereafter owned or operated by
                                      Proffitt's, Inc. and its subsidiaries
                                      described in the Prospectus
                                      Supplement (collectively, the
                                      "Department Stores"). The term
                                      "Enhancement" means, with respect to
                                      any Series or Class thereof, any
                                      letter of credit, guaranteed rate
                                      agreement, maturity guaranty,
                                      liquidity facility, cash collateral
                                      account, cash collateral guaranty,
                                      collateral indebtedness amount,
                                      collateral interest, surety bond,
                                      insurance policy, interest rate cap
                                      agreement, interest rate swap
                                      agreement, spread account, reserve
                                      account or other similar arrangement
                                      for the benefit of the
                                      Certificateholders of such Series or
                                      Class. Enhancement may also take the
                                      form of subordination of one or more
                                      Classes of a Series or other
                                      interests in the Trust to any other
                                      Class or Classes of a Series or a
                                      cross-support feature which requires
                                      Collections of one Series to be paid
                                      as principal or interest or both with
                                      respect to another Series.

                                      At the time of formation of the
                                      Trust, the Transferor conveyed to the
                                      Trustee all Receivables existing
                                      under certain Accounts owned by the
                                      Transferor as of July 31, 1997 (the
                                      "Initial Cut-Off Date") based on
                                      criteria provided in the Pooling and
                                      Servicing Agreement and all
                                      Receivables arising under such
                                      Accounts from time to time thereafter
                                      until termination of the Trust. In
                                      addition, the Pooling and Servicing
                                      Agreement provides that the
                                      Transferor may from time to time
                                      (subject to certain limitations and
                                      conditions), and in some
                                      circumstances will be obligated to,
                                      designate additional eligible
                                      revolving credit card accounts to be
                                      included as Accounts ("Additional
                                      Accounts"), the Receivables of which
                                      will be included in the Trust. On
                                      February 2, 1998, the Receivables
                                      generated by the Accounts owned by
                                      the Bank and maintained for customers
                                      of the Carson Pirie Scott, Boston
                                      Store and Bergner's Department Stores
                                      were conveyed by the Transferor to
                                      the Trustee, pursuant to the terms of
                                      the Assignment No. 1 of Receivables
                                      in Additional Accounts dated as of
                                      February 2, 1998 between the
                                      Transferor and the Trustee. The
                                      Transferor may also, at its option,
                                      designate eligible revolving credit
                                      card accounts to be included
                                      automatically as Accounts upon their
                                      creation ("Automatic Additional
                                      Accounts"). See "-- The Receivables"
                                      and "Description of the Certificates
                                      and the Pooling and Servicing
                                      Agreement -- Addition of Accounts."

Securities Offered..................  Each Series will represent an undivided interest in the assets of
                                      the Trust. Each Certificate of a
                                      Series will represent the right to
                                      receive (i) payments of interest at
                                      the specified rate or rates per annum
                                      (each, a "Certificate Rate"), which
                                      may be fixed, floating or another
                                      type of rate and (ii) payments of
                                      principal during or at the end of the
                                      Controlled Amortization Period,
                                      Principal Amortization Period,
                                      Accumulation Period, Rapid
                                      Amortization Period or other type of
                                      amortization period (each, an
                                      "Amortization Period"), all as
                                      specified in the related Prospectus
                                      Supplement.

                                      Each Series will consist of one or
                                      more Classes, one or more of which
                                      may be Senior Certificates ("Senior
                                      Certificates") and one or more of
                                      which may be Subordinated
                                      Certificates ("Subordinated
                                      Certificates"). Each Class of a
                                      Series may evidence the right to
                                      receive a specified portion of each
                                      distribution of principal or interest
                                      or both. The Certificates of a Class
                                      may also differ from Certificates of
                                      other Classes of the same Series in,
                                      among other things, the amounts
                                      allocated to principal payments,
                                      priority of payments, payment dates,
                                      maturity, interest rate computation,
                                      and availability and form of
                                      Enhancement. A Series may also
                                      include other interests in the Trust,
                                      which may be held by Enhancement
                                      Providers or others.

                                      The assets of the Trust will be
                                      allocated among the
                                      Certificateholders of each Series,
                                      the holder of the Exchangeable
                                      Transferor Certificate and, in
                                      certain circumstances, Enhancement
                                      Providers. The interest of the
                                      Certificateholders of a Series in
                                      Receivables is based on the aggregate
                                      amount of Principal Receivables in
                                      the Trust and amounts held in the
                                      Excess Funding Account, if any,
                                      allocated to such Series (the
                                      "Investor Amount"). The interest of
                                      the holder of the Exchangeable
                                      Transferor Certificate in Receivables
                                      is referred to herein as the
                                      Transferor Amount and is based on the
                                      aggregate amount of Principal
                                      Receivables in the Trust and amounts
                                      held in the Excess Funding Account,
                                      if any, not allocated to the
                                      Certificateholders or any Enhancement
                                      Provider (the "Transferor Amount").
                                      See "Description of the Certificates
                                      and the Pooling and Servicing
                                      Agreement -- General."

                                      The Certificateholders of each Series
                                      will have the right to receive (but
                                      only to the extent needed to make
                                      required payments under the Pooling
                                      and Servicing Agreement and related
                                      Series Supplement and subject to any
                                      reallocation of such amounts if the
                                      related Series Supplement so
                                      provides) varying percentages of the

                                      Collections of Finance Charge
                                      Receivables and Principal Receivables
                                      for each month and will be allocated
                                      a varying percentage of the amount of
                                      Receivables in Accounts that are
                                      written off as uncollectible
                                      ("Defaulted Accounts") for such month
                                      (each such percentage, an "Investor
                                      Percentage"). The related Prospectus
                                      Supplement will specify the Investor
                                      Percentages with respect to the
                                      allocation of Collections of
                                      Principal Receivables, Finance Charge
                                      Receivables and Receivables in
                                      Defaulted Accounts during the
                                      Revolving Period and any Amortization
                                      Period. If the Certificates of a
                                      Series offered hereby include more
                                      than one Class, or if a Series
                                      includes an interest held by an
                                      Enhancement Provider, the assets of
                                      the Trust allocable to such Series
                                      may be further allocated among each
                                      Class in such Series and the interest
                                      held by the Enhancement Provider as
                                      described in the related Prospectus
                                      Supplement. See "Description of the
                                      Certificates and the Pooling and
                                      Servicing Agreement-- Investor
                                      Percentage and Transferor
                                      Percentage."

                                      The Certificates of each Series will
                                      represent interests in the Trust only
                                      and will not represent interests in
                                      or recourse obligations of PCC,
                                      Proffitt's, the Bank or any of their
                                      affiliates. A Certificate is not a
                                      deposit and neither the Certificates
                                      nor the underlying Accounts or
                                      Receivables are insured or guaranteed
                                      by the Federal Deposit Insurance
                                      Corporation (the "FDIC") or any other
                                      governmental agency.

Receivables.........................  The Receivables consist of amounts charged by cardholders to purchase or
                                      obtain merchandise and other services
                                      and/or cash advances or to finance
                                      credit insurance premiums related to
                                      the Accounts (such amount, less the
                                      Discount Option Receivables, the
                                      "Principal Receivables"). The
                                      Receivables also include "Finance
                                      Charge Receivables" which consist of
                                      (i) the related periodic finance
                                      charges and any amounts charged to
                                      the Accounts in respect of late fees,
                                      over limit fees, returned check fees
                                      or other fees and charges
                                      (collectively, the "Finance
                                      Charges"); and (ii) the Discount
                                      Option Receivables. An amount equal
                                      to the product of the Discount
                                      Percentage and the amount of
                                      Receivables arising in the Accounts
                                      on and after the date the Discount
                                      Option is exercised that otherwise
                                      would be Principal Receivables will
                                      be treated as Finance Charge
                                      Receivables. In addition, if
                                      MasterCard(R)or VISA(R)* credit card
                                      accounts are included in the
--------
* MasterCard(R) and VISA(R) are registered trademarks of MasterCard International Inc. and VISA U.S.A., Inc., respectively.

                                      Accounts at any time and if so
                                      specified in the related Prospectus
                                      Supplement, certain interchange fees
                                      ("Interchange") attributed to
                                      cardholder charges in the Accounts
                                      may be allocated to a Series or any
                                      Class thereof and treated as
                                      Collections of Finance Charge
                                      Receivables for purposes of such
                                      Series or Class thereof or may be
                                      applied in such other manner as
                                      described in the related Prospectus
                                      Supplement. See "Description of the
                                      Certificates and the Pooling and
                                      Servicing Agreement -- Discount
                                      Option Receivables."

                                      During the term of the Trust, all new
                                      Receivables arising in the Accounts
                                      will be transferred automatically to
                                      the Trust by the Transferor. The
                                      total amount of Receivables in the
                                      Trust fluctuates from day to day,
                                      because the amount of new Receivables
                                      arising in the Accounts and the
                                      amount of payments collected on
                                      existing Receivables usually differ
                                      each day.

                                      Pursuant to the Pooling and Servicing
                                      Agreement, the Transferor has the
                                      right (subject to certain limitations
                                      and conditions), and in some
                                      circumstances will be obligated, to
                                      designate Additional Accounts and to
                                      convey to the Trust all of the
                                      Receivables in the Additional
                                      Accounts, whether such Receivables
                                      are then existing or thereafter
                                      created. The Transferor also has the
                                      right to designate eligible revolving
                                      credit card accounts to be included
                                      automatically as Automatic Additional
                                      Accounts upon their creation. See
                                      "Description of the Certificates and
                                      the Pooling and Servicing Agreement
                                      -- Addition of Accounts."

                                      Pursuant to the Pooling and Servicing
                                      Agreement, the Transferor has the
                                      right (subject to limitations and
                                      conditions) to designate Accounts and
                                      to accept the reconveyance of all of
                                      the Receivables in such Accounts (the
                                      "Removed Accounts"), whether such
                                      Receivables are then existing or
                                      thereafter created. See "Description
                                      of the Certificates and the Pooling
                                      and Servicing Agreement -- Removal of
                                      Accounts."

                                      Under the Pooling and Servicing
                                      Agreement, the Servicer may estimate
                                      the amount of Collections with
                                      respect to the Accounts to be
                                      allocated between Principal
                                      Receivables and Finance Charge
                                      Receivables. For each Monthly Period,
                                      the amount of Collections allocated
                                      to Finance Charge Receivables for all
                                      Accounts shall be equal to the amount
                                      of Finance

                                      Charges actually assessed on all
                                      Accounts in the immediately preceding
                                      Monthly Period. If the Servicer is
                                      able to determine the actual amount
                                      of Collections proceeds which are
                                      Collections of Finance Charge
                                      Receivables and Collections of
                                      Principal Receivables, the Servicer
                                      may at its option allocate
                                      Collections in accordance with such
                                      actual amounts.

Record Date.........................  The close of business on the last business day of the month preceding
                                      any Distribution Date shall be the
                                      "Record Date."

Exchanges...........................  The Pooling and Servicing Agreement
                                      authorizes the Trustee to issue two
                                      types of certificates: (i) one or
                                      more Series of Certificates which may
                                      be in one or more Classes and which
                                      will be transferable and have the
                                      characteristics described below and
                                      (ii) a certificate evidencing an
                                      undivided interest in the assets of
                                      the Trust not allocated to the
                                      Certificateholders or any Enhancement
                                      Provider or other investor (the
                                      "Exchangeable Transferor
                                      Certificate"), which initially will
                                      be held by the Transferor and which
                                      generally will not be transferable.
                                      Additional interests in the Trust
                                      relating to a Series may also be
                                      issued to Enhancement Providers or
                                      other investors. The Pooling and
                                      Servicing Agreement also provides
                                      that, pursuant to any one or more
                                      Series Supplements to the Pooling and
                                      Servicing Agreement, the Transferor
                                      may tender the Exchangeable
                                      Transferor Certificate or, if
                                      permitted by the applicable Series
                                      Supplement, Certificates or other
                                      interests representing any Series and
                                      the Exchangeable Transferor
                                      Certificate, to the Trustee in
                                      exchange for one or more new Series
                                      (which may include Certificates
                                      offered hereby) and a reissued
                                      Exchangeable Transferor Certificate
                                      (any such tender, an "Exchange").
                                      Under the Pooling and Servicing
                                      Agreement, the Transferor may define,
                                      with respect to any Series, the
                                      Principal Terms of the Series. The
                                      Transferor may offer any Series to
                                      the public or other investors under a
                                      prospectus or other disclosure
                                      document (a "Disclosure Document") in
                                      transactions either registered under
                                      the Securities Act, or exempt from
                                      registration thereunder, directly or
                                      through one or more underwriters or
                                      placement agents, in fixed-price
                                      offerings or in negotiated
                                      transactions or otherwise. See
                                      "Description of the Certificates and
                                      the Pooling and Servicing Agreement
                                      -- Exchanges."

                                      Under the Pooling and Servicing
                                      Agreement and pursuant to a Series
                                      Supplement, an Exchange may occur
                                      only upon delivery to the Trustee of
                                      the following:

                                      (i) a Series Supplement specifying
                                      the principal terms of such Series
                                      (the "Principal Terms"), (ii) an
                                      opinion of counsel to the effect that
                                      the Certificates of such Series under
                                      existing law will be characterized
                                      either as indebtedness or an interest
                                      in a partnership (that is not taxable
                                      as a corporation) for Federal income
                                      tax purposes and that the issuance of
                                      such Series will not materially
                                      adversely affect the Federal income
                                      tax characterization of any
                                      outstanding Series or result in the
                                      Trust being subject to Federal or
                                      specified state taxes at the entity
                                      level, (iii) if required by the
                                      related Series Supplement, a form of
                                      Enhancement and any related
                                      agreement, (iv) written confirmation
                                      from the applicable Rating Agency
                                      that the Exchange will not result in
                                      the Rating Agency reducing or
                                      withdrawing its rating on any then
                                      outstanding Series rated by it, and
                                      (v) the existing Exchangeable
                                      Transferor Certificate and, if
                                      applicable, the Certificates or other
                                      interests representing the Series to
                                      be exchanged.

Denominations.......................  Unless otherwise specified in the related Prospectus Supplement,
                                      beneficial interests in the
                                      Certificates will be offered for
                                      purchase in denominations of $1,000
                                      and integral multiples thereof.

Registration of Certificates........  Unless otherwise specified in the related Prospectus Supplement, the
                                      Certificates of each Series offered
                                      hereby initially will be represented
                                      by Certificates registered in the
                                      name of Cede, as the nominee of DTC
                                      (in the United States) or the Cedel
                                      Bank societe anonyme ("Cedel") or
                                      Euroclear (in Europe). Transfers
                                      within DTC, Cedel or Euroclear, as
                                      the case may be, will be made in
                                      accordance with the usual rules and
                                      operating procedures of the relevant
                                      system. Cross-market transfers
                                      between persons holding directly or
                                      indirectly through DTC, on the one
                                      hand, and counterparties holding
                                      directly or indirectly through Cedel
                                      or Euroclear, on the other, will be
                                      effected by DTC through the relevant
                                      Depositaries of Cedel or Euroclear.
                                      No Certificate Owner will be entitled
                                      to receive a definitive certificate
                                      representing such person's interest,
                                      except in the event that Definitive
                                      Certificates (as defined herein) are
                                      issued under the limited
                                      circumstances described herein. See
                                      "Description of the Certificates and
                                      the Pooling and Servicing Agreement--
                                      Definitive Certificates."

Transferor..........................  Unless otherwise designated in any
                                      Prospectus Supplement, PCC is the
                                      Transferor of the Receivables. PCC is
                                      a wholly owned (directly and
                                      indirectly), limited
                                      purpose subsidiary of Proffitt's. The
                                      principal executive offices of PCC
                                      are located at Bank of America
                                      Center, 101 Convention Center Drive,
                                      Suite 850, Las Vegas, Nevada 89109,
                                      telephone number (702) 380-4918.

Servicer............................  Proffitt's, Inc. ("Proffitt's") is
                                      the Servicer of the Receivables and
                                      McRae's and CPS act as Subservicers.
                                      The principal executive offices of
                                      Proffitt's are located at 750
                                      Lakeshore Parkway, Birmingham,
                                      Alabama 35211, telephone number (205)
                                      940-4000. The Servicer will receive a
                                      fee as servicing compensation from
                                      the Trust in respect of each Series
                                      in the amounts and at the times
                                      specified in the related Prospectus
                                      Supplement (the "Investor Servicing
                                      Fee"), from which it will pay the
                                      Subservicers for their respective
                                      servicing activities. The Investor
                                      Servicing Fee may be payable from
                                      Finance Charge Receivables,
                                      Interchange or other amounts as
                                      specified in the related Prospectus
                                      Supplement. In certain limited
                                      circumstances, Proffitt's may resign
                                      or be removed as Servicer, in which
                                      event the Trustee or a third-party
                                      servicer may be appointed as
                                      successor servicer (Proffitt's, in
                                      its capacity as servicer, or any such
                                      successor servicer, is referred to
                                      herein as the "Servicer"). See
                                      "Description of the Certificates and
                                      the Pooling and Servicing Agreement
                                      -- Servicing Compensation and Payment
                                      of Expenses" and "-- Certain Matters
                                      Regarding the Servicer."

Collections.........................  Unless otherwise specified in the related Prospectus Supplement, with
                                      respect to each Series, the Servicer
                                      will deposit all Collections
                                      allocable to such Series (subject to
                                      certain exceptions) in a segregated
                                      corporate trust account (the
                                      "Collection Account"). All amounts
                                      deposited in the Collection Account
                                      will be allocated by the Servicer
                                      between Collections of Principal
                                      Receivables and Collections of
                                      Finance Charge Receivables. If so
                                      specified in the related Prospectus
                                      Supplement, Principal Receivables
                                      and/or Finance Charge Receivables may
                                      otherwise be recharacterized. All
                                      such amounts will then be allocated
                                      in accordance with the respective
                                      interests of the Certificateholders
                                      of such Series or any Class thereof
                                      or any other interest in the Trust
                                      included in such Series. See
                                      "Description of the Certificates and
                                      the Pooling and Servicing Agreement
                                      -- Discount Option Receivables" and
                                      "-- Investor Percentage and
                                      Transferor Percentage."

Excess Funding Account..............  The Servicer also maintains, in the name of the Trustee on behalf of the
                                      Trust, a segregated trust account
                                      entitled
                                      the "Excess Funding Account" which is
                                      held for the benefit of
                                      Certificateholders. The Servicer may,
                                      in writing, direct that the funds
                                      held in the Excess Funding Account be
                                      invested, and on each Distribution
                                      Date, all interest and other
                                      investment earnings (net of losses
                                      and investment expenses) shall be
                                      applied as collections of Finance
                                      Charge Receivables with respect to
                                      the related Monthly Period. On each
                                      business day, to the extent the
                                      Servicer determines that the
                                      Transferor Amount exceeds the Minimum
                                      Transferor Amount, such excess amount
                                      shall be paid to the holder of the
                                      Exchangeable Transfer Certificate
                                      prior to a Pay Out Event occurring.

Interest Payments...................  Each Series of Certificates
                                      represents an undivided interest in
                                      the Trust, and each Certificate
                                      offered by a Prospectus Supplement
                                      ("Offered Certificate") represents
                                      the right to payments of interest at
                                      the Certificate Rate specified in the
                                      related Prospectus Supplement. Unless
                                      otherwise specified in a Prospectus
                                      Supplement, all payments in respect
                                      of the Offered Certificates will be
                                      made in United States Dollars.

                                      Interest on each Series of
                                      Certificates or Class thereof for
                                      each interest accrual period (each,
                                      an "Interest Period") specified in
                                      the related Prospectus Supplement
                                      will be distributed in the amounts
                                      and on the dates (which may be
                                      monthly, quarterly, semiannually or
                                      otherwise as specified in the related
                                      Prospectus Supplement) (each, a
                                      "Distribution Date") specified in the
                                      related Prospectus Supplement.
                                      Interest payments on each
                                      Distribution Date will generally be
                                      funded from the Collections of
                                      Finance Charge Receivables allocated
                                      to the Investor Amount during the
                                      preceding monthly period or periods
                                      (each, a "Monthly Period"), as
                                      described in the related Prospectus
                                      Supplement, and may be funded from
                                      certain investment earnings on funds
                                      held in certain accounts of the
                                      Trust, from any applicable
                                      Enhancement or from other sources
                                      specified in the related Prospectus
                                      Supplement. If the Distribution Dates
                                      for payment of interest for a Series
                                      or Class occur less frequently than
                                      monthly, such Collections or other
                                      amounts allocable to such Series or
                                      Class may be deposited in one or more
                                      trust accounts pending distribution
                                      to the Certificateholders of such
                                      Series or Class, all as described in
                                      the related Prospectus Supplement.
                                      See "Description of the Certificates
                                      and the Pooling and Servicing
                                      Agreement -- Application of
                                      Collections," "Enhancement" and "Risk
                                      Factors -- Limited Credit
                                      Enhancement."

Revolving Period....................  Unless otherwise specified in the related Prospectus Supplement, with
                                      respect to each Series and any Class
                                      thereof, no principal will be payable
                                      to Certificateholders until the
                                      Principal Commencement Date or the
                                      Scheduled Payment Date with respect
                                      to such Series or Class. For the
                                      period beginning on the date of
                                      issuance of the related Series (the
                                      "Closing Date") and ending with the
                                      commencement of an Amortization
                                      Period (the "Revolving Period"),
                                      Collections of Principal Receivables
                                      otherwise allocable to the Investor
                                      Amount will, subject to certain
                                      limitations, be paid from the Trust
                                      to the holder of the Exchangeable
                                      Transferor Certificate or, under
                                      certain circumstances and if so
                                      specified in the related Prospectus
                                      Supplement, will be treated as Shared
                                      Principal Collections and paid to the
                                      holders of other Series of
                                      Certificates issued by the Trust, as
                                      described herein and in the related
                                      Prospectus Supplement. See
                                      "Description of the Certificates and
                                      the Pooling and Servicing Agreement
                                      -- Pay Out Events" for a discussion
                                      of the events which might lead to
                                      early termination of the Revolving
                                      Period.

Principal Payments; Amortization      The principal of the Certificates of
Period..............................  each Series offered hereby will be scheduled to be paid either in
                                      installments commencing on a
                                      Distribution Date specified in the
                                      related Prospectus Supplement (the
                                      "Principal Commencement Date"), in
                                      which case such Series will have
                                      either a Controlled Amortization
                                      Period or a Principal Amortization
                                      Period, as described below, or on an
                                      expected date specified in the
                                      related Prospectus Supplement (the
                                      "Scheduled Payment Date"), in which
                                      case such Series will have an
                                      Accumulation Period, as described
                                      below, or in such other manner
                                      specified in the related Prospectus
                                      Supplement with respect to any other
                                      type of Amortization Period. If a
                                      Series has more than one Class of
                                      Certificates, a different method of
                                      paying principal or determining the
                                      Principal Commencement Date or the
                                      Scheduled Payment Date may be
                                      assigned to each Class. The payment
                                      of principal with respect to the
                                      Certificates of a Series or Class may
                                      commence earlier than the applicable
                                      Principal Commencement Date or
                                      Scheduled Payment Date, and the final
                                      principal payment with respect to the
                                      Certificates of a Series or Class may
                                      be made later than the applicable
                                      expected payment date or Scheduled
                                      Payment Date, if a Pay Out Event
                                      occurs and the Rapid Amortization
                                      Period commences with respect to such
                                      Series or Class or under certain
                                      other circumstances described herein
                                      or in the Prospectus

                                      Supplement. See "Description of the
                                      Certificates and the Pooling and
                                      Servicing Agreement -- Pay Out
                                      Events."

Controlled Amortization Period......  If the Prospectus Supplement relating to a Series so specifies, unless a
                                      Rapid Amortization Period with
                                      respect to such Series commences, the
                                      Certificates of such Series or any
                                      Class thereof will have an
                                      amortization period (the "Controlled
                                      Amortization Period") during which
                                      Collections of Principal Receivables
                                      allocable to such Series (and certain
                                      other amounts if so specified in the
                                      related Prospectus Supplement) will
                                      be used on each Distribution Date to
                                      make principal distributions in
                                      scheduled amounts to the
                                      Certificateholders of such Series or
                                      any Class of such Series then
                                      scheduled to receive such
                                      distributions. The amount to be
                                      distributed on any Distribution Date
                                      during the Controlled Amortization
                                      Period will be limited to an amount
                                      (the "Controlled Distribution
                                      Amount") equal to an amount specified
                                      in the related Prospectus Supplement
                                      (the "Controlled Amortization
                                      Amount") plus the amount of any
                                      shortfalls arising from the failure
                                      to pay the Controlled Amortization
                                      Amount on any prior Distribution
                                      Dates. If a Series has more than one
                                      Class of Certificates, each Class may
                                      have a separate Controlled
                                      Amortization Amount. In addition, the
                                      related Prospectus Supplement may
                                      describe certain priorities among
                                      such Classes with respect to such
                                      distributions. The Controlled
                                      Amortization Period will commence at
                                      the close of business on the
                                      Principal Commencement Date and
                                      continue until the earliest of (a)
                                      the commencement of the Rapid
                                      Amortization Period, (b) payment in
                                      full of the Investor Amount of such
                                      Series or Class and (c) the Stated
                                      Series Termination Date with respect
                                      to such Series.

Principal Amortization Period.......  If the Prospectus Supplement relating to a Series so specifies, unless a
                                      Rapid Amortization Period with
                                      respect to such Series commences, the
                                      Certificates of such Series or any
                                      Class thereof will have an
                                      amortization period (the "Principal
                                      Amortization Period") during which
                                      Collections of Principal Receivables
                                      allocable to such Series (and certain
                                      other amounts if so specified in the
                                      related Prospectus Supplement) will
                                      be used on each Distribution Date to
                                      make principal distributions in the
                                      amount of such Collections to the
                                      Certificateholders of such Series or
                                      any Class of such Series then
                                      scheduled to receive such
                                      distributions. If a Series has more
                                      than one Class of Certificates, the
                                      related Prospectus Supplement may
                                      describe certain priorities among
                                      such Classes with respect to such
                                      distributions. The Principal
                                      Amortization Period will commence at
                                      the close of business on the
                                      Principal Commencement Date and
                                      continue until the earliest of (a)
                                      the commencement of the Rapid
                                      Amortization Period, (b) payment in
                                      full of the Investor Amount of such
                                      Series or Class and (c) the Stated
                                      Series Termination Date with respect
                                      to such Series.

Accumulation Period.................  If the Prospectus Supplement relating to a Series so specifies, unless a
                                      Rapid Amortization Period with
                                      respect to such Series commences, the
                                      Certificates of such Series or any
                                      Class thereof will have an
                                      accumulation period (the
                                      "Accumulation Period") during which
                                      Collections of Principal Receivables
                                      allocable to such Series (and other
                                      amounts if so specified in the
                                      related Prospectus Supplement) will
                                      be deposited prior to each
                                      Distribution Date in a trust account
                                      established for the benefit of the
                                      Certificateholders of such Series or
                                      Class (a "Principal Account") and
                                      used to make principal distributions
                                      to the Certificateholders of such
                                      Series or any Class of such Series on
                                      the Scheduled Payment Date. The
                                      amount to be deposited in the
                                      Principal Account on any date may be
                                      limited to an amount (the "Controlled
                                      Deposit Amount") equal to an amount
                                      specified in the related Prospectus
                                      Supplement (the "Controlled
                                      Accumulation Amount") plus the amount
                                      of any shortfalls arising from the
                                      failure to deposit the Controlled
                                      Accumulation Amount into the
                                      Principal Account with respect to any
                                      prior Distribution Dates. If a Series
                                      has more than one Class of
                                      Certificates, each Class may have a
                                      separate Principal Account and
                                      Controlled Accumulation Amount. In
                                      addition, the related Prospectus
                                      Supplement may describe certain
                                      priorities among such Classes with
                                      respect to deposits of principal into
                                      such Principal Accounts. The
                                      Accumulation Period will commence at
                                      the close of business on a date
                                      specified in or determined in the
                                      manner specified in the related
                                      Prospectus Supplement and continue
                                      until the earliest of (a) the
                                      commencement of the Rapid
                                      Amortization Period, (b) payment in
                                      full of the Investor Amount of such
                                      Series or Class and (c) the Stated
                                      Series Termination Date with respect
                                      to such Series.

                                      Funds held in any Principal Account
                                      may be invested in Permitted
                                      Investments or subject to a
                                      guaranteed rate or investment
                                      agreement or other arrangement
                                      intended to assure a specified return
                                      on the investment of such
                                      funds. Investment earnings on such
                                      funds may be applied to pay interest
                                      on the related Series of
                                      Certificates. In order to enhance the
                                      likelihood of payment in full of
                                      principal at the end of an
                                      Accumulation Period with respect to a
                                      Series of Certificates, such Series
                                      may be subject to a principal
                                      guaranty or other similar
                                      arrangement.

Rapid Amortization Period...........  During the period from the day on which a Pay Out Event has occurred
                                      with respect to a Series, to the
                                      earlier of the date on which the
                                      Investor Amount of such Series has
                                      been paid in full or the related
                                      Stated Series Termination Date (the
                                      "Rapid Amortization Period"), unless
                                      otherwise provided in the related
                                      Prospectus Supplement, Collections of
                                      Principal Receivables allocable to
                                      the Investor Amount of such Series
                                      (and certain other amounts if so
                                      specified in the related Prospectus
                                      Supplement) will be distributed as
                                      principal payments to the
                                      Certificateholders of such Series
                                      monthly on each Distribution Date
                                      with respect to such Series in the
                                      manner and order of priority set
                                      forth in the related Prospectus
                                      Supplement. During the Rapid
                                      Amortization Period with respect to a
                                      Series, distributions of principal to
                                      Certificateholders will not be
                                      limited by any Controlled
                                      Distribution Amount or Controlled
                                      Deposit Amount. In addition, upon the
                                      commencement of the Rapid
                                      Amortization Period with respect to a
                                      Series, unless otherwise specified in
                                      the related Prospectus Supplement,
                                      any funds held in a Principal Account
                                      with respect to such Series or any
                                      Class thereof will be paid to the
                                      Certificateholders of such Series or
                                      Class on the first Distribution Date
                                      in the Rapid Amortization Period. See
                                      "Description of the Certificates and
                                      the Pooling and Servicing Agreement--
                                      Pay Out Events" for a discussion of
                                      the events which might lead to
                                      commencement of the Rapid
                                      Amortization Period.

Shared Excess Finance Charge          Any Series may be included in a group
Collections.........................  of Series (a "Group"). Subject to
                                      certain limitations described under
                                      "Description of the Certificates and
                                      the Pooling and Servicing Agreement
                                      -- Shared Excess Finance Charge
                                      Collections," Shared Excess Finance
                                      Charge Collections, if any, with
                                      respect to a Series included in a
                                      Group will be applied to cover any
                                      shortfalls with respect to amounts
                                      payable from Collections of Finance
                                      Charge Receivables allocable to any
                                      other Series in such Group, pro rata
                                      based upon the amount of the
                                      shortfall, if any, with respect to
                                      each Series in such Group. See
                                      "Description of the Certificates and
                                      the Pooling and

                                      Servicing Agreement -- Shared Excess
                                      Finance Charge Collections."

Shared Principal Collections........  Collections of Principal Receivables
                                      and certain other amounts otherwise
                                      allocable to a Series included in a
                                      Group may, as provided in any Series
                                      Supplement, and to the extent such
                                      Collections are not needed to make
                                      payments to or deposits for the
                                      benefit of the Certificateholders of
                                      such Series, be applied to cover
                                      principal payments and deposits to
                                      the Principal Account for any Series
                                      in such Group which are scheduled or
                                      permitted, and which have not been
                                      covered by Collections of Principal
                                      Receivables and certain other
                                      amounts. See "Description of the
                                      Certificates and the Pooling and
                                      Servicing Agreement-- Shared
                                      Principal Collections."

Funding Period......................  The Prospectus Supplement relating to a Series of Certificates may specify
                                      that for a period beginning on the
                                      Closing Date and ending on a
                                      specified date before the
                                      commencement of an Amortization
                                      Period with respect to such Series
                                      (the "Funding Period"), the aggregate
                                      amount of Principal Receivables in
                                      the Trust and amounts in the Excess
                                      Funding Account allocable to such
                                      Series may be less than the aggregate
                                      principal amount of the Certificates
                                      of such Series and that the amount of
                                      such deficiency (the "Pre-Funded
                                      Amount") will be held in a trust
                                      account established with the Trustee
                                      for the benefit of such Series (the
                                      "Pre-Funding Account") pending the
                                      transfer of additional Principal
                                      Receivables to the Trust or pending
                                      the reduction of the Investor Amounts
                                      of other Series. The related
                                      Prospectus Supplement will specify
                                      the initial Investor Amount on the
                                      Closing Date with respect to such
                                      Series, the aggregate principal
                                      amount of such Series (the "Full
                                      Investor Amount") and the date by
                                      which the Investor Amount is expected
                                      to equal the Full Investor Amount.
                                      The Investor Amount of such Series
                                      will increase as Principal
                                      Receivables are created or as the
                                      Investor Amounts of other Series are
                                      reduced. The Investor Amount may also
                                      decrease due to Investor Charge Offs.

                                      During the Funding Period, funds on
                                      deposit in the Pre-Funding Account
                                      for a Series will be withdrawn and
                                      paid to the Transferor or its
                                      assignees to the extent of any
                                      increases in the Investor Amount. In
                                      the event that the Investor Amount
                                      does not for any reason equal the
                                      Full Investor Amount by the end of
                                      the Funding Period, any amount
                                      remaining in the Pre-Funding Account
                                      and any additional amounts specified
                                      in the related

                                      Prospectus Supplement will be payable
                                      to Certificateholders of such Series
                                      in a manner and at such time as set
                                      forth in the related Prospectus
                                      Supplement.

                                      If so specified in the related
                                      Prospectus Supplement, monies in the
                                      Pre-Funding Account with respect to
                                      any Series will be invested by the
                                      Trustee in Permitted Investments or
                                      will be subject to a guaranteed rate
                                      or investment agreement or other
                                      similar arrangement, and investment
                                      earnings and any applicable payment
                                      under any such investment arrangement
                                      will be applied to pay interest on
                                      the Certificates of such Series.

Paired Series.......................  If so specified in the related
                                      Prospectus Supplement, a Series of
                                      Certificates may be paired with
                                      another Series (a "Paired Series").
                                      The Prospectus Supplement for such
                                      Series and the Prospectus Supplement
                                      for the Paired Series will each
                                      specify the relationship between the
                                      Series.

Enhancement.........................  Enhancement with respect to a Series or any Class thereof may be provided
                                      as specified in the related
                                      Prospectus Supplement.

                                      The type, characteristics and amount
                                      of the Enhancement will be determined
                                      based on several factors, including
                                      the characteristics of the
                                      Receivables and Accounts underlying
                                      or comprising the Trust Portfolio as
                                      of the Closing Date with respect to
                                      any Series, and will be established
                                      on the basis of the requirements of
                                      each Rating Agency rating the
                                      Certificates of such Series. If so
                                      specified in the related Prospectus
                                      Supplement, any such Enhancement will
                                      apply only in the event of certain
                                      types of losses and the protection
                                      against losses provided by such
                                      Enhancement will be limited. The
                                      terms of Enhancement, if any, with
                                      respect to a Series, and the
                                      conditions under which such
                                      Enhancement may be increased, reduced
                                      or replaced, will be described in the
                                      related Prospectus Supplement. See
                                      "Enhancement" and "Risk Factors --
                                      Limited Nature of Certificate
                                      Rating."

Optional Repurchase.................  With respect to each Series of
                                      Certificates, the Investor Amount of
                                      such Series will be subject to
                                      optional repurchase by the Transferor
                                      on any Distribution Date after such
                                      Investor Amount is reduced to an
                                      amount less than or equal to 10% of
                                      the initial Investor Amount (the
                                      "Initial Investor Amount"), or such
                                      other amount specified in the related
                                      Prospectus Supplement, if certain
                                      conditions set forth in the Pooling
                                      and Servicing

                                      Agreement are met. Unless otherwise
                                      specified in the related Prospectus
                                      Supplement, the repurchase price will
                                      be equal to the Investor Amount of
                                      such Series plus accrued and unpaid
                                      interest thereon. See "Description of
                                      the Certificates and the Pooling and
                                      Servicing Agreement -- Optional
                                      Repurchase; Final Payment of
                                      Principal; Termination."

Defeasance..........................  The Transferor may, at its option and subject to the conditions specified
                                      in "Description of the Certificates
                                      and the Pooling and Servicing
                                      Agreement -- Defeasance," terminate
                                      its substantive obligations in
                                      respect of a Series or all Series
                                      (the "Defeased Series") by
                                      irrevocably depositing with the
                                      Trustee monies or Permitted
                                      Investments or both sufficient to pay
                                      and discharge all remaining scheduled
                                      interest and principal payments on
                                      all Defeased Series on the dates
                                      scheduled for such payments and all
                                      amounts owing to any provider of
                                      Enhancement with respect to the
                                      Defeased Series. See "Description of
                                      the Certificates and the Pooling and
                                      Servicing Agreement -- Defeasance."

Tax Status..........................  Except to the extent otherwise specified in the related Prospectus
                                      Supplement, Special Tax Counsel to
                                      the Transferor will render an opinion
                                      in connection with the issuance of
                                      each Series that under existing law
                                      the Certificates of such Series that
                                      are publicly offered will be
                                      characterized as indebtedness for
                                      Federal income tax purposes. Except
                                      to the extent otherwise specified in
                                      the related Prospectus Supplement,
                                      the Certificate Owners will agree to
                                      treat the Certificates as
                                      indebtedness for Federal, state and
                                      local income and franchise tax
                                      purposes. See "Certain Federal Income
                                      Tax Consequences" for additional
                                      information concerning the
                                      application of Federal income tax
                                      laws.

ERISA Considerations................  Under regulations issued by the
                                      Department of Labor, the Trust's
                                      assets would not be deemed "plan
                                      assets" of any Benefit Plan holding
                                      interests in the Certificates of a
                                      Series if certain conditions are met.
                                      If the Trust's assets were deemed to
                                      be "plan assets" of a Benefit Plan,
                                      there is uncertainty as to whether
                                      existing exemptions from the
                                      "prohibited transaction" rules of the
                                      Employee Retirement Income Security
                                      Act of 1974, as amended ("ERISA"),
                                      and the Code would apply to all
                                      transactions involving the Trust's
                                      assets. No assurance can be made with
                                      respect to any offering of the
                                      Certificates of any Series that the
                                      conditions which would allow the
                                      Trust assets not to be deemed "plan
                                      assets" will be met, although the
                                      intention of the
                                      underwriters (but not their
                                      assurance) as to whether the
                                      Certificates of a particular Series
                                      will be "publicly offered
                                      securities," and therefore eligible
                                      for an ERISA exemption, will be set
                                      forth in the related Prospectus
                                      Supplement. Accordingly, such
                                      acquisition could result in excise
                                      taxes and other liabilities under
                                      ERISA and the Code. Plan fiduciaries
                                      contemplating purchasing interests in
                                      Certificates must carefully determine
                                      whether the acquisition and holding
                                      of Certificates and the operation of
                                      the Trust would result in such excise
                                      taxes and other liabilities to their
                                      Benefit Plan. See "ERISA
                                      Considerations."

Certificate Rating..................  It will be a condition to the issuance of each Series of
                                      Certificates or Class thereof offered
                                      hereby that they be rated in one of
                                      the four highest rating categories by
                                      at least one nationally recognized
                                      statistical rating organization (each
                                      such rating organization rating any
                                      Series, a "Rating Agency"). The
                                      rating or ratings applicable to the
                                      Certificates of each Series or Class
                                      thereof offered hereby will be set
                                      forth in the related Prospectus
                                      Supplement.

                                      A rating is not a recommendation to
                                      buy, sell or hold securities and may
                                      be subject to revision or withdrawal
                                      at any time by the assigning Rating
                                      Agency. Each rating should be
                                      evaluated independently of any other
                                      rating. See "Risk Factors -- Limited
                                      Nature of Certificate Rating."

Listing.............................  If so specified in the Prospectus
                                      Supplement relating to a Series,
                                      application will be made to list the
                                      Certificates of such Series, or all
                                      or a portion of any Class thereof, on
                                      the Luxembourg Stock Exchange or any
                                      other specified exchange.

Risk Factors........................  See "Risk Factors" beginning on page
                                      18 of this Prospectus for a
                                      discussion of certain factors that
                                      should be considered by prospective
                                      purchasers of the Offered
                                      Certificates.

                                 RISK FACTORS

  Potential investors should consider, among other things, the following risk factors and any risk factors in the related Prospectus Supplement in connection with the purchase of the Certificates.

Limited Liquidity

  It is anticipated that, to the extent permitted, the underwriters of any Series of Certificates offered hereby will make a market in such Certificates, but in no event will any such underwriter be under an obligation to do so. There is no assurance that a secondary market will develop with respect to the Certificates of any Series offered hereby, or if it does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of such Certificates.

Non-Recourse Obligation

  Certificateholders will have no recourse to any assets of any of the Transferor, the Servicer, the Bank or any of their affiliates, in the event payments on Certificates are not timely made. Consequently, Certificateholders must rely solely upon payments on the Receivables and the Enhancement, if any, applicable to the Series for the payment of principal of and interest on the Certificates of any Series. Furthermore, under the Pooling and Servicing Agreement, the Certificateholders have an interest in the Receivables and Collections thereon only to the extent of the Investor Amount.

Transfer of Receivables

  The Transferor has represented and warranted in the Pooling and Servicing Agreement that its transfer of the Receivables to the Trust is either a valid transfer and assignment of the Receivables to the Trust or the grant to the Trust of a security interest in the Receivables. The Transferor has taken and will take all actions as are required under applicable law to perfect the Trust's interest in the Receivables and has represented and warranted that if the transfer of the Receivables by the Transferor to the Trust is the grant to the Trust of a security interest in the Receivables, such security interest constitutes a first priority perfected security interest therein and, to the extent provided under the applicable Uniform Commercial Code (the "UCC"), in the proceeds thereof (except for liens for local taxes and government charges not due and payable or being contested in good faith by the Transferor). The Bank, for itself and as successor to Proffitt's, Inc., Parisian, Inc., G.R. Herberger's, Inc. and McRae's, Inc. (each, an "Initial Seller" and collectively the "Initial Sellers"), under the Receivables Purchase Agreements between each of the Initial Sellers and the Transferor (each a "Receivables Purchase Agreement" and collectively, with the Receivables Purchase Agreement between the Bank and the Transferor dated as of February 2, 1998, the "Receivables Purchase Agreements"), has similarly represented and warranted that the Transferor's interest in the Receivables constitutes a first priority perfected ownership interest in the Receivables and the proceeds thereof (except for liens for local taxes and governmental charges not due and payable or being contested in good faith by the applicable Initial Seller or the
Bank). Nevertheless, a tax or government lien on property of an Initial Seller, the Bank or the Transferor arising before any Receivable comes into existence may have priority over the Transferor's or the Trust's interest in such Receivable. The Transferor, each of the Initial Sellers and the Bank have also covenanted not to sell, pledge, assign, transfer or grant any lien on any Receivable included in the Trust other than to the Trust. See "Certain Legal Aspects of the Receivables -- Transfer of Receivables," "-- Certain Matters Relating to Receivership" and "-- Certain Matters Relating to Bankruptcy or Insolvency."

Commingling of Collections

  While Proffitt's, or an affiliate, is the Servicer, Collections held by or on behalf of the Transferor may, during periods when certain conditions specified in the Pooling and Servicing Agreement are satisfied, be commingled and used for the Servicer's own benefit prior to each Distribution Date and, in the event of the bankruptcy, insolvency, receivership or conservatorship of any of the Initial Sellers, the Bank, the Servicer, the Subservicers or the Transferor or, in certain circumstances, the lapse of certain time periods as provided under the UCC, the Trust may not have a perfected interest in such Collections. During periods when the Company fails to maintain the credit rating or meet other criteria required by the applicable Rating Agency, the Servicer will be required to deposit a portion of the Collections directly into the Collection Account no later than the second business day after the date of processing of such Collections.

Bankruptcy and Insolvency Risks

  Each of the Initial Sellers originally warranted, and the Bank represents and warrants, in the applicable Receivables Purchase Agreement, that the sale of Receivables sold or to be sold by it to the Transferor is a valid sale of such Receivables to the Transferor, and the Transferor represents and warrants in the Pooling and Servicing Agreement that the transfer of the Receivables by it to the Trust is either a valid transfer of the Receivables or the grant of a security interest in the Receivables to the Trust. The Initial Sellers and the Bank, and the Transferor have agreed to take such actions as are required to perfect the sale of Receivables to the Transferor, and to perfect the Trust's interest in the Receivable, respectively. Each of the Initial Sellers and the Bank intends that each transfer of Receivables by it to the Transferor constitutes a "true sale" of such Receivables to the Transferor. If such transfer constitutes a "true sale," such Receivables and the proceeds thereof would not be part of such Initial Seller's bankruptcy estate under Section 541 of the United States Bankruptcy Code (Title 11, United States Code), as amended (the "Bankruptcy Code"), or an asset of the Bank in the event a receiver or conservator were appointed for the Bank. If any Initial Seller were to become a debtor subject to a Bankruptcy Code proceeding, or the Bank were to become subject to a receivership or conservatorship proceeding subsequent to such transfer, the Receivables should not be available to creditors of such Initial Seller or the Bank.

  Notwithstanding the foregoing, if the Bank was placed in a receivership or conservatorship, or an Initial Seller were to become a debtor in a bankruptcy case, and a receiver, conservator, creditor or a trustee-in-bankruptcy of such debtor or such debtor itself, as debtor-in-possession, were to take the position that the sale of Receivables by such Initial Seller or the Bank, as applicable, to the Transferor should be recharacterized as a pledge of such Receivables to secure a borrowing of such debtor, then reductions and delays in payments of Collections of Receivables to the Transferor, and consequently to the Trust, and delays in payments on the Offered Certificates could occur. If the court were to rule in favor of such recharacterization then reductions in the amount of such payments could occur and Certificateholders could experience losses in their investment in the Offered Certificates. See "Certain Legal Aspects of the Receivables -- Certain Matters Relating to Bankruptcy or Insolvency" and "-- Certain Matters Relating to Receivership."

  The Transferor has taken steps in structuring the transactions contemplated hereby that are intended to reduce the risk that a bankruptcy case with respect to any Initial Seller or the Transferor would result in consolidation of the assets and liabilities of any Initial Seller or the Transferor with each other or their affiliates. The Transferor also has been organized in a manner intended to reduce the risk that it would become subject to a bankruptcy case. If an individual Initial Seller or the Transferor were to become a debtor in a bankruptcy case, or a receiver or conservator were appointed for the Bank, or certain other events relating to the insolvency of an Initial Seller, the Bank or the Transferor were to occur, causing a Pay Out Event pursuant to the Pooling and Servicing Agreement, no new Principal Receivables would be transferred to the Trust. If any such events were to occur with respect to the Transferor, the Trustee would sell the Receivables (unless holders of more than 50% of the principal amount of outstanding Certificates of each Class under each Series instruct otherwise), which would cause a termination of the Trust and a loss to the Certificateholders, if the net proceeds from such sale were insufficient to pay the Certificateholders in full. If no Servicer Default other than such insolvency event were to exist, the debtor-in-possession may have the power to prevent either the Trustee or the Certificateholders from appointing a successor Servicer. If, notwithstanding the foregoing, (i) the Transferor were to become a debtor in a bankruptcy proceeding, or (ii) a court were to conclude that the assets and liabilities of the Transferor should be consolidated with the assets and liabilities of any Initial Seller and/or the Bank; or (iii) a creditor, a trustee-in-bankruptcy of such debtor, or the debtor itself, as debtor-in-possession, were to litigate the consolidation issue, then delays in distributions in respect of the Offered Certificates and possible reductions in the amounts of such distributions could occur. See "Certain Legal Aspects of the Receivables -- Certain Matters Relating to Bankruptcy or Insolvency" and "-- Certain Matters Relating to Receivership."

  Payments made by the Bank to the Transferor pursuant to the Receivables Purchase Agreement in respect of repurchases of Ineligible Receivables or in respect of Adjustments might be recoverable by a receiver or conservator for the Bank, as applicable, from the Transferor or the Certificateholders as an avoidable transfer, if such payments were made within one year or other applicable period under state law prior to the commencement of a bankruptcy case in respect of an Initial Seller.

  The Bank is a national bank that is subject to regulation and supervision by the United States Office of Comptroller of the Currency (the "OCC"). If the Bank were to become insolvent or be in an unsound condition or if certain other circumstances were to occur, the OCC is authorized to appoint the FDIC as receiver. The Federal Deposit Insurance Act ("FDIA"), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), sets forth certain powers that the FDIC may exercise as receiver for the Bank. With respect to the appointment of a receiver or conservator for the Bank, subject to certain qualifications, a valid perfected security interest of the Trust in the Receivables should be enforceable (to the extent of the Trust's "actual direct compensatory damages" as described below) and payments to the Trust with respect to the Receivables (up to the amount of such damages) should not be subject to an automatic stay of payment or to recovery by such a conservator or receiver. If, however, the conservator or receiver were to assert that the security interest was unperfected or unenforceable, or were to require the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under FIRREA, or the conservator or receiver were to request a stay of judicial proceedings with respect to the Bank as provided under FIRREA, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. In the event of a repudiation of obligations by a conservator or receiver, FIRREA provides that a claim for the repudiated obligation is limited to "actual direct compensatory damages" determined as of the date of the appointment of the conservator or receiver (which in most cases are expected to include the outstanding principal on the Certificates plus interest accrued thereon to the date of payment). The FDIC has not adopted a formal policy statement on payment of principal and interest on collateralized borrowings of banks which are repudiated. The Transferor believes that, as of the date of this Prospectus, the general practice of the FDIC in such circumstances is to permit the collateral to be applied to pay the principal owed plus interest at the contract rate up to the date of payment, together with the costs of liquidation of the collateral if provided for in the contract. In one case, however, involving the repudiation by the Resolution Trust Corporation of certain secured zero-coupon bonds issued by a savings association, a United States Federal district court held that "actual direct compensatory damages" in the case of a marketable security meant the market value of the repudiated bonds as of the date of repudiation. If that court's view were applied to determine the Trust's "actual direct compensatory damages" in the event a conservator or receiver of the Bank repudiated its obligations under the Receivables Purchase Agreement or to the Trust pursuant to the Pooling and Servicing Agreement, the amount paid to Certificateholders could, depending upon circumstances existing on the date of the repudiation, be less than the principal of the Certificates and the interest accrued thereon to the date of payment. See "Certain Legal Aspects of the Receivables -- Certain Matters Relating to Receivership."

Effects of Consumer and Debtor Protection Laws on Collectibility of
Receivables

  All Accounts not owned by the Bank prior to February 2, 1998 and in existence prior to that date were contributed to the Bank at the beginning of business on February 2, 1998. Since that time all Accounts have been owned and administered by the Bank, and all Receivables have been originated by the Bank. The Accounts and the Receivables are subject to numerous Federal and state consumer protection laws that impose requirements on the making and collection of consumer credit. Such laws, as well as any new laws or rulings which may be adopted, may adversely affect the Servicer's ability to collect the Receivables or the Bank's ability to maintain or improve historic levels of finance charge income. Also, there has been increased consumer awareness with respect to the level of finance charges and fees and other practices of credit card issuers and other consumer revolving credit providers. As a result of these developments and other factors, there can be no assurance that there will not be any Federal or state legislation imposing additional requirements on the making and collecting of consumer credit or limiting finance charges or other fees or charges relating to the Accounts.

  State and local governments may attempt, and private parties are attempting, to require out-of-state credit card issuers to comply with state and local consumer protection laws. There can be no assurance that the Bank will not be named as a defendant in future lawsuits or administrative actions challenging the terms of its credit card programs or otherwise asserting violations of such consumer protection laws. Such lawsuits or actions, if resolved adversely to the Bank, could have the effect of limiting the Bank's credit card programs and could require the Bank to pay refunds and civil penalties to cardholders. Consequently, such lawsuits or actions could have an adverse effect on the Bank's credit card operations. One potential effect of any such lawsuit or action involving the Bank, if successful, would be to reduce the yield on the Trust Portfolio. If such a reduction were to occur, a Pay Out Event with respect to one or more Series might result.

  Pursuant to the Pooling and Servicing Agreement, the Transferor has covenanted to accept retransfer from the Trust, and pursuant to the Receivables Purchase Agreements, the Bank has agreed to repurchase from the Transferor, each Receivable that does not comply with all requirements of applicable law at the time it was transferred to the Trust where the related Account becomes a Defaulted Account or the proceeds of the Receivable are impaired. Pursuant to such agreements, the Transferor makes to the Trust, and the Bank makes to the Transferor, certain other representations and warranties relating to the validity and enforceability of the Receivables. If any such representation or warranty were breached and such breach were to continue beyond the applicable cure period, if any, the sole remedy against the Transferor would be its obligation to accept the retransfer of such Receivables and, if applicable, the sole remedy against the Bank would be its obligation to repurchase such Receivables from the Transferor. See "Description of the Certificates and the Pooling and Servicing Agreement -- Representations and Warranties" and "Certain Legal Aspects of the
Receivables -- Consumer and Debtor Protection Laws, Recent and Proposed Legislation."

  Application of Federal and state bankruptcy and Debtor Relief Laws could affect the interests of the Certificateholders in the Receivables if such laws were to result in any Receivables being charged off as uncollectible. See "Description of the Certificates and the Pooling and Servicing Agreement -- Allocation of Investor Default Amount; Adjustment Amounts; Investor Charge Offs."

Effect of Payment Rate on Certificates

  The Receivables may be paid at any time, and there is no assurance that there will be additional Receivables or that any particular pattern of cardholder repayments will occur. A significant decline in the amount of Receivables generated could result in the occurrence of a Pay Out Event for one or more Series and commencement of the Rapid Amortization Period for each such Series. In addition, changes in periodic Finance Charges could alter the monthly payment rates of cardholders. A significant decrease in the monthly payment rate could slow the return or accumulation of principal during the Rapid Amortization Period. See "Maturity Assumptions" and "-- Ability to Change Terms of the Receivables" for a discussion of the Bank's ability to change the terms, including interest rates and fees, on the Accounts.

Effects of Convenience Use and Special Deferrals

  From time to time the Bank, to encourage use of its credit cards, offers to impose no Finance Charges on purchases made with such credit cards if the obligor(s) on such card (each, an "Obligor") pays a specified percentage of the entire amount due within a specified period. Also, the Bank from time to time offers deferred billing on certain purchases. If the Obligor complies with the terms of the deferred billing, no interest is charged on such a deferred Receivable for up to 90 days. An increase in the "convenience use" of the credit card accounts or in the level of deferred billing Receivables could have adverse effects upon the Certificateholders. See "Credit Card Program -- Billing and Payments" in the Prospectus Supplement.

Ability to Change Terms of the Receivables

  Pursuant to the Pooling and Servicing Agreement, only the Receivables arising in the Accounts have been transferred to the Trust. As owner of the Accounts, the Bank retains the right to determine the monthly periodic

Finance Charges and other charges and fees which will be applicable from time to time to the Accounts, to alter the minimum monthly payment required on the Accounts and to change various other terms with respect to the Accounts. The Bank may change the annual percentage rate of interest and other Finance Charges which will be applicable from time to time to the Accounts, alter the minimum monthly payments required on the Accounts and change any other terms with respect to the Accounts, for various reasons, including facilitating Company sales of merchandise and services. A decrease in the annual percentage rate or in the other Finance Charges would decrease the effective yield on the Accounts and could result in the occurrence of a Pay Out Event and the commencement of the Rapid Amortization Period. The Bank has agreed that, except as otherwise required by law or as is deemed advisable by the Bank based upon a good faith assessment, in its sole discretion of the various factors affecting the use of the Accounts, it will not reduce the annual percentage rate used to assess the Finance Charges on the Receivables or other fees on the Accounts if, as a result of such reduction, its reasonable expectation of the Portfolio Yield (as defined in each Series Supplement) after giving effect to such reduction would be less than the weighted average base rates of all outstanding Series. In addition, the Bank has agreed that, unless required by law or as is deemed advisable by the Bank based upon a good faith assessment, in its sole discretion of the various factors affecting the use of the Accounts, it will not reduce such annual percentage rate if its reasonable expectation of the Portfolio Yield after giving effect to such reduction would be less than the highest Certificate Rate for any outstanding Series. The Bank may from time to time elect to change the terms applicable to certain segments of the respective Department Store credit card programs, based upon its determination of credit risk or other considerations. In servicing the Accounts, the Servicer is required to exercise the same care and apply the same policies that it exercises in handling similar matters for its own comparable accounts. Except as specified above, there are no restrictions on the Bank's ability to change the terms of the Accounts or the respective credit card guidelines (the "Credit Card Guidelines"), including policies on credit approval. There can be no assurance that changes in applicable law, changes in the marketplace or prudent business practice might not result in a determination by the Bank to take actions which would change Account terms. See "Credit Card Program" in the Prospectus Supplement and "Description of the Certificates and the Pooling and Servicing Agreement -- Pay Out Events."

Dependence on the Company's Department Stores; Competition

  Because the Accounts (other than any VISA or MasterCard Accounts) included in the Trust can be used for purchases of merchandise and services only from the respective Department Stores, the Trust is completely dependent upon sales made by the Department Stores that are charged to the Accounts. The retailing business is highly competitive and the Department Stores compete with other stores operating in their respective geographic areas as well as numerous other types of retail outlets. Each of the Department Stores has many competitors in each of its markets. The Department Stores also compete with national and regional department stores, specialty apparel stores, general merchandise stores, mail-order retailers, and off-price and discount store chains, some of which are larger than the Company and may be able to devote greater financial and other resources to marketing and other competitive activities. The Company also competes with local stores that carry similar or alternative categories of merchandise. The Company generally competes on the basis of pricing, quality, merchandise selection, customer service and amenities, and store design. The Company's success also depends in part on its ability to anticipate and respond to changing merchandise trends and customer preferences in a timely manner. Accordingly, any failure by the Company to anticipate and respond to changing merchandise trends and customer preferences could materially adversely affect sales of the Company's private brands and product lines, which in turn could materially adversely affect the Company's business, financial condition or results of operations. There can be no assurance that the Department Stores will continue to compete successfully with such other stores or that any such competition will not have a material adverse effect on the Company's financial condition or results of operations. In addition, the Pooling and Servicing Agreement does not prohibit the respective Department Stores from disposing of all or any portion of its business or assets. See "Credit Card Program" in the Prospectus Supplement.

  Many considerations enter into the competition for the consumer's patronage, including price, quality, style, service, product mix, convenience and credit availability and terms. There can be no assurance that the

Department Stores will continue to expand or experience sales growth at the same rate as in prior years. In the event the Department Stores do not generate an adequate level of Receivables, a Pay Out Event could occur.

Competition from Other Credit and Payment Sources

  The Department Stores accept other credit cards in addition to the Bank's credit cards, including American Express, MasterCard, VISA and the Discover Card. Therefore, not all credit sales by the Department Stores will generate Receivables. The credit card market is highly competitive and has experienced increased advertising, targeted marketing and pricing competition, as traditional and new credit card issuers have sought to enter the market or expand. The use of incentive programs (e.g., awards for card usage) may also affect the volumes charged on various credit cards. There can be no assurance that customer purchases using Bank credit cards in the future will continue to represent their current percentage of each Department Store's sales, compared to sales made on other credit cards, debit cards, and by cash or check. See "Credit Card Program -- Portfolio Information" in the Prospectus Supplement.

Social, Legal and Economic Factors

  Changes in credit use and payment patterns by credit card holders may also result from a variety of social, legal and economic factors. Economic factors, nationally and in the regions served by the Department Stores, including inflation, prevailing interest rates and unemployment levels, may also be reflected in increased defaults by the Bank's credit card holders and in the generation of new Receivables. Changes in tax laws, laws regulating permissible Finance Charges and the Bankruptcy Code could also affect the use and terms of, and Collections on, the Bank's credit cards. The Transferor is unable to determine and has no basis to predict whether, or to what extent, social, legal or economic factors will affect future use of the Bank's credit cards, repayment patterns or Collections. A reduction in the annual percentage rate applicable to the Accounts may result in a decline in the Portfolio Yield, which could result in a Pay Out Event. See "Description of the Certificates and the Pooling and Servicing Agreement -- Pay Out Events."

Effect of Limited Subordination

  With respect to Certificates of a Series having a Class or Classes of Subordinated Certificates, unless otherwise specified in the related Prospectus Supplement, payments of principal in respect of the Subordinated Certificates of a Series will not commence until after the final principal payment with respect to the Senior Certificates of such Series. In addition, if so specified in the related Prospectus Supplement, if Collections of Finance Charge Receivables or other amounts allocable to the Certificates of a Series are insufficient to cover required amounts due with respect to the Senior Certificates of such Series, the Investor Amount with respect to the Subordinated Certificates will be reduced, resulting in a reduction of the portion of Collections of Finance Charge Receivables allocable to the Subordinated Certificates in future periods and a possible delay or reduction in principal and interest payments on the Subordinated Certificates. Moreover, if so specified in the related Prospectus Supplement, in the event of a sale of Receivables in the Trust due to the insolvency of the Transferor or the appointment of a conservator or receiver for the Transferor, the portion of the net proceeds of such sale allocable to pay principal to the Certificates of a Series will be used first to pay amounts due to the Senior Certificateholders and any remainder will be used to pay amounts due to the Subordinated Certificateholders.

Issuance of Additional Series; Master Trust Considerations

  The Trust, as a master trust, may issue additional Series from time to time. While the Principal Terms of any Series will be specified in a Series Supplement, the provisions of a Series Supplement and, therefore, the terms of any additional Series, will not be subject to prior review by, or consent of, Certificateholders of any previously issued Series. Such Principal Terms may include methods for determining applicable Investor Percentages and allocating Collections, provisions creating different or additional security or other Enhancement, different Classes of Certificates (including Subordinated Certificates), provisions subordinating such Series to another Series, and/or including Series as part of a Paired Series or a Group, and any other amendment or supplement to the Pooling and Servicing Agreement which is made applicable only to such Series. In addition, the provisions of any Supplement may give the holders of the Certificates issued pursuant thereto consent, approval or other rights that could result in such Certificateholders having power to cause the Transferor, the Servicer or the Trustee to take or refrain from taking certain actions, including, without limitation, actions with respect to the exercise of certain rights and remedies under the Pooling and Servicing Agreement, without regard to the position or interest of the Certificateholders of any other Series. Similar rights may also be given to the provider of any Enhancement for any Series. For example, holders of 50% of the aggregate Investor Amount of all outstanding Series may elect to terminate all the rights and obligations of the Servicer under the Pooling and Servicing Agreement in the event of a Servicer Default, or in the event of a voluntary or involuntary bankruptcy of the Transferor. Also, if the Transferor were to become a debtor in a bankruptcy case or certain other events relating to the insolvency of the Transferor were to occur, holders of 50% of the Investor Amount of each Class of each Series would have the right to preclude the Trustee from instructing the Servicer to liquidate the Receivables. It is a condition precedent to the issuance of any additional Series that each Rating Agency that has rated certificates of any outstanding Series deliver written confirmation that such issuance will not result in any such Rating Agency reducing or withdrawing its rating of the Certificates of any outstanding Series. There can be no assurance, however, that the Principal Terms of any other Series, including any Series issued from time to time hereafter, might not have an adverse effect on the timing and amount of payments received by a Certificateholder of any other Series or otherwise adversely affect any other Series, even if there is no change in the rating of any outstanding Series. Such adverse effect could result from, among other things, a change in allocations of Collections among the various Series and the Classes thereof. Such a change could occur, for example, if a Rapid Amortization Period were to occur with respect to a Paired Series. See "-- Limited Nature of Certificate Rating" and "Description of the Certificates and the Pooling and Servicing Agreement -- Paired Series" and " -- Exchanges."

Absence of Control on Certain Voting Matters

  Subject to certain exceptions, the Certificateholders of each Series may take certain actions, or direct certain actions to be taken, under the Pooling and Servicing Agreement or the related Series Supplement. However, the Pooling and Servicing Agreement or related Series Supplement may provide that under certain circumstances the consent or approval of the holders of a specified percentage of the aggregate unpaid principal amount of the Certificates of all outstanding Series will be required to direct certain actions, including requiring the appointment of a successor Servicer following a Servicer Default, amending the Pooling and Servicing Agreement under certain circumstances and directing a reassignment of the entire Trust Portfolio. Certificateholders of a Series or the provider of any Enhancement with respect thereto may have interests which do not coincide in any way with the interests of Certificateholders of other Series. See "Description of Certificates and the Pooling and Servicing Agreement -- Servicer Default," "-- Amendments," "--
 Representations and Warranties" and "-- Definitive Certificates."

Effects of Prepayment Distinctions among Classes

  Classes of Certificates may be issued to which may be allocated the risk of early repayment within a Series. With respect to such a Class, a Certificateholder of such Class will be more likely to receive prepayment than would otherwise be the case. In such event such Certificateholder will not receive the benefit of the Certificate Rate for the period of time originally expected on the amount of any such repayment. There can be no assurance that the Certificateholder will be able to reinvest the proceeds at a similar rate of return and at a similar risk level. Assuming that a Certificateholder could identify an identical reinvestment opportunity, an early repayment could benefit a Certificateholder who acquired a Certificate of such Class at a discount and harm a Certificateholder who acquired a Certificate of such Class at a premium.

Effect on Certain Pre-Funded Series of Ability to Generate Additional
Receivables

  With respect to Certificates of a Series having a Class that employs a Pre-Funding Account in anticipation of the Transferor transferring additional Receivables to the Trust if, and to the extent that, the requisite amount of such Receivables are not created during the Pre-Funding Period specified in the related Prospectus Supplement, the Certificateholders of such Class will receive the balance remaining in the Pre-Funding Account at the end of the Pre-Funding Period as an early repayment of Certificate principal. In such event the Certificateholder will not receive the benefit of the Certificate Rate for the period of time originally expected on the amount of such early repayment. See "-- Dependence on the Company's Department Stores; Competition" and "Description of Certificates and the Pooling and Servicing Agreement -- Funding Period." See also "-- Effects of Prepayment Distinctions among Classes."

Basis Risk

  As of the date of this Prospectus all Accounts have fixed interest rates. If, in the future, Accounts bear variable rates of interest, a portion of the Accounts in the Trust may have Finance Charges set at a variable rate above a designated prime rate, or other designated index, or at another rate. The Certificate Rate applicable to a Series of Certificates issued by the Trust may be based upon an index other than such prime rate or other designated index. If there is a decline in such prime rate or other designated index which does not coincide with a decline in the index upon which the Certificate Rate is based, the amount of collections of Finance Charge Receivables on such Accounts may be reduced, whereas the amounts payable as monthly interest on such Series of Certificates and other amounts required to be funded out of Collections of Finance Charge Receivables with respect to such Series will not be similarly reduced.

Addition of Trust Assets

  The Transferor expects, and in some cases will be obligated, to designate certain Additional Accounts, the Receivables in which will be conveyed to the Trust. Such Additional Accounts are expected to include Accounts originated using criteria different from those which were applied to the Accounts designated on the Initial Cut-Off Date or to previously designated Additional Accounts, because such accounts were originated at a different date, under different underwriting criteria or by different institutions, or represent a separate segment of the Bank's credit card business. Consequently, there can be no assurance that Additional Accounts designated in the future will be of the same credit quality as previously designated Accounts. In addition, the Bank may add Participations to the Trust. The designation of Additional Accounts and Participations will be subject to the satisfaction of certain conditions described herein under "Description of the Certificates and the Pooling and Servicing Agreement -- Addition of Accounts."

Limited Nature of Certificate Rating

  Any rating assigned to the Certificates of a Series or a Class by a Rating Agency will reflect such Rating Agency's assessment of the likelihood that Certificateholders of such Series or Class will receive the payments of interest and principal required to be made under the Pooling and Servicing Agreement and the related Series Supplement and will be based primarily on the value of the Receivables in the Trust and the availability of any Enhancement with respect to such Series or Class. However, any such rating will not, unless otherwise specified in the related Prospectus Supplement with respect to any Class or Series offered hereby, address the likelihood that the principal of, or interest on, any Certificates of such Class or Series will be paid on a scheduled date. In addition, any such rating will not address the possibility of the occurrence of a Pay Out Event with respect to such Class or Series or the possibility of the imposition of United States withholding tax with respect to non-U.S. Certificateholders. The rating will not be a recommendation to purchase, hold or sell Certificates of such Series or Class, and such rating will not comment as to the marketability of such Certificates, any market price or suitability for a particular investor. There can be no assurance that any rating will remain for any given period of time or that any rating will not be lowered or withdrawn entirely by a Rating Agency if in such Rating Agency's judgment circumstances so warrant.

Limited Credit Enhancement

  Although Enhancement may be provided with respect to a Series of Certificates or any Class thereof, the amount available will be limited and will be subject to certain reductions. If the amount available under any Enhancement is reduced to zero, or if the provider of any Enhancement fails or is unable to make the payments required thereby, Certificateholders of the Series or Class thereof covered by such Enhancement will bear directly the credit and other risks associated with their undivided interest in the Trust. Certificateholders will depend solely upon payments on the Receivables for the payment of the principal of, and interest on, their Certificates. Should any Certificates offered by a Prospectus Supplement not be paid in full on a timely basis, Certificateholders may not look to any assets of the Transferor, the Servicer, the Bank or any affiliate thereof to satisfy any payment obligations under the Certificates. See "Enhancement."

Effect of Discount Option

  Pursuant to the Pooling and Servicing Agreement, the Transferor has elected to exercise its discount option (the "Discount Option") by initially designating 2% of the amount of Receivables that otherwise would be treated as Principal Receivables to be treated as Finance Charge Receivables. The Transferor may, from time to time, without notice or consent of the Certificateholders, increase, reduce or eliminate such percentage. A designation of Principal Receivables to be treated as Finance Charge Receivables will increase the percentage of Collections that are treated as Collections of Finance Charge Receivables, which will increase the Portfolio Yield to a level higher than it would be in the absence of such designation. As a result, such designation should decrease the likelihood of the occurrence of a Pay Out Event based upon a reduction of the average Portfolio Yield for any three-month period to a rate below the average Base Rate (as defined in each Series Supplement) for such period. However, such designation will also reduce the aggregate amount of Principal Receivables, which may increase the likelihood that the Transferor will be required to add Principal Receivables to the Trust in accordance with the Pooling and Servicing Agreement and which could, if additional Principal Receivables were not available at such time, cause the occurrence of a Pay Out Event. A decline in, or the elimination of, the percentage of Receivables subject to the Discount Option would reduce the Portfolio Yield and may increase the possibility of a Pay Out Event occurring, if the average Portfolio Yield for any three-month period is less than the amounts necessary to pay interest on the Certificates and the Investor Servicing Fee for such period. The ability of the Transferor to adjust the Discount Percentage to change the amount of Receivables that otherwise would be treated as Principal Receivables to be treated as Finance Charge Receivables is limited in certain circumstances. The Transferor must provide 30 days' prior written notice to the Servicer, the Trustee, each Rating Agency and, in limited circumstances, Certificateholders that are not rated, of any such increase, reduction or elimination, and such increase, reduction or elimination will become effective on the date specified therein unless the Transferor reasonably believes that such increase, reduction or elimination will at the time of its occurrence cause a Pay Out Event, or an event which with notice or the lapse of time would constitute a Pay Out Event, to occur with respect to any Series, provided that if such designation would cause the Discount Percentage to be less than 1% or more than 3%, the Rating Agency Condition must be satisfied and in limited circumstances, holders of outstanding Certificates that are not rated must consent to such action. Any such adjustment will be publicly disclosed by the Servicer in a Current Report on Form 8-K filed with the Commission under the Exchange Act. See "Description of the Certificates and the Pooling and Servicing Agreement -- Discount Option Receivables."

Book-Entry Registration

  Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series initially will be represented by one or more Certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificate Owners or their nominees. Unless and until Definitive Certificates are issued for a Series, Certificate Owners relating to such Series will not be recognized by the Trustee as Certificateholders, as that term will be used in the Pooling and Servicing Agreement. Hence, until such time, Certificate Owners will only be able to exercise the rights of Certificateholders indirectly through DTC and its participating organizations ("Participants"), and will receive reports and other information provided for under the Pooling and Servicing Agreement only in accordance with the rules and regulations creating and affecting DTC. However, the Trustee will deliver such reports and other information to the Certificate Owners upon request. The Monthly Servicer Report will be filed with the Commission on a Current Report on Form 8-K and will be available to Certificate Owners as provided under "Available Information." In addition, the ability of Certificate Owners to pledge Offered Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates. See "Description of the Certificates and the Pooling and Servicing Agreement -- Book-Entry Registration" and "-- Definitive Certificates."

Geographic Concentrations

  Unlike several of the Company's competitors that operate nationally, each Department Store has a regional focus, and most of the Department Stores are located in the Southeast or Midwest United States. Such geographic concentration will subject the Receivables in the Trust Portfolio to the economic, legal and other conditions present in such areas. Economic trends and other factors in either of these regions, as described more particularly in the related Prospectus Supplement, could adversely affect Collections, the generation of new Receivables and payment rates. See "Credit Card Program -- Geographic Distribution" in the Prospectus Supplement.

  Herberger's only began offering proprietary credit cards in May 1997, and as the Bank expands that program, and if the Bank offers credit cards for other department stores, the percentages of Accounts and Receivables attributable to other states could increase, thereby potentially reducing or shifting existing concentration levels. See "-- Social, Legal and Economic Factors" herein and "Credit Card Program" in the Prospectus Supplement.

General Economic Conditions; Seasonality

  The Company's future performance and the Bank's credit card portfolio are subject to prevailing economic conditions and to all operating risks normally incident to the retail and credit card industries. The Company experiences seasonal fluctuations in sales and net income, with disproportionately high levels typically realized during the fiscal fourth quarter of each year. Sales are generally weakest during the fiscal second quarter.

Integration of Acquired Companies

  As part of its business strategy, the Company has successfully consummated several acquisitions and will regularly evaluate future acquisition opportunities, including acquisitions of other regional department store chains and individual stores or locations. The Company's operations and earnings have been, and will continue to be, affected by its ability to successfully integrate the operations, including proprietary credit cards, of any acquired businesses or store locations. While the Company has in the past been successful at effectively integrating the operations of acquired businesses and managing the related portfolios of proprietary credit cards, there can be no assurance that the Company will be able to continue to do so. In addition, the successful integration of operations, including credit card operations, will be subject to numerous contingencies, some of which are beyond the Company's control. The failure to successfully integrate any such operations with those of the Company could have a material adverse effect on the Company's financial position, results of operations and cash flows and the performance of the Bank's credit card portfolio. See "Credit Card Program -- Department Stores" in the Prospectus Supplement.

Forward-Looking Statements

  This Prospectus and the Prospectus Supplement contain certain forward-looking statements concerning the Company's, the Department Stores', the Bank's and the Trust's existing and contemplated operations, economic performance and financial condition. These statements are based upon a number of assumptions and estimates which are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company, the Department Stores, the Bank or the Trust, including, among others, the level of consumer spending for apparel and other consumer goods carried by the Company, economic conditions, including local and regional economic conditions in the areas served by the Company, competition among department and specialty stores and other retail outlets, levels of consumer debt and bankruptcies, changes in interest rates and inflation, changes in buying, charging and payment behavior by customers, the effects of weather conditions on seasonal sales in the Company's markets, and the Company's ability to integrate recent and future acquisitions. See "Cautionary Notice Regarding Forward-Looking Statements."

                              CREDIT CARD PROGRAM

  The Bank commenced operations in February 1996 as an indirect, wholly owned subsidiary of CPS. Since that time, the Bank has owned, originated and administered the credit card operations of CPS, including Boston

Store and Bergner's. Following the merger of CPS with a wholly owned subsidiary of Proffitt's on January 31, 1998, Proffitt's contributed all the accounts of its department stores to the Bank, which now owns such accounts, establishes all new accounts and extends credit under all accounts. As of February 2, 1998, the Bank sold all its credit card receivables to PCC pursuant to a Receivables Purchase Agreement. PCC's activities are limited to purchasing credit card receivables from the Bank and any other sellers, financing those purchases and other activities directly related to such purchases and financings.

                                 THE ACCOUNTS

  The Accounts consist of all Eligible Accounts of the Bank existing as of the close of business on February 2, 1998 and those Accounts added thereafter. Additional Eligible Accounts originated in the normal operation of the Bank's credit card business generally will be added on a daily basis as Automatic Additional Accounts. In addition, subject to the provisions of the Pooling and Servicing Agreement, certain Eligible Accounts relating to acquired businesses may in the future be added as Additional Accounts. The Receivables will include all amounts payable by cardholders under such Accounts which are Eligible Receivables. As a result, some of the Accounts may be recently solicited, unseasoned accounts. See "Credit Card Program" in the Prospectus Supplement and "Description of the Certificates and the Pooling and Servicing Agreement -- Representations and Warranties" herein.

  An "Eligible Receivable" is a Receivable (i) which has arisen under an Eligible Account, (ii) which was created in compliance with all applicable requirements of law and pursuant to an agreement which complies with all applicable requirements of law, in either case the failure to comply with which would have a material adverse effect upon Certificateholders, (iii) with respect to which all material consents, licenses, approvals or authorizations of, or registrations with, any governmental authority required to be obtained or given by any Eligible Originator or by the Transferor in connection with the creation of such Receivable or the execution, delivery and performance by any Eligible Originator of the related cardholder agreement have been duly obtained or given and are in full force and effect as of such date of creation, (iv) as to which at the time of the transfer of such Receivable to the Trust, the Trust will have good and marketable title, free and clear of all liens (except those permitted by the Pooling and Servicing Agreement), (v) which has been the subject of either a valid transfer and assignment from the Transferor to the Trust of all of the Transferor's right, title and interest therein or the grant of a first priority perfected security interest therein (and in the proceeds thereof to the extent set forth in Section 9-306 of the UCC), effective until the termination of the Trust, (vi) which will at all times be the legal, valid and binding payment obligation of the cardholder thereof enforceable against such cardholder in accordance with its terms, subject to certain bankruptcy and equity related exceptions, (vii) which constitutes "chattel paper," an "account" or a "general intangible" under and as defined in Article 9 of the UCC, (viii) which, at the time of its transfer to the Trust, has not been waived or modified except in accordance with the Credit Card Guidelines or as permitted by the Pooling and Servicing Agreement,
(ix) which is not at the time of its transfer to the Trust subject, to the knowledge of the Transferor or the Servicer, to any claim of setoff, rescission, counterclaim or other defense (including the defense of usury), other than certain bankruptcy and equity related defenses, (x) as to which the Transferor and any originator specified in the Pooling and Servicing Agreement (each, an "Eligible Originator") have satisfied all obligations to be fulfilled at the time it is transferred to the Trust and (xi) as to which the Transferor and the Eligible Originator have done nothing, at the time of its transfer to the Trust, to impair the rights of the Trust or Certificateholders therein. In order to qualify as an "Eligible Account," each such Account must, as of the date of its selection, (i) be in existence and owned by any Eligible Originator or the Transferor, (ii) be payable in United States Dollars, (iii) not have the related credit card reported lost or stolen or be designated as counterfeit or fraudulent, (iv) not be identified in the Transferor's computer files as canceled or charged off due to the Obligor's bankruptcy, insolvency or death, (v) not have the receivables in such Account written off as uncollectible, (vi) not have the receivables in such Account assigned, pledged or sold, (vii) have an Obligor who has provided a billing address in the United States or its territories or possessions and (viii) not be an account with respect to which the Transferor or any corporate affiliate of the Transferor is the Obligor.

  The Receivables arising from the Accounts will reflect balances which include unpaid principal, finance charges, and credit insurance if applicable.

  Pursuant to the Pooling and Servicing Agreement, the Transferor has the right (and, under certain circumstances, the obligation), subject to certain limitations and conditions discussed under "Description of the Certificates and the Pooling and Servicing Agreement -- Addition of Accounts," to designate from time to time additional qualifying credit card accounts of the Bank to be included as Additional Accounts and to transfer to the Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created. New accounts generated by the Bank (including accounts issued to customers of any stores that hereafter become Department Stores) generally will be included automatically as Automatic Additional Accounts on an ongoing basis, subject to the right of the Transferor in its sole discretion, to cease such automatic additions. Further, pursuant to the Pooling and Servicing Agreement, the Transferor has the right, subject to certain limitations and conditions discussed under "Description of the Certificates and the Pooling and Servicing Agreement -- Removal of Accounts," to designate certain Accounts to be removed from the Trust and to require the Trustee to retransfer all Receivables in such removed Accounts to the Transferor. See "Description of the Certificates and the Pooling and Servicing Agreement -- Transfer of Receivables."

                                   THE TRUST

  The Trust has been formed under the laws of the State of New York pursuant to the Pooling and Servicing Agreement. The Trust will not engage in any activity other than acquiring and holding Receivables, issuing Series of Certificates and any related interest in the Trust and the Exchangeable Transferor Certificate, making payments thereon and engaging in related activities (including, with respect to any Series, obtaining any Enhancement and entering into an Enhancement agreement relating thereto). As a consequence, the Trust is not expected to have any need for, or sources of, additional capital resources other than the assets of the Trust.

                             MATURITY ASSUMPTIONS

  Unless otherwise specified in the related Prospectus Supplement, following the Revolving Period, Collections of Principal Receivables are expected to be distributed to the Certificateholders of such Series or any specified Class thereof on each specified Distribution Date during the Controlled Amortization Period or the Principal Amortization Period, or are expected to be accumulated for payment to Certificateholders of such Series or any specified Class thereof during the Accumulation Period and distributed on a Scheduled Payment Date; provided, however, that, if the Rapid Amortization Period commences, Collections of Principal Receivables will be paid to Certificateholders in the manner described herein and in the related Prospectus Supplement. The related Prospectus Supplement will also specify when the Controlled Amortization Period, the Principal Amortization Period or the Accumulation Period, as applicable, will commence, the principal payments are expected or available to be received or accumulated during such Controlled Amortization Period, Principal Amortization Period or Accumulation Period or on the Scheduled Payment Date, as applicable, the manner and priority of principal accumulations and payments among the Classes of a Series of Certificates, the payment rate assumptions on which such expected principal accumulations and payments are based, and the Pay Out Events which, if any were to occur, would lead to the commencement of a Rapid Amortization Period.

  No assurance can be given, however, that the Principal Receivables allocated to be paid to Certificateholders or the holders of any specified Class thereof will be available for distribution or accumulation for payment to Certificateholders on each Distribution Date during the Controlled Amortization Period, the Principal Amortization Period or the Accumulation Period, or on the Scheduled Payment Date, as applicable. In addition, the Transferor can give no assurance that the payment rate assumptions for any Series will prove to be correct. The related Prospectus Supplement will provide certain historical data relating to payments by cardholders, total charge offs and other related information relating to the Trust Portfolio. There can be no assurance that future events will be consistent with such historical data.

  The amount of Collections may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders. There can be no assurance that Collections of Principal Receivables with respect to the Trust Portfolio, and thus the rate at which the related Certificateholders could expect to receive or accumulate payments of principal on their Certificates during an Amortization Period, or on any Scheduled Payment Date, as applicable, will be similar to any historical experience set forth in a related Prospectus Supplement. If a Pay Out Event occurs, the average life and maturity of such Series of Certificates could be significantly reduced.

  The generation and collection of Receivables will also be affected by the operations of the Company and its subsidiaries. See "Risk Factors -- Dependence on the Company's Department Stores; Competition" and "--
 Competition from Other Credit and Payment Sources."

  The actual payment rate for any Series of Certificates may be slower than the payment rate used to determine the Controlled Accumulation Amount of Collections of Principal Receivables scheduled or available to be distributed or accumulated for later payment to Certificateholders of a specified Class thereof during the Controlled Amortization Period, the Principal Amortization Period or the Accumulation Period or on the Scheduled Payment Date, as applicable, or a Pay Out Event may occur which would initiate the Rapid Amortization Period, there can be no assurance that the actual number of months elapsed from the date of issuance of such Series of Certificates to the final Distribution Date with respect to the Certificates will equal the expected number of months. The amount of outstanding Receivables and the rates of payments, delinquencies, charge offs and new borrowings on the Accounts depend upon a variety of factors, including seasonal variations, availability of other sources of credit, general economic conditions, consumer spending and borrowing patterns. Accordingly, there can be no assurance that future cardholder and monthly payment rate experience will be similar to historical experience.

                                USE OF PROCEEDS

  The net proceeds from the sale of each Series of Certificates offered hereby will be paid to the Transferor. The Transferor will use such proceeds for its general corporate purposes, including purchase of Receivables from the Bank on a daily basis pursuant to the Receivables Purchase Agreement and to pay down other Series.

                                  THE COMPANY

  The Company is a leading regional department store chain that, as of the date of this Prospectus operated over 230 department stores in 24 states, primarily in the Southeast and Midwest, and is the fourth largest traditional department store chain in the United States. Each chain operates primarily as a leading branded traditional department store in its communities, with Parisian serving as a better branded specialty department store. Most of the stores are located in premier regional malls in the respective trade areas served. The Company's stores offer a wide selection of fashion apparel, accessories, cosmetics and decorative home furnishings, featuring assortments of premier brands, private brands and specialty merchandise. Each of the Company's Department Store chains operates with its own merchandising and store operations team in order to tailor regional assortments to the local customer. At the same time, the Company coordinates merchandising among the chains and consolidates certain administrative and support functions to realize scale economies, to promote a competitive cost structure and to increase margins. In addition to its department stores, the Company also operates four furniture stores.

  Under the leadership of R. Brad Martin and an experienced senior management team, the Company has executed a disciplined acquisition strategy and strategic approach to new store openings, growing from 11 stores and net sales of $94.8 million in fiscal 1989 to 233 stores and estimated net sales of $3.5 billion in fiscal 1997.

  The Company was incorporated under the laws of the State of Tennessee in 1919. The principal executive offices of the Company are located at 750 Lakeshore Parkway, Birmingham, Alabama 35211, and its telephone number is
(205) 940-4000.

                                      PCC

  PCC was incorporated in Nevada in January 1997, and is wholly owned, directly and indirectly, by Proffitt's. PCC was organized for the limited purposes of purchasing accounts receivable such as the Receivables, forming trusts such as the Trust and transferring such accounts receivable to such trusts. Prior to the formation of the Trust, PCC's sole activity was to act as transferor of certain accounts receivable in connection with a receivables purchase facility. The principal executive offices of PCC are located at Bank of America Center, 101 Convention Center Drive, Suite 850, Las Vegas, Nevada 89109. Its telephone number is (702) 380-4918.

    DESCRIPTION OF THE CERTIFICATES AND THE POOLING AND SERVICING AGREEMENT

  The Certificates will be issued in Series. Each Series will represent an interest in the Trust. Each Series will be issued pursuant to the Pooling and Servicing Agreement and a related Series Supplement thereto. The Prospectus Supplement for each Series will describe any provisions of the Pooling and Servicing Agreement relating to such Series which may differ materially from the Pooling and Servicing Agreement which is incorporated herein by reference. The following summaries describe certain provisions common to each Series of Certificates. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement and the related Series Supplement.

General

  The Certificates of each Series will represent undivided interests in certain assets of the Trust, including the right to the applicable Investor Percentage of all cardholder payments on the Receivables in the Trust. For each Series of Certificates, unless otherwise specified in the related Prospectus Supplement, the Investor Amount on any date will be equal to the Initial Investor Amount as of the related Closing Date for such Series minus the amount of principal paid in respect of such Series prior to such date and minus the amount of unreimbursed Investor Charge Offs with respect to such Series prior to such date and plus the aggregate amount of reductions of the Series Adjustment Amounts. If so specified in the Prospectus Supplement relating to any Series of Certificates, under certain circumstances the Investor Amount may be further adjusted by the amount of principal allocated to Certificateholders, the funds held in any specified account, and any other amount specified in the related Prospectus Supplement.

  Each Series of Certificates may consist of one or more Classes, one or more of which may be Senior Certificates and one or more of which may be Subordinated Certificates. The Investor Amount with respect to a Series with more than one Class will be allocated among the Classes as described in the related Prospectus Supplement. The Certificates of a Class may differ from Certificates of other Classes of the same Series in, among other things, the amounts allocated to principal payments, maturity date, Certificate Rate and the availability of Enhancement.

  For each Series of Certificates, payments of interest and principal will be made on Distribution Dates specified in the related Prospectus Supplement, to Certificateholders in whose names the Certificates were registered on the Record Dates specified in the related Prospectus Supplement. Interest will be distributed to Certificateholders in the amounts, for the periods and on the dates specified in the related Prospectus Supplement.

  For each Series of Certificates, the Transferor initially will own the Exchangeable Transferor Certificate. The Exchangeable Transferor Certificate will represent the undivided interest in the Trust not represented by the

Certificates issued and outstanding under the Pooling and Servicing Agreement, any other interests in the Trust relating to any Series or the rights, if any, of any Enhancement Providers to receive payments from the Trust. The holder of the Exchangeable Transferor Certificate will have the right to a floating percentage (the "Transferor Percentage") of all payments on the Receivables in the Trust.

  Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates during the Revolving Period, the Investor Amount will remain constant except under certain limited circumstances. The amount of Principal Receivables in the Trust, however, will vary as new Principal Receivables are added to the Trust and others are paid. The Transferor Amount will fluctuate, therefore, to reflect the changes in the amount of the Principal Receivables in the Trust. During the Accumulation Period, the Investor Amount of such Series will generally decline as payments of principal are distributed or accumulated pending distribution to the Certificateholders. As a result, the Transferor Amount will generally increase each month during an Amortization Period for any Series to reflect the reductions in the Investor Amount of such Series and will also change to reflect the variations in the amount of Principal Receivables in the related Trust. The Transferor Amount may also be reduced as the result of an Exchange. See "-- Allocation of Investor Default Amount; Adjustment Amounts; Investor Charge Offs" and "-- Exchanges."

  The assets of the Trust will consist of the Receivables, all monies due or to become due in respect thereof (including all Finance Charge Receivables), all Collections, Recoveries and other proceeds of the Receivables and proceeds of credit insurance policies, if any, relating to the Receivables, all rights to security, if any, for any Receivables, all proceeds and products of all of the foregoing, and all monies held in certain accounts of the Trust, including the Collection Account, the Excess Funding Account, the Reserve Account and the Cash Collateral Account. For purposes of this section, the term "Receivables" shall include all the property and rights listed in the preceding sentence. In addition, the Transferor has assigned to the Trust the Transferor's rights relating to the Receivables under the Receivables Purchase Agreements, pursuant to which the Receivables transferred to the Trust by the Transferor have been and will be purchased by the Transferor from the Bank.

  Unless otherwise specified in the related Prospectus Supplement, Certificates of each Series initially will be represented by certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Transferor, the "Depository") except as set forth below. Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, beneficial interests in the Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form only. The Transferor has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of each Series of Certificates. No Certificate Owner acquiring an interest in the Certificates will be entitled to receive a certificate representing such person's interest in the Certificates unless Definitive Certificates are issued. Unless and until Definitive Certificates are issued for any Series under the limited circumstances described herein, all references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. See "-- Book-Entry Registration" and "-- Definitive Certificates."

  If so specified in the Prospectus Supplement relating to a Series, application will be made to list the Certificates of such Series, or all or a portion of any Class thereof, on the Luxembourg Stock Exchange or any other specified exchange.

Book-Entry Registration

  Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates issued in book-entry form, Certificateholders may hold their Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe), which in turn hold through DTC, if they are participants of such systems, or indirectly through organizations that are participants in such systems.

  Cede, as nominee for DTC, will hold the global Certificates. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (each a "Depositary" and collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

  DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include the underwriters of any Series), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants").

  Transfers between DTC Participants will occur in accordance with the rules and procedures of DTC (the "DTC Rules"). Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

  Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC Rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

  Because of time-zone differences, credits or securities in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

  Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, Certificates may do so only through Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of, and interest on, the Certificates from the Trustee through the Participants who in turn will receive them from DTC. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or Certificate Owners. It is anticipated that the only "Certificateholder" will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Pooling and Servicing Agreement, and Certificate Owners will only be permitted to exercise the rights of Certificateholders indirectly through the Participants who in turn will exercise the rights of Certificateholders through DTC.

  Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal and interest on the Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess Certificates, Certificate Owners will receive payments and will be able to transfer their interests.

  Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

  DTC has advised the Transferor that it will take any action permitted to be taken by a Certificateholder under any related Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, DTC has advised the Transferor that it will take such actions with respect to specified percentages of the Investor Amount only at the direction of and on behalf of Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

  Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Cedel in any of 36 currencies, including United States Dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulations by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any Series of Certificates. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

  The Euroclear System (the "Euroclear System") was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States Dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any Series of Certificates. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

  The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

  Distributions with respect to Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement on behalf of a Cedel Participant or a Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

  Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among Participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

  In the event that any of DTC, Cedel or Euroclear should discontinue its services, the Transferor would seek an alternative depository (if available) or cause the issuance of Definitive Certificates to affected Certificate Owners or their nominees in the manner described under "-- Definitive Certificates."

Definitive Certificates

  Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series will be issued in fully registered, certificated form to Certificate Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominee, only if (i) the Transferor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to such Series of Certificates, and the Trustee or the Transferor is unable to locate a qualified successor, (ii) the Transferor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through DTC or
(iii) after the occurrence of a Servicer Default, Certificate Owners representing not less than 50% (or such other percentage specified in the related Prospectus Supplement) of the Investor Amount advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the Certificate Owners.

  Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the Definitive Certificate representing the Certificates and instructions for re-registration, the Trustee will issue the Certificates as Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

  Distribution of principal and interest on the Certificates will be made by the Trustee directly to holders of Definitive Certificates in accordance with the procedures set forth herein and in the Pooling and Servicing Agreement and the related Series Supplement. Interest payments and any principal payments on each Distribution Date will be made to Certificateholders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Certificateholder as it appears on the register maintained by the Trustee. The final payment on any Certificate (whether Definitive Certificates or the Certificates registered in the name of Cede representing the Certificates), however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders. The Trustee will provide such notice to registered Certificateholders not later than the fifth day of the month of such final distributions.

  Definitive Certificates will be transferable and exchangeable at the offices of the "Transfer Agent and Registrar," which shall initially be the Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Interest Payments

  For each Series of Certificates and Class thereof, interest will accrue from the date specified in the applicable Prospectus Supplement on the applicable amount of the Investor Amount at the applicable Certificate Rate, which may be a fixed, floating or other type of rate as specified in the related Prospectus Supplement. Interest will be distributed to Certificateholders on the Distribution Dates specified in the related Prospectus Supplement. Interest payments on any Distribution Date will generally be funded from Collections of Finance Charge Receivables available to be allocated to the Investor Amount during the preceding Monthly Period or Periods, as described in the related Prospectus Supplement, and may be funded from certain investment earnings on funds held in certain accounts of the Trust, from any applicable Enhancement, if necessary, or from certain other sources specified in the related Prospectus Supplement. If the Distribution Dates for payment of interest for a Series or Class occur less frequently than monthly, such Collections or other amounts (or the portion thereof allocable to such Class) may be deposited in one or more segregated trust accounts (each, an "Interest Funding Account") pending distribution to the Certificateholders of such Series or Class, as described in the related Prospectus Supplement. If a Series has more than one Class of Certificates, each such Class may have a separate Interest Funding Account. The Prospectus Supplement relating to each Series of Certificates and each Class thereof will describe the amounts and sources of interest payments to be made (including any penalty interest on overdue interest), the Certificate Rate, and, for a Series or Class thereof bearing interest at a floating Certificate Rate, the initial Certificate Rate, the dates and the manner for determining subsequent Certificate Rates, and the formula, index or other method by which such Certificate Rates are determined.

Principal Payments

  Unless otherwise specified in the related Prospectus Supplement, during the Revolving Period for each Series (which begins on the Closing Date relating to such Series and ends on the last day of the Monthly Period preceding the commencement of the Accumulation Period or, if earlier, the day the Rapid Amortization Period begins), principal payments will be made to the holder of the Exchangeable Transferor Certificate, allocated to other Series, applied as reallocated Principal Collections, if required, or deposited in the Excess Funding Account rather than deposited to the Principal Account or paid to Certificateholders of such Series. Under certain circumstances, the Transferor may postpone the commencement of the Accumulation Period, as described in the related Prospectus Supplement. During the Controlled Amortization Period, Principal Amortization Period or Accumulation Period, as applicable, which will be scheduled to begin on the date specified, or determined in the manner specified, in the related Prospectus Supplement, and during the Rapid Amortization Period, which will begin upon the occurrence of a Pay Out Event, principal will be paid to the Certificateholders in the amounts and on Distribution Dates specified in the related Prospectus Supplement or will be accumulated in a Principal Account for later distribution to Certificateholders on the Scheduled Payment Date in the amounts specified in the related Prospectus Supplement. Principal payments for any Series or Class thereof will be funded from Collections of Principal Receivables received during the related Monthly Period or Periods as specified in the related Prospectus Supplement and allocated to such Series or Class and from certain other sources specified in the related Prospectus Supplement. In the case of a Series with more than one Class of Certificates, the Certificateholders of one or more Classes may receive payments of principal at different times. The related Prospectus Supplement will describe the manner, timing and priority of payments of principal to Certificateholders of each Class.

  Funds held in any Principal Account applicable to a Series may be subject to a guaranteed rate or investment agreement or other arrangement specified in the related Prospectus Supplement intended to assure a minimum rate of return on the investment of such funds. In order to enhance the likelihood of the payment in full of the principal amount of a Series of Certificates or Class thereof at the end of an Accumulation Period, such Series of Certificates or Class thereof may be subject to a principal guaranty or other similar arrangement specified in the related Prospectus Supplement.

Transfer of Receivables

  The Transferor has transferred and assigned to the Trust all of its right, title and interest in and to Receivables in certain Accounts selected from the portfolio of consumer revolving credit card accounts owned as of the date of this Prospectus by the Bank, all of the Receivables created under such Accounts and the proceeds of all of the foregoing.

  In connection with the transfer of the Receivables to the Trust, the Transferor has caused the Servicer to indicate in the records, including any computer files of the Bank and the Transferor, that the Receivables have been sold and transferred to the Transferor and thereupon transferred by the Transferor to the Trust. In addition, the Transferor has provided and will provide to the Trustee a computer file or a microfiche list containing a true and complete list showing for each Account (i) its account number and (ii) the amount of Receivables in such Account as of the applicable cut-off date. Except as set forth above, the records or agreements relating to the Accounts or the Receivables, maintained by or on behalf of the Transferor or the Servicer will not be segregated from those relating to other credit card accounts and receivables and the physical documentation relating to the Accounts or Receivables will not be stamped or marked to reflect the transfer of Receivables to the Trust. The Trustee will have reasonable access to such records and agreements as required by applicable law or to enforce the rights of the Certificateholders. The Transferor has filed UCC-1 financing statements in accordance with the UCC to perfect the Trust's interest in the Receivables meeting the requirements of applicable state law. See "Risk Factors -- Effects of Consumer and Debtor Protection Laws on Collectibility of Receivables" and "Certain Legal Aspects of the Receivables."

Exchanges

  The Pooling and Servicing Agreement provides for the Trustee to issue two types of certificates: (i) one or more Series of Certificates which are transferable and have the characteristics described below and (ii) the Exchangeable Transferor Certificate, a certificate which evidences the Transferor Amount, which will be held by the Transferor and generally will not be transferable, except as described in the related Prospectus Supplement. The Pooling and Servicing Agreement also provides that, pursuant to any one or more Series Supplements, the Transferor may tender the Exchangeable Transferor Certificate, or the Exchangeable Transferor Certificate and the Certificates evidencing any Series of Certificates, to the Trustee in exchange for one or more newly issued Series and a reissued Exchangeable Transferor Certificate. The Pooling and Servicing Agreement contemplates that one or more Series will be created pursuant to Series Supplements, in which the Transferor will specify the Principal Terms with respect to each Series, including: (i) the name or designation of such Series, (ii) its initial principal amount (or method for calculating such amount), (iii) its Certificate Rate (or formula for the determination thereof), (iv) the interest payment date or dates and the date or dates from which interest shall accrue on such Series, (v) the method for allocating Collections and Defaulted Receivables to Certificateholders of such transferor interest, (vi) the names of any accounts to be used by such Series and the terms governing the operation of any such accounts, (vii) the percentage used to calculate servicing fees, (viii) the Minimum Transferor Interest Percentage applicable to such Series, (ix) the minimum amount of Principal Receivables required to be maintained with respect to such Series, (x) for certain types of Enhancement, the issuer and terms of such Enhancement with respect to such Series, (xi) the base rate for such Series, if applicable, (xii) the terms on which the Certificates of such Series may be repurchased at the Transferor's option or remarketed to other investors, (xiii) the Stated Series Termination Date, (xiv) any requirement to deposit into any account maintained for the benefit of Certificateholders of such Series, (xv) the number of Classes of such Series, and any other interests in the Trust relating to such Series, and if more than one Class, the rights and priorities of each such

Class, and the rights and priorities of any holder of any related interest,
(xvi) the extent to which the Certificates of such Series will be issuable in temporary or permanent global form (and, in such case, the Depositary for such global certificate or certificates, the terms and conditions, if any, upon which such global certificate may be exchanged, in whole or in part, for Definitive Certificates, and the manner in which any interest payable on a temporary or global certificate will be paid), (xvii) whether the Certificates of such Series may be issued in bearer form and any limitations imposed thereon, (xviii) the priority of any Series with respect to any other Series, if applicable, (xix) the Group, if any, in which such Series will be included and (xx) any other relevant terms. None of the Transferor, the Servicer, the Trustee or the Trust is required or intends to obtain the consent of any Certificateholder to issue any additional Series. However, as a condition of an Exchange, the Transferor will deliver to the Trustee written confirmation that the Exchange will not result in the applicable Rating Agency reducing or withdrawing its rating of any outstanding Series.

  The Transferor may offer any Series of Certificates under a Disclosure Document in offerings utilizing this Prospectus or in transactions either registered under the Act or exempt from registration thereunder directly, through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. Any such Series of Certificates may be issued in fully registered or book-entry form in minimum denominations determined by the Transferor. The Transferor intends to offer additional Series.

  The Pooling and Servicing Agreement provides that the Transferor may perform Exchanges, and specify Principal Terms such that each Series has a period during which amortization or accumulation of the principal amount thereof is intended to occur which may have a different length and begin on a different date than such period for any other Series. Further, one or more Series may be in their Revolving Periods or Accumulation Periods while other Series are not. Thus, certain Series may not be amortizing, while other Series are amortizing.

  Each Series may have the benefits of a form of Enhancement only available to that Series and issued by issuer(s) different from the issuers of Enhancement with respect to any other Series. Under the Pooling and Servicing Agreement, the Trustee will hold any such Enhancement only on behalf of the Series to which it relates. Likewise, with respect to each such Enhancement, the Transferor may deliver a different form of Enhancement agreement with respect to each Series. The Pooling and Servicing Agreement also provides that the Transferor may specify different Certificate Rates and Investor Servicing Fees with respect to each Series. The Transferor also has the option under the Pooling and Servicing Agreement to vary among Series the terms upon which Series (or a particular Class within a Series) may be repurchased at the Transferor's option or remarketed to other investors. Additionally, certain Series may be subordinated to other Series, or Classes within a Series may have different priorities. There is no limit to the number of Exchanges that the Transferor may perform under the Pooling and Servicing Agreement. The Trust will terminate only as provided in the Pooling and Servicing Agreement.

  Under the Pooling and Servicing Agreement and pursuant to a Series Supplement, an Exchange may only occur upon the satisfaction of certain conditions provided in the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, the Transferor may perform an Exchange by notifying the Trustee at least three days in advance (the "Exchange Notice") of the date upon which the Exchange is to occur (the "Exchange Date"). An Exchange Notice will state the designation of any Series to be issued on the Exchange Date and, with respect to each such Series: (i) its Initial Investor Amount and Pre-Funded Amount, if applicable (or the method for calculating such amounts) and (ii) its Certificate Rate or Rates (or the method for allocating interest payments or other cash flows to such Series), if any and (iii) the applicable Enhancement, if any, for the Certificates of such new Series. On the date of the Exchange, the Trustee will issue any such Series only upon delivery to it of the following: (i) a Series Supplement in form satisfactory to the Trustee signed by the Transferor and specifying the Principal Terms of such Series,
(ii) the applicable Enhancement, if any, and the related Enhancement agreement, (iii) an opinion of counsel to the effect that Certificates of such Series (other than any Class required to be retained by the Transferor) will be characterized either as indebtedness or an interest in a partnership (that is not taxable as a corporation) under existing law for Federal income tax purposes and that the issuance of such Series will not have a material adverse effect on the Federal income tax characterization of any outstanding Series of Certificates that have been the subject of a previous opinion of tax counsel or result in the

Trust being taxable as an association for Federal or applicable state tax purposes, (iv) written confirmation from the applicable Rating Agency that the Exchange will not result in such Rating Agency reducing or withdrawing its rating on any outstanding Series (the "Rating Agency Condition") and (v) the existing Exchangeable Transferor Certificate and (vi) a written certification from the Transferor that the Transferor Amount is at least equal to the Minimum Transferor Amount. Upon satisfaction of such conditions, the Trustee will cancel the existing Exchangeable Transferor Certificate and the Certificates of the exchanged Series, if applicable, and issue the new Series and new Exchangeable Transferor Certificate.

Representations and Warranties

  The Transferor has made certain representations and warranties in the Pooling and Servicing Agreement to the Trustee on behalf of the Trust to the effect that, as to each Series and as of the date of the related Series Supplement and the related Closing Date of such Series, among other things,
(a) it is duly incorporated, validly existing and in good standing and has the authority to consummate the transactions contemplated by the Pooling and Servicing Agreement and the Receivables Purchase Agreement and (b) as of the relevant cut-off date (or as of the related cut-off date for any such Additional Accounts (the "Additional Account Cut-Off Date")) each Account was an Eligible Account and no selection procedures adverse to the Investor Certificateholders have been employed by the Transferor in selecting the Accounts. If so provided in any Series Supplement and described in the related Prospectus Supplement, any of these representations and warranties proves to have been incorrect in any material respect when made, and (i) continues to be incorrect in any material respect for 60 days after written notice of such breach is received by the Transferor from the Trustee or by the Transferor and the Trustee from holders of Certificates representing not less than 50% of the aggregate Investor Amounts of all Series (the "Aggregate Investor Amount"), and (ii) as a result of which the interests of the holders of Certificates are materially and adversely affected and remain materially and adversely affected for such period, then the Trustee, or the holders of Certificates representing more than 50% of the Aggregate Investor Amount, may declare that a Pay Out Event has occurred, thereby commencing the Rapid Amortization Period. See "--
 Pay Out Events."

  The Transferor has also made representations and warranties in the Pooling and Servicing Agreement to the Trustee for the benefit of the Trust relating to the Receivables to the effect, among other things, that (a) as of the Cut-Off Date or the creation date (the "Creation Date"), as applicable, and in the case of Receivables in Additional Accounts the Additional Account Cut-Off Date, each of the Receivables then existing is an Eligible Receivable and (b) each Receivable transferred on such date has been transferred free and clear of any liens, other than certain liens permitted by the Pooling and Servicing Agreement, such as liens for taxes and governmental charges not then due or which the Transferor is contesting in good faith, the Transferor's interests in the Receivables as holder of the Exchangeable Transferor Certificate and the Transferor's right to receive certain interest and investment earnings under the Pooling and Servicing Agreement and various Series Supplements thereunder. In the event of a breach of any representation and warranty set forth in this paragraph, and where, as a result, any Receivable becomes a Receivable in a Defaulted Account or the Trust's rights in, to or under such Receivable or its proceeds are materially impaired or the proceeds of such Receivables are not available for any reason to the Trust free and clear of liens, except those liens described in the prior sentence, then, unless such breach is cured within 90 days or such longer period specified by the Trustee upon the request of the Servicer (not to exceed an additional 90 days) of the earlier to occur of the discovery of any such event by the Transferor or the Servicer or the Transferor's or the Servicer's receipt of written notice of such breach from the Trustee, the Transferor shall accept retransfer of such Receivable (each an "Ineligible Receivable") on the terms and conditions set forth below; provided, however, no such retransfer shall be required to be made with respect to such Ineligible Receivable if, on any day within such 90-day period, the representations and warranties with respect to such Ineligible Receivable shall then be true and correct in all material respects as if such Ineligible Receivable has been transferred to the Trust on such day and the related Account is no longer a Defaulted Account and the Trust's rights with respect to such Receivable are no longer materially impaired and the proceeds of such Receivable are available to the Trust, free and clear of all liens. Notwithstanding the above, in the event of a breach of the representation and warranty set forth in clause (b) of this paragraph and either

(i) such lien (1) ranks prior to the lien created pursuant to the Pooling and Servicing Agreement, (2) arises in favor of the United States of America or any state or any agency or instrumentality thereof or involves taxes or liens arising under Title IV of ERISA, or (3) has been consented to by the Transferor, or (ii) such lien is not of the types described in clause (i) above, but, as a result of such breach or event, such Receivable becomes a Receivable in a Defaulted Account or the Trust's rights in, to or under such Receivable or its proceeds are materially impaired or the proceeds of such Receivable are not available for any reason to the Trust, free and clear of any lien except permitted as described above, the Transferor shall immediately repurchase and the Trustee shall convey, without recourse, all of the Trustee's right, title and interest in each such Ineligible Receivable. The Transferor shall accept retransfer of each such Ineligible Receivable and there shall be deducted from the aggregate amount of Principal Receivables used to calculate the Transferor Amount, the aggregate amount of each such Ineligible Receivable. If the exclusion of an Ineligible Receivable from the calculation of the Transferor Amount would reduce the Transferor Amount below the Minimum Transferor Amount (after giving effect to the addition of any Principal Receivables to the Trust), the Transferor will be obligated to make a deposit in the Excess Funding Account in immediately available funds in an amount equal to the amount by which the Minimum Transferor Amount exceeds the Transferor Amount, or designate sufficient Additional Accounts. Such deposit will be considered a repayment in full of the Ineligible Receivable and will be allocated as a collection in respect of Principal Receivables. The obligation of the Transferor to accept retransfer of any Ineligible Receivable is the sole remedy respecting any breach of the representations and warranties set forth in this paragraph with respect to such Receivable available to Certificateholders or the Trustee on behalf of Certificateholders.

  The Transferor has also made representations and warranties to the Trustee for the benefit of the Trust with respect to each Series, to the effect, among other things, that as of the Initial Cut-Off Date or the date of the related Series Supplement and the related Closing Date of any such Series that (a) the Pooling and Servicing Agreement constitutes a legal, valid and binding obligation of the Transferor and (b) the Pooling and Servicing Agreement constitutes a valid transfer to the Trust of all right, title and interest of the Transferor in and to the Receivables, whether then existing or thereafter created in the Accounts and acquired by the Transferor pursuant to the Receivables Purchase Agreements and the proceeds thereof (including amounts in any of the accounts established for the benefit of the Certificateholders), or the grant to the Trust of a first priority perfected security interest in such Receivables (except for certain liens permitted by the Pooling and Servicing Agreement such as tax liens not then due or which the Company or the Transferor is contesting in good faith) and the proceeds thereof, which is effective as to each Receivable upon the transfer thereof to the Trust or upon its creation, as the case may be. In the event (i) any of the representations and warranties described in this paragraph is either not true and correct or
(ii) a material amount of Receivables are Ineligible Receivables, and in either case, such event has a material adverse effect on the interests of Certificateholders of all Series, either the Trustee or the holders of certificates evidencing undivided interests in the Trust aggregating more than 50% of the Aggregate Investor Amount, by written notice to the Transferor (and to the Trustee and the Servicer if given by the Certificateholders), may direct the Transferor to accept transfer of all the Receivables within 90 days of such notice or within such longer period as may be specified in such notice (not to exceed an additional 90 days). The Transferor will be obligated to accept transfer of such Receivables on a Distribution Date occurring within such applicable period. Such retransfer will not be required to be made, however, if at any time during such applicable period the representations and warranties shall then be true and correct in all material respects or there is no longer a material amount of such Receivables which are not Eligible Receivables. The price for such retransfer will be equal to the Aggregate Investor Amount at the end of the business day preceding the Distribution Date on which the retransfer is scheduled to be made less the amount, if any, held in any Principal Account and the Excess Funding Account on such date of transfer plus an amount equal to all accrued but unpaid interest on all Series at the applicable Certificate Rates through the end of the respective Interest Period(s) of such Series, plus any Enhancement required to be paid pursuant to any Supplement. The payment of the retransfer amount shall be made into the Collection Account in immediately available funds, and will be considered a prepayment in full of all such Receivables and will be paid to the Certificateholders, and the Enhancement Providers, if any. These obligations will constitute the sole remedy respecting a breach of the representations and warranties set forth in this paragraph available to the Trustee or the Certificateholders.

  It is not required or anticipated that the Trustee will make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with the Transferor's representations and warranties or for any other purpose. The Servicer, however, is required to deliver to the Trustee on or before June 30 of each calendar year, beginning with June 30, 1998, an opinion of counsel with respect to the validity of the security interest of the Trust in and to the Receivables.

Addition of Accounts

  Subject to the conditions set forth below, the Transferor has the right to designate from time to time Additional Accounts (which may be from any billing cycle and which may be VISA, MasterCard or proprietary credit card accounts) to be included as Accounts and to transfer to the Trust all Receivables in such Additional Accounts (each such date, an "Additional Account Closing Date"), whether such Receivables are then existing or thereafter created. In addition, if as of the end of any Monthly Period, the Transferor Amount (after giving effect to any amounts deposited in the Excess Funding Account) is less than the Minimum Transferor Amount, or if, as of the end of any Monthly Period, the aggregate Principal Receivables is less than the Minimum Aggregate Principal Receivables, then the Transferor will, under the Pooling and Servicing Agreement, cause the Receivables of Additional Accounts to be included as Accounts, and the Transferor will purchase Receivables in such Additional Accounts under the Receivables Purchase Agreements and transfer such Receivables to the Trust in a sufficient amount so that the Transferor Amount as of the end of such Monthly Period would have equaled or exceeded the Minimum Transferor Amount or the aggregate Principal Receivables would have equaled or exceeded the Minimum Aggregate Principal Receivables. "Minimum Aggregate Principal Receivables" means the sum of the numerators used to determine Investor Percentages with respect to Principal Receivables for each Series outstanding for such period.

  In addition to or in lieu of Additional Accounts, the Transferor is permitted to add to the Trust participations representing undivided interests in a pool of assets primarily consisting of receivables and collections thereon ("Participations"). Participations may be evidenced by one or more certificates of ownership issued under a separate pooling and servicing agreement or similar agreement (each, a "Participation Agreement") entered into by the Transferor which entitles the Certificateholder to receive percentages of Collections generated by the pool of assets subject to such Participation Agreement from time to time and to certain other rights and remedies specified therein. Participations may have their own credit enhancement, pay out events, servicing obligations and servicer defaults, all of which are likely to be enforceable by a separate trustee under the Participation Agreement and may be different from those specified herein. The rights and remedies of the Trust as the holder of a Participation (and therefore the Certificateholders) will be subject to all the terms and provisions of the related Participation Agreement. The Pooling and Servicing Agreement may be amended to permit the addition of a Participation in the Trust without the consent of the related Certificateholders if (i) the Transferor delivers to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Transferor, such amendment will not as of the date of such amendment adversely affect in any material respect the interest of such Certificateholders, and (ii) such amendment will not result in a withdrawal or reduction of the rating of any outstanding Series under the Trust. To the extent required pursuant to the Securities Act, any Participations transferred to the Trust (a) will have been (i) registered under the Securities Act or (ii) held for at least the Rule 144(k) holding period, and (b) will be acquired in secondary market transactions not from the Transferor or an affiliate.

  The Transferor may designate Additional Accounts or add Participations only upon satisfaction of the following conditions: (i) the Transferor shall give the Trustee and the Servicer at least five business days' notice of the proposed addition which specifies the approximate amount of Receivables or Participations to be transferred, (ii) the Transferor shall give the Trustee an executed transfer agreement together with a list of such Additional Accounts or Participations, (iii) the Transferor shall represent and warrant that each Additional Account was as of the date of selection an Eligible Account, no selection procedures believed by the Transferor to be materially adverse to the interests of any outstanding Series of Certificates were used in selecting such Additional Accounts, and that as of the closing date of such transfer, the Transferor is not nor will it be made insolvent by the transfer of Receivables in such Additional Accounts, (iv) the Transferor shall represent and warrant that the transfer of such Additional Accounts constitutes a valid transfer to the Trust of all right, title and interest of the Transferor in and to the Receivables in such Additional Accounts, whether then existing or thereafter created, and the proceeds thereof (including amounts in any of the accounts established for the benefit of the Certificateholders) or the grant to the Trust of a first priority perfected security interest in such Receivables (except for certain liens permitted under the Pooling and Servicing Agreement) and the proceeds thereof, which is effective as to each Receivable upon the transfer thereof to the Trust, (v) the Transferor shall deliver an officer's certificate confirming the items specified in clauses (ii), (iii) and (iv) in this paragraph, (vi) with respect to the designation of certain Additional Accounts, the Transferor shall deliver an opinion of counsel in respect of such addition in the form specified in the Pooling and Servicing Agreement, (vii) with respect to the designation of certain Additional Accounts or the addition of any Participations, the Transferor shall notify each Rating Agency of such proposed addition of Additional Accounts or Participations and such Rating Agency shall have delivered a letter confirming that the Rating Agency Condition shall have been satisfied and (viii) the Transferor shall record and file appropriate financing statements with respect to the Participations or the Receivables then existing and thereafter created in the Additional Accounts for the transfer of accounts, general intangibles and chattel paper meeting the requirements of applicable state law necessary to perfect the transfer and assignment of the Receivables in Additional Accounts by the Transferor to the Trust, or otherwise perfect the Trust's interests in the Participations. The Transferor will deliver to the Trustee a computer file, microfiche or written list of all such Additional Accounts.

  Accounts opened during the normal operation of the Bank's credit card business shall be automatically added to the Accounts as Automatic Additional Accounts on an ongoing basis; provided, however, that such automatic inclusion and transfer shall not occur with respect to any such account if: (i) such account does not qualify as an Eligible Account, (ii) the inclusion in the Trust of the Receivables arising under such account would exceed the Aggregate Automatic Addition Limit or (iii) the Transferor otherwise designates such account as an account which is not to be included as an Account. The Transferor will deliver to the Trustee on a quarterly basis, a computer file, microfiche or written list of all such included Accounts and has recorded and filed, or will record and file, all appropriate financing statements with respect to the Receivables in such Automatic Additional Accounts. The Transferor, at its option may, by providing written notice to the Trustee and the Bank, terminate or suspend the automatic inclusion of Automatic Additional Accounts at any time.

  "Aggregate Automatic Addition Limit" means (i) the number of Eligible Accounts designated as Automatic Additional Accounts, which either (x) with respect to any period of three consecutive Monthly Periods commencing in January, April, July or October of a calendar year equals 15% of the sum of the number of Accounts as of the last business day preceding the commencement of such period and the number of Additional Accounts included as Accounts since such business day or (y) with respect to any period of 12 consecutive Monthly Periods, equals 20% of the sum of the number of Accounts as of the last business day preceding the commencement of such period and the number of Additional Accounts included as Accounts since such business day or (ii) such higher number of Automatic Additional Accounts as to which Standard & Poor's and Moody's or any other applicable Rating Agency rating any certificates shall consent to in writing.

  Although each Additional Account or Automatic Additional Account must satisfy certain criteria set forth in the Pooling and Servicing Agreement at the time of its selection, Additional Accounts and Automatic Additional Accounts may not be of the same credit quality as the Accounts.

Removal of Accounts

  Subject to the conditions set forth below, during the Revolving Period, the Transferor has the right to remove from the Trust all Receivables from certain accounts which it designates as Removed Accounts and to accept the reconveyance of all the Receivables in the Removed Accounts, without notice to the Certificateholders, provided, however, that the Transferor shall not make more than one such designation in any Monthly Period. The Transferor shall give the Trustee and the Servicer notice of such removal 10 business days prior to the date on which the Accounts are to be reassigned to the Transferor. The Transferor shall be permitted to designate and require retransfer to it of Receivables from Removed Accounts only upon satisfaction of the following conditions: (i) each Rating Agency shall have delivered a letter confirming that the Rating Agency Condition has been satisfied, (ii) the Transferor shall have delivered or caused to be delivered to the Trustee for execution a written retransfer agreement and a computer file, microfiche or written list containing a true and complete list of all Removed Accounts identified by account number and Receivables balance in such Removed Accounts;
(iii) the Transferor shall represent and warrant that no selection procedures believed by the Transferor to be materially adverse to the interests of the Certificateholders of any outstanding Series or any provider of Enhancement with respect to Certificates (each an "Enhancement Provider") were used in selecting the Removed Accounts; (iv) such removal shall not, in the reasonable belief of the Transferor, cause the Transferor Amount to be less than the Minimum Transferor Amount, and the aggregate amount of Principal Receivables in the Trust shall not be less than the Minimum Aggregate Principal Receivables; (v) the removal of any Receivables of any Removed Accounts shall not, in the reasonable belief of the Transferor, result in a Pay Out Event; and (vi) the Transferor shall have delivered to the Trustee an officer's certificate confirming the items set forth in clauses (i) through (v) above.

Discount Option Receivables

  The Transferor may at any time designate a specified percentage (the "Discount Percentage") of the amount of Receivables arising in the Accounts on and after the date such option is exercised that otherwise would be treated as Principal Receivables to be treated as Finance Charge Receivables (the "Discount Option Receivables"). The Transferor established the initial Discount Percentage as of August 21, 1997 at 2%. The Transferor may, without notice to or consent of the Certificateholders, from time to time, exercise its Discount Option to increase, reduce or eliminate (subject to the limitation described below) the Discount Percentage for Discount Option Receivables arising in the Accounts on and after the date of such change or to apply the Discount Percentage to Receivables created in Accounts not previously subject to the Discount Percentage. The Transferor must provide 30 days' prior written notice to the Servicer, the Trustee, each Rating Agency and, in limited circumstances, holders of Certificates that are not rated, of any such increase, reduction or elimination, and such increase, reduction or elimination will become effective on the date specified therein unless the Transferor reasonably believes that such increase, reduction or elimination will at the time of its occurrence cause a Pay Out Event, or an event which with notice or the lapse of time would constitute a Pay Out Event, to occur with respect to any Series; provided that if such designation would cause the Discount Percentage to be less than 1% or more than 3%, the Rating Agency Condition must be satisfied and in limited circumstances, holders of outstanding Certificates that are not rated must consent to such action.

  Discount Option Receivables shall be equal to, on any date of processing, the sum of (a) the aggregate Discount Option Receivables at the end of the prior date of processing plus (b) any new Discount Option Receivables created on such date of processing minus (c) any Discount Option Receivable Collections received on such date of processing. The Discount Option Receivables created on any date of processing shall be the product of (i) the amount of Principal Receivables created on such date of processing (without giving effect to the deduction of the Discount Option Receivables) and (ii) the Discount Percentage.

  "Discount Option Receivable Collections" means, on any date of processing on and after the date on which the Transferor's exercise of its Discount Option is in effect, the product of (a) a fraction the numerator of which is the amount of Discount Option Receivables and the denominator of which is the sum of the Principal Receivables and the Discount Option Receivables, in each case at the end of the prior Monthly Period, and (b) Collections of Principal Receivables (without giving effect to Discount Option Receivables) on such date of processing.

Collection and Other Servicing Procedures

  Pursuant to the Pooling and Servicing Agreement, the Servicer will be responsible for servicing and administering the Receivables in accordance with the Servicer's policies and procedures in effect for servicing credit card account receivables comparable to the Receivables, as such policies and procedures may be modified from time to time by the Servicer. As of the date of this Prospectus, the Servicer has designated its affiliates, McRae's and CPS as Subservicers.

Collection and Principal Accounts

  The Servicer will establish and maintain, or cause to be established and maintained, the Collection Account, which will be a segregated corporate trust account, with the Trustee or another Qualified Institution, in the Trustee's name and for the benefit of the Certificateholders of all Series then outstanding. The Servicer will also establish a Principal Account as a segregated trust account established with a Qualified Institution. A "Qualified Institution" is defined generally as a (i) depository institution or trust company, organized under the laws of the United States or any state thereof (or any domestic branch or agency of any foreign bank), the deposits of which are insured by the Federal Deposit Insurance Corporation, which at all times has a rating of at least P-1 by Moody's Investors Service, Inc. ("Moody's") and of A-1 by Standard & Poor's Ratings Services ("Standard & Poor's"), in the case of the certificates of deposit or short-term unsecured debt, or a rating from the applicable Rating Agency of at least Aaa or AAA or the equivalent, as applicable, in the case of its long term unsecured debt obligations, or (ii) a depository institution, otherwise acceptable to each Rating Agency rating any Series. Notwithstanding the foregoing, any institution which shall have corporate trust powers (whether or not such institution takes deposits) and which maintains the Collection Account, the Excess Funding Account, the Principal Account or any other account maintained for the benefit of Certificateholders of any Series as a fully segregated trust account with the trust department of such institution shall not be required to meet the foregoing rating requirements, and need only at all times have a long term unsecured debt rating of at least Baa3 from Moody's so long as Moody's is a Rating Agency rating any Series.

  All payments to Certificateholders will be paid solely out of the amounts in the Collection Account and Principal Account. Funds in the Collection Account and Principal Account will be invested, at the direction of the Servicer, in "Permitted Investments," which include (i) direct obligations of, and obligations fully guaranteed by the United States of America, (ii) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies, incorporated under the laws of the United States of America or any state thereof (including the District of Columbia, and any domestic branch or agency of any foreign bank), and which is subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that the commercial paper, if any, and short-term unsecured debt obligations of such depository institution or trust company shall have, at the time of the Trust's investment or contractual commitment to invest therein, a credit rating from the Rating Agency in the highest investment category granted by such Rating Agency, (iii) commercial paper having, at the time of the Trustee's investment or contracted commitment to invest therein, a rating in the highest investment category granted by such Rating Agency, (iv) bankers' acceptances issued by any depository institution or trust company described in clause (ii) above, (v) money market funds which have the highest rating from, or have otherwise been approved in writing by the Rating Agencies, (vi) time deposits (having maturities of not more than 30 days) or notes which are payable on demand by an entity the commercial paper of which has a rating of the highest investment category granted by the Rating Agencies, (vii) certain repurchase obligations involving Permitted Investment instruments so long as the counterparty thereto has at the time of the Trust's investment therein, a short-term debt rating of at least A-1 or P-1, or the equivalent from the applicable Rating Agencies and (viii) any other investments approved in writing by the applicable Rating Agencies prior to the Trust's investment therein. For purposes of determining the availability of funds or balances in the Collection Account, all investment earnings on such funds shall be deemed not to be available or on deposit until actually credited to such account. The Servicer, or a Subservicer on behalf of the Servicer, will have the revocable power to withdraw funds from the Collection Account and to instruct the Trustee to make withdrawals and payments from the Collection Account and the Principal Account for the purpose of carrying out the Servicer's duties under the Pooling and Servicing Agreement. The Paying Agent, which unless otherwise described in a Prospectus Supplement, will be the Trustee, will have the revocable power to withdraw funds from the Principal Account for the purpose of making distributions to the Certificateholders.

Funding Period

  For any Series of Certificates, the related Prospectus Supplement may specify that for a Funding Period beginning on the Closing Date and ending on a specified date before the commencement of an Amortization Period with respect to such Series the Pre-Funded Amount, which may be up to 100% of the aggregate principal amount of such Series, will be held in a Pre-Funding Account established with the Trustee for the benefit of the Certificateholders of such Series pending the transfer of additional Receivables to the Trust or the reduction of the Investor Amounts of other Series. The related Prospectus Supplement will specify the Initial Investor Amount with respect to such Series, the Full Investor Amount of such Series and the date by which the Investor Amount is expected to equal the Full Investor Amount. The Investor Amount will increase as Receivables are delivered to the Trust or as the Investor Amounts of other Series are reduced. The Investor Amount may also decrease due to Investor Charge Offs as provided in the related Prospectus Supplement.

  During the Funding Period, funds held in the Pre-Funding Account for a Series of Certificates will be withdrawn and paid to the Transferor to the extent of any increases in the Investor Amount. In the event that the Investor Amount does not for any reason equal the Full Investor Amount by the end of the Funding Period, any amount remaining in the Pre-Funding Account and any additional amounts specified in the related Prospectus Supplement will be payable to the Certificateholders of such Series in the manner and at such time as set forth in the related Prospectus Supplement See "Risk Factors -- Effect on Certain Pre-Funded Series of Ability to Generate Additional Receivables."

  If so specified in the related Prospectus Supplement, monies in the Pre-Funding Account will be invested by the Trustee in Permitted Investments or will be subject to a guaranteed rate or investment agreement or other similar arrangement, and, on each Distribution Date during the Funding Period, investment earnings on funds in the Pre-Funding Account during the related Monthly Period will be withdrawn from the Pre-Funding Account and deposited, together with any applicable payment under a guaranteed rate or investment agreement or other similar arrangement, into the Collection Account for distribution in respect of interest on the Certificates of the related Series in the manner specified in the related Prospectus Supplement.

Investor Percentage and Transferor Percentage

  The Servicer will allocate between the Investor Amount of each Series (and between each Class of or other interest in the Trust in respect of each Series) and the Transferor Amount and, in certain circumstances, the Enhancement Investor Amount, all Collections of Finance Charge Receivables, all Collections of Principal Receivables and all Receivables in Defaulted Accounts. The Servicer will make each allocation by reference to the applicable Investor Percentage of each Series and the Transferor Percentage in each case. The Pooling and Servicing Agreement provides that the Servicer may estimate the amounts of Collections that are allocable to Collections of Principal Receivables and to Collections of Finance Charge Receivables. If the Servicer is able to determine the actual amount of Collections proceeds which are Collections of Finance Charge Receivables and Collections of Principal Receivables, the Servicer may at its option allocate Collections in accordance with such actual amounts. All estimates of Collections of Finance Charge Receivables will be binding for all purposes on the Certificateholders, the Trustee and the Transferor.

  The Prospectus Supplement relating to a Series will specify the Investor Percentage with respect to the allocations of Collections of Principal Receivables, Collections of Finance Charge Receivables and Receivables in Defaulted Accounts during the Revolving Period, any Amortization Period and the Accumulation Period, as applicable. The Investor Percentage for a Series may be based on an amount other than the Investor Amount. In addition, for each Series of Certificates having more than one Class, the related Prospectus Supplement will specify the method of allocation between Classes.

  The Transferor Percentage will, in all cases, be equal to 100% minus the sum of the applicable Investor Percentages for all Series then outstanding (the "Aggregate Investor Percentage").

Application of Collections

  Unless otherwise specified in a Series Supplement and the related Prospectus Supplement, and except as otherwise provided below, the Servicer will deposit Collections into the Collection Account, no later than the second business day (or such other day specified in the related Prospectus Supplement) following the date of processing. As long as the Company or an affiliate of the Company is the Servicer and no Pay Out Event relating to a Servicer Default shall have occurred and be continuing, and either, (i) the Company or such affiliate has and maintains a minimum short-term debt or certificate of deposit rating of P-1 by Moody's and A-1+ by Standard & Poor's unless otherwise specified in the related Prospectus Supplement or (ii) the Company shall have obtained a written notice from each Rating Agency to the effect that such Rating Agency does not intend to downgrade or withdraw its then current rating of any outstanding Certificates of any Series, then the Servicer may make such deposits and payments on the business day prior to each Distribution Date. As long as Proffitt's or any affiliate is the Servicer and a Servicer Default shall not have occurred and be continuing, the Servicer may make deposits into the Collection Account and the Excess Funding Account net of amounts payable as of such date to the Transferor or the Servicer from amounts held in such accounts. Unless specified in any Series Supplement, the Servicer is not required to deposit into the Collection Account, any Collections of Finance Charge Receivables and Principal Receivables or any other amounts allocable to the Exchangeable Transferor Certificate.

  Unless otherwise specified in the related Prospectus Supplement, the Servicer will apply or cause the Trustee to apply funds deposited in the Collection Account with respect to each Distribution Date as follows:

  (a) an amount equal to the applicable Investor Percentage of the aggregate amount of such deposits in respect of Finance Charge Receivables will be allocated and distributed as described in the related Prospectus Supplement;

  (b) during the Revolving Period, an amount equal to the applicable Investor Percentage of the aggregate amount of such deposits in respect of Principal Receivables will be paid to the holder of the Exchangeable Transferor Certificate, unless the Transferor Amount would be reduced below the Minimum Transferor Amount, in which case the excess will be deposited in the Principal Account or other specified account, or to other amortizing Series, all as described in the related Prospectus Supplement;

  (c) during the Controlled Amortization Period or Accumulation Period, as applicable, an amount equal to the applicable Investor Percentage of the aggregate amount of such deposits in respect of Principal Receivables up to the amount, if any, as specified in the related Prospectus Supplement will be allocated and distributed to Certificateholders or deposited in the Principal Account as described in the related Prospectus Supplement, provided that if Collections of Principal Receivables exceed the principal payments which are to be distributed to Certificateholders or deposited in the Principal Account, the amount of such excess will be paid to the holder of the Exchangeable Transferor Certificate, unless the Transferor Amount would be reduced below the Minimum Transferor Amount, or to other amortizing Series, as described in the related Prospectus Supplement; and

  (d) during the Principal Amortization Period, if applicable, and the Rapid Amortization Period, an amount equal to the applicable Investor Percentage of the aggregate amount of such deposits in respect of Principal Receivables will be deposited into the Principal Account or other specified account and allocated and distributed to Certificateholders as described in the related Prospectus Supplement.

  In the case of a Series of Certificates having more than one Class, the amounts in the Collection Account will be allocated and applied to each Class in the manner and order of priority described in the related Prospectus Supplement.

Shared Principal Collections

  Collections of Principal Receivables and certain other amounts for any Monthly Period allocated to any Series in a Group will first be used to cover certain amounts described in the related Series Supplements (including any required deposits into a Principal Account or required distributions to Certificateholders of such Series). The Servicer will determine the amount of Collections of Principal Receivables for any Monthly Period (plus certain other amounts required by the related Series Supplement) allocated to such Series remaining after covering such required deposits and distributions and any similar amount remaining for any other Series in such Group (collectively, "Shared Principal Collections"), and will allocate the Shared Principal Collections to cover any principal distributions to Certificateholders and deposits to Principal Accounts for any Series in such Group which are either scheduled or permitted and which have not been covered out of Collections of Principal Receivables and certain other amounts for such Series, provided that the Series Supplement for such Series so provides ("Principal Shortfalls"). If Principal Shortfalls exceed Shared Principal Collections for any Monthly

Period, Shared Principal Collections will be allocated pro rata among the Series in a Group entitled to the benefits thereof based on the respective Principal Shortfalls of such Series. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will be distributed to the holder of the Exchangeable Transferor Certificate; provided, however, that
(a) such Shared Principal Collections will be distributed to the holder of the Exchangeable Transferor Certificate only to the extent the Transferor Amount is greater than the Minimum Transferor Amount and (b) in certain circumstances described below under "-- Excess Funding Account," such Shared Principal Collections will be deposited in the Excess Funding Account. Any such reallocation of Collections of Principal Receivables and other amounts will not result in a reduction in the Investor Amount of the Series to which such Collections were initially allocated.

Excess Funding Account

  On any business day the Transferor Amount is less than the Minimum Transferor Amount (after giving effect to any addition of Principal Receivables to the Trust) (the "Shortfall Amount"), the Servicer shall not distribute to the holder of the Exchangeable Transferor Certificate any Collections of Principal Receivables that otherwise would be distributed to the holder of the Exchangeable Transferor Certificate, but shall deposit such funds in a segregated trust account (which may be a sub-account of the Collection Account) established and maintained by the Servicer in the name of the Trustee for the benefit of the Certificateholders of all outstanding Series entitled to the benefits of such Excess Funding Account with a Qualified Institution and designating clearly that the funds deposited therein are held for the benefit of such Certificateholders (the "Excess Funding Account"). Funds held in the Excess Funding Account will be withdrawn and paid to the holder of the Exchangeable Transferor Certificate on any date to the extent the Transferor Amount exceeds the Minimum Transferor Amount on such date; provided, however, that if an Accumulation Period or Rapid Amortization Period commences with respect to any Series in a Group entitled to the benefits of Shared Principal Collections, the Servicer shall determine the aggregate amount of Principal Shortfalls, if any, with respect to each such Series that is entitled to receive Shared Principal Collections, and the Servicer shall instruct the Trustee to withdraw such amount up to the amount of any funds held in the Excess Funding Account and allocate such amount among each Series as Shared Principal Collections to the extent needed to cover principal payments due to or for the benefit of such Series.

  Funds held in the Excess Funding Account will be invested by the Trustee, at the direction of the Servicer, in Permitted Investments. Any earnings (net of losses and investment expenses), if any, earned on amounts held in the Excess Funding Account during any Monthly Period will be withdrawn from the Excess Funding Account and treated as Collections of Finance Charge Receivables with respect to such Monthly Period.

Shared Excess Finance Charge Collections

  Any Series may be included in a Group of Series. Each Series in a Group will be entitled to share Shared Excess Finance Charge Collections in the manner, and to the extent, described below with each other Series, if any, in such Group. Collections of Finance Charge Receivables and certain other amounts allocable to any Series which are included in such Group in excess of the amounts necessary to make required payments with respect to such Series (including payments to the provider of any related Enhancement) that are payable out of Collections of Finance Charge Receivables ("Shared Excess Finance Charge Collections") will be applied to cover any shortfalls with respect to amounts payable from Collections of Finance Charge Receivables allocable to any other Series included in such Group, pro rata based upon the amount of the shortfall, if any, with respect to each other Series in such Group; provided, however, that the sharing of Shared Excess Finance Charge Collections among Series in a Group will continue only until such time, if any, at which the Transferor shall deliver to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Transferor or its counsel, the continued sharing of Shared Excess Finance Charge Collections among Series in any Group would have adverse regulatory implications with respect to the Transferor. Following the delivery by the Transferor of any such certificate to the Trustee there will not be any further sharing of Shared Excess Finance Charge Collections among the Series in a Group. In all cases, any Shared Excess Finance Charge Collections remaining after covering shortfalls with respect to all outstanding Series in a Group will be paid to the holder of the Exchangeable Transferor Certificate. While the Transferor believes that, based upon applicable rules and regulations as currently in effect, the sharing of Shared Excess Finance Charge Collections among Series in a Group will not have adverse regulatory implications that may be applicable if the Transferor is a bank, there can be no assurance that this will continue to be true in the future.

Paired Series

  If so provided in the Prospectus Supplement relating to a Series, such Series is subject to being paired with another Series. The Prospectus Supplement for such Series and the Prospectus Supplement for the Paired Series will each specify the relationship between the Series. The issuance of any Paired Series will be subject to among other conditions, satisfaction of the Rating Agency Condition. There can be no assurance, however, that the terms of any Paired Series might not affect the timing or amount of payments received by the Certificateholders of the other Series. In particular, the numerator of the Investor Percentage with respect to allocations of Collections of Principal Receivables may be changed upon the occurrence of a Pay Out Event with respect to a Paired Series (provided that such numerator is not less than the Adjusted Investor Amount as of the last day of the revolving period for such Paired Series).

Allocation of Investor Default Amount; Adjustment Amounts; Investor Charge
Offs

  "Defaulted Receivables" for any Monthly Period are Principal Receivables in Defaulted Accounts which were charged off as uncollectible in such Monthly Period. Receivables in an Account will be considered charged off for the purposes of the Pooling and Servicing Agreement on the date on which such Account is charged off in accordance with the customary and usual servicing procedures of the Servicer, but in any event no later than 30 days after receipt of notice by the Servicer that the related Obligor has died or has become the subject of a bankruptcy petition. The default amount (the "Default Amount") for any Monthly Period will be an amount (not less than zero) equal to (a) the amount of the Principal Receivables (other than Ineligible Receivables) that were charged off in such Monthly Period less (b) the amount received by the Servicer with respect to Defaulted Accounts during such Monthly Period ("Recoveries").

  Prior to each Distribution Date, the Servicer will calculate the Investor Default Amount for the preceding Monthly Period. The "Investor Default Amount" will be allocated to the Investor Amount for each Distribution Date in an amount equal to the product of (a) the Investor Percentage applicable during the immediately preceding Monthly Period and (b) the Default Amount for such Monthly Period. In the case of a Series of Certificates having more than one Class, the Investor Default Amount will be allocated among the Classes in the manner described in the related Prospectus Supplement. If so described in the related Prospectus Supplement, an amount equal to the Investor Default Amount for any Monthly Period may be paid from other amounts, including Enhancement, if any, and may be applied to pay principal to Certificateholders, or if provided in the related Prospectus Supplement, the holder of the Exchangeable Transferor Certificate, as appropriate. In the case of a Series of Certificates having one or more Classes of Subordinated Certificates, the related Prospectus Supplement may provide that all or a portion of amounts otherwise allocable to such Subordinated Certificates may be paid to the Senior Certificateholders to make up any Investor Default Amount allocable to such Senior Certificateholders.

  With respect to each Series of Certificates, if the amount payable on a Distribution Date or other specified date in respect of interest on the Certificates, the Investor Servicing Fee (unless otherwise specified in the related Prospectus Supplement), the Investor Default Amount and other required fees exceeds the amount held in the Collection Account available therefor (including Shared Excess Finance Charge Collections, if applicable), available Enhancement, if any, available reallocated Collections of Principal Receivables, if any, and amounts available from other specified sources, then the Investor Amount with respect to such Series will be reduced by the amount of such excess, but not by more than the Investor Default Amount (an "Investor Charge Off"). Investor Charge Offs will be reimbursed on any Distribution Date to the extent amounts held in the Collection Account and otherwise available therefor exceed such interest, fees and any aggregate Investor Default Amount payable on such date. Such reimbursement of Investor Charge Offs will result in an increase in the Investor Amount with respect to such Series. In the case of a Series of Certificates having more than one Class, the related Prospectus Supplement will describe the manner and priority of allocating Investor Charge Offs and reimbursements thereof among the Classes thereof.

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

  If the Servicer makes a downward adjustment of the amount of any Principal Receivable because of a rebate, refund, unauthorized charge, billing error or certain other noncash items, or if the Servicer otherwise adjusts downward the amount of any Principal Receivable without receiving Collections therefor or without charging off such amount as uncollectible, or any Receivable is discovered as having been created through a fraudulent or counterfeit charge (each, an "Adjustment"), the Aggregate Principal Receivables and the Transferor Amount will be reduced by the amount of such Adjustments. If, as a result of an Adjustment, the Transferor Amount would be less than the Minimum Transferor Amount, the Transferor shall immediately pay to the Servicer for deposit into the Excess Funding Account, in immediately available funds, an amount equal to the amount by which the Transferor Amount would be reduced below the Minimum Transferor Amount (the "Adjustment Payment Obligation"). In the event the Servicer adjusts upward the principal amount of any Receivable, the Aggregate Principal Receivables and the Transferor Amount shall be increased by the amount of such upward adjustment, and any unpaid Adjustment Payment Obligation shall be reduced by the applicable amount. To the extent that such Adjustment would cause the Transferor Amount to be less than the Minimum Transferor Amount (after giving effect to any required transfer of Receivables in Additional Accounts to the Trust and any amounts in the Excess Funding Account), and the Transferor fails to make any payment required by the Pooling and Servicing Agreement in respect thereof, then the amount of such deficiency will be allocated among all Series based upon their respective Investor Percentages (a "Series Adjustment Amount") and a reduction in the Investor Amount of such Series may occur.

Allocation of Adjustment Amounts

  The "Minimum Transferor Interest Percentage" shall be equal to the highest Minimum Transferor Interest Percentage designated for any Series outstanding. The "Minimum Transferor Amount" is equal to the product of the aggregate Adjusted Investor Amount (as defined in the Series Supplements for all Series) for all Series outstanding and the applicable Minimum Transferor Interest Percentage.

  The Series Adjustment Amount, as applicable to any Series, will be allocated as described in the related Prospectus Supplement for such Series. A Series Adjustment Amount will be reduced and the Investor Amount increased to the extent that allocations of Excess Spread (as defined in each Series Supplement) and Shared Excess Finance Charge Collections cover the Series Adjustment Amount, the amount of Principal Receivables in the Trust increases, Certificates are repaid, amounts are deposited in the Excess Funding Account or the Transferor subsequently makes a payment allocable to the Series in respect of an Adjustment. Reductions in a Series Adjustment Amount will be allocated as described in the related Prospectus Supplement.

Defeasance

  The Pooling and Servicing Agreement permits the Transferor to terminate its substantive obligations with respect to any Series or all outstanding Series by depositing with the Trustee, under the terms of an irrevocable trust agreement satisfactory to the Trustee, monies Permitted Investments, or both, sufficient to discharge and pay all remaining scheduled interest and principal payments on such Defeased Series on the dates scheduled for such payments and to pay all amounts owing to any Enhancement Provider with respect to the Defeased Series. To achieve that end, the Transferor has the right to use Collections to purchase Permitted Investments rather than additional Receivables. Prior to its exercise of its right to substitute monies or Permitted Investments for Receivables, the Transferor shall deliver to the Trustee an opinion of counsel that such deposit and termination of obligations will not have any material adverse effect on the Federal income tax characterization of any outstanding Series of Certificates that have been the subject of a previous opinion of tax counsel, or result in the Trust being taxable as an association under Federal and applicable state law as a sale or exchange by the holders of the Defeased Series and to the Servicer and the Trustee written notice from each Rating Agency that such transaction will not result in a withdrawal or downgrading of the rating of any outstanding Series. In addition, the Transferor must comply with certain other requirements set forth in the Pooling and Servicing Agreement, including requirements that the Transferor deliver to the Trustee an opinion of counsel to the effect that the deposit and termination of obligations will not require the Trust to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The Transferor also must deliver to the Trustee and any Enhancement Provider a certificate of an authorized officer stating that, based on the facts known to such officer at the time, in the reasonable opinion of the Transferor, such deposit and termination of obligations will not at the time of its occurrence cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event to occur with respect to any Series. If the Transferor discharges its substantive obligations in respect of the Defeased Series, any Enhancement for the affected Series might no longer be available to make payments with respect thereto.

Optional Repurchase; Final Payment of Principal; Termination

  Any Series Supplement may permit Certificates of that Series to be repurchased at the option of the Transferor on any Distribution Date by the Transferor depositing into the Collection Account, an amount equal to the Investor Amount plus accrued and unpaid interest on the Certificates and any other amounts specified in the related Series Supplement. Such repurchase may or may not be conditioned by the Series Supplement to instances where the Adjusted Investor Amount held other than by the Transferor or its affiliates (and any other amount specified in the related Series Supplement) is reduced to an amount less than or equal to 10% (or such other amount specified in the related Prospectus Supplement) of the initial outstanding principal amount of the Certificates, if certain conditions set forth in the related Series Supplement are met.

  The Certificates of each Series will be retired on the day following the Distribution Date on which the final payment of principal is scheduled to be made to the Certificateholders, whether as a result of optional reassignment to the Transferor or otherwise. Each Prospectus Supplement will specify the final date on which principal and interest with respect to the related Series of Certificates will be scheduled to be distributed (the "Stated Series Termination Date"); provided, however, that the Certificates may be subject to prior termination as provided above. If the Investor Amount is greater than zero on the Stated Series Termination Date, the Trustee is required to sell or cause to be sold Receivables (in an amount up to 110% of the Adjusted Investor Amount, any Enhancement Investor Amount of such Series, and any other amount specified in the related Series Supplement) in the manner provided in the Pooling and Servicing Agreement and Series Supplement and pay the net proceeds of such sale and any Collections, in final payment of all principal of, and all accrued and unpaid interest on, the Certificates of such Series and any other amounts specified in the related Series Supplement, to the Certificateholders of such Series on such Stated Series Termination Date.

  Unless the Transferor instructs the Trustee otherwise, the Trust will only terminate on the earlier to occur of: (i) the day designated by the Transferor after the Distribution Date following the date on which funds shall have been deposited in the Collection Account or applicable Principal Account sufficient to pay the aggregate Investor Amount and any Enhancement Investor Amount plus applicable interest accrued through such Distribution Date in full on all Series of Certificates, and (ii) the day on which the final payment of principal is made to Certificateholders of all Series, and (iii) the expiration of 21 years from the death of the last survivor of the descendants of George Herbert Walker Bush, former President of the United States, living on August 21, 1997 (the "Final Termination Date"). Upon termination of the Trust and the surrender of the Exchangeable Transferor Certificate, the Trustee shall convey to the Transferor all right, title and interest of the Trust in and to the Receivables and other funds of the Trust (other than amounts held in the Principal Account maintained by the Trust for the final payment of principal and interest to the Certificateholders).

Pay Out Events

  Unless otherwise specified in the related Prospectus Supplement, as described above, the Revolving Period will continue through the date specified in the related Prospectus Supplement, unless a Pay Out Event occurs prior to such date. A "Pay Out Event" occurs, unless modified by any Series Supplement, upon the occurrence of either of the following events:

  (a) The Transferor or the Company shall (i) become insolvent or admit in writing its inability to pay its debts as they become due or voluntarily and generally suspend payment of its obligations, (ii) voluntarily seek, consent to, or acquiesce in the benefit or benefits of any Debtor Relief Law, (iii) become a party to (or be made the subject of) any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, and, in the event such proceeding is involuntary, (A) within 10 business days after the Transferor or the Company has knowledge of such proceeding or the filing thereof either (I) the petition instituting same has not been

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

dismissed or (II) an order has not been entered by the court having jurisdiction which allows continued transfer to the Trust of Principal Receivables with no adverse effect to the Trust or the Certificateholders or
(B) an order as contemplated in (A)(II) above having previously been entered, is no longer in effect other than by reason of the termination of such proceeding, or (iv) become unable for any reason to transfer Receivables to the Trust in accordance with the provisions of the Pooling and Servicing Agreement; or

  (b) the Trust or the Transferor becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

  In addition, a Pay Out Event may occur with respect to a Series upon the occurrence of any other event specified in the related Prospectus Supplement. On the date on which a Pay Out Event is deemed to have occurred, the Rapid Amortization Period will commence. If, because of the occurrence of a Pay Out Event, the Rapid Amortization Period begins earlier than the scheduled commencement of an Amortization Period or prior to a Scheduled Payment Date, Certificateholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the Certificates.

  If the Rapid Amortization Event to occur is either the insolvency of the Transferor or the appointment of a receiver or conservator for the Transferor, the receiver or conservator for the Transferor may have the power to delay or prevent commencement of the Rapid Amortization Period.

  In addition to the consequences of a Pay Out Event discussed above, if the Transferor voluntarily enters liquidation or a receiver, conservator or liquidator is appointed for the Transferor, or all or substantially all its property or another similar event (each a "Dissolution Event") occurs, on the day of such Dissolution Event, the Transferor will immediately cease to transfer Receivables to the Trust and the Transferor will promptly give notice to the Trustee of such appointment. Within 15 days of receipt of such notice, the Trustee will publish a notice of the liquidation or the appointment stating that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and shall so notify the Certificateholders and any Enhancement Provider (if provided in the Series Supplement) requesting instruction as to the disposition of the Receivables. Unless otherwise instructed within a specified period by the holders of Certificates representing undivided interests aggregating more than 50% of the related Investor Amounts of each Series, the Trustee will sell, dispose of or otherwise liquidate the Receivables in accordance with the Pooling and Servicing Agreement in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale, disposition or liquidation of the Receivables will be treated as Collections allocable to the Certificateholders of the applicable Series. If the Trustee is instructed not to sell a portion of the Receivables allocable to a Series, as described above, then the Trust shall continue with respect to such Series pursuant to the terms of the Pooling and Servicing Agreement and the applicable Series Supplement. See "Certain Legal Aspects of the Receivables-- Certain Matters Relating to Receivership" and " -- Certain Matters Relating to Bankruptcy or Insolvency."

Servicing Compensation and Payment of Expenses

  The Servicer's compensation for its servicing activities and reimbursement for its expenses, will be the monthly servicing fee (the "Monthly Servicing Fee"), as specified in the related Prospectus Supplement. The Monthly Servicing Fee will be allocated among the Transferor Amount and the Investor Amount. The Investor Servicing Fee will be equal to one-twelfth ( 1/12th) of the product of the percentage designated in the applicable Series Supplement (the "Servicing Fee Percentage") and the sum of the allocable portion of the Transferor Amount and the Investor Amount as of the last day of the preceding Monthly Period. The Investor Servicing Fee will be funded from Collections on Finance Charge Receivables allocable to the Investor Amount, and will be paid each month from the funds held in the Collection Account for the account of the Investor Amount. See "-- Application of Collections."

  The Servicer will pay from its servicing compensation the expenses incurred in connection with servicing the Receivables including, without limitation, payment of the fees and disbursements of independent accountants and the Subservicers, if any.

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

Certain Matters Regarding the Servicer

  The Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement except upon determination that (i) performance of its duties is or will become impermissible under applicable law, regulation or order and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties permissible under such applicable law, regulation or order. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Pooling and Servicing Agreement. The Servicer may delegate any of its servicing duties to any person or entity that agrees to conduct such duties in accordance with the Credit Card Guidelines and the Pooling and Servicing Agreement; however, such delegation will not relieve the Servicer of its liability and responsibility to perform such duties in accordance with the Pooling and Servicing Agreement.

  Any entity into which, in accordance with the Pooling and Servicing Agreement, the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of or acquiring all or substantially all the properties or assets of, the Servicer, upon execution of a supplement to the Pooling and Servicing Agreement, delivery of an opinion of counsel with respect to the compliance of the transaction with the applicable provisions of the Pooling and Servicing Agreement and delivery of notice thereof to each Rating Agency and the satisfaction of the Rating Agency Condition, will be the successor to the Servicer under the Pooling and Servicing Agreement.

  "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have notified the Transferor in writing that such action will not result in a reduction or withdrawal of its rating of any outstanding Series with respect to which it is a Rating Agency. The Transferor shall furnish any such notice from the Rating Agencies to the Trustee.

Servicer Default

  In the event of any Servicer Default (as defined below) that has not been remedied, either the Trustee or the holders of Certificates of any Series then outstanding evidencing undivided interests aggregating more than 50% of the aggregate Investor Amount, by written notice to the Servicer (and to the Trustee, if given by the holders of Certificates of any Series then outstanding), may terminate all of the rights and obligations of the Servicer, in its capacity as Servicer under the Pooling and Servicing Agreement, with respect to all of the Receivables held by the Trust with respect to all Series, and the proceeds thereof, and the Trustee shall thereafter appoint a new Servicer (a "Service Transfer"). The rights and interests of the Transferor under the Pooling and Servicing Agreement in the Transferor Interest will not be affected by any Service Transfer. The Transferor shall have the right to nominate to the Trustee a potential successor Servicer. The Trustee shall as promptly as possible appoint the entity nominated by the Transferor if such entity meets certain eligibility criteria set forth in the Pooling and Servicing Agreement. If the Transferor does not nominate an entity to be successor Servicer, the Trustee shall as promptly as possible appoint a successor Servicer, and if no successor Servicer has been appointed by the Trustee and has accepted such appointment by the time the Servicer ceases to act as Servicer, all authority, power and obligations of the Servicer under the Pooling and Servicing Agreement will pass to, and be vested in, the Trustee. Prior to any Service Transfer, the Trustee will seek to obtain bids from potential servicers meeting certain eligibility requirements set forth in the Pooling and Servicing Agreement to serve as a successor Servicer for servicing compensation not in excess of the Investor Servicing Fee plus the servicing fee allocable to the Transferor Interest. If the Trustee is unable to obtain any bids from eligible servicers and the Servicer delivers an officer's certificate to the effect that it cannot in good faith cure the related Servicer Default, then the Trustee will under certain circumstances offer the Transferor the right to accept the reassignment of all of the Receivables. The deposit amount of such a reassignment shall be equal to the sum of the aggregate Investor Amount (less the aggregate principal amount held in the Excess Funding Account and any principal funding account with respect to any Series) plus accrued and unpaid interest on the Certificates of all Series plus certain amounts payable to specified Enhancement Providers, if applicable.


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

  A "Servicer Default" means any of the following events:

    (i) failure by the Servicer to make any payment, transfer or deposit, or to give instructions or notice to the Trustee to make such payment, transfer or deposit, on the date the Servicer is required to do so under the Pooling and Servicing Agreement or any Series Supplement (upon expiration of a five business day grace period), provided, however, that any such failure caused by circumstances beyond the Servicer's control shall not constitute a Servicer Default if the Servicer promptly remedies such failure within five business days after receiving notice thereof or otherwise becoming aware of such failure;

    (ii) failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer in the Pooling and Servicing Agreement or any Series Supplement which has a material adverse effect on the Certificateholders of any Series then outstanding (without regard to the amount of any Enhancement then available), which continues unremedied for a period of 60 days after written notice and which continues to material adversely affect the rights of the Certificateholders of any Series then outstanding for such period, or the Servicer delegates its duties under the Pooling and Servicing Agreement, except as specifically permitted thereunder;

    (iii) any representation, warranty or certification made by the Servicer in the Pooling and Servicing Agreement or any Series Supplement or in any certificate delivered pursuant to the Pooling and Servicing Agreement or any Series Supplement proves to have been incorrect when made, which has a material adverse effect on the rights of the Certificateholders of any Series outstanding (without regard to the amount of any Enhancement then available), and which continues to be incorrect in any material respect for a period of 60 days after written notice and which continues to materially adversely affect the rights of the Certificateholders of any Series (without regard to the amount of Enhancement, if any then outstanding for such period); or

    (iv) the occurrence of certain events of bankruptcy or insolvency relating to the Servicer (such events include the appointment (voluntary or involuntary) of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings related to the Servicer of all or substantially all of its property and the Servicer admitting in writing its inability to pay its debts as they become due, filing a petition to take advantage of an insolvency or reorganization statute, making an assignment for the benefit of its creditors or voluntarily suspending payment of its obligations).

  Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for a period of 10 business days after the applicable grace period or a delay in or failure of performance referred to under clauses (ii) or (iii) for a period of 60 business days after the applicable grace period shall not constitute a Servicer Default, if such delay or failure could not have been prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the Servicer shall not be relieved from using its best reasonable efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling and Servicing Agreement or any Series Supplement, and the Servicer shall provide the Trustee, the Transferor, the Certificateholders and the Enhancement Providers, if any, applicable to any Series, with prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Servicer will immediately notify the Trustee in writing of any Servicer Default.

Reports to Certificateholders

  By each Distribution Date, the Paying Agent will forward to the Trustee and each Rating Agency a statement prepared by the Servicer (the "Monthly Servicer Report") setting forth certain information with respect to the Trust and Certificates of each Series, including: (a) the aggregate amount of Collections of Finance Charge Receivables and the aggregate amount of Collections of Principal Receivables processed during the immediately preceding Monthly Period; (b) the Investor Percentage for such Monthly Period;
(c) for each Series and for each Class within any such Series, the total amount of such distribution allocable to principal and interest, if any, (d) the aggregate outstanding balance of the Accounts which were delinquent by 31 days, 61 days and 91 days or more as of the close of business on the last day of the Monthly Period immediately preceding such Distribution Date; (e) the Investor Default Amount for the immediately preceding Monthly Period; (f) the amount of Investor Charge Offs and the amount of reimbursements thereof for the next succeeding Distribution Date; (g) the amount of the Investor Servicing Fee for the next succeeding Distribution Date; (h) the aggregate amount of Receivables in the Trust at the close of business on the last day of the Monthly Period immediately preceding such Distribution Date; (i) the Investor Amount and the Adjusted Investor Amount at the close of business on the last day of the Monthly Period immediately preceding such Distribution Date; and (j) whether a Pay Out Event has occurred.

  On each Distribution Date with respect to each Series the Paying Agent, on behalf of the Trustee, will forward to each Certificateholder of record a statement (the "Payment Date Statement"), which may be the Monthly Servicer Report, prepared by the Servicer setting forth the information with respect to the Certificates of such Series set forth in the Monthly Servicer Report supplied to the Trustee as described in the preceding paragraph and the following additional information (which, in the case of (a), (b) and (c) below, will be stated on the basis of an original principal amount of $1,000 per Certificate): (a) the total amount distributed; (b) the amount of such distribution allocable to principal; (c) the amount of such distribution allocable to interest; and (d) the amount, if any, by which the principal balance of the Certificates exceeds the Investor Amount as of the Record Date with respect to such Distribution Date.

  On or before January 31 of each calendar year beginning with 1998, the Paying Agent, on behalf of the Trustee, will furnish to each person who at any time during the preceding calendar year was a Certificateholder of record a statement prepared by the Servicer containing the information required to be contained in the regular Payment Date Statement, as set forth in clauses (a),
(b) and (c) above aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder, together with such other customary information (consistent with the treatment of the Offered Certificates as debt) as the Trustee or the Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns.

  The Pooling and Servicing Agreement further provides that on or before June 30 of each calendar year, beginning with 1998, the Servicer will cause a firm of independent public accountants to furnish a report covering the preceding annual period to the effect that such firm has applied certain procedures to certain documents and records relating to the servicing of the Accounts, compared the information contained in the Servicer's certificates delivered during the period covered by such report with such documents and records and that, based upon such procedures, no matters came to the attention of such accountants that caused them to believe that such servicing was not conducted in all material respect in compliance with specified sections of the Pooling and Servicing Agreement, except for such exceptions as such accountants believe to be immaterial and such other exceptions as shall be set forth in such report.

  In addition, for each calendar year, such accountants will include as part of their annual report, a comparison of the mathematical calculations of the amounts contained in the monthly certificates forwarded by the Servicer during the period covered by such report, with the Servicer's computer reports that were the source of such amounts, and deliver a report to the Trustee confirming that such amounts are consistent, except for such exceptions as such accountants believe to be immaterial and such other exceptions as shall be set forth in such report. The Trustee will make such reports available for inspection by Certificateholders.

  The Pooling and Servicing Agreement provides for delivery to the Trustee on or before June 30 of each calendar year, beginning with 1998, of an annual statement signed by an officer of the Servicer to the effect that to such officer's knowledge the Servicer has fully performed its obligations under the Pooling and Servicing Agreement throughout the preceding year, or if there has been a default in the performance of such obligation, specifying the nature and status of the default.

  Unless Definitive Certificates are issued, all reports and statements to Certificateholders shall be provided to DTC or its nominee, Cede, as the registered holder of the Offered Certificates. All reports and statements discussed above will be delivered to the Certificate Owners by DTC and the DTC Participants in accordance with the DTC Rules and the rules and policies of the DTC Participants. In addition, the Trustee will deliver all such reports and statements to the Certificate Owners upon request. The Monthly Servicer Report will also be filed with the Commission on a Current Report on Form 8-K and will be available to Certificate Owners as provided under "Reports to Certificateholders" and "Available Information."

Amendments

  The Pooling and Servicing Agreement and any Supplement may be amended by the Transferor, the Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to revise certain exhibits and schedules, to correct or supplement any provision therein which may be inconsistent with any other provision therein, to add other identifying code numbers or other identifying characteristics to the definition of Account, or to add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which are not inconsistent with the provisions of the Pooling and Servicing Agreement. No such amendment, however, may adversely affect in any material respect the interests of the Certificateholders.

  The Pooling and Servicing Agreement and any Series Supplement also may be amended by the Transferor, the Servicer and the Trustee without the consent of any of the Certificateholders for the purpose of adding, changing or eliminating any provision thereof or any right of the Certificateholders thereunder, provided that (i) the Servicer shall have furnished the Trustee with an officer's certificate to the effect that the amendment will not materially and adversely affect the interest of any Certificateholder, (ii) such amendment will not cause the Trust to be characterized as a corporation for Federal income tax purposes or otherwise have a material adverse effect on the Federal income taxation of any Series and (iii) the Servicer shall have given each Rating Agency 10 business days' prior written notice of such amendment and shall have received written confirmation from each Rating Agency that the Rating Agency Condition shall be met as a result of such amendment. No such amendment, however, may effect any of the amendments that require unanimous Certificateholder consent as set forth in the next paragraph, or (i) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Certificate of any Series, (ii) change the definition of or the manner of calculating the interest of any Certificateholder, (iii) alter the requirements for changing the percentage by which the Minimum Transferor Amount for any outstanding Series is determined,
(iv) change the manner in which the Transferor Amount is determined, or (v) reduce the percentage required in the following paragraph to consent to such amendment. Notwithstanding the foregoing, the transfer of Receivables to, and the generation of new Receivables by the Bank, the appointment of the Bank as Servicer, and certain other actions related to the Bank will be deemed not to materially and adversely affect the interests of the Certificateholders.

  The Pooling and Servicing Agreement may also be amended by the Transferor, the Servicer and the Trustee with the consent of the holders of certificates of all Series then outstanding evidencing undivided interests aggregating not less than 50% of the Investor Amount of all outstanding Series adversely affected, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of holders of Certificates of any Series then outstanding. No such amendment, however, may (i) reduce in any manner the amount of, or delay the timing of, distributions required to be made on any Certificate of such outstanding Series without the consent of all holders of the related Certificate, (ii) change the definition of or the manner of calculating the Investor Amount, the Investor Percentage, the required amount of any Enhancement or the Investor Default Amount of such Series without the consent of each holder of Certificates adversely affected thereby or (iii) reduce the aforesaid percentage of undivided interests the holders of which are required to consent to any such amendment, without the consent of all Certificateholders of all Series then outstanding. Furthermore, any such amendment shall require prior written confirmation from the applicable Rating Agency that the Rating Agency Condition will be met.

  Promptly following the execution of any amendment to the Pooling and Servicing Agreement or any Series Supplement, the Trustee will furnish written notice of the substance of such amendment to each Certificateholder of all Series (or with respect to an amendment of a Series Supplement, to the applicable Series).

Indemnification

  The Pooling and Servicing Agreement provides that the Servicer will indemnify the Trust, for the benefit of Certificateholders, and the Trustee, including its officers, directors and employees, from and against any loss, liability, expense, damage or injury arising out of or relating to any claims, actions or proceedings brought or asserted by third parties regarding the activities of the Trust or the Trustee for which the Servicer is responsible under the Pooling and Servicing Agreement or any Series Supplement; provided, however, the Servicer shall not indemnify (a) the Transferor, the Trust, the Trustee or their respective officers, directors, agents or employees for liabilities opposed by reason of fraud, negligence or breach of fiduciary duty by (i) the Trustee in the performance of its duties under the Pooling and Servicing Agreement or (ii) the Transferor or any Certificateholders, (b) the Transferor, the Trust, the Trustee, the Certificate Owners or Certificateholders for liabilities arising from actions taken by the Trustee at the request of the Certificateholders, (c) the Transferor, the Trust, the Trustee, the Certificate Owners or the Certificateholders as to any losses, claims or damages incurred in their capacity as an investor, including, without limitation, losses incurred as a result of Defaulted Receivables or Receivables which are charged off as uncollectable, or (d) the Trust, the Trustee, the Certificate Owners or the Certificateholders for any liabilities costs or expenses the Trust, the Trustee, or the Certificate Owners or Certificateholders arising under any tax law, including, without limitation, any Federal, state or local income or franchise tax or other tax imposed measured by income required to be paid by the Trust, the Certificate Owners or the Certificateholders in connection with the Trust or the Pooling and Servicing Agreement to any taxing authority, except as may be required to the extent that the State of Illinois (or its taxing authority) determines that the Trust is a partnership and that the Illinois Personal Property Replacement Income Tax is applicable to the Trust under the Illinois Income Tax Act.

  The Transferor, the Servicer or any of their respective directors, officers, employees or agents will be liable under the Pooling and Servicing Agreement only to the extent of the obligation specifically undertaken by it in such capacity under the Pooling and Servicing Agreement. However, none of the Transferor, the Servicer or any of their respective directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of bad faith or gross negligence by or on behalf of the Transferor or the Servicer in the performance of their respective duties under the Pooling and Servicing Agreement.

  In addition, the Pooling and Servicing Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Pooling and Servicing Agreement and which, in the Servicer's opinion, may expose it to any expense or liability. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of Certificateholders with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interest of the Certificateholders thereunder.

Amendments to the Pooling and Servicing Agreement Relating to FASIT Election

  Each Certificateholder, by acquiring an interest in a Certificate, is deemed to consent to any amendment to the Pooling and Servicing Agreement or any Series Supplement necessary for the Transferor to elect financial asset securitization trust ("FASIT") status for the Trust or any portion thereof, provided that, such election may not be made unless the Transferor delivers to the Trustee an opinion of counsel to the effect that (i) the issuance of FASIT regular interests will not adversely affect the tax characterization as debt of Certificates of any outstanding Series or Class with respect to which an opinion of counsel was delivered at the time of their issuance that such Certificates would be characterized as debt, (ii) following such issuance, the Trust will not be classified for Federal income tax purposes as an association (or publicly traded partnership) taxable as a corporation and (iii) such issuance will not cause or constitute an event in which gain or loss would be recognized by any Certificateholder.

List of Certificateholders

  Upon written request of any Certificateholders of record representing undivided interests in the Trust aggregating not less than 10% of the Investor Amount of any Series, the Trustee, after having been adequately indemnified by such Certificateholders for its costs and expenses, will afford such Certificateholders access during normal business hours to the current list of Certificateholders of such Series for purposes of communicating with such other Certificateholders with respect to their rights under the Pooling and Servicing Agreement.

  The Pooling and Servicing Agreement generally does not provide for any annual or other meetings of Certificateholders.

The Trustee

  Norwest Bank Minnesota, National Association is the Trustee and initial Paying Agent under the Pooling and Servicing Agreement. The Transferor, the Servicer, each Seller and their respective affiliates have had deposit, lock box, borrowing and similar transactions with the Trustee in the ordinary course of business, and from time to time may hereafter have further relationships and transactions with the Trustee and its affiliates. The Trustee, the Transferor, the Servicer and any of their respective affiliates may hold Certificates of any Series in their own names however, any Certificates so held shall not be entitled to participate in any decisions made or instructions given to the Trustee by the Certificateholders as a group. The Trustee's address is Sixth and Marquette, Minneapolis, Minnesota 55479-0070, Attention: Asset Backed Securities Corporate Trust Department, telephone number (612) 667-9528.

  For purposes of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee will be conferred or imposed upon, and exercised or performed by, the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee, who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

  The Trustee may resign at any time, in which event the Transferor will be obligated to appoint a successor Trustee. The Servicer may also remove the Trustee, if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. In such circumstances, the Transferor will be obligated to appoint a successor Trustee as provided in the Pooling and Servicing Agreement. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee.

                                  ENHANCEMENT

General

  For any Series, Enhancement may be provided with respect to one or more Classes thereof. Enhancement may be in the form of the subordination of one or more Classes of the Certificates of such Series, the establishment of a cash collateral guaranty or account, a letter of credit, a surety bond, insurance, a spread account, a reserve account, the use of cross-support features or another method of Enhancement described in the related Prospectus Supplement, or any combination of the foregoing. If so specified in the related Prospectus Supplement, any form of Enhancement may be structured so as to be drawn upon by more than one Class to the extent described therein.

  Unless otherwise specified in the related Prospectus Supplement for a Series, the Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the

Certificates and interest thereon. If losses occur which exceed the amount covered by the Enhancement or which are not covered by the Enhancement, Certificateholders will bear their allocable share of such deficiencies.

  If Enhancement is provided with respect to a Series, the related Prospectus Supplement will include a description of (a) the amount payable under such Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions, if any, under which the amount payable under such Enhancement may be reduced and under which such Enhancement may be terminated or replaced and (d) any material provisions of any agreement relating to such Enhancement. Additionally, the related Prospectus Supplement may set forth certain information with respect to any third party Enhancement Provider, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, its shareholders' or policyholders' surplus, if applicable, and other appropriate financial information as of the date specified in the Prospectus Supplement. If so specified in the related Prospectus Supplement, Enhancement with respect to a Series may be available to pay principal of the Certificates of such Series following the occurrence of certain Pay Out Events with respect to such Series. In such event, the Enhancement Provider may have an interest in certain cash flows in respect of the Receivables to the extent described in such Prospectus Supplement (the "Enhancement Investor Amount").

Subordination

  If so specified in the related Prospectus Supplement, one or more Classes of any Series will be subordinated as described in the related Prospectus Supplement to the extent necessary to fund payments with respect to the Senior Certificates or specified Certificates of another Series. The rights of the holders of any such Subordinated Certificates to receive distributions of principal and/or interest on any Distribution Date for such Series will be subordinate in right and priority to the rights of the holders of Senior Certificates, but only to the extent set forth in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by another Enhancement. The related Prospectus Supplement will also set forth information concerning the amount of subordination of a Class or Classes of Subordinated Certificates of a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, and the conditions under which amounts available from payments that would otherwise be made to holders of such Subordinated Certificates will be distributed to holders of Senior Certificates. If Collections otherwise distributable to holders of a Subordinated Class of a Series will be used as support for a Class of another Series, the related Prospectus Supplement will specify the manner and conditions for applying such a cross-support feature.

Cash Collateral Guaranty or Account

  If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by a guaranty (the "Cash Collateral Guaranty") secured by the deposit of cash or certain permitted investments in an account (the "Cash Collateral Account") reserved for the beneficiaries of the Cash Collateral Guaranty or by a Cash Collateral Account alone. The amount available pursuant to the Cash Collateral Guaranty or the Cash Collateral Account will be the lesser of amounts held in the Cash Collateral Account and an amount specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth the circumstances under which payments are made to beneficiaries of the Cash Collateral Guaranty from the Cash Collateral Account or from the Cash Collateral Account directly.

Letter of Credit

  If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition to or in lieu of other Enhancement. The issuer of the letter of credit (the "L/C Bank") will be obligated to honor demands with respect to such letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances, and subject to such conditions, as are specified in the related Prospectus Supplement.

  The maximum liability of an L/C Bank under its letter of credit will generally be an amount equal to a percentage specified in the related Prospectus Supplement of the Initial Investor Amount of a Series or a Class of such Series. The maximum amount available at any time to be paid under a letter of credit will be determined in the manner specified therein and described in the related Prospectus Supplement.

Surety Bond or Insurance Policy

  If so specified in the related Prospectus Supplement, insurance with respect to a Series or one or more Classes thereof will be provided by one or more insurance companies. Such insurance will guarantee distributions of interest or principal with respect to such Series or Class in the manner and amount specified in the related Prospectus Supplement.

  If so specified in the related Prospectus Supplement, a surety bond will be purchased for the benefit of the holders of a Series or one or more Classes thereof to assure distributions of interest or principal with respect to such Series or Class in the manner and amount specified in the related Prospectus Supplement.

Spread Account

  If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by the periodic deposit of certain available excess cash flow from the Trust's assets into an account (the "Spread Account") intended to assure the subsequent distribution of interest or principal with respect to such Series or Class in the manner and amount specified in the related Prospectus Supplement.

Reserve Account

  If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by the establishment of a reserve account (the "Reserve Account"). The Reserve Account may be funded, to the extent provided in the related Prospectus Supplement, by an initial cash deposit, the retention of certain periodic distributions of principal or interest otherwise payable to one or more Classes of Certificates, including the Subordinated Certificates, and/or the provision of a letter of credit, guarantee, insurance policy or other form of credit or any combination thereof. The Reserve Account will be established to assure the subsequent distribution of interest or principal with respect to such Series or Class in the manner and amount specified in the related Prospectus Supplement.

                   CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

Transfer of Receivables

  The Initial Sellers sold all their Receivables to the Transferor pursuant to Receivables Purchase Agreements dated as of August 21, 1997. On February 2, 1998, the Company contributed all of the Initial Sellers' Accounts and the accounts of the Younkers division of Proffitt's to the Bank, and the Bank assumed all obligations of the Initial Sellers under their respective Receivables Purchase Agreements and entered into a new Receivables Purchase Agreement with the Transferor substantially similar to the Receivables Purchase Agreements with the Initial Sellers. For purposes of this Prospectus, the Bank includes its predecessors in their capacity as Initial Sellers of Receivables in Accounts.

  The Bank sells, on a daily basis, all its Receivables to the Transferor. The Transferor transfers the Receivables to the Trust. The Bank represents and warrants to the Transferor that the sale of Receivables by it constitutes a valid sale to the Transferor of all right, title and interest of the Bank in and to the Receivables, and the Transferor warrants to the Trustee that its transfer constitutes a valid transfer to the Trust of all right, title and interest of the Transferor in and to the Receivables, except for the interest of the Transferor as holder of the Exchangeable Transferor Certificate. The Transferor further warrants to the Trust that if the transfer of the Receivables to the Trust does not constitute a valid transfer of the Receivables, it constitutes a grant of a security interest to the Trust in and to the Receivables. The Transferor also warrants to the Trust that, if the transfer of Receivables to the Trust is deemed to create a security interest under the UCC, there exists a valid and enforceable first priority perfected security interest in the Receivables at the time of their transfer to the Trust in favor of the Trust, and a valid and enforceable first priority perfected security interest in the Receivables created thereafter in favor of the Trust on and after their creation (except for certain liens permitted under the Pooling and Servicing Agreement), in each case until termination of the Trust. For a discussion of the Trust's rights arising from a breach of these warranties. See "Description of the Certificates and the Pooling and Servicing Agreement -- Representations and Warranties."

  The Bank represents and warrants to the Transferor, and the Transferor warrants to the Trust, that the Receivables are "accounts," "general intangibles" or "chattel paper" for the purposes of the UCC. Both the sale or transfer of accounts or chattel paper and the transfer of accounts or chattel paper as security for an obligation are treated under the UCC as creating a security interest therein and are subject to its provisions, and in either case the filing of appropriate financing statements is required to perfect the interests of the Transferor and the Trust in the Receivables. If a transfer of general intangibles is deemed to create a security interest, the UCC applies and the filing of appropriate financing statements is required to perfect the interests of the Transferor and the Trust in the Receivables. Financing statements covering the Receivables were therefore filed under the UCC to perfect the interests of the Transferor and the Trust in the Receivables. If a transfer of general intangibles is deemed to be a sale, then the UCC is not applicable and no action under the UCC is required to perfect the ownership interest of the Transferor or the Trust in the Receivables.

  There are certain limited circumstances under the UCC in which a prior or subsequent transferee of Receivables coming into existence after the date of a transfer of Receivables to the Trust could have an interest in such Receivables with priority over the Trust's interest. A tax or other government lien on property of the Bank or the Transferor arising prior to the time a Receivable comes into existence may also have priority over the interest of the Trust in such Receivable. Under each Receivables Purchase Agreement, however, the Bank warrants, and under the Pooling and Servicing Agreement the Transferor warrants, that the Bank, as Seller, or the Transferor, as the case may be, has sold or transferred the Receivables to the Transferor or the Trust, as the case may be, free and clear of the lien of any third party except for liens permitted under the Pooling and Servicing Agreement. In addition, each of the Bank and the Transferor covenants that the Bank or the Transferor, as the case may be, will not sell, pledge, assign, transfer or grant any lien on any Receivable (or any interest therein) other than to the Transferor or the Trust, as the case may be.

  If any seller of Receivables (other than the Bank) or the Transferor were to become a debtor in a bankruptcy case, a receiver or conservator was appointed for the Bank, or certain other events relating to the insolvency of the Bank, any other seller of Receivables, the Bank, or the Transferor were to occur, causing a Pay Out Event pursuant to the Pooling and Servicing Agreement, new Principal Receivables would not be transferred to the Trust. If any such events occur with respect to the Transferor, the Trustee would sell the Receivables (unless holders of more than 50% of the principal amount of outstanding Certificates under all Classes of all Series instruct otherwise), thereby causing a termination of the Trust and a loss to the Certificateholders if the net proceeds from such sale is insufficient to pay the Certificateholders in full. However, in a bankruptcy proceeding affecting the Transferor, the Transferor may not be permitted to suspend transfers of Receivables to the Trust, and the Trustee's instructions to sell the Receivables may not be enforceable. If no Servicer Default other than such insolvency event exists, the debtor-in-possession may have the power to prevent either the Trustee or the Certificateholder from appointing a successor Servicer.

Certain Matters Relating to Bankruptcy or Insolvency

  Certain restrictions have been imposed on the Transferor and certain parties to the transactions described herein which are intended to reduce the risk of a bankruptcy proceeding involving the Transferor. The

Transferor's certificate of incorporation provides that it will not file a voluntary petition for relief under the Bankruptcy Code or any applicable state insolvency laws without the affirmative vote of its independent directors. Pursuant to the Pooling and Servicing Agreement, each of the Servicer and the Trustee on behalf of itself and each Certificateholder will covenant that it will not institute against the Transferor any bankruptcy proceeding under any insolvency law prior to the date which is one year and one day after the payment of the Certificates in full. The Transferor has no intent to file, and the Company has no intent to cause the filing of, a voluntary application of relief under any insolvency laws with respect to the Transferor as long as the Transferor is solvent and does not reasonably foresee becoming insolvent, continues to pay its debts as they become due and does not become under capitalized. Pursuant to the Receivables Purchase Agreement, the Bank has agreed that it will not institute against the Transferor any bankruptcy proceeding under any insolvency law prior to the date which is one year and one day after the date of the termination of the Trust.

  The Transferor has taken steps in structuring the transactions contemplated hereby that are intended to reduce the risk that a bankruptcy case with respect to Proffitt's or any of its affiliates will result in consolidation of the assets and liabilities of the Transferor with those of any of such entities under the Bankruptcy Code. The Transferor will not engage in any activities except purchasing Receivables and related property from the Bank, managing and servicing such Receivables, selling and assigning Receivables and issuing evidences of ownership or assignment in respect thereof and engaging in activities incident to, or necessary or convenient to accomplish, the foregoing. In addition, the Transferor's certificate of incorporation contains restrictions requiring, among other things, that the Transferor adhere to specified operating procedures including, without limitation (i) that at all times no less than two members of the Board of Directors of the Transferor will be composed of individuals who are not affiliated with the Company or any of its affiliates, except as members of the Board of Directors of the Transferor, (ii) the Transferor will not incur any indebtedness or assume or guaranty any indebtedness of any other entity, (iii) the Transferor will maintain its own payroll and separate books of account and corporate documents, (iv) that to the extent that the Transferor's office is located in the offices of any affiliate, it will pay fair market rent and a fair share of the overheads associated with such office space, (v) the Transferor will act solely in its corporate name and through its own authorized officers and agents, (vi) the Transferor will manage its liabilities separately from those of any of its affiliates and will pay its own liabilities, and (vii) the Transferor will not impermissibly commingle any of its assets with those of any of its affiliates or any other entity and will not hold itself out as being liable for the debts of another. Such separate business restrictions may be waived with the unanimous consent of the Board of Directors of the Transferor.

  Counsel has advised the Transferor that (i) a voluntary application for relief under the Bankruptcy Code or any similar applicable state law with respect to the Transferor may not lawfully be filed without the prior consent of all directors of the Transferor, including its independent directors, (ii) subject to certain assumptions (including the assumption that separateness and corporate formalities are observed by the Company and the Transferor), the assets and liabilities of the Transferor would not be substantively consolidated with the assets and liabilities of the Company in the event of an application for relief under the Bankruptcy Code with respect to the Company, and (iii) the sale and transfer of Receivables by the sellers of Receivables (other than the Bank) to the Transferor constitutes a valid sale and transfer and, therefore, such Receivables and the proceeds thereof should not be a part of the Company's bankruptcy estate under Section 541 of the Bankruptcy Code, as currently enacted, if any of the other sellers of Receivables should become a debtor thereunder. Such opinion is based on the law as it exists at the date hereof and is not binding on any court. Accordingly, there can be no assurance that a court will not reach a different conclusion.

  If the Company or any of the Initial Sellers were to become a debtor in a bankruptcy case and a creditor or a trustee-in-bankruptcy of such debtor or such debtor itself, as debtor-in-possession, were to take the position that the sale of Receivables to the Transferor should be recharacterized as a pledge of such Receivables to secure a borrowing by such debtor or if the court were to rule in favor of such recharacterization, then delays and reductions in payment of Collections to the Transferor and consequently to the Trust and delays and reductions in payments on the Offered Certificates could occur and Certificateholders could experience losses in their investment in the Offered Certificates.

  If, notwithstanding the structure described above, (i) the Transferor became a debtor in a bankruptcy proceeding, or (ii) a court concluded that the assets and liabilities of the Transferor should be consolidated with the assets and liabilities of the Company, or (iii) a creditor or a trustee-in-bankruptcy of such debtor or such debtor itself, as debtor-in-possession, were to litigate the consolidation issue, then delays in distributions on the Offered Certificates and possible reductions in the amounts of such distributions could occur.

  Payments made by the Initial Sellers (other than the Bank) pursuant to the Receivables Purchase Agreements in respect of purchases of Receivables or reductions in the amount thereof as described in the preceding paragraph may be recoverable by the Initial Sellers as debtor-in-possession or by a trustee-in-bankruptcy of any of the Initial Sellers from the Transferor or the Certificateholders as an avoidable transfer, if such payments were made within one year or other applicable period under state law prior to the commencement of a bankruptcy case in respect of any of the Initial Sellers.

Certain Matters Relating to Receivership

  The FDIA, as amended by FIRREA, which became effective August 9, 1989, sets forth certain powers that the FDIC could exercise if it were appointed as receiver or conservator for the Bank.

  To the extent that (i) the Bank has granted a security interest in the Receivables to the Trust, (ii) that interest is validly perfected before the Transferor's insolvency and is not taken in contemplation of insolvency or with the intent to hinder, delay or defraud the Bank or its creditors, (iii) the Receivables Purchase Agreement is continuously maintained as a record of the Transferor and (iv) the Receivables Purchase Agreement represents a bona fide and arm's length transaction undertaken for adequate consideration in the ordinary course of business and the Trustee is not an insider or affiliate of the Bank, such valid perfected security interest of the Trustee would be enforceable (to the extent of the Trust's "actual direct compensatory damages") notwithstanding the insolvency of, or the appointment of a receiver or conservator for, the Bank and payments to the Trust with respect to the Receivables (up to the amount of such damages) should not be subject to recovery by the FDIC as conservator or receiver of the Bank. If, however, the FDIC were to assert a contrary position, or were to require the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under FIRREA, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. The FDIA does not define the term "actual direct compensatory damages." On April 10, 1990, the Resolution Trust Corporation (the "RTC"), which administered the resolution of failed savings associations under the FDIA and which is no longer in existence, adopted a statement of policy with respect to the payment of interest on collateralized borrowings. The RTC policy statement states that interest on such borrowings will be payable at the contract rate up to the date of the redemption or payment by the conservator, receiver, or trustee of an amount equal to the principal owed plus the contract rate of interest up to the date of such payment or redemption, plus any expenses of liquidation if provided for in the contract, to the extent secured by the collateral. In a 1993 case involving zero coupon bonds, however, a federal district court held that the RTC was instead obligated to pay bondholders the fair market value of repudiated bonds as of the date of repudiation. The FDIC itself has not adopted a policy statement on payment of interest on collateralized borrowings.

  The Pooling and Servicing Agreement provides that, upon the insolvency of the Bank or the appointment of a receiver of conservator for the Bank, the Bank will promptly give notice thereof to the Trustee and a Pay Out Event with respect to all Series will occur. Under the Pooling and Servicing Agreement no new Receivables will be transferred to the Trust and, unless otherwise instructed within a specified period by the holders of an interest in the Trust as described under "Description of the Certificates and the Pooling and Servicing Agreement -- Pay Out Events," or unless otherwise required by the receiver or conservator for the Bank, the Trustee will proceed to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale of the Receivables would then be treated by the Trustee as Collections and would be distributed to the Certificateholders as described in the Pooling and Servicing Agreement. If the only Pay Out Event to occur is either the insolvency of the Bank or the appointment of a receiver or conservator for the Bank, such receiver or conservator may have the power to require the

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Transferor to continue to purchase new Receivables and transfer such
Receivables to the Trust and to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Rapid Amortization Period.

Consumer and Debtor Protection Laws, Recent and Proposed Legislation

  The relationship between a cardholder and a credit card issuer is extensively regulated by Federal and state consumer protection laws. With respect to the Bank's credit cards, the most significant Federal laws are those included in the Federal Truth-in-Lending, Equal Credit Opportunity and Fair Credit Reporting Act, as amended. These laws require, among other things, extension of credit without unlawful discrimination, disclosure of credit costs both before credit is extended and thereafter in each monthly account statement, timely response to claimed billing errors, and prompt application of payments. The Trustee may be liable for certain violations of consumer protection laws that apply to the Receivables, either as assignee from the Bank and the Transferor with respect to obligations arising before transfer of the Receivables to the Trust or as the party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert such violations by way of set-off against the obligations to pay the amount of Receivables owing. The Transferor agrees to accept from the Trust, and the Bank agrees to accept from the Transferor, the retransfer of all Receivables that have been charged off and that were not created in compliance in all material respects with the requirements of such laws. The Transferor makes to the Trust, and the Initial Sellers have made, and the Bank makes to the Transferor, certain other representations and warranties relating to the validity and enforceability of the Receivables. However, it is not anticipated that the Trustee will make any examination of the Receivables or the records relating thereto for the purpose of establishing the presence or absence of defects or compliance with such representations and warranties, or for any other purpose. The sole remedy if any such representation or warranty is breached, and such breach continues beyond the applicable cure period, is that the Transferor will be obligated to accept the retransfer of such Receivables and each of the Bank (as successor to the obligations of the Initial Sellers under the Receivables Purchase Agreements) and any other seller of Receivables, if any, will be obligated to repurchase such Receivables from the Transferor. See "Description of the Certificates and the Pooling and Servicing Agreement -- Representations and Warranties."

  The Soldiers' and Sailors' Civil Relief Act of 1940 allows individuals on active duty in the military to cap the interest rate on debts incurred before the call to active duty to 6% per annum. In addition, subject to judicial discretion, any action or court proceeding in which an individual in military service is involved may be stayed if the individual's rights would be prejudiced by denial of such stay.

  Application of Federal and state bankruptcy and Debtor Relief Laws would affect the interests of the Certificateholders if such laws result in Receivables being charged off as uncollectible when there is insufficient credit enhancement to cover such charged off amounts. See "Description of the Certificates and the Pooling and Servicing Agreement -- Allocation of Investor Default Amount; Adjustment Amounts; Investor Charge Offs."

  During recent years, there has been increased consumer awareness with respect to the level of finance charges and fees and other practices of credit card issuers and other consumer revolving credit loan providers which could result in public pressure on Federal and state legislators to impose limitations on finance charges or other fees. For example, legislation has been introduced in the United States Congress which would limit the finance charges that may be charged on credit card balances. In particular, on June 19, 1997, a proposal to amend the Federal Truth-in-Lending Act was introduced in the House of Representatives and referred to the Committee on Banking and Financial Services, which would, among other things, prohibit the imposition of certain minimum finance charges and other fees, prohibit certain methods of calculating finance charges, require prior notice of any increase in the interest rate assessed with respect to a credit card account and limit the amount of certain fees. If a federal or state law imposing a ceiling on finance charge rates were enacted, the Bank could be required to lower the finance charges that it assesses on the Receivables to a level which might result in a Pay Out Event, thus causing commencement of the Rapid Amortization Period and other adverse consequences to Certificateholders.

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

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

  The following discussion, summarizing the material anticipated Federal income tax aspects of the purchase, ownership and disposition of the Certificates of a Series, is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively, and such changes could modify or adversely affect the tax consequences summarized below. This discussion does not address every aspect of the Federal income tax laws that may be relevant to Certificate Owners of a Series in light of their personal investment circumstances or to certain types of Certificate Owners of a Series subject to special treatment under the Federal income tax laws (for example and without limitation, banks and insurance companies). PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, OR DISPOSITION OF INTERESTS IN CERTIFICATES, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCALITY, FOREIGN COUNTRY, OR OTHER TAXING JURISDICTION.

  Unless otherwise indicated, this summary deals only with U.S. Certificate Owners who hold such Certificates as capital assets. The discussion assumes that the Certificates will be issued in registered form, will have all payments denominated in U.S. Dollars and will have a term that exceeds one year. Moreover, the discussion assumes that the interest formula for the Certificates meets the requirements for "qualified stated interest" under Treasury regulations (the "OID Regulations") relating to original issue discount ("OID"), and that any OID on the Certificates (i.e., any excess of the principal amount of the Certificates over their issue price) does not exceed a de minimis amount (i.e., 1/4% of the principal amount multiplied by the number or full years until maturity), all within the meaning of the OID Regulations. If any of those assumptions are not met with regard to a particular Series of Certificates, additional tax considerations will be disclosed in the applicable Prospectus Supplement.

  For purposes of this discussion, a "U.S. Certificate Owner" means a Certificate Owner that is (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate, the income of which is subject to Federal income taxation regardless of its source or (iv) a trust which is subject to the supervision of a court within the United States and the control of a United States person as described in section 7701(a)(30) of the Code. For purposes of this discussion, the term "non-U.S. Certificate Owner" means a Certificate Owner other than a U.S. Certificate Owner.

Characterization of the Certificates as Indebtedness

  Unless otherwise specified in the related Prospectus Supplement, Alston & Bird LLP, Atlanta, Georgia, special tax counsel to the Transferor ("Special Tax Counsel") will, upon issuance of a Series of Certificates, render an opinion that the Offered Certificates of such Series will be treated as indebtedness for Federal income tax purposes. However, opinions of counsel are not binding on the Internal Revenue Service (the "IRS") and there can be no assurance that the IRS could not successfully challenge this conclusion.

  The Transferor expresses in the Pooling and Servicing Agreement its intent that for Federal, state and local income and franchise tax purposes, the Certificates of each Series will be indebtedness secured by the Receivables. The Transferor agrees and each Certificateholder and Certificate Owner, by acquiring an interest in a Certificate of a Series, will be deemed to agree to treat the Certificates of such Series as indebtedness of PCC for Federal, state and local income and franchise tax purposes (except to the extent that different treatment is explicitly required under state or local tax statutes). However, because different criteria are used to determine the non-tax accounting characterization of the transactions contemplated by the Pooling and Servicing Agreement, the Transferor expects to treat such transaction, for regulatory and financial accounting purposes, as a sale of an ownership interest in the Receivables and not as a debt obligation of the Transferor.

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

  In general, whether for Federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by the property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness for Federal income tax purposes, the primary factors in making this determination are whether the Transferor has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Unless otherwise set forth in a Prospectus Supplement, it is expected that Special Tax Counsel will express the opinion that although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, the Certificates will be properly characterized as indebtedness for Federal income tax purposes. Except as otherwise expressly indicated, the following discussion assumes that the Offered Certificates are properly treated as debt obligations of the Transferor for Federal income tax purposes. See "-- Possible Classification of the Transaction as a Partnership or as an Association Taxable as a Corporation".

Treatment of the Trust

  Unless otherwise specified in the related Prospectus Supplement, Special Tax Counsel will render an opinion that the Trust will not be subject to Federal income tax, and that (i) if the Trust is viewed as a collateral arrangement for debt issued directly by the Transferor and any other holders of equity interests in the Trust, then the Trust will be disregarded for Federal income tax purposes, and (ii) if the Trust is viewed as a separate entity issuing its own debt and owned by the Transferor and any other holders of equity interests in the Trust, then the Trust would be a partnership for Federal income tax purposes rather than an association (or publicly traded partnership) taxable as a corporation.

Possible Classification of the Transaction as a Partnership or as an Association Taxable as a Corporation

  It is possible that the IRS could assert that, for purposes of the Code, some or all of the Certificates of a Series are not debt obligations for Federal income tax purposes and that the proper classification of the legal relationship between the Transferor, any other holders of equity interests in the Trust, and the Certificate Owners of such Series resulting from the transaction is that of a partnership, a publicly traded partnership taxable as a corporation, or an association taxable as a corporation.

  If some or all of the Certificates were treated as equity interests in a partnership (other than a "publicly traded partnership"), the partnership itself would not be subject to Federal income tax; rather, the partners of such partnership, including the Certificate Owners of such Series, would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of a Certificate Owner could differ if the Certificates of such Series were held to constitute partnership interests, rather than indebtedness. Moreover, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they exceed two percent of the individual's adjusted gross income, and would be subject to reduction under Section 68 of the Code if the individual's adjusted gross income exceeded certain limits. As a result, the individual might be taxed on a greater amount of income than the stated rate on the Certificates. Furthermore, if any Certificates were treated as equity interests in a partnership, all or a portion of such income in subsequent years allocated to a Certificate Owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) might constitute "unrelated business taxable income" generally taxable to such investor under the Code. Finally, if any Certificates were treated as equity interests in a partnership in which other interests were debt, all or part of a tax-exempt investor's share of income from the Certificates that were treated as equity would be treated under the Code as unrelated debt-financed income taxable to the investor.

  If the Trust were treated in whole or in part as a partnership in which some or all Certificate Owners of one or more Series were partners, that partnership could be classified as a publicly traded partnership taxable as a corporation. A partnership will be classified as a publicly traded partnership taxable as a corporation if equity interests therein are traded on an "established securities market," or are "readily tradable" on a "secondary market" or its "substantial equivalent" unless certain exceptions apply. One such exception would apply if the Trust is not engaged in a "financial business" and 90% or more of its income consists of interest and certain other types of passive income. Because Treasury Regulations do not clarify the meaning of a "financial business" for this purpose, it is unclear whether this exception applies. The Transferor has taken and intends to take measures designed to reduce the risk that the Trust could be classified as a publicly traded partnership taxable as a corporation. However, there can be no assurance that the Trust could not become a publicly traded partnership, because certain of the actions necessary to comply with such exceptions are not fully within the control of the Transferor.

  If it were determined that a transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the Trust would be subject to Federal income tax at corporate income tax rates on the income it derives from the Receivables and other investments, which would reduce the amounts available for distribution to the Certificate Owners, possibly including Certificate Owners of a Series that is treated as indebtedness. Such classification might also have adverse state and local tax consequences that would further reduce amounts available for distribution to Certificate Owners. Cash distributions to the Certificate Owners (except any Class not recharacterized as an equity interest in an association) generally would be treated as dividends for tax purposes to the extent of such deemed corporation's earnings and profits.

  Since Special Tax Counsel, unless otherwise specified in the related Prospectus Supplement, will advise that the Certificates of a Series will be treated as indebtedness in the hands of the Certificate Owners of a Series for Federal income tax purposes, the Transferor generally will not attempt to comply with the Federal income tax reporting requirements that would apply if Certificates were treated as interests in a partnership or corporation (unless, as is permitted by the Pooling and Servicing Agreement, an interest in the Trust is issued or sold that is intended to be classified as an interest in a partnership).

Taxation of Interest Income of U.S. Certificate Owners

  As set forth above, it is expected that, unless otherwise specified in a Prospectus Supplement, Special Tax Counsel will render an opinion, upon issuance, that the Certificates of a Series will be treated as indebtedness for Federal income tax purposes. Except as discussed below or in a Prospectus Supplement, the Certificates will not be issued with OID and, accordingly, interest thereon will be includable in income by U.S. Certificate Owners as ordinary income when received (in the case of a cash basis taxpayer) or accrued (in the case of an accrual basis taxpayer) in accordance with their respective methods of tax accounting. Under the OID Regulations, a holder of a Certificate issued with a de minimis amount of OID must include any such OID in income, on a pro rata basis, as principal payments are made on the Certificate. Interest received on the Certificates of a Series may also constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.

  A subsequent U.S. Certificate Owner who purchases a Certificate at a discount may be subject to the "market discount" rules of the Code. These rules provide, in part, for the treatment of gain attributable to accrued market discount as ordinary income upon the receipt of partial principal payments or on the sale or other disposition of the Certificate, and for the deferral of certain interest deductions with respect to debt incurred to acquire or carry the market discount Certificate.

  A holder who purchases a Certificate at a premium may elect to amortize and deduct this premium over the remaining term of the Certificate in accordance with rules set forth in Section 171 of the Code.

Sale of a Certificate by a U.S. Certificate Owner

  In general, a U.S. Certificate Owner will recognize gain or loss upon the sale, exchange, redemption, or other taxable disposition of a Certificate measured by the difference between (i) the amount of cash and the fair market value of any property received (other than amounts attributable to, and taxable as, accrued interest) and

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

(ii) the U.S. Certificate Owner's adjusted tax basis in the Certificate (as increased by any OID or market discount previously included in income by the holder and decreased by any deductions previously allowed for amortizable bond premium and by any payments reflecting principal or OID received with respect to such Certificate). Subject to the market discount rules discussed above and provided that the Certificate was held as a capital asset, any such gain or loss will be capital gain or loss. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation which may vary depending upon the holding period of such capital assets. In addition, capital losses generally may be used only to offset capital gains.

FASIT Considerations

  Unless otherwise set forth in a Prospectus Supplement, it is expected that the Series Supplement pursuant to which any Certificates are issued will provide for an amendment to the Pooling and Servicing Agreement to permit an election to treat the Trust as a "financial asset securitization investment trust" (a "FASIT"). Prior to any such amendment, the Transferor will be required to deliver to the Trustee an opinion of counsel to the effect that, for Federal income tax purposes, (i) the issuance of FASIT regular interests will not adversely affect the tax characterization as debt of Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance, (ii) following such issuance the Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation, and (iii) such issuance will not cause or constitute an event in which gain or loss would be recognized by any Certificate Owner or the Trust. See "Description of the Certificates and the Pooling and Servicing Agreement -- Amendments to the Pooling and Servicing Agreement Relating to FASIT Election."

Non-U.S. Certificate Owners

  As set forth above, it is expected that, unless otherwise specified in a Prospectus Supplement, Special Tax Counsel will render an opinion, upon issuance, that the Certificates of a Series will be treated as indebtedness for Federal income tax purposes. The following information describes the Federal income tax treatment of non-U.S. Certificate Owners if the Certificates are treated as indebtedness.

  Interest, including OID, paid to a non-U.S. Certificate Owner will be subject to U.S. withholding taxes at a rate of 30% unless (i) the income is "effectively connected" with the conduct by such non-U.S. Certificate Owner of a trade or business carried on in the United States and the investor evidences this fact by delivering an IRS Form 4224 or (ii) the non-U.S. Certificate Owner and each securities clearing organization, bank, or other financial institution that holds the Certificates on behalf of such non-U.S. Certificate Owner in the ordinary course of its trade or business, in the chain between the Certificate Owner and the U.S. person otherwise required to withhold the U.S. tax, complies with applicable identification requirements (and the Certificate Owner does not actually or constructively own 10% or more of the voting stock of the Transferor (or, upon the issuance of an interest in the Trust that is treated as a partnership interest, any holder of such interest) and is not a controlled foreign corporation with respect to the Transferor (or the holder of such an interest) and is not a bank whose receipt of interest on a Certificate is described in section 881(c)(3)(A) of the Code. Applicable identification requirements generally will be satisfied if there is delivered to a securities clearing organization (i) IRS Form W-8 signed under penalties of perjury by the Certificate Owner, stating that the Certificate Owner is not a U.S. Certificate Owner and providing such Certificate Owner's name and address or (ii) IRS Form 1001, signed by the Certificate Owner or such Certificate Owner's agent, claiming exemption from withholding under an applicable tax treaty; provided that in any such case (x) the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the United States entity otherwise required to withhold tax and (y) none of the entities receiving the form has actual knowledge that the Certificate Owner is a U.S. Certificate Owner. to withhold the U.S. tax, complies with applicable identification requirements (and the Certificate Owner does not actually or constructively own 10% or more of the voting stock of the Transferor (or, upon the issuance of an interest in the Trust that is treated as a partnership interest, any holder of such interest) and is not a controlled foreign corporation with respect to the Transferor (or the holder of such an interest) and is not a bank whose receipt of interest on a Certificate is described in section 881(c)(3)(A) of the Code. Applicable identification

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

requirements generally will be satisfied if there is delivered to a securities clearing organization (i) IRS Form W-8 signed under penalties of perjury by the Certificate Owner, stating that the Certificate Owner is not a U.S. Certificate Owner and providing such Certificate Owner's name and address or
(ii) IRS Form 1001, signed by the Certificate Owner or such Certificate Owner's agent, claiming exemption from withholding under an applicable tax treaty; provided that in any such case (x) the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the United States entity otherwise required to withhold tax and (y) none of the entities receiving the form has actual knowledge that the Certificate Owner is a U.S. Certificate Owner.

  Recently finalized Treasury regulations (the "Final Regulations") could affect the procedures to be followed by a non-U.S. Certificate Owner in complying with United States Federal withholding, backup withholding and information reporting rules. The Final Regulations are not effective as of the date of this Prospectus but generally will be effective for payments made after December 31, 1998. Prospective investors are urged to consult their tax advisors regarding the effect, if any, of the Final Regulations on the purchase, ownership, and disposition of the Certificates.

  If a non-U.S. Certificate Owner is engaged in a trade or business in the United States and interest on the Certificate is effectively connected with the conduct of such trade or business, the non-U.S. Certificate Owner, although exempt from the withholding tax discussed above, will be subject to U.S. federal income tax on such interest on a net income basis in the same manner as if it were a U.S. Certificate Owner. In addition, if such holder is a foreign corporation it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, such interest will be included in such foreign corporation's earnings and profits.

  A non-U.S. Certificate Owner will not be subject to U.S. Federal income tax on gain realized upon the sale, exchange, or redemption of a Certificate, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States, (ii) in the case of a non-U.S. Certificate Owner that is an individual, such non-U.S. Certificate Owner is not present in the United States for 183 days or more during the taxable year in which such sale, exchange, or redemption occurs, and (iii) in the case of gain representing accrued interest, the conditions described with respect to interest and OID above.

  If the interests of the non-U.S. Certificate Owners of a Series were reclassified as interests in a partnership (not taxable as a corporation), such recharacterization could cause a non-U.S. Certificate Owner to be treated as engaged in a trade or business in the United States. In such event the non-U.S. Certificate Owner of such Series would be required to file a Federal income tax return and, in general, would be subject to Federal income tax, including branch profits tax in the case of a non-U.S. Certificate Owner that is a corporation (unless eliminated under an applicable tax treaty), on its net income from the partnership. Further, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the sum, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability.

  If the Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

Backup Withholding

  Certain Certificate Owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the Certificates of a Series if the Certificate Owner, upon issuance, fails to supply the Trustee or his broker with his taxpayer identification number, furnishes an incorrect taxpayer identification number, fails to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fails to provide the Trustee or his broker with a certified statement, under penalty of perjury, that he is not subject to backup withholding. Information returns will be sent annually to the IRS and to each

Certificate Owner of a Series setting forth the amount of interest paid on the Certificates of such Series and the amount of tax withheld thereon.

                       STATE AND LOCAL TAX CONSEQUENCES

  An investment in the Certificates will have state and local tax consequences. The state and local tax consequences will depend in part upon the tax laws of jurisdictions where the Certificateholders reside or are doing business. Certain state tax implications of an investment in the Certificates are described in the Prospectus Supplement. The tax consequences arising to the Certificateholders under the laws of other jurisdictions are not discussed herein or in the Prospectus Supplement. Potential investors should consult their own tax advisers as to the state and local tax consequences of an investment in the Certificates with respect to their particular circumstances.

                             ERISA CONSIDERATIONS

  ERISA and the Code impose certain restrictions on (i) employee benefit plans (as defined in Section 3(3) of ERISA), (ii) plans described in section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans, (iii) any entities whose underlying assets include plan assets by reason of a plan's investment in such entities and (iv) person who have certain specified relationships to such plans. Section 406 of ERISA prohibits plans described in Section 401 of ERISA from engaging in certain transactions with person who are "parties in interest" unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code prohibits plans described in Section 4975(e)(1) of the Code from engaging in certain transactions with persons who are "disqualified persons" unless a statutory or administrative exemption applies. Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993), an insurance company's general account may be deemed to include assets of the employee benefit plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a party in interest with respect to a plan by virtue of such investment.

  ERISA also imposes certain duties on persons who are fiduciaries of plans subject to ERISA. Under ERISA, a person who exercises discretionary authority or control respecting the management or disposition of the assets of a plan, renders investment advice or has the authority to render investment advice to a plan for a fee or other compensation, or has any discretionary authority or responsibility with respect to the administration of a plan is generally considered to be a fiduciary of such plan. Fiduciaries, parties in interest and disqualified persons with respect to employee benefit plans described in
Section 401 of ERISA and Section 4975(e)(1) of the Code (collectively, "Benefit Plans"), may be subject to excise taxes, civil fines and other liabilities for violating the fiduciary responsibility and prohibited transaction rules of Section 406 of ERISA and Section 4975 of the Code.

  Benefit Plan fiduciaries should determine whether the acquisition and holding of the Certificates and the operations of the Trust would result in direct or indirect prohibited transactions under ERISA and the Code. The operations of the Trust could result in prohibited transactions if Benefit Plans that purchase the Certificates are deemed to own an interest in the underlying assets of the Trust. There may also be an improper delegation of the fiduciary responsibility to manage Benefit Plan assets if Benefit Plans that purchase the Certificates are deemed to own an interest in the underlying assets of the Trust.

  Pursuant to a final regulation (the "Final Regulation") issued by the Department of Labor ("DOL") concerning the definition of what constitutes the "plan assets" of a Benefit Plan, the assets and properties of certain entities in which a Benefit Plan makes an equity investment could be deemed to be assets of the Benefit Plan in certain circumstances. Accordingly, if Benefit Plans purchase Certificates, the Trust could be deemed to hold plan assets unless one of the exceptions under the Final Regulation is applicable to the Certificates of a Series and the Trust.

  The Final Regulation applies to the purchase by a Benefit Plan of an "equity interest" in an entity. Assuming that interests in Certificates are equity interests for purposes of the Final Regulation, the final Regulation contains an exception that may apply to the purchase of Certificates by a Benefit Plan. Under this exception, the issuer of a security is not deemed to hold plan assets of a Benefit Plan that purchases the security so long as the security qualifies as a "publicly offered security" for purposes of the Final Regulation. A publicly offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another and (iii) either is (A) part of a class of securities registered with the Commission under Section 12(b) or 12(g) of the Exchange Act or (B) sold to the Benefit Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

  In addition, the Final Regulation generally provides that if equity participation by "benefit plan investors" in the Certificates is not significant, the assets of a Benefit Plan holding Certificates of a Series will not include any of the underlying assets of the Trust. Equity participation by benefit plan investors is considered significant if immediately after the most recent acquisition of any equity interest in the Trust, 25% or more of the value of any class of equity interests in the Trust is held by benefit plan investors. In performing the percentage calculation, the value of equity interests held by a person (other than a benefit plan investor) that has discretionary authority or control with respect to the assets of the Trust or any person that provides investment advice for a fee (direct or indirect) with respect to such assets or any affiliate of such persons (as defined in the Final Regulations) is disregarded. Thus, if such persons purchase Certificates, the 25% threshold will decrease. For purposes of the Final Regulation, a "benefit plan investor" includes any employee benefit plan within the meaning of Section 3(3) of ERISA (whether or not it is subject to ERISA), a plan described in Section 4975(e)(1) of the Code, and any entity whose underlying assets include plan assets by reason of a plan's investment in the entity.

  If interests in the Offered Certificates fail to meet the criteria of publicly offered securities and the equity participation by benefit plan investors is significant, the Trust's assets will be deemed to include assets of Benefit Plans that are Certificateholders. Consequently, transactions involving the Trust and parties in interest or disqualified persons with respect to such Benefit Plans might be prohibited under Section 406 of ERISA and Section 4975 of the Code unless an exemption is applicable. In addition, the Transferor or any underwriter of the Certificates may be considered to be a party in interest, disqualified person or fiduciary with respect to an investing Benefit Plan. Accordingly, an investment by a Benefit Plan in Certificates may be a prohibited transaction under ERISA and the Code unless such investment is subject to a statutory or administrative exemption. Thus, for example, if a participant in any Benefit Plan is a cardholder of one of the Accounts, under DOL interpretations the purchase of interest in Certificates by such Benefit Plan could constitute a prohibited transaction.

  There are five class exemptions issued by the DOL that could apply in such event: (i) DOL Prohibited Transaction Exemption 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers), (ii) 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), (iii) 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), (iv) 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts) and, (v) 96-23 (Class Exemption for Certain Transactions Determined by In-House Asset Managers). There is no assurance that these exemptions, even if all of the conditions specified therein are satisfied, or any other exemption will apply to all transactions involving the Trust's assets.

  If any Certificates are treated as equity interests in a partnership, a Benefit Plan could have its share of income from the partnership treated as "unrelated business taxable income" under the Code and thus taxable to the Benefit Plan. Furthermore, if any Certificates were treated as equity interests in a partnership in which other interests were debt, all or part of a tax-exempt investor's share of income from the Certificates that were treated as equity probably would be treated under the Code as unrelated debt-financed income taxable to the investor as unrelated business taxable income.

  In light of the foregoing, fiduciaries of a Benefit Plan considering the purchase of interests in Certificates should consult their own counsel as to whether the acquisition of such Certificates would be a prohibited transaction, whether the assets of the Trust which are represented by such interests would be considered plan assets, and whether, under the general fiduciary standards of investment prudence and diversification, an investment in Certificates is appropriate for the Benefit Plan taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio. In addition, fiduciaries should consider the consequences that would apply if the Trust's assets were considered plan assets, the applicability of exemptive relief from the prohibited transaction rules, and, whether all conditions for such exemptive relief would be satisfied.

  In addition, insurance companies considering the purchase of Certificates using assets of a general account should consult their own employee benefits counsel or other appropriate counsel with respect to the effect of the Small Business Job Protection Act of 1996 which added a new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the DOL was required to issue final regulations not later than December 31, 1997 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. On December 22, 1997, the DOL issued proposed regulations, which have not been finalized at the date of this Prospectus but are intended to provide guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any such plan invested in a separate account.

                             PLAN OF DISTRIBUTION

  The Transferor may sell Certificates (a) through underwriters or dealers,
(b) directly to one or more purchasers, or (c) through agents. The related Prospectus Supplement will set forth the terms of the offering of any Certificates offered hereby, including, without limitation, the names of any underwriters, the purchase price of such Certificates and the proceeds to the Transferor from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

  If underwriters are used in a sale of any Certificates of a Series offered hereby, such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the related Prospectus Supplement, the obligation of the underwriters to purchase such Certificates will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such Certificates if any of such Certificates are purchased. After the initial public offering, the public offering price and other selling terms, including discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  Certificates may also be sold directly by the Transferor or through agents designated by the Transferor from time to time. Any agent involved in the offer or sale of Certificates will be named, and any commissions payable by the Transferor to such agent will be set forth, in the related Prospectus Supplement. Unless otherwise indicated in the related Prospectus Supplement, any such agent will act on a "best efforts" basis for the period of its appointment.

  Any underwriters, agents or dealers participating in the distribution of Certificates may be deemed to be underwriters, and any discounts or commission received by them on the sale or resale of Certificates may be deemed to be underwriting discounts and commissions, under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the Transferor to indemnification by the Transferor and the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be affiliates or customers of, engage in transactions with, or perform services for, the Transferor or its affiliates in the ordinary course of business.

                                 LEGAL MATTERS

  It is anticipated that certain legal matters relating to the issuance of the Certificates of any Series and the federal income tax consequences of such issuance will be passed upon for the Company and the Transferor by Alston & Bird LLP, Atlanta, Georgia. Certain legal matters relating to the issuance of the Certificates of a Series will be passed upon for the underwriters by the counsel named in the Prospectus Supplement.

                         INDEX OF TERMS FOR PROSPECTUS

Term                                                                      Page
----                                                                    --------
Accounts............................................................... cover, 1
Accumulation Period....................................................       12
Additional Account Closing Date........................................       41
Additional Account Cut-Off Dtae........................................       39
Additional Accounts....................................................        2
Adjustment.............................................................       49
Adjustment Payment Obligation..........................................       49
Aggregate Automatic Addition Limit.....................................       42
Aggregate Investor Amount..............................................       39
Aggregate Investor Percentage..........................................       45
Amortization Period....................................................        3
Automatic Additional Accounts..........................................        2
Bank...................................................................        1
Bankruptcy Code........................................................       19
Benefit Plans..........................................................       69
Cash Collateral Account................................................       58
Cash Collateral Guaranty...............................................       58
Cede...................................................................        i
Cedel..................................................................        7
Cedel Participants.....................................................       34
Certificate Owners.....................................................        i
Certificate Rate.......................................................        3
Certificateholders.....................................................        i
Certificates........................................................... cover, 1
Class.................................................................. cover, 1
Closing Date...........................................................       10
Code...................................................................       64
Collection Account.....................................................        8
Collections............................................................        1
Commission.............................................................        i
Company................................................................       ii
Controlled Accumulation Amount.........................................       12
Controlled Amortization Amount.........................................       11
Controlled Amortization Period.........................................       11
Controlled Deposit Amount..............................................       12
Controlled Distribution Amount.........................................       11
Cooperative............................................................       34
CPS....................................................................    cover
Creation Date..........................................................       39
Credit Card Guidelines.................................................       22
Default Amount.........................................................       48
Defaulted Accounts.....................................................        4
Defaulted Receivables..................................................       48
Defeased Series........................................................       16
Definitive Certificates................................................       35
Department Stores......................................................        2
Depositaries...........................................................       33
Depositary.............................................................       33
Depository.............................................................       32

Term                                                                       Page
----                                                                      ------
Disclosure Document......................................................      6
Discount Option..........................................................     26
Discount Option Receivable Collections...................................     43
Discount Option Receivables..............................................     43
Discount Percentage......................................................     43
Dissolution Event........................................................     51
Distribution Date........................................................      9
DOL......................................................................     69
DTC...................................................................... i, I-1
DTC Rules................................................................     33
Eligible Account.........................................................     28
Eligible Originator......................................................     28
Eligible Receivable......................................................     28
Enhancement..............................................................      2
Enhancement Investor Amount..............................................     58
Enhancement Provider.....................................................     43
ERISA....................................................................     16
Euroclear................................................................     34
Euroclear Operator.......................................................     34
Euroclear Participants...................................................     34
Euroclear System.........................................................     34
Excess Funding Account...................................................  9, 47
Exchange.................................................................      6
Exchange Act.............................................................      i
Exchange Date............................................................     38
Exchange Notice..........................................................     38
Exchangeable Transferor Certificate......................................      6
FASIT.................................................................... 56, 67
FDIA.....................................................................     20
FDIC.....................................................................      4
Final Regulation.........................................................     69
Final Regulations........................................................     68
Final Termination Date...................................................     50
Finance Charge Receivables...............................................      4
Finance Charges..........................................................      4
FIRREA...................................................................     20
Full Investor Amount.....................................................     14
Funding Period...........................................................     14
Global Securities........................................................    I-1
Group....................................................................     13
Indirect Participants....................................................     33
Ineligible Receivable....................................................     39
Initial Cut-Off Date.....................................................      2
Initial Investor Amount..................................................     15
Initial Seller, Initial Sellers..........................................     18
Interchange..............................................................      5
Interest Funding Account.................................................     36
Interest Period..........................................................      9
Investor Amount..........................................................      3

Term                                                                       Page
----                                                                       -----
Investor Charge Off                                                           48
Investor Default Amount...................................................    48
Investor Percentage.......................................................     4
Investor Servicing Fee....................................................     8
IRS.......................................................................    64
L/C Bank..................................................................    58
McRae's................................................................... cover
Minimum Aggregate Principal Receivables...................................    41
Minimum Transferor Amount.................................................    49
Minimum Transferor Interest Percentage....................................    49
Monthly Period............................................................     9
Monthly Servicer Report...................................................    53
Monthly Servicing Fee.....................................................    51
Moody's...................................................................    44
non-U.S. Certificate Owner................................................    64
Obligor...................................................................    21
OCC.......................................................................    20
Offered Certificate.......................................................     9
OID.......................................................................    64
OID Regulations...........................................................    64
Paired Series.............................................................    15
Participants..............................................................    26
Participation Agreement...................................................    41
Participations............................................................    41
Pay Out Event.............................................................    50
Payment Date Statement....................................................    54
PCC....................................................................... cover
Permitted Investments.....................................................    44
Pooling and Servicing Agreement...........................................     1
Pre-Funded Amount.........................................................    14
Pre-Funding Account.......................................................    14
Principal Account.........................................................    12
Principal Amortization Period.............................................    11
Principal Commencement Date...............................................    10
Principal Receivables.....................................................     4
Principal Shortfalls......................................................    46
Principal Terms...........................................................     7
Proffitt's................................................................     8
Prospectus Supplement..................................................... cover
Qualified Institution.....................................................    44
Rapid Amortization Period.................................................    13
Rating Agency.............................................................    17

Term                          Page
----                      -------------
Rating Agency
 Condition..............         39, 52
Receivables.............      cover, 32
Receivables Purchase
 Agreement, Receivables
 Purchase Agreements....             18
Record Date.............              6
Recoveries..............             48
Removed Accounts........              5
Reserve Account.........             59
Revolving Period........             10
RTC.....................             62
Scheduled Payment Date..             10
Securities Act..........              i
Senior Certificates.....              3
Series..................  cover, 1, I-1
Series Adjustment
 Amount.................             49
Series Supplement.......              1
Service Transfer........             52
Servicer................    cover, 1, 8
Servicer Default........             53
Servicing Fee
 Percentage.............             51
Shared Excess Finance
 Charge Collections.....             47
Shared Principal
 Collections............             46
Shortfall Amount........             47
Special Tax Counsel.....             64
Spread Account..........             59
Standard & Poor's.......             44
Stated Series
 Termination Date.......             50
Subordinated
 Certificates...........              3
Subservicers............          cover
Terms and Conditions....             35
Transfer Agent and
 Registrar..............             36
Transferor..............       cover, 1
Transferor Amount.......              3
Transferor Percentage...             32
Trust...................       cover, 1
Trust Portfolio.........          cover
Trustee.................       cover, 1
U.S. Certificate Owner..             64
U.S. Person.............            I-3
UCC.....................             18

                                                                        ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

  Except in certain limited circumstances, the globally offered Proffitt's Credit Card Master Trust Asset Backed Certificates (the "Global Securities") to be issued in Series from time to time (each, a "Series") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

  Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

  Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

  Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

  Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

  All Global Securities will be held in book-entry form by DTC in the name of Cede, as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as Participants and Indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

  Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

  Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

  Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

  Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

  Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

  Trading between DTC seller and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

  Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

  As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to pre-position funds and allow the credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

  Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

  Trading between Cedel or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Cedel or Euroclear and that purchase Global

Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

  (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

  (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

  (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

  A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

  Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

  Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

  Exemption or reduced rate of non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his agent.

  Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

  U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

  The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includable in gross income for United States tax purposes, regardless of its source.

  This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         Saks Credit Card Master Trust
                                     Issuer

                            Saks Credit Corporation
                                   Transferor

                               Saks Incorporated
                                    Servicer

                                 SERIES 1999-1

          $280,000,000 Class A Floating Rate Asset Backed Certificates

          $30,275,000 Class B Floating Rate Asset Backed Certificates

                              ------------------

                             Prospectus Supplement

                              Dated July 14, 1999

                              ------------------

                    Underwriters of the Class A Certificates

                         Banc of America Securities LLC

                         Banc One Capital Markets, Inc.

                             Chase Securities Inc.

                               J.P. Morgan & Co.

                    Underwriter of the Class B Certificates

                         Banc of America Securities LLC

  You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

  We are not offering the certificates in any jurisdiction where the offer is not permitted.

  The delivery of this prospectus supplement and the accompanying prospectus at any time does not imply that the information in this prospectus supplement and the accompanying prospectus is correct as of any date after the dates on their covers or after any other specified dates. We note that if any material change occurs while this prospectus supplement and the accompanying prospectus are required by law to be delivered, we will update the relevant information in this prospectus supplement and the accompanying prospectus to incorporate the material change.

  Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions. In addition all dealers selling the certificates will deliver a prospectus supplement and prospectus until August 13, 1999.

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